EXHIBIT 4.5.1

                  TRUST AGREEMENT, DATED AS OF OCTOBER 1, 2002,
          BETWEEN GS MORTGAGE SECURITIES CORP. AND JPMORGAN CHASE BANK









                         GSR MORTGAGE LOAN TRUST 2002-10



                       MORTGAGE PASS-THROUGH CERTIFICATES


                                 SERIES 2002-10





                                 TRUST AGREEMENT


                                      among


                          GS MORTGAGE SECURITIES CORP.,
                                  as Depositor


                                       and


                              JPMORGAN CHASE BANK,
                                   as Trustee





                                   Dated as of

                                 October 1, 2002

===============================================================================

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I DEFINITIONS.......................................................1
   Section 1.01         Standard Terms......................................1
   Section 1.02         Defined Terms.......................................2
ARTICLE II FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS................13
   Section 2.01         Conveyance to the Trustee..........................13
   Section 2.02         Acceptance by the Trustee..........................13
   Section 2.03         REMIC Elections and REMIC Interests Designations...14
ARTICLE III REMITTING TO CERTIFICATEHOLDERS................................17
   Section 3.01         Distributions to Certificateholders................17
   Section 3.02         Allocation of Realized Losses and Shortfalls.......24
ARTICLE IV THE SECURITIES..................................................25
   Section 4.01         The Certificates...................................25
   Section 4.02         Denominations......................................26
   Section 4.03         Redemption of Certificates.........................26
   Section 4.04         Securities Laws Restrictions.......................26
ARTICLE V MISCELLANEOUS PROVISIONS.........................................27
   Section 5.01         Request for Opinions...............................27
   Section 5.02         Schedules and Exhibits.............................27
   Section 5.03         Governing Law......................................27
   Section 5.04         Counterparts.......................................27
   Section 5.05         Notices............................................27


                             SCHEDULES AND EXHIBITS

Schedule I            Pool 1 Mortgage Loans
Schedule II           Pool 2 Mortgage Loans

Exhibit A1            Form of Class A1 Certificate
Exhibit A2-A          Form of Class A2-A Certificate
Exhibit A2-B          Form of Class A2-B Certificate
Exhibit A2-C          Form of Class A2-C Certificate
Exhibit X1            Form of Class X1 Certificate
Exhibit X2            Form of Class X2 Certificate
Exhibit B1            Form of Class B1 Certificate
Exhibit B2            Form of Class B2 Certificate
Exhibit B3            Form of Class B3 Certificate
Exhibit B4            Form of Class B4 Certificate
Exhibit B5            Form of Class B5 Certificate
Exhibit B6            Form of Class B6 Certificate
Exhibit R1            Form of Class R1 Certificate
Exhibit R2            Form of Class R2 Certificate
Exhibit R3            Form of Class R3 Certificate

                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT (this "Trust Agreement"), dated as of October 1, 2002, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor") and JPMORGAN CHASE BANK, as trustee (the "Trustee") under this Trust Agreement and the Standard Terms to Trust Agreement, October 2002 Edition (the "Standard Terms"), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Trust Agreement as if set forth herein in full.

                              PRELIMINARY STATEMENT

         The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2002-10 as a trust (the "Trust") to issue a series of securities with an aggregate initial outstanding principal balance of $1,317,965,412 to be known as the Mortgage Pass-Through Certificates, Series 2002-10 (the "Certificates"). The Trust is formed by this Trust Agreement. The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of fifteen classes as set forth herein.

         Pursuant to Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as three real estate mortgage investment conduits (each, a "REMIC" and, individually, "REMIC I," "REMIC II" and "REMIC III") for federal income tax purposes. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor and the
Trustee:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01     Standard Terms.

         The Depositor and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor and the Trustee, with respect to the Certificates. The Depositor and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

         Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver to the applicable Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan. The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custody Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

Section 1.02     Defined Terms.

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the Sale and Servicing Agreements. In the event of a conflict between the Standard Terms and the Sale and Servicing Agreements, the Sale and Servicing Agreements shall govern. In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

         "ABN AMRO":  ABN AMRO Mortgage Group, Inc.

         "ABN AMRO Mortgage Loans": The Mortgage Loans sold by ABN AMRO pursuant to the ABN AMRO Sale and Servicing Agreements.

         "ABN AMRO Sale and Servicing Agreements": (a) the Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 and (b) the Seller's Warranties and Servicing Agreement, dated as of October 1, 2002, each between GSMC and ABN AMRO.

         "Accrued Certificate Interest": Certificate Interest to be distributed to each Class of Certificates on each Distribution Date consist of
(i) previously accrued Certificate Interest that remained unpaid on the previous Distribution Date (on a cumulative basis) and (ii) Certificate Interest accrued for the related Interest Accrual Period. In the case of the Class X1 Certificates, Accrued Certificate Interest shall include the Class B1 Interest Rate Strip and the Class B2 Interest Rate Strip.

         "Administrative Cost Rate": For each Mortgage Loan, the applicable Servicing Fee Rate and the Trustee Fee Rate.

         "Aggregate Principal Distribution Amount": With respect to any Distribution Date, REMIC I, and each Pool, the Aggregate Principal Distribution Amount shall be an amount equal to the sum of (i) the Principal Prepayment Amount for the Mortgage Loans in such Pool, (ii) the principal portion of all Scheduled Payments due on the Mortgage Loans in such Pool during the related Due Period, whether or not received, and (iii) the excess of the Aggregate Principal Distribution Amount for such Pool on the prior Distribution Date over the principal amount actually paid on the Certificates or Interests on such date plus, for the first Distribution Date, the Reconciliation Amount, if any.

         "Assignment Agreements": Each of: (a) with respect to the Bank of America Mortgage Loans: (i) the Assignment, Assumption and Recognition Agreement, dated October 1, 2002, by and among GSMC, the Depositor and Bank of America, N.A., as Servicer and (ii) the Assignment, Assumption and Recognition Agreement, dated October 1, 2002, by and among the Trust, the Depositor and Bank of America, N.A., as Servicer, (b) with respect to the Wells Fargo Mortgage Loans: (i) the Assignment, Assumption and Recognition Agreement, dated October 1, 2002, by and among GSMC, the Depositor and Wells Fargo as Servicer and (ii) the Assignment, Assumption and Recognition Agreement dated October 1, 2002, by and among the Trust, the Depositor and Wells Fargo, as Servicer and (c) with respect to the ABN AMRO Mortgage Loans: (i) the Assignment, Assumption and Recognition Agreement, dated October 1, 2002, by and among GSMC, the Depositor and ABN AMRO, as Servicer and (ii) the Assignment, Assumption and Recognition Agreement dated October 1, 2002, by and among the Trust, the Depositor and ABN AMRO as Servicer.

         "Available Distribution Amount": For any Distribution Date for Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as the case may be, the sum, for the relevant Pool, of the following amounts:

                  (1) the total amount of all cash received from or on behalf of the mortgagors or advanced by the Servicers on the mortgage loans and not previously distributed (including Advances made by the Servicers and proceeds of Mortgage Loans in the applicable Pool that are liquidated), except:

                                   (a) all Scheduled Payments collected but
                  due on a Due Date after that Distribution Date;

                                   (b) all Curtailments received after the
                  previous calendar month;

                                   (c) all Payoffs received after the previous
                  calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month;

                                   (d) Liquidation Proceeds and Insurance
                  Proceeds received on the Mortgage Loans in the applicable Pool after the previous calendar month;

                                   (e) all amounts in the Certificate Account
                  that are due and reimbursable to the Servicers under the Sale and Servicing Agreements;

                                   (f) the servicing compensation for each
                  Mortgage Loan in the applicable Pool net of any amounts payable as compensating interest by the applicable Servicer on that Distribution Date relating to Mortgage Loans that it services; and

                                   (g) any cash crossed over to the other Pool
                  as a result of allocating Realized Losses to a Pool other than that in which the Realized Loss occurred.

                  (2) all Advances made by the Servicers for that Distribution Date to cover any shortfall resulting when payments due on a Mortgage Loan are less than the full scheduled payments of principal and interest due on such Mortgage Loan;

                  (3) the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee or the Servicers as a result of the repurchase by a Seller of any Mortgage Loans in the applicable Pool as a result of defective documentation or breach of representations and warranties; and

                  (4) any Crossover Amounts received.

         If there is a Reconciliation Amount, then on the first Distribution Date, the amount thereof shall be added to the Available Distribution Amount by the Trustee (from funds provided to it by the Depositor) and included in the Available Distribution Amount for the applicable Pool. On or prior to the first Distribution Date, the Depositor shall deliver cash sufficient to pay the Reconciliation Amount to the Trustee. Any portion of such amount not needed to pay the Reconciliation Amount shall be returned to the Depositor.

         "Bank of America":  Bank of America, N.A.

         "Bank of America Mortgage Loans": The Mortgage Loans sold by Bank of America pursuant to the Bank of America Sale and Servicing Agreement.

         "Bank of America Sale and Servicing Agreement": The Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002, between GSMC and Bank of America.

         "Book-Entry Certificates": The Class A1, Class A2-A, Class A2-B, Class A2-C, Class B1, Class B2, Class B3, Class X1 and Class X2.

         "Certificate Balance": As to any Class of Certificates or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in Section 2.03(b), (c) and (d)) reduced by all principal payments previously distributed to such Class and all Realized Losses previously allocated to such Class.

         "Certificate Interest": For each class of Certificates or Interests, other than the Class X Certificates, on each Distribution Date, an amount equal to the product of (a) the Certificate Rate for such Class, (b) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, and (c) the applicable Certificate Balance. In the case of the Class X Certificates, the amount described in
Section 2.03.

         "Certificate Rate": With respect to each Class of Certificates or Interests on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.

         "Class":  Each Class of Certificates or REMIC Interests.

         "Class A Certificates": The Class A1, Class A2-A, Class A2-B and Class A2-C Certificates.

         "Class A1 Certificates":  The Class A1 Certificates.

         "Class A2 Certificates": The Class A2-A, Class A2-B and Class A2-C Certificates.

         "Class A Interests":  The Class AI and Class AII Interests.

         "Class AI Interests": The Class AI-1 and Class AI-2 Interests in
REMIC I.

         "Class AII Interests": The Class AII-1, Class AII-2, Class AII-3 and Class AII-4 Interests in REMIC II.

         "Class B Certificate Rate": The Class B Net WAC Rate minus (i) in the case of the Class B1 Certificates, the Class B1 Interest Rate Strip, and (ii) in the case of the Class B2 Certificates, the Class B2 Interest Rate Strip. In the case of the Class B3, Class B4, Class B5 and Class B6 Certificates, the Net WAC Rate.

          "Class B Certificates": The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

         "Class B Net WAC Rate": For each Distribution Date, the weighted average of the Certificate Rates on the Class MA-1, MB-1, MA-2 and MB-2 Interests.

         "Class BI Interests": The Class BI-1 and Class BI-2 Interests in
REMIC I.

         "Class BII Interests": The Class BII-1, Class BII-2, Class BII-3, Class BII-4, Class BII-5 and Class BII-6 Interests in REMIC II.

         "Class B1 Interest Rate Strip": shall have the meaning specified in
Section 2.03 hereof.

         "Class B2 Interest Rate Strip": shall have the meaning specified in
Section 2.03 hereof.

         "Class Percentage": For each Distribution Date and for each Class of Certificates or Interests, as applicable, the percentage obtained by dividing the Certificate Balance of such Class of Certificates or Interests, as applicable, immediately prior to such Distribution Date by the then aggregate Certificate Balance of all of the Certificates or Interests, as applicable. "Class X1 Pass-Through Amount": On any Distribution Date and the Class X1 Certificates, the amount shown in footnote 6 of Section 2.03(d).

         "Class X2 Pass-Through Amount": On any Distribution Date and the Class X2 Certificates, the amount shown in footnote 7 of Section 2.03(d).

         "Closing Date":  October 29, 2002.

         "CMT Rate": A rate determined based on the average weekly yield on U.S. Treasury securities adjusted to a constant maturity of one year as published in Federal Reserve Statistical Release H.15 (519) during the last full week occurring in the month which occurs one month prior to the applicable Bond Reset Date, and annually thereafter.

         "Collateral Shortfall": With respect to any Distribution Date, any Pool, and REMIC I, or REMIC III, the amount, if any, by which the Class A Interest or Interests related to such Pool on such Distribution Date (after application of all principal distributions other than Crossover Amounts) exceeds the aggregate Scheduled Principal Balance of all Mortgage Loans in such Pool (as of the close of the related Due Period) or the Corresponding Class of AII Interests, in the case of REMIC III.

         "Corresponding Class": As to each REMIC I, REMIC II Interest, or REMIC III Certificate, the Interests or Certificates shown as the "corresponding" Class or Classes in the applicable chart in Section 2.03.

         "Credit Support Depletion Date": The first Distribution Date (if any) on which the aggregate Certificate Balance of the Class B Certificates has been or will be reduced to zero.

         "Crossover Amounts": For any Distribution Date, either Pool and REMIC I, the Subordinate Principal Distribution Amount (prior to subtracting Crossover Amounts pursuant to clause (ii)(b) thereof)) multiplied by one minus a fraction (x) the numerator of which is the Certificate Balance of the Class AI and Class BI Interests related to such Pool and (y) the denominator of which is equal to the aggregate outstanding Scheduled Principal Balance of the Mortgage Loans in such Pool. In addition, if at any time Mortgage Loans remain outstanding in either Pool but no Interests or Certificates relating to such Pool remain outstanding and no losses unreimbursed), any collections from such Mortgage Loans shall be crossed over to the other Pool.

         "Curtailments": Voluntary partial prepayments on a Mortgage Loan (i.e., not including Liquidation Proceeds, Insurance Proceeds, or Condemnation Proceeds).

         "Custodial Agreements": Each of (a) the Custodial Agreement, dated as of August 1, 2002, and the Custodial Agreement, dated as of September 1, 2002, each by and among GSMC, Wells Fargo and the Custodian with respect to the Wells Fargo Mortgage Loans, (b) the Custodial Agreement, dated as of August 1, 2002, by and among GSMC, Bank of America and the Custodian with respect to the Bank of America Mortgage Loans and (c) the Custodial Agreement, dated as of August 1, 2002, and the Custodial Agreement, dated as of October 1, 2002, each by and among GSMC, ABN AMRO and the Custodian with respect to the ABN AMRO Mortgage Loans.

         "Custodian": JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as custodian under each of the Custodial Agreements.

          "Cut-Off Date":  October 1, 2002.

         "Delinquency Tests": The following two tests which will only be considered satisfied if on any Distribution Date: (A) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and real estate owned) averaged over the preceding three month period is less than or equal to 50% of the aggregate outstanding principal balance of the Subordinate Certificates as of such Distribution Date; and (B) cumulative Realized Losses as of the Distribution Dates prior to or occurring in November 2012, November 2013, November 2014, November 2015 and November 2016 (and each November thereafter) do not exceed 30%, 35%, 40%, 45% and 50% respectively, of the aggregate initial principal balances of the Subordinate Certificates.

         "Distribution Date": The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be November 25, 2002.

         "Due Date": For any Mortgage Loan, the first day in each calendar month.

         "Due Period": The period beginning on the second day of each calendar month and ending on, and including, the first day of the succeeding calendar month.

         "GSMC":  Goldman Sachs Mortgage Company.

         "Interest Accrual Period": Except in the case of the Class A2-A, and Class A2-B Certificates and the corresponding REMIC II Interests, the immediately preceding calendar month. In the case of the Class A2-A, and Class A2-B Certificates, the one-month period beginning the 25th day of the month preceding the related Distribution Date and ending on and including the 24th day of the month of the related Distribution Date, except in the case of the first Interest Accrual Period, which will begin on October 29, 2002.

         "JPMorgan Chase":  JPMorgan Chase Bank.

         "Junior Subordinate Certificates": The Class B4, Class B5 and Class B6 Certificates and Class BII-4, Class BII-5 and Class BII-6 Interests.

         "Liquidated Mortgage Loan": A Mortgage Loan for which the applicable Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

         "Liquidation Principal": The portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

         "Moody's":  Moody's Investors Service, Inc., or its successor.

         "Mortgage Loans": The mortgage loans sold by Bank of America to GSMC pursuant to the Bank of America Sale and Servicing Agreement, the mortgage loans sold by Wells Fargo to GSMC pursuant to the Wells Fargo Sale and Servicing Agreements and the mortgage loans sold by ABN AMRO to GSMC pursuant to the ABN AMRO Sale and Servicing Agreements and, in each case, assigned to the Depositor and subsequently to the Trust pursuant to the Assignment Agreements.

         "Mortgage Pool":  The Pool 1 and Pool 2 Mortgage Loans.

         "Net Rate": With respect to each Mortgage Loan, the interest rate of such Mortgage Loan less the Administrative Cost Rate applicable to such Mortgage Loan. For purposes of calculating the Certificate Rates of the Interests and Certificates, the Net Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by any Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

         "Net WAC Rate": With respect to any Distribution Date, REMIC I and each Pool, the per annum rate equal to a fraction (i) the numerator of which is the sum, for each Mortgage Loan in such Pool, of the product of (x) the Net Rate in effect for such Mortgage Loan as of the beginning of the related Due Period and (y) the Scheduled Principal Balance of such Mortgage Loan on such date, and (ii) the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such Pool as of such date.

         "Notional Amount": With respect to the Class X1 and X2 Certificates and each Distribution Date, an amount equal to the Certificate Balance of the Class A1 or A2 Certificates respectively, immediately prior to such Distribution Date.

         "P&I Certificates": All Classes of Certificates other than the Class X Certificates and the Residual Certificates.

         "Payoffs":  Voluntary prepayments in full on a Mortgage Loan.

         "Pool":  The Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans.

         "Pool 1 Mortgage Loans": The Mortgage Loans identified on Schedule I hereto.

         "Pool 2 Mortgage Loans": The Mortgage Loans identified as such on
Schedule II hereto.

         "Prepayment Period": As to each Distribution Date, the preceding calendar month.

         "Principal Payment Amount": For any Distribution Date and any Pool, the sum of the portion of the Scheduled Payments on the Mortgage Loans due during the related Due Period that are allocable to principal.

         "Principal Prepayment Amount": For any Distribution Date and any Mortgage Loan, the sum for the Mortgage Loans in a Pool, of all Payoffs and Curtailments relating to the Mortgage Loans in such Pool that were received during the preceding calendar month.

         "Private Certificates": The Class B4, Class B5 and Class B6
Certificates.

         "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

         "Rating Agency":  S&P or Moody's.

         "Realized Loss": With respect to a liquidated Mortgage Loan, the excess of (a) (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances made by the Servicers and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

         "Reconciliation Amount": The difference, if any, between the aggregate Scheduled Principal Balance of the Mortgage Loans on the Cut-Off Date and the total amount of Certificates issued on the Closing Date, which amount shall be no greater than $5,000.

         "Record Date": For any Distribution Date, the last Business Day of the preceding calendar month, except for the Class A2-A and Class A2-B Certificates, for which the Record Date is the Business Day preceding the Distribution Date.

         "Regular Certificates": The Class A, Class X and Class B Certificates.

         "Regular Interests": The REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests.

         "REMIC": Either REMIC I, REMIC II or REMIC III.

         "REMIC Interests": Each Class of REMIC interests issued pursuant to
Section 2.03(b) through (d) and identified as "REMIC" Interests therein.

         "REMIC I": One of the three real estate mortgage investment conduits created in the Trust, which consists of the Mortgage Loans and certain other assets and the REMIC I Distribution Account.

         "REMIC I Crossover Amounts": For any Distribution Date, each Pool and REMIC I, the Subordinate Principal Distribution Amount (prior to subtracting Crossover Amounts paid to the other Pool, if any) multiplied by one minus a fraction (x) the numerator of which is the Certificate Balance of the Class AI and Class BI Interests related to such Pool and (y) the denominator of which is equal to the aggregate outstanding Scheduled Principal Balance of the Mortgage Loans in such Pool.

         "REMIC I Regular Interests": The regular interests in REMIC I, consisting of the Class AI-1, Class AI-2, Class MA-1, Class MA-2, Class MB-1, Class MB-2, Class BI-1 and Class BI-2 Interests.

         "REMIC I Residual Interest": The Class R1 Interest, which represents the residual interest (as defined in Code Section 860G(a)(2)) in REMIC I.

         "REMIC I Subordinated Balance Ratio":  The ratio equal to:

         In the case of Pool 1, the excess of (x) the aggregate Scheduled Principal Balance of the Pool 1 Mortgage Loans over (y) the current Certificate Balance of the Pool 1 Senior Certificates;

         In the case of Pool 2, the excess of (x) the aggregate Scheduled Principal Balance of the Pool 2 Mortgage Loans over (y) the current Certificate Balance of the Pool 2 Senior Certificates.

          "REMIC II": One of the three real estate mortgage investment conduits created in the Trust, which consists of the REMIC II Distribution Account and the REMIC I Regular Interests.

         "REMIC II Regular Interests": The regular interests in the REMIC II, consisting of the Class AII-1, Class AII-2, Class AII-3, Class AII-4, Class BII-1, Class BII-2, Class BII-3, Class BII-4, Class BII-5 and Class BII-6 Interests.

         "REMIC II Residual Interest": The Class R2 Certificate, which represent the residual interest (as defined in Code section 860G(a)(2)) in REMIC II.

         "REMIC III": One of the three real estate mortgage investment conduits created in the Trust which consists of the Certificate Account and the REMIC II Regular Interests.

         "REMIC III Regular Interests": The regular interests in REMIC III, consisting of the Class A, Class X and Class B Certificates.

         "REMIC III Residual Interest": The Class R3 Certificates which represent the residual interest (as defined in Code Section 860G(a)(2)) in REMIC III.

         "Remittance Date": The 18th day of each month, or if such day is not a business day, in the case of the Bank of America Mortgage Loans, on the next succeeding business day, or, in the case of the Wells Fargo Mortgage Loans and the ABN AMRO Mortgage Loans, on the business day immediately preceding such date.

         "Residual Certificates": The Class R1, Class R2 and Class R3 Certificates.

         "Rule 144A Certificates": The Class B4, Class B5 and Class B6 Certificates.

         "S&P": Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or its successor.

         "Sale and Servicing Agreements": Collectively, (a) the Bank of America Sale and Servicing Agreement, (b) the Wells Fargo Sale and Servicing Agreements, and (c) the ABN AMRO Sale and Servicing Agreements.

         "Sellers":  Bank of America, Wells Fargo and ABN AMRO.

         "Senior Certificates": The Class A and Class X Certificates, and the corresponding Interests in REMIC I and REMIC II.

         "Senior Liquidation Amount": For any Distribution Date and any Pool, will equal the aggregate, for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the applicable Pool, of the scheduled principal balance of that mortgage loan and
(ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

         "Senior Percentage": For each Pool and any Distribution Date, will equal the lesser of (a) 100% and (b) the sum of the Certificate Balances (immediately before the Distribution Date) of the Class A Certificates related to such Pool, divided by the aggregate outstanding principal balance of the Mortgage Loans in such Pool as of the beginning of the Due Period related to such Distribution Date.

         "Senior Prepayment Amount": For any Distribution Date and REMIC II and REMIC III, the product of (i) the Senior Prepayment Percentage applicable to an AII or A Class and (ii) the Principal Prepayment Amount of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received during the related Prepayment Period.

         "Senior Prepayment Percentage": For each Distribution Date, REMIC and Pool, the Senior Percentage for such Distribution Date, plus the percentage of the Subordinate Percentage for such Pool identified below for the period during which such Distribution Date occurs:

                                                                Percent of
         Distribution Date                               Subordinate Percentage

         November 2002 through October 2012...............        100%
         November 2012 through October 2013...............         70%
         November 2013 through October 2014...............         60%
         November 2014 through October 2015...............         40%
         November 2015 through October 2016...............         20%
         November 2016 and thereafter.....................          0%

provided, however, that on any Distribution Date (i) if the Pool 1 or Pool 2 Senior Percentage for that Distribution Date exceeds the initial Pool 1 or Pool 2 Senior Percentage, respectively, as of the Closing Date, then the Pool 1 or Pool 2 Senior Prepayment Percentage for such Pool and that Distribution Date will equal 100%; (ii) if before the Distribution Date in November 2005, the Subordinate Percentage for Pool 1 and Pool 2 for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and aggregate Realized Losses realized in both loan groups are less than or equal to 20% of the initial aggregate Certificate Balances of the Subordinate Certificates, then the Pool 1 or Pool 2 Senior Prepayment Percentages for such Distribution Date will equal the Pool 1 or Pool 2 Senior Percentages, as applicable, plus 50% of the Subordinate Percentage for that Distribution Date; and (iii) if on or after the Distribution Date in November 2005, the Subordinate Percentage for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and aggregate Realized Losses realized in both loan groups are less than or equal to 30% of the initial aggregate Certificate Balances of the Subordinate Certificates, then the Pool 1 and Pool 2 Senior Prepayment Percentages for such Distribution Date will equal the Pool 1 and Pool 2 Senior Percentages, as applicable (the tests expressed in clauses (ii) and (iii) being referred to as the "two-times tests"); provided, further, however, that if the Delinquency Test is not satisfied as of such Distribution Date, the Subordinate Percentage used to calculate the Senior Prepayment Percentage for the related Distribution Date shall equal 100%. If on any Distribution Date the allocation to Senior Certificates required would reduce the sum of the Certificate Balances of those certificates below zero, the Senior Prepayment Percentage, as applicable, for that Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

         "Senior Principal Distribution Amount": For each Distribution Date, the sum of: (i) the Senior Percentage of the Principal Payment Amount for,
(ii) the Senior Prepayment Percentage of the Principal Prepayment Amount and
(iii) the Senior Liquidation Amount.

         "Servicers": (a) with respect to the Bank of America Mortgage Loans, Bank of America, N.A. and its successors or assigns under the Bank of America Sale and Servicing Agreement, (b) with respect to the Wells Fargo Mortgage Loans, Wells Fargo, and its successors or assigns under the Wells Fargo Sale and Servicing Agreements and (c) with respect to the ABN AMRO Mortgage Loans, ABN AMRO, and its successors or assigns under the ABN AMRO Sale and Servicing Agreements.

         "Subordinate Certificates":  The Class B Certificates.

         "Subordinate Component Balance": For each Pool as of the beginning of any Due Period, the then outstanding aggregate Scheduled Principal Balance of the Mortgage Loans in such Pool minus the then outstanding aggregate Certificate Balance of the related Class A Certificates or Interests (and, in the case of the Pool 2 Mortgage Loans, of the Residual Certificates).

         "Subordinate Principal Distribution Amount": For any Distribution Date, the (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the liquidation amount for a Pool minus (y) the Senior Principal Distribution Amount, minus Crossover Amounts, if any, paid to the other loan group.

         "Subordination Levels": With respect to any class of Subordinate Certificates on any specified date and both REMIC II and REMIC III, the percentage obtained by dividing the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to that Class by the sum of the Certificate Balances of all Classes of Certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the Certificates on such date.

         "Trust Agreement": This Trust Agreement, dated as of October 1, 2002, which incorporates by reference the Standard Terms to Trust Agreement, October 2002 edition; provided that any references in any documents required hereunder, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of October 1, 2002, shall be deemed to refer to this Trust Agreement.

         "Trust Estate":  As defined in Section 2.01 hereof.

          "Trustee": JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Distribution Date, an amount payable to the Trustee equal to the product of one-twelfth of the Trustee Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the Due Period relating to such Distribution Date.

         "Trustee Fee Rate":  0.0075%.

         "Wells Fargo":  Wells Fargo Home Mortgage, Inc.

         "Wells Fargo Mortgage Loans": The Mortgage Loans sold by Wells Fargo pursuant to the Wells Fargo Sale and Servicing Agreements.

         "Wells Fargo Sale and Servicing Agreements": (a) the Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 and (b) the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, each between GSMC and Wells Fargo.

                                  ARTICLE II

               FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01     Conveyance to the Trustee.

         To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (a) the Mortgage Loans listed on each of Schedule I hereto, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (c) the Custodial Agreements; (d) the Assignment Agreements; (e) the Distribution Account, the Certificate Account, and the Collection Accounts and (f) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (a) through (f) above shall be collectively referred to herein as the "Trust Estate").

         The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

Section 2.02     Acceptance by the Trustee.

         By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of "Trust Estate" herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates. The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust contrary to the interests created by the Trust Agreement. The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust.

Section 2.03     REMIC Elections and REMIC Interests Designations.

         (a) REMIC Elections. Elections shall be made by the Trustee to treat the assets of the Trust described in the definition of the term "REMIC I," the assets of the Trust described in the definition of the term "REMIC II" and the assets of the Trust described in the definition of the term "REMIC III" as separate REMICs for federal income tax purposes. The REMIC I Regular Interests will constitute the regular interests in REMIC I, and the Class R1 Interest will constitute the residual interest in such REMIC. The REMIC II Regular Interests will constitute the regular interests in REMIC II, and the Class R2 Interest will constitute the residual interest in REMIC II. The REMIC III Regular Interests will constitute the regular interests in REMIC III and the Class R3 Certificates will constitute the residual interest in REMIC III.

         (b) REMIC I Interests. REMIC I shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC I Interests, having the following Certificate Rates and initial Certificate Balances:

  REMIC          Initial Certificate     Certificate      Corresponding
 Interest              Balance              Rate             Classes
 --------              -------              ----             -------

Class AI-1         $631,339,468.90           (1)             AII-1, A1
Class AI-2         $647,744,565.69           (2)        AII-2, AII-3, AII-4,
                                                          A2-A, A2-B, A2-C
Class BI-1          $18,522,556.90           (3)              N/A (6)
Class BI-2          $19,003,291.69           (4)              N/A (6)
Class MA-1             $650,531.10           (1)              N/A (6)
Class MA-2             $667,434.31           (2)              N/A (6)
Class MB-1              $18,541.10           (3)              N/A (6)
Class MB-2              $19,022.31           (5)              N/A (6)
Class R1                  $100           5.155%(4)            N/A (6)

(1) On each Distribution Date, the Certificate Rate on the Class AI-1 Interest and the Class MA-1 Interest will each equal the Net WAC Rate for the Pool 1 Mortgage Loans.

(2) On each Distribution Date, the Certificate Rate on the Class AI-2 Interest and the Class MA-2 Interest will each equal the Net WAC Rate for the Pool 2 Mortgage Loans.

(3) On each Distribution Date, the Certificate Rate on the Class BI-1 Interest and the Class MB-1 Interest will each be equal to the Net WAC Rate for the Pool 1 Mortgage Loans.

(4) On each Distribution Date, the Certificate Rate on the Class BI-2 Interest and the Class MB-2 Interest will each be equal to the Net WAC Rate for the Pool 2 Mortgage Loans.

(5) On each Distribution Date, the Certificate Rate on the Class R1 Interests will be equal to the Pool 2 Net WAC Rate, which for the initial Distribution Date will equal approximately 5.155%.

(6)  N/A means not applicable.

         (c) REMIC II Interests. REMIC II shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC II Interests, having the following Certificate Rates and initial Certificate Balances:

         REMIC         Initial Certificate    Certificate     Corresponding
       Interest              Balance              Rate            Class
       --------              -------              ----            -----
      Class AII-1         $631,990,000            (1)         AI-1, A1, MA-1
      Class AII-2         $187,560,000            (2)           A2-A, MA-2
      Class AII-3          $99,714,000            (2)           A2-B, MA-2
      Class AII-4         $361,138,000            (2)           A2-C, MA-2
      Class BII-1          $17,792,000            (3)            N/A(10)
      Class BII-2           $6,590,000            (4)            N/A(10)
      Class BII-3           $6,590,000            (5)            N/A(10)
      Class BII-4           $1,977,000            (6)            N/A(10)
      Class BII-5           $1,977,000            (7)            N/A(10)
      Class BII-6           $2,637,112            (8)            N/A(10)
       Class R2                   $100         5.155%(9)         N/A(10)


(1) On each Distribution Date, the Certificate Rate on the Class AII-1 Interests will be equal to the Net WAC Rate for the Pool 1 Mortgage Loans, which will also equal the interest rate on the Class MA-1 Interest in REMIC I.

(2) On each Distribution Date, the Certificate Rate on the Class AII-2, AII-3 and AII-4 Interests will be equal to the Net WAC Rate for the Pool 2 Mortgage Loans, which will also equal the interest rate on the Class MA-2 Interest in REMIC I.

(3) On each Distribution Date, the Certificate Rate on the Class BII-1 Interest will equal the Class B Net WAC Rate.

(4) On each Distribution Date, the Certificate Rate on the Class BII-2 Interest will equal to the Class B Net WAC Rate.

(5) On each Distribution Date, the Certificate Rate on the Class BII-3 Interest will equal to the Class B Net WAC Rate.

(6) On each Distribution Date, the Certificate Rate on the Class BII-4 Interest will equal to the Class B Net WAC Rate.

(7) On each Distribution Date, the Certificate Rate on the Class BII-5 Interest will equal to the Class B Net WAC Rate.

(8) On each Distribution Date, the Certificate Rate on the Class BII-6 Interest will equal to the Class B Net WAC Rate.

(9) On each Distribution Date, the Certificate Rate on the Class R2 Interest will be equal to the Pool 2 Net WAC Rate, which for the initial Distribution Date will equal approximately 5.155%.

(10)  N/A means not applicable.

         (d) REMIC III Interests. REMIC III shall issue the Certificates, with the designations, initial Certificate Balances and Certificate Rates set forth below, each of which shall be a Class of REMIC III Interest.

                                    Initial            Initial Certificate         Final Scheduled
        Class                  Certificate Balance              Rate             Distribution Date(9)
       -----                   -------------------      -------------------      --------------------
Class A1 Certificates              $631,990,000               4.145% (2)         November 25, 2032
Class A2-A Certificates            $187,560,000               2.364% (3)         November 25, 2032
Class A2-B Certificates             $99,714,000               3.322% (4)         November 25, 2032
Class A2-C Certificates            $361,138,000               4.562% (5)         November 25, 2032
Class X1 Certificates              $631,990,000(1)               N/A (6)         November 25, 2032
Class X2 Certificates              $648,412,000(1)               N/A (7)         November 25, 2032
Class B1 Certificates               $17,792,000               4.796% (8)         November 25, 2032
Class B2 Certificates                $6,590,000               5.045% (9)         November 25, 2032
Class B3 Certificates                $6,590,000               5.658%(10)         November 25, 2032
Class B4 Certificates                $1,977,000              5.658% (11)         November 25, 2032
Class B5 Certificates                $1,977,000              5.658% (11)         November 25, 2032
Class B6 Certificates                $2,637,112              5.658% (11)         November 25, 2032
Class R3 Certificates                      $100              5.155% (12)             N/A (13)

(1)   Notional Amount.

(2) For each Distribution Date on or prior to the December 2006 Distribution Date (the "Group 1 Bond Reset Date"), the Certificate Rate on the Class A1 Certificates will equal (x) the weighted average of the mortgage interest rates on the Pool 1 loans (as of the preceding Due Date before giving effect to the payments due on that date) less the per annum rates at which each of the servicing fees and the trustee fees are calculated (the "Group 1 Weighted Average Net Rate") minus (y) 2.029%. For each Distribution Date after the Group 1 Bond Reset Date, the Certificate Rate for the Class A1 Certificates will be a per annum rate equal to the lesser of (x) the Group 1 Weighted Average Net Rate and (y) the one year CMT Rate plus 1.50%.

(3) For each Distribution Date on or prior to the August 2007 Distribution Date (the "Group 2 Bond Reset Date"), the Certificate Rate on the Class A2-A Certificates will equal the lesser of (x) 2.364% per annum and (y) the weighted average of the mortgage interest rates on the Pool 2 loans (as of the preceding Due Date before giving effect to the payments due on that date) less the per annum rates at which each of the servicing fees and the trustee fees are calculated (the "Group 2 Weighted Average Net Rate"). For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-A Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus 1.50%.

(4) For each Distribution Date on or prior to the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-B Certificates will equal the lesser of (x) 3.322% per annum and (y) the Group 2 Weighted Average Net Rate. For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-B Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus 1.50%.

(5) For each Distribution Date on or prior to the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-C Certificates will equal the lesser of (x) 4.562% per annum and (y) the Group 2 Weighted Average Net Rate. For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-C Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus 1.50%.

(6) The approximate Certificate Rate for the first Distribution Date is stated as one-twelfth of a percentage of the aggregate Certificate Balance of the Class A1 Certificates (the "Class X1 Notional Amount"). On each Distribution Date, the Class X1 Certificates will be entitled to receive an amount equal to (x) the Group 1 Weighted Average Net Rate minus the Class A1 Certificate Rate, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A1 Certificates. The holders of the Class X1 Certificates will also be entitled to receive, on each Distribution Date, interest "strips" in an amount equal to the sum of
      (i) in the case of the Class B1 Certificates, a fixed per annum percentage equal to approximately 0.861% multiplied by the Certificate Balance of the Class B1 Certificates (the "Class B1 Interest Rate Strip") and (ii) in the case of the Class B2 Certificates, a fixed per annum percentage equal to approximately 0.613% multiplied by the Certificate Balance of the Class B2 Certificates (the "Class B2 Interest Rate Strip" and together with the Class B1 Interest Rate Strip, the "Class B Stripped Amounts").

(7) The approximate Certificate Rate for the first Distribution Date is stated as one-twelfth of a percentage of the aggregate Certificate Balance of the Class A2-A, Class A2-B and Class A2-C Certificates (collectively, the "Class X2 Notional Amount"). On each Distribution Date, the Class X2 Certificates will be entitled to receive an amount equal to (x) the sum of (i) the Group 2 Weighted Average Net Rate minus the Class A2-A Certificate Rate, (ii) the Group 2 Weighted Average Net Rate minus the Class A2-B Certificate Rate and (iii) the Group 2 Weighted Average Net Rate minus the Class A2-C Certificate Rate, in each case, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A2-A, Class A2-B and Class A2-C Certificates, respectively.

(8) For the initial Distribution Date, the Certificate Rate on the B1 Certificate will equal approximately 4.796% per annum. On each Distribution Date thereafter, the Class B1 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B1 Interest Rate Strip.

(9) For the initial Distribution Date, the Certificate Rate on the B2 Certificate will equal approximately 5.045% per annum. On each Distribution Date thereafter, the Class B2 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B2 Interest Rate Strip.

(10) For the initial Distribution Date, the Certificate Rate on the B3 Certificate will equal approximately 5.658% per annum. On each Distribution Date thereafter, the Class B3 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date).

(11) For the initial Distribution Date, the Certificate Rate on the Class B4, Class B5 and Class B6 Certificates will equal approximately 5.658% per annum. On each Distribution Date thereafter, the Certificate Rate on this certificate will equal the Net WAC Rate.

(12) The Certificate Rate will equal the Group 2 Weighted Average Net Rate which for the initial Distribution Date will equal approximately 5.155%.

(13)  N/A means not applicable

         (e) REMIC Final Scheduled Distribution. The final Scheduled Distribution Date for the Class A REMIC Interests and Class A Certificates is the November 2032 Distribution Date. The final Scheduled Distribution Date for the Class B Interests and Certificates is the November 2032 Distribution Date.


                                  ARTICLE III

                        REMITTING TO CERTIFICATEHOLDERS

Section 3.01     Distributions to  Certificateholders.

         (a) REMIC I Distributions. In accordance with Section 3.01(b)(iii) of the Standard Terms and subject to the exceptions set forth below, on each Distribution Date, the Trustee shall withdraw the aggregate Available Distribution Amount (less any amounts withdrawn pursuant to Section 3.01(b)(i) and (ii) of the Standard Terms) for the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans from the REMIC I Distribution Account, and shall distribute it in the following manner and order of priority to the REMIC II Distribution Account (except that payments on the Class R1 Certificate will be made to the Holder thereof):

               (i) The Available Distribution Amount for the Pool 1 Mortgage Loans will be distributed in the following order:

         (1) to the Class AI-1, Class MA-1, and Class MB-1 Interests, pro rata, Accrued Certificate Interest;

         (2) to the Class MA-1 and Class MB-1 Interests, pro rata, so as to keep the Certificate Balance of the Class MA-1 equal to 0.1% of the aggregate Scheduled Principal Balance of the Pool 1 Mortgage Loans and to keep the Certificate Balance of the Class MB-1 Interests equal to 0.1% of the excess of
(x) the aggregate Scheduled Principal Balance of the Pool 1 Mortgage Loans over (y) the Certificate Balance of the Class A1 Certificates in REMIC III (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the Subordinate Balance Ratio is maintained);

         (3) to the Class AI-1 Interest, the Senior Principal Distribution Amount, minus the principal amount distributed in paragraph (2), until its Certificate Balance has been reduced to zero;

         (4) to the Class BI-1 Interest, Accrued Certificate Interest;

         (5) to the Class BI-1 Interest, as principal, the Subordinate Principal Distribution Amount until its Certificate Balance has been reduced to zero;

         (6) to each Class of REMIC I Interests, in order of seniority (with the Class MA-1 and MB-1 being treated as if pari passu with the Class AI-1 Interests) up to the amount of Realized Losses allocated to each such Class; and

         (7) at such time as all other Classes have been paid in full and all losses previously allocated have been paid in full, to the Class R1 Certificates.

                  (ii) The Available Distribution Amount for the Pool 2 Mortgage Loans will be distributed as follows:

         (1) to the Class AI-2, MA-2, and MB-2 Interests, pro rata, Accrued Certificate Interest;

         (2) to the Class MA-1 and Class MB-1 Interests, pro rata, so as to cause the Certificate Balance of the Class MA-2 Interest to equal to 0.1% of the aggregate Scheduled Principal Balance of the Pool 2 Mortgage Loans and to keep the Certificate Balance of the Class MB-2 Interest to equal 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Pool 2 Mortgage Loans over (y) the aggregate Certificate Balance of the Class A2 Certificates in REMIC III (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests that will maintain the Subordinate Balance Ratio);

         (3) to the Class AI-2 Interest, the Senior Principal Distribution Amount minus the amount distributed pursuant to paragraph (2), until its Certificate Balance has been reduced to zero;

         (4) to the Class BI-2 Interest, Accrued Certificate Interest;

         (5) to the Class BI-2 Interest, as principal, the Subordinate Principal Distribution Amount for the Pool 2 Mortgage Loans, until its Certificate Balance is reduced to zero;

         (6) to each Class of REMIC I Interests in order of seniority (with the Class MA-2 and Class MB-2 being treated as if pari passu with the Class AI-2) up to the amount of Realized Losses allocated to each such Class; and

         (7) after all Classes of Certificates are paid in full and all losses previously allocated have been paid in full, to the Class R-1 Certificates until the Certificate Balance thereof is reduced to zero (but pro rata with respect to the principal to be paid on the Class R-2 and Class R-3 Certificates).

         If the Certificate Balance of either the Class BI-1 or Class BI-2 Interest (in either case, the "Retired Class BI Certificate") should be reduced to zero before the Class AI and Class M Certificates related to that Pool (the "Affected Pool") have been paid in full, then upon the occurrence of any future losses in the Affected Pool, principal distributions otherwise payable to the remaining Class BI Interest shall be "crossed over" to the Class AI and Class M Certificates of the Affected Pool in an amount equal to the lesser of (i) such Realized Losses and (ii) the remaining Certificate Principal Amount of the remaining Class B1 Interest.

         (b) REMIC II Distributions. In accordance with Section 3.01(b)(iii) of the Standard Terms, on each Distribution Date, after all REMIC Interest allocations have been made as described in Section 3.01(a) above and Section
3.02 below, the Trustee shall withdraw all amounts allocated to the various REMIC II Regular Interests and deposited into the REMIC II Distribution Account and shall allocate and, subject to Section 3.01(d), distribute such amounts in the following manner and order of priority to the Certificate Account (except that amounts payable to the Class R2 Certificates will be distributed to the Holder thereof):

              (i) Unless a Credit Support Depletion Date shall have occurred, the Available Distribution Amount for the Pool 1 Mortgage Loans, which consists of all of the distributions on the REMIC I Interests with respect to the Pool 1 Mortgage Loans, will be distributed, subject to the exceptions listed in
Section 3.01(d)-(f):

                  (1) First, to the Class AII-1 Certificates, Accrued Certificate Interest thereon; and

                  (2) Second, as principal, to Class AII-1 Certificates, the Senior Principal Distribution Amount for the Pool 1 Mortgage Loans, in each case until the Certificate Balance of each such class shall have been reduced to zero.

              (ii) Unless a Credit Support Depletion Date shall have occurred, the remaining Available Distribution Amount for the Pool 2 Mortgage Loans which consists of all of the distributions on the REMIC I Interests with respect to the Pool 2 Mortgage Loans will be distributed, subject to the exceptions listed in Section 3.01(d)-(f) :

                  (1) First, pro rata to the Class AII-2, Class AII-3 and Class AII-4 Interests, Accrued Certificate Interest thereon;

                  (2) Second, as principal, to the Class R-2 Certificates until such Certificate Balances have been reduced to zero (but pro rata with respect to the principal to be paid on the Class R-1 and Class R-3 Certificates); and

                  (3) Third, sequentially to the Class AII-2, Class AII-3 and Class AII-4 Interests, as principal, the Senior Principal Distribution Amount for the Pool 2 Mortgage Loans, in each case until the Certificate Balance of each such class shall have been reduced to zero.

         (iii) Subject to the exceptions listed in Section 3.01(b)(iii), unless a Credit Support Depletion Date shall have occurred, the portion of the Available Distribution Amount for Pool 1 and Pool 2, remaining after making the distributions specified in Section 3.01(b)(i) and section 3.01(b)(ii), will be distributed in the following order of priority:

                  (1) First, to the Class BII-1 Interests, Accrued Certificate Interest thereon minus the portion of interest on the Class BII-1 Interests corresponding to the Class B1 Interest Rate Strip;

                  (2) Second, as principal, to the Class BII-1 Interests, their pro rata share of the Subordinate Principal Distribution Amount;

                  (3) Third, to the Class BII-2 Interests, Accrued Certificate Interest thereon minus the portion of interest on the Class BII-2 Interests corresponding to the Class B2 Interest Rate Strip;

                  (4) Fourth, as principal, to the Class BII-2 Interests, their pro rata share of the Subordinate Principal Distribution Amount;

                  (5) Fifth, to the Class BII-3 Interests, Accrued Certificate Interest thereon;

                  (6) Sixth, as principal, to the Class BII-3 Interests, their pro rata share of the Subordinate Principal Distribution Amount;

                  (7) Seventh, to the Class BII-4, Class BII-5, Class BII-6 Interests, interest and principal in the same manner as for the Class BII-1, Class BII-2 and Class BII-3 Interests, first to the Class BII-4 Interests, then to the Class BII-5 Interests and finally to the Class BII-6 Interests;

                  (8) Eighth, to each Class of Interests in order of seniority, up to the amount of unreimbursed Realized Losses previously allocated to such Class, if any; provided, however, that any amounts distributed pursuant to this Section 3.01(b)(ii)(8) will not cause a further reduction in the Class principal balances of any of the Interests; and

                  (9) Ninth, at such time as all other classes have been paid in full and all losses previously allocated have been paid in full, to the Class R2 Certificates.

             (iv) Notwithstanding paragraph (iii) above, on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, distributions among the Subordinate Certificates shall be allocated to increase such Subordination Level. The Trustee shall identify the most senior class of Subordinate Certificates for which the Subordination Level is less than the Subordination Level as of the Closing Date, and the portion of the Subordinate Principal Distribution Amount otherwise allocable to the Classes of Subordinate Certificates junior to such Class will instead be allocated among the more senior Classes of Subordinate Certificates, pro rata in proportion to the Certificate Balances of those Classes.

             (v) If a Credit Support Depletion Date shall occur, on such Distribution Date and thereafter, distributions of principal on the Class AII-1 Interests in the case of Pool 1, and on Class AII-2, Class AII-3 and Class AII-4 Interests, in the case of Pool 2, will be made to such Classes pro rata from the applicable Available Distribution Amount based on their Certificate Balances rather than sequentially under Section 3.01(b)(i)(3).

         (c) REMIC III Distributions. In accordance with Section 3.01(b)(iii) of the Standard Terms, on each Distribution Date, after all REMIC Interest allocations have been made as described in Sections 3.01(b) above and 3.02(a)(i) below, the Trustee shall withdraw all amounts allocated to the various REMIC II Regular Interests and deposited in the Certificate Account, and shall allocate and, subject to Section 3.01(d), distribute such amounts in the following manner and order of priority:

             (i) subject to the exceptions listed in Section 3.01(d)-(f) below, unless a Credit Support Depletion Date shall have occurred, the remaining Available Distribution Amount for the Pool 1 Mortgage Loans will be distributed:

                  (1) First, pro rata to the Class A1 and Class X1 Certificates, Accrued Certificate Interest thereon; and

                  (2) Second, to the Class A1 Certificates, as principal, the Senior Principal Distribution Amount for the Pool 1 Mortgage Loans, in each case until the Certificate Balance of each such class shall have been reduced to zero.

             (ii) subject to the exceptions listed in Section 3.01(d)-(f) below, unless a Credit Support Depletion Date shall have occurred, the remaining Available Distribution Amount for the Pool 2 Mortgage Loans will be distributed:

                  (1) First, pro rata to the Class A2-A, Class A2-B, Class A2-C and Class X2 Certificates, Accrued Certificate Interest thereon;

                  (2) Second, as principal, to the R-3 Certificates until such Certificate Balance has been reduced to zero (but pro rata with respect to the principal to be paid on the Class R-1 Certificates and Class R-2
Certificates); and

                  (3) Third, sequentially to the Class A2-A, Class A2-B and Class A2-C Certificates, as principal, the Senior Principal Distribution Amount for the Pool 2 Mortgage Loans, in each case until the Certificate Balance of each such class shall have been reduced to zero. (iii) Subject to the exceptions listed in Section 3.01(d), (e) and (f), unless a Credit Support Depletion Date shall have occurred, the portion of the Available Distribution Amount for the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans remaining after making the distributions specified in Sections 3.01(c)(i) and 3.01(c)(ii) will be distributed in the following order of priority:

                  (1) to the Class B1 Certificates, Accrued Certificate Interest thereon;

                  (2) as principal, to the Class B1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                  (3) to the Class B2 Certificates, Accrued Certificate Interest thereon;

                  (4) as principal, to the Class B2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                  (5) to the Class B3 Certificates, Accrued Certificate Interest thereon;

                  (6) as principal, to the Class B3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                  (7) to the Junior Subordinate Certificates, interest and principal in the same manner as for the Class B1, Class B2 and Class B3 Certificates, first to the Class B4 Certificates, then to the Class B5 Certificates and finally to the Class B6 Certificates;

                  (8) to each Class of Certificates in order of seniority, up to the amount of unreimbursed Realized Losses previously allocated to such Class, if any; provided, however, that any amounts distributed pursuant to this Section 3.01(c)(iv)(8) will not cause a further reduction in the Class principal balances of any of the Certificates; and

                  (9) at such time as all other classes have been paid in full and all losses previously allocated have been paid in full, to each Residual Certificate, pro rata, for their respective group to its initial class principal balance.

         (d) Notwithstanding paragraphs (a)(ii) and (b)(iv) above, on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates REMIC II and REMIC III is less than the Subordination Level as of the Closing Date, distributions among the Subordinate Certificates of REMIC II and REMIC III shall be allocated to increase such Subordination Level. The Trustee shall identify the most senior class of Subordinate Certificates for which the Subordination Level is less than the Subordination Level as of the Closing Date, and the portion of the Subordinate Principal Distribution Amount otherwise allocable to the Classes of Subordinate Certificates REMIC II and REMIC III junior to such Class will instead be allocated among the more senior Classes of Subordinate Certificates of such REMIC, pro rata in proportion to the Certificate Balances of those Classes.

         (e) If a Credit Support Depletion Date shall occur, on such Distribution Date and thereafter, distributions of principal on the Class AII-1, Class AII-2, Class AII-3 and Class AII-4 Interests in REMIC II and the Class A1, Class A2-A, Class A2-B and Class A2-C Certificates will be made to such Classes, pro rata, within their Mortgage Pool, based on their Certificate Balances rather than sequentially under Sections 3.01(c)(i)(2) and 3.01(c)(ii)(3).

         (f) Notwithstanding paragraphs (b)(ii) and (c)(iv)above, on each Distribution Date prior to the Credit Support Depletion Date, but after the reduction of any of the Certificate Balances of the Class AII-1, Class AII-4, Class A1 or Class A2-C Certificates to zero, the remaining Class or Classes of Senior Certificates in REMIC II and REMIC III will be entitled to receive as principal payments, pro rata based upon their Certificate Balances immediately prior to such Distribution Date, in addition to any Senior Principal Distribution Amount related to the applicable Pool, 100% of the Principal Prepayment Amount on any Mortgage Loan in any other Pool as to which the related Senior Certificates have been repaid; provided, however, that if (A) the Subordinate Percentage on such Distribution Date equals or exceeds 200% of the Subordinate Percentage on the Closing Date and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last three months, as a percentage of the Subordinate Percentage does not exceed 50%, then the additional allocation of Principal Prepayment Amounts to the Senior Certificates in accordance with this Section 3.01(c)(vii) will not be made.

         (g) All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Balance (or, in the case of the Class X Certificates, the Notional Amount) of each such Certificate. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Regular Certificates, by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefore, if such Holder shall have so notified the Trustee in writing by the Record Date immediately prior to such Distribution Date and such Holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000 (or, with respect to Class B4, Class B5 and Class B6, at least $500,000, and, with respect to the Class X Certificates, an initial Notional Amount of $5,000,000). The Trustee may charge the Holder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

         (h) Any amounts remaining in the Certificate Account on any Distribution Date after all allocations and distributions required to be made by this Trust Agreement have been made, shall be paid to the Class R3 Certificates and all amounts remaining in REMIC II after payment in full of all of the REMIC II Regular Interests will be paid to the Class R2 Interests and all amounts remaining in REMIC I after payment in full of all Interests and any administrative expenses associated with the Trust, will be distributed to the Holders of the Class R1 Interests.

Section 3.02     Allocation of Realized Losses and Shortfalls.

     (a) Realized Losses.

          (i) Realized Losses shall be applied prior to making any distributions have been made on each Distribution Date in the following order:

     (1) Pro rata within each Pool, so as to keep the Certificate Balances of each REMIC I Regular Interest beginning with the designation "MA" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Pool; and to each REMIC I Regular Interest beginning with the designation "MB", so that the Certificate Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Pool over (y) the Certificate Balance of the Senior Certificates in REMIC III of the related Pool (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the Subordinate Balance Ratio is maintained);

     (2) the remaining Realized Losses in Pool 1 shall be allocated first to the Class BI-1 Interest until the Certificate Balance thereof has been reduced to zero, thereafter pro rata to the Class BI-2 Interest until the Certificate Balance thereof has been reduced to zero, and thereafter pro rata to the Class A Interests;

     (3) the remaining Realized Losses in Pool 2 shall be allocated first to the Class BI-2 Interest until the Certificate Balance thereof has been reduced to zero, thereafter to the Class BI-1 Interests until the Certificate Balances thereof have been reduced to zero, and thereafter pro rata to the Class A Interests;

          (ii) Realized Losses allocated to REMIC Interests in accordance with Sections 3.02(a)(i) shall be allocated to the Class B Interests in REMIC II in reverse sequential order, in each case until the Certificate Balance of each such Class has been reduced to zero; thereafter, any Realized Losses will be allocated to the Class A Interests pro rata in proportion to the Certificate Balances of such Class A Interests immediately prior to the distribution date.

          (iii) Realized Losses allocated to REMIC Interests in accordance with
Section 3.02(a)(i), 3.02(a)(ii) or 3.02(a)(iii) shall be allocated to the Class B Certificates in REMIC III in reverse sequential order, in each case until the Certificate Balance of each such Class has been reduced to zero; thereafter, any Realized Losses will be allocated to the Class of Class A Interests pro rata based on their outstanding Certificate Balance in each case until the Certificate Balances of such Class of Certificates have been reduced to zero.

     (b) Interest Shortfall. Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the Certificates, Month End Interest Shortfall and Soldiers' and Sailors' Shortfall with respect to the Mortgage Loans in REMIC I shall be allocated to reduce the amount of interest distributable on the related REMIC Interests pro rata among Classes in the related Pool. Any Shortfall allocated to the REMIC Interests in REMIC I in turn shall be allocated to reduce the amount of interest distributable on the Corresponding Classes of REMIC Interests in REMIC II, and any Shortfall allocated to the REMIC Interests in REMIC II in turn shall be allocated to reduce the amount of interest distributable on the Corresponding Classes of Certificates. Any Shortfall allocable to the REMIC Interests and Certificates as provided above shall be treated as a Realized Loss and allocated among such Classes of REMIC Interests and Certificates in the same manner and order of priority as provided above in Section 3.02(a).

     (c) Modification Losses. In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest. Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

                                  ARTICLE IV

                                THE SECURITIES

Section 4.01     The Certificates.

         The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2002-10. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $1,317,965,412, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms. On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor. The table in Section 2.03(c) sets forth the Classes of Certificates and the initial Certificate Balance and Final Distribution Date for each Class of the Certificates.

Section 4.02     Denominations.

         Each of the Class A, Class B1, Class B2, Class B3 and Class X Certificates shall be issued in fully-registered, book-entry form and shall be Book-Entry Certificates. The Class A1, Class A2-A, Class A2-B and Class A2-C Certificates shall be issued in minimum denominations of $25,000 initial class principal balance each and multiples of $1 in excess thereof. The Class X1 and Class X2 Certificates shall be issued in minimum denominations of $5,000,000 initial class principal balance each and multiples of $1 in excess thereof. The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will be issued in minimum denominations of $250,000 initial class principal balance each and multiples of $1 in excess thereof. In addition, one Certificate of each Class (other than Class R1, Class R2 and Class R3 Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Balance (or, in the case of the Class X Certificates, the Notional Amount) of such Class. The Class R1, Class R2 and Class R3 Certificates will be issued in percentage interests of 99.99% and 0.01%. Each of the Class R1, Class R2, Class R3, Class B4, Class B5 and Class B6 Certificates shall be issued in fully-registered, certificated form.

Section 4.03     Redemption of Certificates.

         There shall be no right to redemption pursuant to Section 9.01 of the Standard Terms. Moreover, notwithstanding anything to the contrary in Section
9.02 of the Standard Terms, the obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust by Wells Fargo upon the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date (and if not exercised by Wells Fargo within a period of five Business Days from the first date on which such condition is satisfied, by the Depositor). Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. Any repurchase of the assets of the Trust by the Depositor pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04     Securities Laws Restrictions.

         Each of the Private Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms. Furthermore, each of the Private Certificates is a Rule 144A Certificate. The Class R1, Class R2 and Class R3 Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

                                  ARTICLE V

                           MISCELLANEOUS PROVISIONS

Section 5.01     Request for Opinions.

         (a) The Depositor hereby requests and authorizes Skadden, Arps, Slate, Meagher & Flom LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and the Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Rating Agency or their respective counsels.

         (b) The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02     Schedules and Exhibits.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03     Governing Law.

         This Trust Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York.

Section 5.04     Counterparts.

         This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05     Notices.

         The address of the rating agency required to be stated herein pursuant to Section 11.08(d) of the Standard Terms is Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 40th Floor, New York, New York 10041, and Moody's Investor Service, Inc., 99 Church Street, New York, New York 10007.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of October 2002.

                                        GS MORTGAGE SECURITIES CORP.,
                                             as Depositor

                                        By:  /s/ Marvin J. Kabatznick
                                             -----------------------------
                                        Name:  Marvin J. Kabatznick
                                        Title: Chief Executive Officer


                                        JPMORGAN CHASE BANK,
                                          not in its individual capacity,
                                          but solely in its capacity as Trustee
                                          under this Trust Agreement

                                        By:   /s/ Thomas Venusti
                                             -----------------------------
                                        Name:  Thomas Venusti
                                        Title: Trust Officer



STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )


                  The foregoing instrument was acknowledged before me in the County of New York, this 29th day of October 2002, by Marvin J. Kabatznick, Chief Executive Officer for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.




                                                     /s/ Onyx S. Wellington
                                                     --------------------------
                                                     Notary Public


My Commission expires:  April 10, 2003



STATE OF NEW  YORK    )
                      ) ss.:
COUNTY OF NEW YORK    )


                  The foregoing instrument was acknowledged before me in the County of New York, this 29th day of October 2002, by Thomas Venusti, Trust Officer of JPMorgan Chase Bank, a New York banking corporation, on behalf of the company.



                                                      /s/ Jane E. Kim
                                                     --------------------------
                                                     Notary Public




My Commission expires:  September 9, 2006

                                  SCHEDULE I

                             POOL 1 MORTGAGE LOANS

       Loan     First   Maturity  Coupon     Prin Bal   Rem.         Margin   Life    Max    Adj.
      Number   Payment    Date     Rate                 Term    LTV            Cap    Rate   Cap
                Date                                    Orig.
--------------------------------------------------------------------------------------------------
      17660    8/1/02   7/1/32      6.25    578260.63    357     80    2.75     5     11.25   2
      43849    8/1/02   7/1/32     5.875    598155.81    357     50    2.75     5     10.88   2
      45742    9/1/02   8/1/32      6.25    351455.04    358     80    2.75     5     11.25   2
      46424    8/1/02   7/1/32      6.25    319084.36    357     80    2.75     5     11.25   2
      61729    8/1/02   7/1/32     6.625     482544.3    357     80    2.75     5     11.63   2
      94791    8/1/02   7/1/32      6.25    378912.67    357   79.2    2.75     5     11.25   2
      97374    9/1/02   8/1/32      6.25       342400    358     80    2.75     5     11.25   2
      97851    8/1/02   7/1/32       6.5    347412.12    357     90    2.75     5      11.5   2
      99964    9/1/02   8/1/32     6.375    403500.17    358     75    2.75     5     11.38   2
     104113   10/1/02   9/1/32     5.875    384607.47    359   72.6    2.75     5     10.88   2
     118015    9/1/02   8/1/32     6.125    483056.78    358   85.7    2.75     5     11.13   2
     164218    8/1/02   7/1/32      6.75       398961    357   67.8    2.75     5     11.75   2
     180069    8/1/02   7/1/32     6.375    462778.68    357     80    2.75     5     11.38   2
     185790    8/1/02   7/1/32     6.625    496674.58    357   69.2    2.75     5     11.63   2
     195765    9/1/02   8/1/32     6.875    511087.33    358     80    2.75     5     11.88   2
     197318    9/1/02   8/1/32     6.375    548579.22    358     80    2.75     5     11.38   2
     208189    7/1/02   6/1/32      6.25    602685.81    356   79.1    2.75     5     11.25   2
     209954    8/1/02   7/1/32     6.375    323562.14    357     80    2.75     5     11.38   2
     215685    8/1/02   7/1/32     6.375    461108.35    357     80    2.75     5     11.38   2
     223868    9/1/02   8/1/32      6.25     383269.4    358     80    2.75     5     11.25   2
     228260    7/1/02   6/1/32     6.875    333864.54    356   46.2    2.75     5     11.88   2
     246544    9/1/02   8/1/32     6.125    648733.25    358   79.1    2.75     5     11.13   2
     251331    9/1/02   8/1/32         6       173450    358     80    2.75     5        11   2
     258275    8/1/02   7/1/32       6.5       339750    357   82.9    2.75     5      11.5   2
     258909    9/1/02   8/1/32         6       998004    358     50    2.75     5        11   2
     259345    8/1/02   7/1/32       6.5    423841.13    357   44.7    2.75     5      11.5   2
     261000    9/1/02   8/1/32       6.5    379311.08    358   72.4    2.75     5      11.5   2
     261914    9/1/02   8/1/32         6    384381.24    358   60.2    2.75     5        11   2
     262359    9/1/02   8/1/32      6.25    407223.72    358     80    2.75     5     11.25   2
     262370    9/1/02   8/1/32     5.875       318000    358   86.4    2.75     5     10.88   2
     262975    8/1/02   7/1/32     6.125    785192.06    357     70    2.75     5     11.13   2
     263058    8/1/02   7/1/32      6.25       600000    357   43.2    2.75     5     11.25   2
     263250    8/1/02   7/1/32     6.125    603226.92    357   50.4    2.75     5     11.13   2
     263807    8/1/02   7/1/32     6.375      91876.5    357     80    2.75     5     11.38   2
     264340    8/1/02   7/1/32      6.25    387660.74    357     80    2.75     5     11.25   2
     265205    8/1/02   7/1/32     5.875    538340.25    357   67.1    2.75     5     10.88   2
     265582    8/1/02   7/1/32         6       466000    357   46.6    2.75     5        11   2
     265733    8/1/02   7/1/32         6     870379.7    357     46    2.75     5        11   2
     265862    8/1/02   7/1/32         6    334991.51    357     80    2.75     5        11   2
     266276    8/1/02   7/1/32     6.375    359334.62    357     80    2.75     5     11.38   2
     266461    8/1/02   7/1/32     6.375    410849.13    357     80    2.75     5     11.38   2
     266615    9/1/02   8/1/32     6.125     399001.3    358   52.8    2.75     5     11.13   2
     266622    9/1/02   8/1/32      6.25       421500    358   61.5    2.75     5     11.25   2
     266679    8/1/02   7/1/32     6.375       276500    357   55.3    2.75     5     11.38   2
     266771    8/1/02   7/1/32     6.375     349022.3    357   63.6    2.75     5     11.38   2
     267588    9/1/02   8/1/32         6       480000    358     80    2.75     5        11   2
     267631    9/1/02   8/1/32      6.25    313402.56    358   78.5    2.75     5     11.25   2
     268179    9/1/02   8/1/32     6.125       255000    358   41.5    2.75     5     11.13   2
     268519    8/1/02   7/1/32     6.125       612000    357     80    2.75     5     11.13   2
     269527    8/1/02   7/1/32         6    429567.64    357   59.4    2.75     5        11   2
     269656    8/1/02   7/1/32     6.125    355754.34    357     80    2.75     5     11.13   2
     269726    8/1/02   7/1/32     6.125     464417.9    357     80    2.75     5     11.13   2
     270190    8/1/02   7/1/32     6.375    468687.11    357   66.2    2.75     5     11.38   2
     270205    8/1/02   7/1/32     6.375    533505.56    357   63.3    2.75     5     11.38   2
     270319    9/1/02   8/1/32     5.875    521930.93    358   69.7    2.75     5     10.88   2
     270461    8/1/02   7/1/32         6    558319.18    357     80    2.75     5        11   2
     270484    8/1/02   7/1/32         6    540871.71    357   49.7    2.75     5        11   2
     270581    8/1/02   7/1/32      6.25    311107.25    357     80    2.75     5     11.25   2
     270737    9/1/02   8/1/32     6.375    476609.55    358     80    2.75     5     11.38   2
     271046    8/1/02   7/1/32         6    183198.47    357     75    2.75     5        11   2
     271200    8/1/02   7/1/32         6    373522.64    357   40.3    2.75     5        11   2
     271399    8/1/02   7/1/32      6.25    610248.85    357     80    2.75     5     11.25   2
     271670    8/1/02   7/1/32      6.25    404140.26    357     80    2.75     5     11.25   2
     271927    8/1/02   7/1/32      6.25     313101.5    357   73.9    2.75     5     11.25   2
     271958    9/1/02   8/1/32     6.125       865500    358   61.8    2.75     5     11.13   2
     272038    9/1/02   8/1/32     6.125    335345.17    358     80    2.75     5     11.13   2
     272218    9/1/02   8/1/32     6.375    586907.89    358     70    2.75     5     11.38   2
     272226    8/1/02   7/1/32      6.25    398855.45    357     80    2.75     5     11.25   2
     272313    8/1/02   7/1/32     6.375    427003.88    357   65.9    2.75     5     11.38   2
     272516    9/1/02   8/1/32     5.875    349284.57    358   57.9    2.75     5     10.88   2
     272980    9/1/02   8/1/32     5.875    349198.04    358     80    2.75     5     10.88   2
     273469    8/1/02   7/1/32      6.25    497322.89    357     75    2.75     5     11.25   2
     273976    9/1/02   8/1/32     5.875       452000    358     80    2.75     5     10.88   2
     274346    9/1/02   8/1/32     5.875    399958.13    358   61.5    2.75     5     10.88   2
     274499    9/1/02   8/1/32     6.375    461141.92    358   67.9    2.75     5     11.38   2
     275216    8/1/02   7/1/32     6.125    454663.57    357     80    2.75     5     11.13   2
     275234    8/1/02   7/1/32      6.25    338628.26    357     80    2.75     5     11.25   2
     276442    8/1/02   7/1/32     6.375    358994.36    357   65.5    2.75     5     11.38   2
     276475    9/1/02   8/1/32         6       390000    358   58.2    2.75     5        11   2
     277283    8/1/02   7/1/32         6     401790.4    357   59.3    2.75     5        11   2
     277358    8/1/02   7/1/32     5.875       410000    357     58    2.75     5     10.88   2
     277373    8/1/02   7/1/32         6       924000    357   67.2    2.75     5        11   2
     277778    8/1/02   7/1/32     6.375    309134.04    357   52.5    2.75     5     11.38   2
     278376    8/1/02   7/1/32     6.375       760000    357   30.4    2.75     5     11.38   2
     278768    8/1/02   7/1/32     6.125       747500    357     65    2.75     5     11.13   2
     278909    8/1/02   7/1/32         6    536346.97    357   57.9    2.75     5        11   2
     278928    8/1/02   7/1/32     6.125    354956.64    357   66.5    2.75     5     11.13   2
     279159    9/1/02   8/1/32         6       428000    358     80    2.75     5        11   2
     279558   10/1/02   9/1/32     6.125       473000    359   72.2    2.75     5     11.13   2
     280144    8/1/02   7/1/32      6.25    336534.27    357     90    2.75     5     11.25   2
     280221    8/1/02   7/1/32     6.125       425000    357   75.9    2.75     5     11.13   2
     280467    8/1/02   7/1/32     5.875    303065.64    357     80    2.75     5     10.88   2
     280567    9/1/02   8/1/32     5.875    494578.96    358   55.1    2.75     5     10.88   2
     280647    9/1/02   8/1/32         6    441117.76    358   40.2    2.75     5        11   2
     281036    9/1/02   8/1/32         6    785928.14    358     75    2.75     5        11   2
     281332    9/1/02   8/1/32      6.25    648763.28    358     65    2.75     5     11.25   2
     281431    8/1/02   7/1/32     5.875       419250    357   78.7    2.75     5     10.88   2
     281457    9/1/02   8/1/32         6    456586.82    358   68.3    2.75     5        11   2
     281471    8/1/02   7/1/32      6.25       937500    357     75    2.75     5     11.25   2
     281546    8/1/02   7/1/32     6.125    334018.18    357   60.9    2.75     5     11.13   2
     281614   10/1/02   9/1/32      6.25       173904    359     87    2.75     5     11.25   2
     282109    9/1/02   8/1/32     5.875       504000    358     70    2.75     5     10.88   2
     282510    9/1/02   8/1/32     6.125    642994.44    358     75    2.75     5     11.13   2
     282602    8/1/02   7/1/32     6.375     328776.6    357   50.4    2.75     5     11.38   2
     282739    9/1/02   8/1/32      6.25    744775.47    358     65    2.75     5     11.25   2
     282922    9/1/02   8/1/32     6.125       395000    358   69.9    2.75     5     11.13   2
     284128    9/1/02   8/1/32     5.875    468041.31    358   74.5    2.75     5     10.88   2
     284210    8/1/02   7/1/32     6.125    366672.22    357     80    2.75     5     11.13   2
     284470    9/1/02   8/1/32     6.375    500106.41    358     75    2.75     5     11.38   2
     284889    8/1/02   7/1/32      6.25    398855.45    357   63.3    2.75     5     11.25   2
     284959    8/1/02   7/1/32     6.125    448681.17    357   56.3    2.75     5     11.13   2
     285029    8/1/02   7/1/32         6    475219.34    357   56.1    2.75     5        11   2
     285136    9/1/02   8/1/32         6    598802.39    358     53    2.75     5        11   2
     285175    8/1/02   7/1/32         6    565298.14    357   43.6    2.75     5        11   2
     285426    8/1/02   7/1/32      6.25       550000    357     50    2.75     5     11.25   2
     285915   10/1/02   9/1/32         6       393000    359   36.6    2.75     5        11   2
     286347    8/1/02   7/1/32         6    514451.21    357   79.4    2.75     5        11   2
     286445    8/1/02   7/1/32         6    539326.35    357     70    2.75     5        11   2
     286979    9/1/02   8/1/32     5.875       440000    358   56.8    2.75     5     10.88   2
     287010    8/1/02   7/1/32         6    439676.34    357     70    2.75     5        11   2
     287058    9/1/02   8/1/32     5.875    349284.55    358   47.5    2.75     5     10.88   2
     287137    8/1/02   7/1/32     6.125     420264.7    357     50    2.75     5     11.13   2
     287561    8/1/02   7/1/32     6.125     314076.8    357   61.2    2.75     5     11.13   2
     287694    8/1/02   7/1/32         6    996998.51    357     69    2.75     5        11   2
     287977    8/1/02   7/1/32     5.875     79754.11    357   69.6    2.75     5     10.88   2
     288015    9/1/02   8/1/32         6       650000    358   48.2    2.75     5        11   2
     288396    9/1/02   8/1/32      6.25    998097.36    358   33.3    2.75     5     11.25   2
     288510    8/1/02   7/1/32      6.25    355779.06    357     80    2.75     5     11.25   2
     288718    9/1/02   8/1/32         6    337924.15    358   79.2    2.75     5        11   2
     288768    8/1/02   7/1/32      6.25    388884.06    357   47.6    2.75     5     11.25   2
     288945    9/1/02   8/1/32     5.875    506462.62    358     70    2.75     5     10.88   2
     289549    9/1/02   8/1/32     5.875    514945.24    358     80    2.75     5     10.88   2
     289631    8/1/02   7/1/32     6.125    398827.72    357   52.6    2.75     5     11.13   2
     289764    9/1/02   8/1/32      6.25       496000    358   79.6    2.75     5     11.25   2
     290018    9/1/02   8/1/32         6    795408.61    358   66.4    2.75     5        11   2
     290048    8/1/02   7/1/32     6.625    349995.94    357     90    2.75     5     11.63   2
     290309    9/1/02   8/1/32     5.875    391668.85    358   62.9    2.75     5     10.88   2
     290322    9/1/02   8/1/32     5.875    498977.96    358   53.5    2.75     5     10.88   2
     290358    8/1/02   7/1/32     6.125    536140.24    357   69.6    2.75     5     11.13   2
     290617    9/1/02   8/1/32         6       785000    358   46.2    2.75     5        11   2
     290855    9/1/02   8/1/32     5.875    548875.75    358   64.3    2.75     5     10.88   2
     290996    9/1/02   8/1/32         6     343306.8    358     80    2.75     5        11   2
     291017    9/1/02   8/1/32     5.875     347907.4    358     80    2.75     5     10.88   2
     291109    8/1/02   7/1/32     6.125    496141.66    357     80    2.75     5     11.13   2
     291143    8/1/02   7/1/32     6.125       916200    357     70    2.75     5     11.13   2
     291292    9/1/02   8/1/32     5.875       680000    358   66.3    2.75     5     10.88   2
     291347    9/1/02   8/1/32     5.875    509606.19    358   71.9    2.75     5     10.88   2
     291388    9/1/02   8/1/32     6.125       280000    358     70    2.75     5     11.13   2
     291547    9/1/02   8/1/32     6.125     349317.9    358   72.9    2.75     5     11.13   2
     291588   10/1/02   9/1/32         6       650000    359     31    2.75     5        11   2
     291687    8/1/02   7/1/32     6.125    340000.64    357   78.4    2.75     5     11.13   2
     291855    8/1/02   7/1/32     6.125    352962.49    357   52.8    2.75     5     11.13   2
     291915    8/1/02   7/1/32     6.125    377639.97    357     75    2.75     5     11.13   2
     292108    9/1/02   8/1/32     5.875       306860    358   69.9    2.75     5     10.88   2
     292139    8/1/02   7/1/32     6.125       782000    357   43.4    2.75     5     11.13   2
     292694    9/1/02   8/1/32         6       525000    358   53.9    2.75     5        11   2
     292853    8/1/02   7/1/32     6.125    415745.12    357   75.8    2.75     5     11.13   2
     293073    8/1/02   7/1/32     6.125    583285.51    357   75.5    2.75     5     11.13   2
     293082    9/1/02   8/1/32     6.125    399127.64    358   55.2    2.75     5     11.13   2
     293088    8/1/02   7/1/32      6.25    548426.27    357     50    2.75     5     11.25   2
     293179    9/1/02   8/1/32         6    453093.82    358   64.9    2.75     5        11   2
     293487    9/1/02   8/1/32     5.875     583804.2    358   48.8    2.75     5     10.88   2
     293640    8/1/02   7/1/32         6       650000    357   60.5    2.75     5        11   2
     293681    9/1/02   8/1/32     6.125    598830.68    358   63.2    2.75     5     11.13   2
     293770    9/1/02   8/1/32     6.125    454839.93    358   74.6    2.75     5     11.13   2
     293834    9/1/02   8/1/32     6.125    326362.72    358   61.7    2.75     5     11.13   2
     293893    9/1/02   8/1/32     6.125    401216.56    358   23.7    2.75     5     11.13   2
     293988    8/1/02   7/1/32     6.125    357423.22    357     80    2.75     5     11.13   2
     294522    9/1/02   8/1/32     5.875    341189.15    358   38.9    2.75     5     10.88   2
     294530    8/1/02   7/1/32     6.125    458651.86    357   69.5    2.75     5     11.13   2
     294775    9/1/02   8/1/32     5.875    149693.38    358   31.9    2.75     5     10.88   2
     294947   10/1/02   9/1/32     6.125    990000.01    359     55    2.75     5     11.13   2
     295155    8/1/02   7/1/32     6.125    384868.73    357   48.3    2.75     5     11.13   2
     295251    9/1/02   8/1/32     6.125    344327.65    358   34.5    2.75     5     11.13   2
     295260    9/1/02   8/1/32     6.125       528000    358   68.6    2.75     5     11.13   2
     295296    9/1/02   8/1/32     6.125       645000    358   66.2    2.75     5     11.13   2
     295590    9/1/02   8/1/32     6.125    289434.82    358   46.8    2.75     5     11.13   2
     295668    9/1/02   8/1/32         6    309381.24    358     66    2.75     5        11   2
     296274    9/1/02   8/1/32     6.125    794937.32    358   69.3    2.75     5     11.13   2
     296358    9/1/02   8/1/32     5.875    299386.76    358   50.4    2.75     5     10.88   2
     296377    9/1/02   8/1/32     5.875    484008.62    358   59.5    2.75     5     10.88   2
     296396    9/1/02   8/1/32         6       460000    358     78    2.75     5        11   2
     297353    9/1/02   8/1/32         6    499002.01    358     80    2.75     5        11   2
     297358    9/1/02   8/1/32     5.875    430710.82    358   78.7    2.75     5     10.88   2
     297466    8/1/02   7/1/32     5.875    490238.53    357   89.8    2.75     5     10.88   2
     297513    9/1/02   8/1/32     6.125    422175.62    358   51.3    2.75     5     11.13   2
     297642    9/1/02   8/1/32     6.125       300000    358     69    2.75     5     11.13   2
     297753    9/1/02   8/1/32     6.125    295423.13    358   45.5    2.75     5     11.13   2
     298137    9/1/02   8/1/32         6       638800    358     80    2.75     5        11   2
     298138    9/1/02   8/1/32         6    412175.64    358   66.6    2.75     5        11   2
     298163    9/1/02   8/1/32         6     449101.8    358   69.8    2.75     5        11   2
     298452    9/1/02   8/1/32         6       650000    358   71.8    2.75     5        11   2
     298520    8/1/02   7/1/32     6.125    438683.83    357     80    2.75     5     11.13   2
     298618    9/1/02   8/1/32         6       624000    358     80    2.75     5        11   2
     299431    9/1/02   8/1/32     6.125    311391.97    358     80    2.75     5     11.13   2
     299827    8/1/02   7/1/32     6.125    393842.38    357   77.5    2.75     5     11.13   2
     300094    9/1/02   8/1/32     6.125    374269.18    358   22.1    2.75     5     11.13   2
     300214    9/1/02   8/1/32     5.875      1000000    358   45.5    2.75     5     10.88   2
     300416    9/1/02   8/1/32     5.875       525000    358   57.7    2.75     5     10.88   2
     300466    9/1/02   8/1/32     5.875    351280.47    358   52.5    2.75     5     10.88   2
     300903    9/1/02   8/1/32     5.875    629883.81    358     70    2.75     5     10.88   2
     301423    9/1/02   8/1/32         6     474051.9    358   63.8    2.75     5        11   2
     302065    9/1/02   8/1/32     5.875    643681.56    358   60.6    2.75     5     10.88   2
     302407    9/1/02   8/1/32         6    337325.34    358   61.5    2.75     5        11   2
     302525    9/1/02   8/1/32     6.125    356939.01    358   77.4    2.75     5     11.13   2
     302648    8/1/02   7/1/32     5.875       596000    357     80    2.75     5     10.88   2
     302859   10/1/02   9/1/32     5.875    361211.24    359   73.1    2.75     5     10.88   2
     303191    9/1/02   8/1/32     5.875    647723.28    358     80    2.75     5     10.88   2
     303303    9/1/02   8/1/32         6    352335.85    358   44.3    2.75     5        11   2
     303334    9/1/02   8/1/32         6    505988.02    358   63.4    2.75     5        11   2
     303477    9/1/02   8/1/32         6    480039.93    358   69.7    2.75     5        11   2
     304300    9/1/02   8/1/32     5.875    352278.44    358   69.9    2.75     5     10.88   2
     304384    9/1/02   8/1/32     6.125    370975.61    358   48.6    2.75     5     11.13   2
     304894    9/1/02   8/1/32     5.875    608753.09    358   77.7    2.75     5     10.88   2
     305427    9/1/02   8/1/32     5.875    843272.74    358     65    2.75     5     10.88   2
     305606    9/1/02   8/1/32         6    999685.94    358     69    2.75     5        11   2
     305746    8/1/02   7/1/32         6    371880.43    357   67.8    2.75     5        11   2
     306048    9/1/02   8/1/32         6    695808.39    358   73.4    2.75     5        11   2
     306262    9/1/02   8/1/32     5.875       518000    358   57.6    2.75     5     10.88   2
     306489    9/1/02   8/1/32         6    538922.15    358     54    2.75     5        11   2
     306511   10/1/02   9/1/32         6       416000    359     80    2.75     5        11   2
     306562    8/1/02   7/1/32         6    378859.42    357   86.9    2.75     5        11   2
     306919    9/1/02   8/1/32         6    535928.15    358   79.6    2.75     5        11   2
     307097    9/1/02   8/1/32         6       625000    358   43.1    2.75     5        11   2
     307741    9/1/02   8/1/32     5.875       644000    358     70    2.75     5     10.88   2
     308058    9/1/02   8/1/32     6.125    535953.47    358   73.6    2.75     5     11.13   2
     308187    9/1/02   8/1/32     5.875    383215.05    358     80    2.75     5     10.88   2
     308785    9/1/02   8/1/32         6       420500    358   58.4    2.75     5        11   2
     308997    8/1/02   7/1/32     6.125    409047.67    357   79.4    2.75     5     11.13   2
     309072    9/1/02   8/1/32         6     376247.5    358   61.8    2.75     5        11   2
     309554    9/1/02   8/1/32         6    419161.67    358   56.7    2.75     5        11   2
     310048    9/1/02   8/1/32         6    328838.82    358   48.6    2.75     5        11   2
     310134    9/1/02   8/1/32     5.875    363255.95    358     80    2.75     5     10.88   2
     310209   10/1/02   9/1/32     5.875    424566.69    359   63.4    2.75     5     10.88   2
     310324    9/1/02   8/1/32     5.875    149190.93    358   10.3    2.75     5     10.88   2
     310724    9/1/02   8/1/32     5.875    326780.65    358   63.5    2.75     5     10.88   2
     311427    9/1/02   8/1/32         6       395500    358     70    2.75     5        11   2
     311797    9/1/02   8/1/32     5.875       489000    358   72.4    2.75     5     10.88   2
     312098    8/1/02   7/1/32     5.875    648002.14    357   34.2    2.75     5     10.88   2
     312375    8/1/02   7/1/32         6     303984.3    357   71.8    2.75     5        11   2
     312829    9/1/02   8/1/32     6.125    389239.96    358   69.6    2.75     5     11.13   2
     312885    9/1/02   8/1/32     6.125       434000    358   61.1    2.75     5     11.13   2
     313326    9/1/02   8/1/32     6.125    379758.47    358     90    2.75     5     11.13   2
     313786    8/1/02   7/1/32         6       207153    357     80    2.75     5        11   2
     313845    8/1/02   7/1/32         6    558319.18    357     80    2.75     5        11   2
     313987    9/1/02   8/1/32     5.875       646500    358   71.8    2.75     5     10.88   2
     314280    9/1/02   8/1/32         6     300099.8    358   58.9    2.75     5        11   2
     315078    9/1/02   8/1/32     5.875    367247.78    358   77.5    2.75     5     10.88   2
     315441    9/1/02   8/1/32         6    532235.53    358   48.5    2.75     5        11   2
     315620    9/1/02   8/1/32         6       412000    358     80    2.75     5        11   2
     315990    9/1/02   8/1/32         6    475049.91    358   61.4    2.75     5        11   2
     316230    9/1/02   8/1/32         6    339221.55    358   46.6    2.75     5        11   2
     316578    9/1/02   8/1/32         6    329341.32    358   68.8    2.75     5        11   2
     316917    8/1/02   7/1/32         6    392318.92    357   71.6    2.75     5        11   2
     317034    9/1/02   8/1/32         6    379241.53    358   46.9    2.75     5        11   2
     317058    9/1/02   8/1/32         6    620259.49    358   79.7    2.75     5        11   2
     317072    8/1/02   7/1/32         6    563304.17    357   62.8    2.75     5        11   2
     317334    9/1/02   8/1/32         6    775948.11    358   56.6    2.75     5        11   2
     317344    9/1/02   8/1/32         6     401197.6    358   69.7    2.75     5        11   2
     317956    9/1/02   8/1/32     5.875    523926.86    358   53.9    2.75     5     10.88   2
     318235    9/1/02   8/1/32         6    389221.56    358   47.3    2.75     5        11   2
     319017    9/1/02   8/1/32      6.25       650000    358   43.3    2.75     5     11.25   2
     319069    9/1/02   8/1/32     5.875    648671.34    358   61.9    2.75     5     10.88   2
     319115    9/1/02   8/1/32         6    402944.11    358     85    2.75     5        11   2
     320348   10/1/02   9/1/32     5.875       342000    359   65.1    2.75     5     10.88   2
     320394    9/1/02   8/1/32     6.125    335345.17    358     80    2.75     5     11.13   2
     320548    9/1/02   8/1/32         6    342315.37    358     70    2.75     5        11   2
     320968    8/1/02   7/1/32     6.125    593455.63    357     80    2.75     5     11.13   2
     321146    9/1/02   8/1/32     5.875    297526.79    358     80    2.75     5     10.88   2
     321413    9/1/02   8/1/32     5.875       297500    358     85    2.75     5     10.88   2
     321849    9/1/02   8/1/32     5.875    497979.99    358   68.8    2.75     5     10.88   2
     322056    9/1/02   8/1/32     5.875    264906.36    358   77.9    2.75     5     10.88   2
     322553    9/1/02   8/1/32     5.875    474029.06    358   31.7    2.75     5     10.88   2
     322782    9/1/02   8/1/32         6    399201.59    358     80    2.75     5        11   2
     323399    9/1/02   8/1/32     5.875    382217.11    358   40.3    2.75     5     10.88   2
     324100    8/1/02   7/1/32      6.25    398057.72    357     80    2.75     5     11.25   2
     324395    9/1/02   8/1/32     5.875     828303.4    358   39.5    2.75     5     10.88   2
     324506    9/1/02   8/1/32     5.875    329155.43    358   48.1    2.75     5     10.88   2
     324648    9/1/02   8/1/32     5.875    509436.39    358   62.6    2.75     5     10.88   2
     325105   10/1/02   9/1/32         6       300000    359     80    2.75     5        11   2
     326183    9/1/02   8/1/32     5.875       716250    358     75    2.75     5     10.88   2
     326188    9/1/02   8/1/32         6       625000    358   64.4    2.75     5        11   2
     327058    9/1/02   8/1/32     5.875    624221.42    358   41.7    2.75     5     10.88   2
     327872    9/1/02   8/1/32     5.875    319345.88    358   78.1    2.75     5     10.88   2
     327988    9/1/02   8/1/32     6.125       424154    358   73.3    2.75     5     11.13   2
     328050    9/1/02   8/1/32         6    399201.61    358   44.4    2.75     5        11   2
     329459    9/1/02   8/1/32         6    392215.56    358   75.6    2.75     5        11   2
     329642    9/1/02   8/1/32         6    927915.94    358   29.8    2.75     5        11   2
     329907    8/1/02   7/1/32         6    423617.07    357   74.6    2.75     5        11   2
     330901    9/1/02   8/1/32         6       605000    358   74.2    2.75     5        11   2
     331193    9/1/02   8/1/32         6    442614.77    358     58    2.75     5        11   2
     331221    9/1/02   8/1/32         6    470059.88    358   78.5    2.75     5        11   2
     331247    9/1/02   8/1/32         6    489021.96    358   51.6    2.75     5        11   2
     331338    9/1/02   8/1/32         6       488800    358     80    2.75     5        11   2
     332562    9/1/02   8/1/32     5.875    247938.99    358     80    2.75     5     10.88   2
     333612    9/1/02   8/1/32     5.875    349284.57    358     53    2.75     5     10.88   2
     333657    9/1/02   8/1/32         6    570459.09    358   76.2    2.75     5        11   2
     334025    9/1/02   8/1/32     5.875       188000    358     80    2.75     5     10.88   2
     334263    9/1/02   8/1/32         6    465718.56    358   74.1    2.75     5        11   2
     334734    9/1/02   8/1/32         6       405600    358     80    2.75     5        11   2
     335121    9/1/02   8/1/32         6       399198    358     65    2.75     5        11   2
     335501    9/1/02   8/1/32         6       380000    358     80    2.75     5        11   2
     336022    9/1/02   8/1/32         6    319860.28    358   61.6    2.75     5        11   2
     336522    9/1/02   8/1/32         6    467065.87    358   74.9    2.75     5        11   2
     337101    9/1/02   8/1/32     5.875    349284.55    358   63.6    2.75     5     10.88   2
     337532    8/1/02   7/1/32     5.875    356799.96    357   68.2    2.75     5     10.88   2
     338307    9/1/02   8/1/32         6    415169.67    358   57.8    2.75     5        11   2
     339034    9/1/02   8/1/32     5.875    467043.36    358     80    2.75     5     10.88   2
     339944    9/1/02   8/1/32     5.875    534904.36    358     80    2.75     5     10.88   2
     340037    8/1/02   7/1/32     6.125    339003.54    357     80    2.75     5     11.13   2
     340795    9/1/02   8/1/32      6.25    359315.04    358   79.3    2.75     5     11.25   2
     340993    9/1/02   8/1/32         6    344311.38    358   42.3    2.75     5        11   2
     342087    9/1/02   8/1/32     5.875    383215.06    358     80    2.75     5     10.88   2
     343473    9/1/02   8/1/32     5.875       391000    358   69.8    2.75     5     10.88   2
     343926    9/1/02   8/1/32     5.875       746250    358   65.2    2.75     5     10.88   2
     344240    9/1/02   8/1/32     5.875       292000    358     80    2.75     5     10.88   2
     344637    8/1/02   7/1/32      6.25    418798.23    357   61.3    2.75     5     11.25   2
     344951    9/1/02   8/1/32         6    377245.52    358     70    2.75     5        11   2
     346251    9/1/02   8/1/32     6.125    548928.13    358   61.1    2.75     5     11.13   2
     346513    9/1/02   8/1/32         6    363958.26    358   45.6    2.75     5        11   2
     346570    9/1/02   8/1/32     5.875    648671.34    358   37.1    2.75     5     10.88   2
     346576    9/1/02   8/1/32     5.875       487500    358   67.2    2.75     5     10.88   2
     346862    9/1/02   8/1/32         6    479041.91    358   67.4    2.75     5        11   2
     349490    9/1/02   8/1/32         6       640000    358   69.2    2.75     5        11   2
     349660    9/1/02   8/1/32     5.875       132000    358     80    2.75     5     10.88   2
     351405   10/1/02   9/1/32     5.875    411579.94    359   60.6    2.75     5     10.88   2
     351409    9/1/02   8/1/32         6     648702.6    358   76.5    2.75     5        11   2
     351786    9/1/02   8/1/32         6     449600.8    358   60.2    2.75     5        11   2
     351948    9/1/02   8/1/32     5.875    498977.96    358     54    2.75     5     10.88   2
     352299    8/1/02   7/1/32     6.125    381877.54    357   42.1    2.75     5     11.13   2
     352628    9/1/02   8/1/32         6    342514.97    358   69.8    2.75     5        11   2
     353918    9/1/02   8/1/32     5.875     84549.34    358     95    2.75     5     10.88   2
     353960    9/1/02   8/1/32     6.125      1000000    358   62.5    2.75     5     11.13   2
     354302    9/1/02   8/1/32     6.125     430999.9    358     69    2.75     5     11.13   2
     354735    7/1/02   6/1/32      6.25    323711.11    356     73    2.75     5     11.25   2
     355935    9/1/02   8/1/32     5.875    349284.55    358   63.1    2.75     5     10.88   2
     358059    9/1/02   8/1/32     5.875     434999.8    358   63.5    2.75     5     10.88   2
     358451    9/1/02   8/1/32     5.875    311605.39    358   52.8    2.75     5     10.88   2
     359644    9/1/02   8/1/32     5.875    474942.33    358     80    2.75     5     10.88   2
     361092    8/1/02   7/1/32     5.875    552297.21    357   63.3    2.75     5     10.88   2
     362734    9/1/02   8/1/32     5.875    399182.35    358   50.6    2.75     5     10.88   2
     362995    8/1/02   7/1/32     5.875     423693.7    357     68    2.75     5     10.88   2
     363521    9/1/02   8/1/32     5.875       800000    358   59.3    2.75     5     10.88   2
     363611    9/1/02   8/1/32     5.875     90799.17    358     80    2.75     5     10.88   2
     364219    9/1/02   8/1/32     5.875       550000    358   77.5    2.75     5     10.88   2
     364305    9/1/02   8/1/32     6.125    383251.64    358     80    2.75     5     11.13   2
     366414    8/1/02   7/1/32      6.25    318087.22    357   79.8    2.75     6     12.25   2
     368256    9/1/02   8/1/32         6    483033.95    358     80    2.75     5        11   2
     371087    9/1/02   8/1/32         6    474748.75    358   45.7    2.75     5        11   2
     372332    9/1/02   8/1/32         6       343600    358     80    2.75     5        11   2
     374161    9/1/02   8/1/32     5.875       542400    358     80    2.75     5     10.88   2
     374783    9/1/02   8/1/32     5.875       506000    358     80    2.75     5     10.88   2
     375417    9/1/02   8/1/32     5.875    314356.11    358   73.9    2.75     5     10.88   2
     377217    9/1/02   8/1/32         6    499002.01    358   73.5    2.75     5        11   2
     378024    9/1/02   8/1/32     5.875    359812.31    358     65    2.75     5     10.88   2
     378050    9/1/02   8/1/32       6.5     371325.6    358     80    2.75     5      11.5   2
     379138    9/1/02   8/1/32     6.375    415097.58    358   79.2    2.75     5     11.38   2
     379283    9/1/02   8/1/32         6    540817.66    358   69.9    2.75     5        11   2
     379295    9/1/02   8/1/32     5.875    436191.67    358   46.1    2.75     5     10.88   2
     381297    9/1/02   8/1/32     5.875       275000    358     55    2.75     5     10.88   2
     381658    8/1/02   7/1/32     6.625    367020.59    357     80    2.75     5     11.63   2
     381976    9/1/02   8/1/32         6    588822.36    358     59    2.75     5        11   2
     385802    9/1/02   8/1/32     5.875       925000    358   64.9    2.75     5     10.88   2
     389302    8/1/02   7/1/32       6.5       650000    357   70.7    2.75     5      11.5   2
     390644    9/1/02   8/1/32     6.375    496076.92    358     70    2.75     5     11.38   2
     391364    9/1/02   8/1/32      6.25    140863.12    358     80    2.75     5     11.25   2
     391916    8/1/02   7/1/32     6.375    621259.72    357   79.9    2.75     5     11.38   2
     392288    9/1/02   8/1/32     6.125       806250    358     75    2.75     5     11.13   2
     393532    9/1/02   8/1/32     6.375    399257.07    358   87.9    2.75     5     11.38   2
     394161    8/1/02   7/1/32      6.25    782753.82    357   51.5    2.75     5     11.25   2
     394552    8/1/02   7/1/32       6.5    395643.93    357   72.8    2.75     5      11.5   2
     394859    8/1/02   7/1/32      6.25    462672.32    357     80    2.75     5     11.25   2
     396294    8/1/02   7/1/32         6       310000    357   56.6    2.75     5        11   2
     396789    8/1/02   7/1/32     6.125    316557.45    357   63.8    2.75     5     11.13   2
     397192    7/1/02   6/1/32     6.375    408468.87    356   53.3    2.75     5     11.38   2
     397383    9/1/02   8/1/32     6.375       300000    358     60    2.75     5     11.38   2
     399053    8/1/02   7/1/32      6.25    349544.97    357   79.9    2.75     5     11.25   2
     404636    8/1/02   7/1/32       6.5    683132.16    357   52.7    2.75     5      11.5   2
     405208    9/1/02   8/1/32     5.875       995000    358   53.8    2.75     5     10.88   2
     407556    9/1/02   8/1/32         6       360000    358   67.3    2.75     5        11   2
     407766    7/1/02   6/1/32      6.25    137378.77    356    100    2.75     5     11.25   5
     409643    9/1/02   8/1/32     6.125    558908.65    358     70    2.75     5     11.13   2
     411691    9/1/02   8/1/32      6.25    462168.99    358     95    2.75     5     11.25   2
     413233    8/1/02   7/1/32     6.125    648095.02    357   50.6    2.75     5     11.13   2
     414016    8/1/02   7/1/32     6.125    648095.02    357   74.7    2.75     5     11.13   2
     415912    9/1/02   8/1/32     5.875    384013.44    358     80    2.75     5     10.88   2
     417292    8/1/02   7/1/32      6.25    335038.58    357     80    2.75     5     11.25   2
     417585    9/1/02   8/1/32     6.125     563898.9    358   48.7    2.75     5     11.13   2
     417787    8/1/02   7/1/32     5.875    316025.65    357   50.1    2.75     5     10.88   2
     417801    8/1/02   7/1/32     6.375    432289.06    357   82.6    2.75     5     11.38   2
     418204    9/1/02   8/1/32     5.875    339305.01    358     80    2.75     5     10.88   2
     418425    8/1/02   7/1/32      6.25    342217.98    357     80    2.75     6     12.25   2
     421270    9/1/02   8/1/32         6    156087.82    358     80    2.75     5        11   2
     422845    8/1/02   7/1/32     6.375    339050.25    357     80    2.75     5     11.38   2
     423710    9/1/02   8/1/32     6.125    374269.18    358     75    2.75     5     11.13   2
     423896    8/1/02   7/1/32     6.125    409835.65    357     50    2.75     5     11.13   2
     424623    8/1/02   7/1/32         6    495508.26    357     70    2.75     5        11   2
     425075    9/1/02   8/1/32     5.875    317349.98    358   60.6    2.75     5     10.88   2
     425485    8/1/02   7/1/32      6.25    618225.94    357     80    2.75     5     11.25   2
     426256    8/1/02   7/1/32         6      1000000    357   59.5    2.75     5        11   2
     426738    8/1/02   7/1/32     5.875    584198.85    357   57.2    2.75     5     10.88   2
     426743    9/1/02   8/1/32     6.125    304205.99    358     80    2.75     5     11.13   2
     426824    9/1/02   8/1/32         6    367265.47    358     80    2.75     5        11   2
     426966    9/1/02   8/1/32         6    623752.51    358   74.9    2.75     5        11   2
     427980    9/1/02   8/1/32     6.125    352811.09    358     70    2.75     5     11.13   2
     428260    9/1/02   8/1/32     6.375    339261.89    358     80    2.75     5     11.38   2
     428800    8/1/02   7/1/32     6.625    305166.96    357     95    2.75     5     11.63   2
     428943    8/1/02   7/1/32     6.375    745910.54    357     80    2.75     5     11.38   2
     431334    9/1/02   8/1/32         6       600400    358   49.6    2.75     5        11   2
     432139    9/1/02   8/1/32     6.125       990000    358   50.3    2.75     5     11.13   2
     432605    9/1/02   8/1/32      6.75       119000    358     70    2.75     5     11.75   2
     433280    8/1/02   7/1/32         6    342169.88    357     80    2.75     5        11   2
     439897    9/1/02   8/1/32     6.125    387775.59    358     50    2.75     5     11.13   2
     439900    8/1/02   7/1/32     6.125    324645.76    357   78.5    2.75     5     11.13   2
     440572    8/1/02   7/1/32      6.25    336359.85    357     90    2.75     5     11.25   2
     440641    9/1/02   8/1/32     5.875    419141.48    358     70    2.75     5     10.88   2
     441268    8/1/02   7/1/32     6.375    307139.63    357     80    2.75     5     11.38   2
     441655    8/1/02   7/1/32         6    467242.57    357     75    2.75     5        11   2
     442422    9/1/02   8/1/32     6.125       370277    358   48.8    2.75     5     11.13   2
     442823    8/1/02   7/1/32     6.125    361798.47    357     80    2.75     5     11.13   2
     444516    9/1/02   8/1/32       6.5    129764.32    358   68.4    2.75     5      11.5   2
     444728    9/1/02   8/1/32     6.125    741801.51    358   55.1    2.75     5     11.13   2
     449830    8/1/02   7/1/32      6.25    448712.38    357   58.5    2.75     5     11.25   2
     450980    8/1/02   7/1/32     6.375    606968.06    357     70    2.75     5     11.38   2
     451056    9/1/02   8/1/32      6.25       268000    358   97.1    2.75     5     11.25   2
     453500    9/1/02   8/1/32      6.25    459274.51    358   74.8    2.75     5     11.25   2
     454450    9/1/02   8/1/32       6.5    331962.47    358     80    2.75     5      11.5   2
     455523    8/1/02   7/1/32         6       927500    357     70    2.75     5        11   2
     459346    8/1/02   7/1/32         6       400000    357   87.9    2.75     5        11   2
     459922    9/1/02   8/1/32      6.25    319151.62    358     80    2.75     5     11.25   2
     460589    8/1/02   7/1/32         6    628109.06    357     70    2.75     5        11   2
     461940    8/1/02   7/1/32         6    362907.48    357   59.7    2.75     5        11   2
     464508    8/1/02   7/1/32     5.875     480070.7    357     80    2.75     5     10.88   2
     465132    8/1/02   7/1/32         6       432800    357     80    2.75     5        11   2
     465944    9/1/02   8/1/32      6.25    127856.28    358     70    2.75     5     11.25   2
     467483    9/1/02   8/1/32     5.875    323337.72    358     80    2.75     5     10.88   2
     467814    9/1/02   8/1/32     5.875     538896.2    358   69.7    2.75     5     10.88   2
     468026    9/1/02   8/1/32     6.125    449123.02    358   73.9    2.75     5     11.13   2
     469584    9/1/02   8/1/32     6.125    324167.01    358   70.6    2.75     5     11.13   2
     469603    9/1/02   8/1/32      6.25    402732.29    358   79.4    2.75     5     11.25   2
     471651    9/1/02   8/1/32     6.375    304533.32    358     90    2.75     5     11.38   2
     472684    9/1/02   8/1/32      6.25    372290.31    358   79.4    2.75     5     11.25   2
     472711    8/1/02   7/1/32         6    443664.35    357   49.4    2.75     5        11   2
     474778    9/1/02   8/1/32     6.125    698635.82    358     70    2.75     5     11.13   2
     476496    9/1/02   8/1/32      6.25       277686    358   76.1    2.75     5     11.25   2
     477177    9/1/02   8/1/32     5.875    513893.45    358   62.1    2.75     5     10.88   2
     477534    9/1/02   8/1/32     6.125    356703.49    358   59.6    2.75     5     11.13   2
     477830    9/1/02   8/1/32         6     673652.7    358   60.4    2.75     5        11   2
     478645    9/1/02   8/1/32     5.875    462053.59    358   60.9    2.75     5     10.88   2
     478959    8/1/02   7/1/32      6.25       333489    357     80    2.75     5     11.25   2
     482796    9/1/02   8/1/32     5.875    898160.33    358   69.2    2.75     5     10.88   2
     485957    9/1/02   8/1/32     6.125     899719.2    358   64.5    2.75     5     11.13   2
     486770    9/1/02   8/1/32     5.875     438095.7    358   71.5    2.75     5     10.88   2
     487646    8/1/02   7/1/32      6.25       763000    357     70    2.75     5     11.25   2
     490627    9/1/02   8/1/32     5.875    435057.67    358   79.5    2.75     5     10.88   2
     492665    9/1/02   8/1/32         6    454291.43    358     80    2.75     5        11   2
     501215    9/1/02   8/1/32     5.875    310863.27    358     70    2.75     5     10.88   2
     501604    9/1/02   8/1/32     5.875     448132.1    358   57.9    2.75     5     10.88   2
     502410    9/1/02   8/1/32     5.875      1000000    358   44.4    2.75     5     10.88   2
     503927    9/1/02   8/1/32         6    630738.53    358   66.5    2.75     5        11   2
     505010    9/1/02   8/1/32         6       595000    358     70    2.75     5        11   2
     506622    8/1/02   7/1/32         6    377952.32    357   78.2    2.75     5        11   2
     508348    9/1/02   8/1/32      6.25    168678.46    358   63.8    2.75     5     11.25   2
     509355    9/1/02   8/1/27     6.125    426588.83    298   57.4    2.75     5     11.13   2
     509972    9/1/02   8/1/32         6    451097.81    358   64.6    2.75     5        11   2
     512357    8/1/02   7/1/32         6    398799.42    357   71.6    2.75     5        11   2
     513048    9/1/02   8/1/32     6.125    173261.68    358     80    2.75     5     11.13   2
     516445    9/1/02   8/1/32      6.25       233350    358     65    2.75     5     11.25   2
     520707    9/1/02   8/1/32      6.25       305000    358    100    2.75     5     11.25   2
     525102    9/1/02   8/1/32         6    608782.44    358   76.3    2.75     5        11   2
     526164   10/1/02   9/1/32         6    100899.45    359   74.3    2.75     5        11   2
     529599    9/1/02   8/1/32         6    838323.38    358     70    2.75     5        11   2
     531583    9/1/02   8/1/32      6.25    369296.03    358   60.7    2.75     5     11.25   2
     535266    9/1/02   8/1/32     5.875    608753.11    358   79.7    2.75     5     10.88   2
     536820    9/1/02   8/1/32     6.375    359331.37    358   64.3    2.75     5     11.38   2
     546161    9/1/02   8/1/32         6     573852.3    358   66.9    2.75     5        11   2
     546254    9/1/02   8/1/32         6    389620.76    358     80    2.75     5        11   2
     546708    9/1/02   8/1/32         6    334331.35    358     77    2.75     5        11   2
     557360    9/1/02   8/1/32      6.25       106960    358     80    2.75     5     11.25   2
     565221    9/1/02   8/1/32         6       320000    358     80    2.75     5        11   2
     583907    9/1/02   8/1/22     5.875    467930.19    238   63.5    2.75     5     10.88   2
     587658    9/1/02   8/1/32     5.875    536900.29    358   77.8    2.75     5     10.88   2
     589399    9/1/02   8/1/32     5.875    387999.58    358   72.8    2.75     5     10.88   2
     591722    9/1/02   8/1/32     5.875     468004.4    358   64.2    2.75     5     10.88   2
     605995    9/1/02   8/1/32      6.25       532984    358   72.2    2.75     5     11.25   2
     617078    9/1/02   8/1/32      6.25     365417.6    358     80    2.75     5     11.25   2
     621101    9/1/02   8/1/32     5.875     305374.5    358   51.4    2.75     5     10.88   2
     623805    9/1/02   8/1/32     5.875    417579.73    358   69.8    2.75     5     10.88   2
     637790    9/1/02   8/1/32     5.875    351244.82    358     80    2.75     5     10.88   2
     638363    9/1/02   8/1/32         6       427000    358   55.8    2.75     5        11   2
     662065    9/1/02   8/1/32     5.875       480000    358     64    2.75     5     10.88   2
     669099    9/1/02   8/1/32     5.875    455999.84    358   79.3    2.75     5     10.88   2
     737972    8/1/02   7/1/32     6.375     306441.6    357   79.8    2.75     5     11.38   2
     739063    7/1/02   6/1/32     6.125    403413.38    356     73    2.75     5     11.13   2
     741284    8/1/02   7/1/32       6.5    733596.44    357     70    2.75     5      11.5   2
     741771    9/1/02   8/1/32      6.25       396800    358     80    2.75     5     11.25   2
     742533    7/1/02   6/1/32     6.625    374619.98    356     80    2.75     5     11.63   2
     743081    9/1/02   8/1/32       6.5    773594.98    358   63.3    2.75     5      11.5   2
     744537    7/1/02   6/1/32       6.5       228000    356     80    2.75     5      11.5   2
     745036    9/1/02   8/1/32     6.125    494035.31    358     75    2.75     5     11.13   2
     745334    8/1/02   7/1/32      6.25    537323.12    357   59.9    2.75     5     11.25   2
     746598    8/1/02   7/1/32         6       332000    357     80    2.75     5        11   2
     747538    8/1/02   7/1/32     6.625       620000    357     43    2.75     5     11.63   2
     747913    8/1/02   7/1/32     6.625     458775.7    357   51.1    2.75     5     11.63   2
     748644    9/1/02   8/1/32     6.375     265472.6    358   54.7    2.75     5     11.38   2
     749355    5/1/02   4/1/32     6.375    576733.44    354     80    2.75     5     11.38   2
     749644    8/1/02   7/1/32     6.375    463701.05    357   39.4    2.75     5     11.38   2
     749683    8/1/02   7/1/32      6.25    623211.62    357   77.2    2.75     5     11.25   2
     750685    7/1/02   6/1/32     6.125     454549.6    356     80    2.75     5     11.13   2
     752080    8/1/02   7/1/32         6    494361.72    357   70.8    2.75     5        11   2
     752679    8/1/02   7/1/32     6.125    381877.54    357   27.4    2.75     5     11.13   2
     752719    8/1/02   7/1/32       6.5    418854.75    357     80    2.75     5      11.5   2
     753389    8/1/02   7/1/32      6.25    438740.99    357     80    2.75     5     11.25   2
     754807    8/1/02   7/1/32     6.125    598241.57    357   44.4    2.75     5     11.13   2
     755894    8/1/02   7/1/32     6.375    380932.92    357   73.5    2.75     5     11.38   2
     756417    8/1/02   7/1/32      6.25       290500    357   75.3    2.75     5     11.25   2
     756853    8/1/02   7/1/32     6.125    375876.34    357   71.4    2.75     5     11.13   2
     757940    8/1/02   7/1/32         6    593355.08    357   56.8    2.75     5        11   2
     758628    8/1/02   7/1/32     6.375    997206.61    357   64.9    2.75     5     11.38   2
     761635    8/1/02   7/1/32     6.375       596500    357   78.5    2.75     5     11.38   2
     761740    8/1/02   7/1/32      6.25    400849.71    357   57.4    2.75     5     11.25   2
     761758    8/1/02   7/1/32      6.25    441732.41    357   67.6    2.75     5     11.25   2
     762538    9/1/02   8/1/32     6.125       315000    358   56.3    2.75     5     11.13   2
     763307    8/1/02   7/1/32         6       320000    357     80    2.75     5        11   2
     764551    9/1/02   8/1/32     6.125       382500    358     90    2.75     5     11.13   2
     765723    9/1/02   8/1/32       6.5       223250    358     95    2.75     5      11.5   2
     766382    9/1/02   8/1/32     6.125    351813.03    358     75    2.75     5     11.13   2
     767505    9/1/02   8/1/32     5.875       400000    358   61.5    2.75     5     10.88   2
     767966    9/1/02   8/1/32         6       262988    358     95    2.75     5        11   2
     768117   10/1/02   9/1/32         6     356744.5    359     54    2.75     5        11   2
     768238   10/1/02   9/1/32         6    501500.25    359   79.7    2.75     5        11   2
     768752    9/1/02   8/1/32         6    362475.05    358     80    2.75     5        11   2
     768931    9/1/02   8/1/32         6       410000    358   58.6    2.75     5        11   2
     770419    2/1/02   1/1/32      6.25    471849.48    351     75    2.75     6     12.25   2
     771795    9/1/02   8/1/32     5.875    618732.66    358     80    2.75     5     10.88   2
     772133    9/1/02   8/1/32         6       423200    358     80    2.75     5        11   2
     773493   10/1/02   9/1/32         6       376000    359   53.7    2.75     5        11   2
     773498   10/1/02   9/1/32     5.875       375000    359   57.7    2.75     5     10.88   2
     774328    9/1/02   8/1/32     5.875       448000    358     80    2.75     5     10.88   2
     775330    9/1/02   8/1/32     5.875    347089.07    358   73.2    2.75     5     10.88   2
     775573    9/1/02   8/1/32     5.875    456564.82    358     75    2.75     5     10.88   2
     776004    9/1/02   8/1/32     5.875    499975.92    358   79.9    2.75     5     10.88   2
     776677    9/1/02   8/1/32     5.875    643681.57    358   57.1    2.75     5     10.88   2
     777224   10/1/02   9/1/32     6.125       174800    359     95    2.75     5     11.13   2
     778602    8/1/02   7/1/32     6.125    332909.78    357     70    2.75     5     11.13   2
     779360   10/1/02   9/1/32     5.875    499447.92    359     80    2.75     5     10.88   2
     779984    9/1/02   8/1/32     5.875    363255.95    358   45.8    2.75     5     10.88   2
     780671    9/1/02   8/1/32         6    957185.65    358   67.3    2.75     5        11   2
     784836   10/1/02   9/1/32     5.875       252000    359     80    2.75     5     10.88   2
     785657    9/1/02   8/1/32     5.875    307370.42    358   73.3    2.75     5     10.88   2
     787588    9/1/02   8/1/32     5.875    329325.44    358     75    2.75     5     10.88   2
     793373    6/1/02   5/1/32      6.25    351426.17    355   66.5    2.75     5     11.25   2
     799202    9/1/02   8/1/32         6    980882.07    358   51.3    2.75     5        11   2
     805221    9/1/02   8/1/32     6.125       368918    358     95    2.75     5     11.13   2
     889554    9/1/02   8/1/32      6.25    349269.42    358   47.8    2.75     5     11.25   2
     896610    9/1/02   8/1/32     6.125    970105.74    358     75    2.75     5     11.13   2
     902073    9/1/02   8/1/32     6.125       307600    358   79.9    2.75     5     11.13   2
     921004    9/1/02   8/1/32         6       537300    358     90    2.75     5        11   2
     921292    9/1/02   8/1/32         6       770000    358     70    2.75     5        11   2
     969210    9/1/02   8/1/32         6       405000    358   47.7    2.75     5        11   2
     971652    8/1/02   7/1/32       6.5    339471.81    357   79.9    2.75     5      11.5   2
     971957    9/1/02   8/1/32     6.625    559009.11    358     70    2.75     5     11.63   2
     978567    8/1/02   7/1/32       6.5    544511.17    357     70    2.75     5      11.5   2
     979315    7/1/02   6/1/32         6    338635.94    356     80    2.75     5        11   2
     983961    8/1/02   7/1/32     6.375       447000    357   74.8    2.75     5     11.38   2
     991762    7/1/02   6/1/32     6.375    348692.92    356   62.7    2.75     5     11.38   2
     994213    8/1/02   7/1/32     5.875       550000    357   38.3    2.75     5     10.88   2
     994526    7/1/02   6/1/32     5.875    342014.13    356     95    2.75     5     10.88   2
     995833    7/1/02   6/1/32         6    399016.64    356     80    2.75     5        11   2
     996340    8/1/02   7/1/32      6.25    417103.08    357   69.7    2.75     5     11.25   2
     997512    9/1/02   8/1/32      6.25    598858.41    358   76.1    2.75     5     11.25   2
     999928    9/1/02   8/1/32     5.875    684597.76    358   52.8    2.75     5     10.88   2
    1219141    9/1/02   8/1/32         6     648702.6    358   69.2    2.75     5        11   2
    1311469    9/1/02   8/1/32         6    406328.31    358     80    2.75     5        11   2
    1311538    8/1/02   7/1/32         6    644061.03    357   66.9    2.75     5        11   2
    1312102    9/1/02   8/1/32     6.125    356803.29    358     65    2.75     5     11.13   2
    1313994    9/1/02   8/1/32     5.875    354274.35    358   65.7    2.75     5     10.88   2
    1314094    8/1/02   7/1/32         6       395264    357     69    2.75     5        11   2
    1317307    9/1/02   8/1/32     5.875     400429.8    358   71.7    2.75     5     10.88   2
    1323306    9/1/02   8/1/32         6    519960.09    358   47.4    2.75     5        11   2
    1323812    9/1/02   8/1/32         6    364259.76    358   59.8    2.75     5        11   2
    1323991    9/1/02   8/1/32         6    441616.78    358   41.2    2.75     5        11   2
    1323996    9/1/02   8/1/32         6    339321.35    358     80    2.75     5        11   2
    1324221    9/1/02   8/1/32         6    634730.53    358     80    2.75     5        11   2
    1325358    9/1/02   8/1/32         6    392215.56    358   61.4    2.75     5        11   2
    1325852    8/1/02   7/1/32     5.875    419705.98    357   64.8    2.75     5     10.88   2
    1326226    9/1/02   8/1/32     5.875    693579.35    358   38.6    2.75     5     10.88   2
    1327817    9/1/02   8/1/32     5.875    462053.59    358   64.3    2.75     5     10.88   2
    1328076    9/1/02   8/1/32     6.125    327360.77    358     80    2.75     5     11.13   2
    1329273    9/1/02   8/1/32         6    357085.82    358   65.1    2.75     5        11   2
    1331512    9/1/02   8/1/32     5.875    498977.96    358     80    2.75     5     10.88   2
    1333096    9/1/02   8/1/32     5.875    648671.34    358   57.8    2.75     5     10.88   2
    1334331    9/1/02   8/1/32     5.875    808344.28    358   68.9    2.75     5     10.88   2
    1334900   10/1/02   9/1/32     5.875    313679.86    359   64.1    2.75     5     10.88   2
    1335092    8/1/02   7/1/32     5.875    644263.64    357   56.2    2.75     5     10.88   2
    1335124    9/1/02   8/1/32     5.875    428993.23    358   78.2    2.75     5     10.88   2
    1335566    9/1/02   8/1/32         6    409181.64    358   58.6    2.75     5        11   2
    1335897    9/1/02   8/1/32     5.875    434110.83    358   62.1    2.75     5     10.88   2
    1336008    9/1/02   8/1/32     5.875    756949.55    358   63.2    2.75     5     10.88   2
    1338035    9/1/02   8/1/32     5.875    619730.62    358   75.3    2.75     5     10.88   2
    1338213    9/1/02   8/1/32     5.875    529914.59    358   49.4    2.75     5     10.88   2
    1347073    9/1/02   8/1/32     5.875    425129.22    358   59.6    2.75     5     10.88   2
    1348605    9/1/02   8/1/32     5.875    349284.55    358   35.4    2.75     5     10.88   2
    1350138    9/1/02   8/1/32         6    768463.09    358     70    2.75     5        11   2
    1351921    9/1/02   8/1/32     5.875    472532.13    358   61.1    2.75     5     10.88   2
    1352448    9/1/02   8/1/32     5.875    397140.55    358   36.2    2.75     5     10.88   2
    1352724    9/1/02   8/1/32     5.875    399158.39    358     69    2.75     5     10.88   2
    1352748    9/1/02   8/1/32     5.875    374233.47    358   62.5    2.75     5     10.88   2
    1354070    9/1/02   8/1/32     5.875    578814.43    358   36.3    2.75     5     10.88   2
    1354436    9/1/02   8/1/32         6    367964.06    358   56.7    2.75     5        11   2
    1354678    9/1/02   8/1/32     5.875    399182.37    358   58.4    2.75     5     10.88   2
    1355157    9/1/02   8/1/32     5.875    709546.65    358   42.5    2.75     5     10.88   2
    1356919    8/1/02   7/1/32     5.875     469552.3    357   79.8    2.75     5     10.88   2
    1357269    9/1/02   8/1/32         6    371148.41    358     80    2.75     5        11   2
    1358307    8/1/02   7/1/32     5.875    573232.63    357   47.9    2.75     5     10.88   2
    1358583    9/1/02   8/1/32         6    423153.69    358     68    2.75     5        11   2
    1358851    9/1/02   8/1/32         6    351297.41    358   72.6    2.75     5        11   2
    1365286    9/1/02   8/1/32         6    413173.66    358   79.6    2.75     5        11   2
    1367193    9/1/02   8/1/32     5.875     574822.6    358     49    2.75     5     10.88   2
    1369031    8/1/02   7/1/32     5.875    404151.82    357     80    2.75     5     10.88   2
    1372094    9/1/02   8/1/32         6    334331.33    358   73.6    2.75     5        11   2
    1373464    9/1/02   8/1/32         6    403193.61    358   79.2    2.75     5        11   2
    1375320    9/1/02   8/1/32     5.875     796368.8    358   69.4    2.75     5     10.88   2
    1375714    9/1/02   8/1/32         6    399201.59    358     80    2.75     5        11   2
    1378075    9/1/02   8/1/32     5.875    436106.74    358   67.8    2.75     5     10.88   2
    1382260    9/1/02   8/1/32     5.875    465505.76    358   68.8    2.75     5     10.88   2
    1382857    9/1/02   8/1/32         6    354750.49    358     90    2.75     5        11   2
    1385980    9/1/02   8/1/32     5.875    848262.54    358   64.2    2.75     5     10.88   2
    1386797    9/1/02   8/1/32     5.875    449080.16    358     60    2.75     5     10.88   2
    1387564    9/1/02   8/1/32     5.875    403872.74    358   78.6    2.75     5     10.88   2
    1387637    9/1/02   8/1/32     5.875    460057.68    358   69.9    2.75     5     10.88   2
    1392318    9/1/02   8/1/32     5.875    375231.41    358     80    2.75     5     10.88   2
    1392392    9/1/02   8/1/32         6    605089.82    358   60.6    2.75     5        11   2
    1401860    9/1/02   8/1/32     5.875    977705.53    358     70    2.75     5     10.88   2
    1405149    9/1/02   8/1/32     5.875    360761.06    358   69.4    2.75     5     10.88   2
    1406915   10/1/02   9/1/32     5.875    429561.59    359   67.7    2.75     5     10.88   2
    1408620    9/1/02   8/1/32     5.875    357268.21    358   69.5    2.75     5     10.88   2
    1414513    9/1/02   8/1/32     5.875     624720.4    358   69.9    2.75     5     10.88   2
    1415125    9/1/02   8/1/32     5.875    638691.77    358   73.6    2.75     5     10.88   2
    1415530    9/1/02   8/1/32     5.875    407028.87    358   78.5    2.75     5     10.88   2
    1417158    9/1/02   8/1/32         6    394562.69    358     70    2.75     5        11   2
    1418450    9/1/02   8/1/32     5.875    508458.53    358   79.9    2.75     5     10.88   2
    1420814    8/1/02   7/1/32     5.875    761402.51    357     65    2.75     5     10.88   2
    1425079    9/1/02   8/1/32         6    399201.59    358   47.1    2.75     5        11   2
    1426172    9/1/02   8/1/32     5.875    559853.26    358   69.3    2.75     5     10.88   2
    1426211    9/1/02   8/1/32     5.875    554863.49    358     80    2.75     5     10.88   2
    1428596    9/1/02   8/1/32     5.875    474029.05    358   79.6    2.75     5     10.88   2
    1431158    9/1/02   8/1/32         6    311377.25    358   51.7    2.75     5        11   2
    1435138   10/1/02   9/1/32     5.875    313679.86    359   64.1    2.75     5     10.88   2
    1436647    8/1/02   7/1/32     5.875     439887.6    357   45.8    2.75     5     10.88   2
    1438272    9/1/02   8/1/32         6    500556.49    358   55.2    2.75     5        11   2
    1449355    9/1/02   8/1/32     5.875    300384.73    358   35.4    2.75     5     10.88   2
    1453037    9/1/02   8/1/32         6    611277.45    358     49    2.75     5        11   2
    1453999   10/1/02   9/1/32         6    382618.72    359   71.6    2.75     5        11   2
    1455329    9/1/02   8/1/32     5.875    421636.37    358     65    2.75     5     10.88   2
    1456485    9/1/02   8/1/32     5.875    309801.73    358   40.5    2.75     5     10.88   2
    1459419    9/1/02   8/1/32     5.875    351280.47    358     80    2.75     5     10.88   2
    1465238    9/1/02   8/1/32     5.875    770421.95    358   42.9    2.75     5     10.88   2
    1465980    9/1/02   8/1/32     5.875    369243.69    358   62.7    2.75     5     10.88   2
    1467390    9/1/02   8/1/32     5.875    495984.08    358   61.4    2.75     5     10.88   2
    1467403    9/1/02   8/1/32     5.875    498977.96    358   53.2    2.75     5     10.88   2
    1471158    9/1/02   8/1/32     5.875    576319.54    358     70    2.75     5     10.88   2
    1471552    9/1/02   8/1/32     5.875    587477.64    358   59.3    2.75     5     10.88   2
    1481040    9/1/02   8/1/32         6    528942.12    358   76.8    2.75     5        11   2
    1484693    9/1/02   8/1/32     5.875     355272.3    358   59.8    2.75     5     10.88   2
    1497381    9/1/02   8/1/32     5.875    608753.11    358   38.7    2.75     5     10.88   2
    1546166    9/1/02   8/1/32     5.875    509456.49    358   62.6    2.75     5     10.88   2
    1570516    9/1/02   8/1/32     5.875    601909.06    358     80    2.75     5     10.88   2
    1634045    9/1/02   8/1/32     5.875    409161.91    358   75.9    2.75     5     10.88   2
    1641605    9/1/02   8/1/32     5.875    397186.45    358   45.5    2.75     5     10.88   2
    2271344   10/1/02   9/1/32     5.875    552922.07    359   67.4    2.75     5     10.88   2
    3856172   11/1/01  10/1/31      6.75    369618.39    348     80    2.75     5     11.75   5
    3890441   11/1/01  10/1/31      6.25    271777.47    348   72.4    2.75     5     11.25   5
    4298692   12/1/01  11/1/31      6.75       225000    349   28.7    2.75     5     11.75   2
    4309750    3/1/02   2/1/32     6.375    111849.18    352   90.2    2.75     5     11.38   5
    4330474   12/1/01  11/1/31      6.25    161782.93    349     80    2.75     5     11.25   5
    4350974   12/1/01  11/1/31       6.5    554277.87    349   62.2    2.75     5      11.5   5
    4629622   11/1/01  10/1/31         6    790175.96    348   59.3    2.75     6        12   2
    4914628   11/1/01  10/1/31     6.125    117585.33    348     80    2.75     5     11.13   5
    5450531    8/1/02   7/1/32       6.5    318144.11    357     80    2.75     5      11.5   2
    5965090   11/1/01  10/1/31       6.5    308512.72    348     80    2.75     5      11.5   5
    8024697   10/1/02   9/1/32     5.875       220000    359     80    2.75     5     10.88   2
    8163301   12/1/00  11/1/30      8.25    393667.62    337   88.9    2.75     5     13.25   2
    8356115   10/1/02   9/1/32     5.875       106058    359     95    2.75     5     10.88   2
    8645482    8/1/02   7/1/32       6.5     548500.3    357   77.5    2.75     5      11.5   2
    8663762    8/1/02   7/1/32       6.5    450767.49    357   79.9    2.75     5      11.5   2
    8722139    8/1/02   7/1/32     6.125    414780.82    357     80    2.75     5     11.13   2
    8795750   10/1/01   9/1/31      6.75    130186.34    347   79.5    2.75     5     11.75   5
    8821219    8/1/02   7/1/32     6.125     486569.8    357   79.9    2.75     5     11.13   2
    8839204   12/1/01  11/1/31       6.5    563985.62    349     76    2.75     6      12.5   2
    8859432   10/1/01   9/1/31       6.5    230170.94    347   88.8    2.75     5      11.5   5
    8901608   11/1/01  10/1/31      6.75    359131.35    348   63.1    2.75     6     12.75   2
    8911545   10/1/01   9/1/31     6.375    144579.92    347     80    2.75     5     11.38   5
    8915634   10/1/01   9/1/31     6.375     69425.91    347     95    2.75     5     11.38   5
    8935915   11/1/01  10/1/31     6.375    174332.35    348     80    2.75     5     11.38   5
    9441799    1/1/02  12/1/31     6.625    327015.03    350   54.1    2.75     5     11.63   5
    9600403    9/1/02   8/1/32     5.875    558855.32    358     80    2.75     5     10.88   2
    9609556    8/1/02   7/1/32       6.5    556023.71    357   79.7    2.75     5      11.5   2
    9662482    8/1/02   7/1/32      6.75     321662.3    357   92.1    2.75     5     11.75   2
    9679718    3/1/02   2/1/32       6.5    106069.64    352     80    2.75     5      11.5   5
    9740433    8/1/02   7/1/32      6.25    487600.78    357   79.9    2.75     5     11.25   2
    9743052    9/1/02   8/1/32       6.5    328742.94    358     80    2.75     5      11.5   2
    9745736    9/1/02   8/1/32     5.875    562920.99    358     80    2.75     5     10.88   2
    9761359    4/1/02   3/1/32     6.375    141064.53    353     71    2.75     5     11.38   5
    9814409    8/1/02   7/1/32      6.25    474438.53    357     80    2.75     5     11.25   2
    9828210    9/1/02   8/1/32     6.125    704125.08    358   73.5    2.75     5     11.13   2
    9838773    8/1/02   7/1/32     6.375    428798.85    357   68.3    2.75     5     11.38   2
    9842212    8/1/02   7/1/32       6.5    405291.82    357     80    2.75     5      11.5   2
    9844332    9/1/02   8/1/32     6.125    351314.01    358     80    2.75     5     11.13   2
    9845026    9/1/02   8/1/32      6.25    998097.36    358     50    2.75     5     11.25   2
    9845150    8/1/02   7/1/32         6    635586.55    357     49    2.75     5        11   2
    9845225    8/1/02   7/1/32         6     442001.5    357     70    2.75     5        11   2
    9846282    8/1/02   7/1/32         6    514451.24    357     80    2.75     5        11   2
    9847386    9/1/02   8/1/32       6.5    606897.73    358   40.5    2.75     5      11.5   2
    9847620    8/1/02   7/1/32     5.875    508432.42    357   67.8    2.75     5     10.88   2
    9849407    9/1/02   8/1/32     5.875    399182.35    358     80    2.75     5     10.88   2
    9850802    8/1/02   7/1/32       6.5    742968.56    357   52.5    2.75     5      11.5   2
    9851188    9/1/02   8/1/32         6    344311.38    358     75    2.75     5        11   2
    9852175    9/1/02   8/1/32     6.125    901240.18    358   60.2    2.75     5     11.13   2
    9853268    8/1/02   7/1/32     6.375    822695.44    357     55    2.75     5     11.38   2
    9853538    9/1/02   8/1/32     6.125    443134.72    358   63.9    2.75     5     11.13   2
    9854476    8/1/02   7/1/32     5.875    387804.34    357   59.9    2.75     5     10.88   2
    9855023    9/1/02   8/1/32     5.875    275435.82    358   72.6    2.75     5     10.88   2
    9855216    9/1/02   8/1/32         6    350747.46    358   66.3    2.75     5        11   2
    9855542    9/1/02   8/1/32       6.5    316425.29    358   37.3    2.75     5      11.5   2
    9855695    8/1/02   7/1/32         6    358919.45    357     45    2.75     5        11   2
    9855792    8/1/02   7/1/32     6.125    575807.51    357     70    2.75     5     11.13   2
    9856148    9/1/02   8/1/32     5.875    433112.86    358     70    2.75     5     10.88   2
    9856524    9/1/02   8/1/32      6.25    432475.58    358   61.9    2.75     5     11.25   2
    9856589    9/1/02   8/1/32      6.25    396725.93    358     80    2.75     5     11.25   2
    9857594    9/1/02   8/1/32     6.375    998142.68    358   77.5    2.75     5     11.38   2
    9858191    8/1/02   7/1/32     6.375    427801.61    357     78    2.75     5     11.38   2
    9858285    8/1/02   7/1/32     5.875    575724.97    357     70    2.75     5     10.88   2
    9859118    9/1/02   8/1/32     6.375     479308.1    358     70    2.75     5     11.38   2
    9859248    8/1/02   7/1/32     5.875    473540.01    357   52.8    2.75     5     10.88   2
    9859538    9/1/02   8/1/32      6.25    549951.64    358     35    2.75     5     11.25   2
    9859672    9/1/02   8/1/32         6    391217.57    358   54.4    2.75     5        11   2
    9859883    8/1/02   7/1/32         6    425718.37    357   67.8    2.75     5        11   2
    9860428    9/1/02   8/1/32     6.125    282198.96    358   68.1    2.75     5     11.13   2
    9861158    9/1/02   8/1/32     6.125    347321.79    358   79.1    2.75     5     11.13   2
    9861451    9/1/02   8/1/32      6.25    399181.52    358     58    2.75     5     11.25   2
    9861503    8/1/02   7/1/32         6    628146.82    357     70    2.75     5        11   2
    9861573    8/1/02   7/1/32      6.25    420792.49    357   50.9    2.75     5     11.25   2
    9861651    8/1/02   7/1/32     5.875     432600.1    357     80    2.75     5     10.88   2
    9861727    9/1/02   8/1/32     5.875    636196.88    358     75    2.75     5     10.88   2
    9864090    9/1/02   8/1/32     6.375    486234.29    358     80    2.75     5     11.38   2
    9864655    9/1/02   8/1/32     5.875     319345.9    358     80    2.75     5     10.88   2
    9864779    8/1/02   7/1/32     6.375    329078.19    357   37.7    2.75     5     11.38   2
    9865479    9/1/02   8/1/32     5.875    398184.41    358   65.6    2.75     5     10.88   2
    9865494    8/1/02   7/1/32         6    623376.93    357   72.8    2.75     5        11   2
    9865621    9/1/02   8/1/32     6.125    354308.16    358   64.6    2.75     5     11.13   2
    9865947    9/1/02   8/1/32      6.25    763045.44    358   42.5    2.75     5     11.25   2
    9865949    9/1/02   8/1/32         6     449101.8    358   56.6    2.75     5        11   2
    9866158    9/1/02   8/1/32     5.875    451076.08    358   57.6    2.75     5     10.88   2
    9866164    8/1/02   7/1/32     5.875    622042.17    357     80    2.75     5     10.88   2
    9866201    8/1/02   7/1/32      6.25    543241.12    357     80    2.75     5     11.25   2
    9866435    9/1/02   8/1/32     5.875    368844.49    358     80    2.75     5     10.88   2
    9866605    9/1/02   8/1/32     5.875    401677.25    358     70    2.75     5     10.88   2
    9866666    9/1/02   8/1/32     6.125    348319.85    358   64.6    2.75     5     11.13   2
    9866709    9/1/02   8/1/32      6.25    443155.23    358     80    2.75     5     11.25   2
    9866728    9/1/02   8/1/32         6    315369.27    358   65.4    2.75     5        11   2
    9866786    9/1/02   8/1/32     6.125    395133.92    358     80    2.75     5     11.13   2
    9866830    8/1/02   7/1/32         6     387832.4    357   76.3    2.75     5        11   2
    9913071    9/1/02   8/1/32     6.125     334999.9    358   64.4    2.75     5     11.13   2
    9914437    8/1/02   7/1/32         6    510862.04    357     60    2.75     5        11   2
    9949262    8/1/02   7/1/32       6.5    361012.91    357   58.4    2.75     5      11.5   2
    9955642    9/1/02   8/1/32      6.25    994076.53    358   62.7    2.75     5     11.25   2
    9958282    8/1/02   7/1/32      6.25    398855.46    357   72.7    2.75     5     11.25   2
    9958927    6/1/02   5/1/32       6.5    472829.55    355     50    2.75     5      11.5   2
    9962604    5/1/02   4/1/32     6.375    169042.63    354   48.6    2.75     5     11.38   2
    9963308    8/1/02   7/1/32      6.25    906856.07    357     70    2.75     5     11.25   2
    9980310    5/1/02   4/1/32      6.25    521971.94    354   52.5    2.75     5     11.25   2
    9982635    8/1/02   7/1/32       6.5       326150    357     80    2.75     5      11.5   2
    9994524    9/1/02   8/1/32     6.125    758319.27    358   47.5    2.75     5     11.13   2
    9994774    9/1/02   8/1/32         6    333811.78    358     54    2.75     5        11   2
    9994892    9/1/02   8/1/32         6    468163.67    358   49.9    2.75     5        11   2
    9995212    9/1/02   8/1/32         6    598802.39    358   63.8    2.75     5        11   2
    9995232    9/1/02   8/1/32     6.125     575875.5    358   76.9    2.75     5     11.13   2
    9995301    9/1/02   8/1/32         6    351297.41    358     80    2.75     5        11   2
    9995328    9/1/02   8/1/32         6    334331.33    358   63.8    2.75     5        11   2
    9995658    8/1/02   7/1/32     6.125    302909.65    357   69.8    2.75     5     11.13   2
    9995836    9/1/02   8/1/32         6    304391.22    358   43.6    2.75     5        11   2
    9995882    9/1/02   8/1/32         6    387724.55    358   69.4    2.75     5        11   2
    9995917    9/1/02   8/1/32     5.875    584702.37    358     70    2.75     5     10.88   2
    9995981    9/1/02   8/1/32     5.875    648671.34    358   32.5    2.75     5     10.88   2
   28554236    7/1/00   6/1/30      7.75    682875.72    332   53.3    2.75     6     13.75   2
   28893428   10/1/00   9/1/30      8.25    649518.09    335   77.4    2.75     6     14.25   2
   29015757   12/1/00  11/1/30         8       862500    337     75    2.75     5        13   2
  122509045    9/1/02   8/1/32     5.875       780000    358     65    2.75     5     10.88   2
  618836900    2/1/02   1/1/32     6.125    396428.75    351   74.8    2.75     5     11.13   2
  619524983    8/1/02   7/1/32         6    766442.63    357     75    2.75     5        11   2
  619894128    9/1/02   8/1/32         6    438989.21    358   66.7    2.75     5        11   2
  620621095    9/1/02   8/1/32         6     399199.8    358   68.3    2.75     5        11   2
  621018928    9/1/02   8/1/32      6.25    346339.79    358   43.4    2.75     5     11.25   2
  621974152    8/1/02   7/1/32     5.875    482512.37    357     80    2.75     5     10.88   2
  621996671    6/1/02   5/1/32     6.375    843881.67    355   73.1    2.75     5     11.38   2
  622174782    8/1/02   7/1/32     5.875    423793.39    357     80    2.75     5     10.88   2
  622253711    8/1/02   7/1/32      6.25    347191.76    357   77.5    2.75     5     11.25   2
  622328355    8/1/02   7/1/32      6.25    358969.91    357     80    2.75     5     11.25   2
  622496565   10/1/02   9/1/32     5.875    377614.61    359   60.5    2.75     5     10.88   2
  622546326    8/1/02   7/1/32     6.125    443994.96    357     80    2.75     5     11.13   2
  622644085    8/1/02   7/1/32      6.25    979688.71    357     75    2.75     5     11.25   2
  622675254    8/1/02   7/1/32      6.25     394866.9    357     80    2.75     5     11.25   2
  622825222    5/1/02   4/1/32         6    521791.47    354     75    2.75     5        11   2
  622903330    8/1/02   7/1/32      6.75    388588.01    357     80    2.75     5     11.75   2
  622948139    9/1/02   8/1/32         6    523600.36    358   72.5    2.75     5        11   2
  623203062    9/1/02   8/1/32       6.5    392287.52    358   52.1    2.75     5      11.5   2
  623286927    9/1/02   8/1/32       6.5     596821.5    358     60    2.75     5      11.5   2
  623309800    7/1/02   6/1/32       6.5    335256.03    356   70.9    2.75     5      11.5   2
  623377723    8/1/02   7/1/32         6    598199.12    357     80    2.75     5        11   2
  623422250    8/1/02   7/1/32       6.5    475250.56    357     90    2.75     5      11.5   2
  623456796    7/1/02   6/1/32       6.5    358687.62    356   83.8    2.75     5      11.5   2
  623529602    8/1/02   7/1/32     6.125    461842.49    357     80    2.75     5     11.13   2
  623685076    9/1/02   8/1/32     5.875    344594.18    358   88.6    2.75     5     10.88   2
  623687001    8/1/02   7/1/32      6.25    648140.12    357   72.3    2.75     5     11.25   2
  623734371    8/1/02   7/1/32      6.25    336279.77    357     90    2.75     5     11.25   2
  623748890    8/1/02   7/1/32     6.125    415777.88    357   78.7    2.75     5     11.13   2
  623753718   10/1/02   9/1/32         6    771730.97    359     75    2.75     5        11   2
  623826704    8/1/02   7/1/32      6.25    374126.42    357     80    2.75     5     11.25   2
  623862834    9/1/02   8/1/32     6.375    359328.49    358   59.6    2.75     5     11.38   2
  623868976    9/1/02   8/1/32         6    358483.03    358     80    2.75     5        11   2
  623879332    8/1/02   7/1/32         6    523424.23    357   63.7    2.75     5        11   2
  623898028    9/1/02   8/1/32         6    568862.28    358     80    2.75     5        11   2
  623906701   10/1/02   9/1/32     5.875    331661.51    359     80    2.75     5     10.88   2
  623953491    8/1/02   7/1/32      6.25    448313.54    357     80    2.75     5     11.25   2
  623959885    8/1/02   7/1/32      6.25    377431.22    357     75    2.75     5     11.25   2
  623962528    8/1/02   7/1/32      6.25    684037.11    357     75    2.75     5     11.25   2
  623978902    8/1/02   7/1/32     6.125    680001.26    357     75    2.75     5     11.13   2
  623988414    9/1/02   8/1/32     5.875    449080.16    358     75    2.75     5     10.88   2
  624008169    9/1/02   8/1/32         6    304890.22    358   73.7    2.75     5        11   2
  624046520    8/1/02   7/1/32      6.25    434600.74    357     80    2.75     5     11.25   2
  624049237    9/1/02   8/1/32     5.875    492591.04    358     80    2.75     5     10.88   2
  624075786    8/1/02   7/1/32      6.25    477726.75    357     80    2.75     5     11.25   2
  624086346    8/1/02   7/1/32      6.25    358968.91    357     80    2.75     5     11.25   2
  624137804    8/1/02   7/1/32      6.25    333339.12    357     95    2.75     5     11.25   2
  624198216    9/1/02   8/1/32         6    535279.45    358   79.9    2.75     5        11   2
  624198911    8/1/02   7/1/32     6.125     800148.1    357     75    2.75     5     11.13   2
  624238533    8/1/02   7/1/32     6.125    428587.41    357   72.1    2.75     5     11.13   2
  624243006    9/1/02   8/1/32      6.25    315344.15    358     80    2.75     5     11.25   2
  624249570    9/1/02   8/1/32      6.25    414210.41    358   74.2    2.75     5     11.25   2
  624255591   10/1/02   9/1/32     5.875    329663.56    359   73.4    2.75     5     10.88   2
  624276233    8/1/02   7/1/32         6    372378.95    357     90    2.75     5        11   2
  624279430    8/1/02   7/1/32         6    336487.01    357     75    2.75     5        11   2
  624282479    8/1/02   7/1/32      6.25    428502.79    357   78.2    2.75     5     11.25   2
  624288000    8/1/02   7/1/32         6    610975.43    357   47.2    2.75     5        11   2
  624289864    9/1/02   8/1/32     6.125    678425.29    358   59.2    2.75     5     11.13   2
  624292869    8/1/02   7/1/32      6.25     325067.2    357   43.5    2.75     5     11.25   2
  624293666    8/1/02   7/1/32     5.875    859592.66    357     75    2.75     5     10.88   2
  624310268    8/1/02   7/1/32      6.25    673068.58    357     45    2.75     5     11.25   2
  624314160    9/1/02   8/1/32     5.875    518782.52    358   50.8    2.75     5     10.88   2
  624323673    8/1/02   7/1/32      6.25    851556.41    357   74.3    2.75     5     11.25   2
  624333788    8/1/02   7/1/32      6.25    303828.14    357     80    2.75     5     11.25   2
  624336202    8/1/02   7/1/32      6.25    475635.13    357   59.7    2.75     5     11.25   2
  624342175    8/1/02   7/1/32         6    342867.81    357     80    2.75     5        11   2
  624350472    8/1/02   7/1/32     6.125     473607.9    357   59.1    2.75     5     11.13   2
  624360485    8/1/02   7/1/32         6    606225.96    357     61    2.75     5        11   2
  624374675    9/1/02   8/1/32     5.875    673620.25    358     75    2.75     5     10.88   2
  624374879    9/1/02   8/1/32      6.25    442556.37    358   78.9    2.75     5     11.25   2
  624377554    8/1/02   7/1/32     5.875    598155.81    357   73.2    2.75     5     10.88   2
  624380935    9/1/02   8/1/32      6.25    498893.96    358   69.6    2.75     5     11.25   2
  624382868    8/1/02   7/1/32      6.25     394866.9    357     90    2.75     5     11.25   2
  624384611    8/1/02   7/1/32      6.25    378678.08    357   74.7    2.75     5     11.25   2
  624384995    8/1/02   7/1/32     6.125    476599.11    357   78.4    2.75     5     11.13   2
  624400041    9/1/02   8/1/32      6.25    528592.37    358   79.6    2.75     5     11.25   2
  624405945    9/1/02   8/1/32     5.875    476024.96    358   75.2    2.75     5     10.88   2
  624413752    8/1/02   7/1/32      6.25    475635.13    357   69.9    2.75     5     11.25   2
  624423889    8/1/02   7/1/32      6.25    896005.29    357     57    2.75     5     11.25   2
  624425017    9/1/02   8/1/32         6    317764.48    358     80    2.75     5        11   2
  624425858    8/1/02   7/1/32      6.25    767348.04    357     75    2.75     5     11.25   2
  624434600    8/1/02   7/1/32     5.875    624325.13    357     75    2.75     5     10.88   2
  624440470    9/1/02   8/1/32     5.875    526820.91    358   62.9    2.75     5     10.88   2
  624456139    8/1/02   7/1/32      6.25     394866.9    357     80    2.75     5     11.25   2
  624471606    8/1/02   7/1/32      6.25     919860.4    357     75    2.75     5     11.25   2
  624484941    8/1/02   7/1/32         6     470583.3    357   74.4    2.75     5        11   2
  624494625    8/1/02   7/1/32     5.875    378832.03    357   66.1    2.75     5     10.88   2
  624497296    8/1/02   7/1/32     5.875    586192.71    357     80    2.75     5     10.88   2
  624504876    8/1/02   7/1/32         6     509312.3    357   79.9    2.75     5        11   2
  624518359    8/1/02   7/1/32      6.25    337531.44    357   74.4    2.75     5     11.25   2
  624531118    9/1/02   8/1/32     5.875    392773.48    358     75    2.75     5     10.88   2
  624538182    8/1/02   7/1/32         6    373874.46    357   78.9    2.75     5        11   2
  624540017    8/1/02   7/1/32     5.875    852372.04    357   56.1    2.75     5     10.88   2
  624568485    9/1/02   8/1/32     6.125    359298.41    358     80    2.75     5     11.13   2
  624573335    9/1/02   8/1/32         6    315269.47    358   71.4    2.75     5        11   2
  624589969    8/1/02   7/1/32         6    966091.59    357   74.6    2.75     5        11   2
  624593271    8/1/02   7/1/32         6    366674.26    357   68.8    2.75     5        11   2
  624620673    9/1/02   8/1/32         6    433938.84    358     75    2.75     5        11   2
  624641268    8/1/02   7/1/32         6    659664.07    357     74    2.75     5        11   2
  624646423    9/1/02   8/1/32         6     396706.6    358     75    2.75     5        11   2
  624663210    8/1/02   7/1/32         6    350055.29    357   72.9    2.75     5        11   2
  624663367    8/1/02   7/1/32         6    438779.06    357     90    2.75     5        11   2
  624663642    9/1/02   8/1/32         6    391217.57    358     74    2.75     5        11   2
  624663846    8/1/02   7/1/32     5.875    338776.12    357     63    2.75     5     10.88   2
  624664244    9/1/02   8/1/32         6    650299.42    358   72.4    2.75     5        11   2
  624667350    8/1/02   7/1/32         6    574769.65    357     35    2.75     5        11   2
  624677045    8/1/02   7/1/32     5.875    872310.56    357   30.2    2.75     5     10.88   2
  624678002    8/1/02   7/1/32     5.875    418709.07    357   62.7    2.75     5     10.88   2
  624683474    9/1/02   8/1/32         6    352295.42    358   60.8    2.75     5        11   2
  624684475    8/1/02   7/1/32     5.875    416715.22    357   63.9    2.75     5     10.88   2
  624686912    9/1/02   8/1/32         6    526946.11    358     80    2.75     5        11   2
  624691555    9/1/02   8/1/32         6    419161.69    358   67.8    2.75     5        11   2
  624698723    9/1/02   8/1/32     5.875    451076.08    358     80    2.75     5     10.88   2
  624699336    9/1/02   8/1/32         6    407633.07    358   79.5    2.75     5        11   2
  624706814    9/1/02   8/1/32         6    476546.92    358   70.4    2.75     5        11   2
  624713835    9/1/02   8/1/32         6    411027.95    358   76.3    2.75     5        11   2
  624724850    9/1/02   8/1/32     5.875     545681.4    358     75    2.75     5     10.88   2
  624734022    9/1/02   8/1/32         6    407633.06    358   77.2    2.75     5        11   2
  624760105    8/1/02   7/1/32     5.875    686028.89    357   53.3    2.75     5     10.88   2
  624762697    9/1/02   8/1/32     5.875    419141.48    358   74.4    2.75     5     10.88   2
  624764600    8/1/02   7/1/32     5.875    453601.48    357   71.1    2.75     5     10.88   2
  624765315    9/1/02   8/1/32     5.875    553865.55    358   71.7    2.75     5     10.88   2
  624766782    9/1/02   8/1/32     5.875    317749.15    358     80    2.75     5     10.88   2
  624766873    9/1/02   8/1/32     5.875    840977.45    358   73.3    2.75     5     10.88   2
  624767099    9/1/02   8/1/32     5.875    800759.83    358   67.8    2.75     5     10.88   2
  624796551    9/1/02   8/1/32     5.875    336301.15    358   59.2    2.75     5     10.88   2
  624810979    8/1/02   7/1/32     5.875    486354.32    357   25.5    2.75     5     10.88   2
  624813552    9/1/02   8/1/32     5.875    394192.59    358   75.3    2.75     5     10.88   2
  624816190    9/1/02   8/1/32     5.875    997955.91    358   60.7    2.75     5     10.88   2
  624816577    8/1/02   7/1/32     5.875    996926.36    357   58.9    2.75     5     10.88   2
  624816895    9/1/02   8/1/32     5.875    997955.91    358     69    2.75     5     10.88   2
  624817625    8/1/02   7/1/32     5.875    636039.03    357   79.8    2.75     5     10.88   2
  624817909    8/1/02   7/1/32     5.875    459084.59    357   76.2    2.75     5     10.88   2
  624817932    8/1/02   7/1/32     5.875    992938.65    357   62.3    2.75     5     10.88   2
  624818158    8/1/02   7/1/32     5.875    598155.81    357   66.7    2.75     5     10.88   2
  624818330    9/1/02   8/1/32     5.875    933088.78    358   70.6    2.75     5     10.88   2
  624818568    8/1/02   7/1/32     5.875     551733.1    357     78    2.75     5     10.88   2
  624820141    9/1/02   8/1/32     5.875    349284.57    358   79.6    2.75     5     10.88   2
  624834682    8/1/02   7/1/32     5.875    526628.56    357   44.2    2.75     5     10.88   2
  624834751    9/1/02   8/1/32     5.875    528916.64    358   73.2    2.75     5     10.88   2
  624834795    9/1/02   8/1/32     5.875    523926.86    358     75    2.75     5     10.88   2
  624834864    9/1/02   8/1/32     5.875    506961.61    358   75.9    2.75     5     10.88   2
  624836412    8/1/02   7/1/32     5.875    428678.35    357   52.2    2.75     5     10.88   2
  624842615    9/1/02   8/1/32     5.875    466038.46    358     62    2.75     5     10.88   2
  624850525    8/1/02   7/1/32     5.875    598155.81    357   74.1    2.75     5     10.88   2
  624851786    9/1/02   8/1/32     5.875    997955.91    358   57.2    2.75     5     10.88   2
  624856382    9/1/02   8/1/32     5.875    488998.39    358   71.9    2.75     5     10.88   2
  624890000    8/1/02   7/1/32     5.875     403555.8    357     80    2.75     5     10.88   2
  624899920    8/1/02   7/1/32     5.875    548309.49    357   77.5    2.75     5     10.88   2
  624908271    9/1/02   8/1/32     5.875    997453.46    358     72    2.75     5     10.88   2
  624913187    8/1/02   7/1/32     5.875    463171.99    357   74.4    2.75     5     10.88   2
  624921939    9/1/02   8/1/32         6    332335.34    358   77.9    2.75     5        11   2
  624957794    9/1/02   8/1/32         6    427145.71    358     80    2.75     5        11   2
  624967193    9/1/02   8/1/32         6    379241.53    358   66.5    2.75     5        11   2
  624991592    9/1/02   8/1/32         6    478927.79    358     75    2.75     5        11   2
  625000095    9/1/02   8/1/32         6    364271.46    358   85.9    2.75     5        11   2
  625008812    9/1/02   8/1/32     5.875    498977.96    358   88.9    2.75     5     10.88   2
  625015376    9/1/02   8/1/32     5.875    423133.31    358     80    2.75     5     10.88   2
  625016550    9/1/02   8/1/32     5.875    758446.49    358   70.3    2.75     5     10.88   2
  625039023   10/1/02   9/1/32     5.875    899082.41    359     45    2.75     5     10.88   2
  625067164    9/1/02   8/1/32         6    315369.27    358   81.5    2.75     5        11   2
  625068007    9/1/02   8/1/32     5.875     676614.1    358   71.4    2.75     5     10.88   2
  625141734    9/1/02   8/1/32     5.875    347288.66    358     80    2.75     5     10.88   2
  625171105    9/1/02   8/1/32     5.875    396071.09    358   66.2    2.75     5     10.88   2
  625176371    9/1/02   8/1/32     5.875    973007.03    358     75    2.75     5     10.88   2
  625216972    9/1/02   8/1/32     5.875    427125.14    358     80    2.75     5     10.88   2
  625225531   10/1/02   9/1/32     5.875    819163.97    359     72    2.75     5     10.88   2
  625305491   10/1/02   9/1/32     5.875    427563.64    359     80    2.75     5     10.88   2
  625312617   10/1/02   9/1/32     5.875    318674.76    359   57.4    2.75     5     10.88   2
  625330562   10/1/02   9/1/32     5.875       365477    359   45.1    2.75     5     10.88   2
  625340917   10/1/02   9/1/32     5.875    518271.06    359   69.2    2.75     5     10.88   2
  625341963   10/1/02   9/1/32     5.875    519469.83    359   56.6    2.75     5     10.88   2
  625342178   10/1/02   9/1/32         6    999004.49    359   57.2    2.75     5        11   2
  625380585   10/1/02   9/1/32     5.875    449541.21    359   66.2    2.75     5     10.88   2
  625381940   10/1/02   9/1/32     5.875    599388.27    359     80    2.75     5     10.88   2
  625386912    9/1/02   8/1/32         6    388123.76    358   35.4    2.75     5        11   2
  625421118   10/1/02   9/1/32     5.875    662324.04    359   70.2    2.75     5     10.88   2
  625433247   10/1/02   9/1/32     5.875    369622.77    359   69.9    2.75     5     10.88   2
  625448324   10/1/02   9/1/32     5.875    422568.74    359   60.5    2.75     5     10.88   2
  625498438   10/1/02   9/1/32     5.875    998980.45    359   48.8    2.75     5     10.88   2
  625576182   11/1/02  10/1/32     5.875       395000    360   56.5    2.75     5     10.88   2
  625598963   10/1/02   9/1/32     5.875     820412.7    359     75    2.75     5     10.88   2
  625632044   10/1/02   9/1/32         6    639862.38    359   73.2    2.75     5        11   2
  625635207    9/1/02   8/1/32     5.875    498977.96    358   58.9    2.75     5     10.88   2
  625661563   10/1/02   9/1/32         6    335665.51    359   72.9    2.75     5        11   2
  625663484   10/1/02   9/1/32     5.875    599388.27    359   71.9    2.75     5     10.88   2
  625674396   10/1/02   9/1/32     5.875    484006.03    359   78.2    2.75     5     10.88   2
  625952634   10/1/02   9/1/32     5.875    899082.41    359     65    2.75     5     10.88   2
  626107654   10/1/02   9/1/32     5.875    372619.71    359   70.4    2.75     5     10.88   2
  626189642   10/1/02   9/1/32     5.875    419571.79    359   77.8    2.75     5     10.88   2
  626521601   10/1/02   9/1/32     5.875    411579.94    359     80    2.75     5     10.88   2
  626529789   10/1/02   9/1/32     5.875     400840.9    359   70.4    2.75     5     10.88   2
  626559639   10/1/02   9/1/32     5.875    558629.87    359     80    2.75     5     10.88   2
  626777267   10/1/02   9/1/32     5.875    369323.07    359   79.9    2.75     5     10.88   2
  626912897   10/1/02   9/1/32     5.875    308085.58    359   79.1    2.75     5     10.88   2
  627235844   10/1/02   9/1/32     5.875    346146.73    359     90    2.75     5     10.88   2
 4465931733    3/1/99   2/1/29     6.375       324000    316     80    2.75     6     12.38   2
 4564537282    1/1/99  12/1/28     6.125       600000    314   77.7    2.75     6     12.13   2
 4964971305    3/1/99   2/1/29     6.375    487541.65    316   49.6    2.75     6     12.38   2
 5000260652    5/1/99   4/1/29      6.25    336386.84    318   73.9    2.75     6     12.25   2
 5000303957   12/1/99  11/1/29     7.375       371875    325     85    2.75     6     13.38   2
 5000371293    8/1/00   7/1/30     7.625       350000    333   43.8    2.75     6     13.63   2
 6003386999   12/1/99  11/1/29      7.25    307940.61    325     90    2.75     6     13.25   2
 6010502349   10/1/00   9/1/30     7.875    756717.44    335     75    2.75     5     12.88   2
 6012555634   11/1/99  10/1/29     7.375     364999.9    324     76    2.75     6     13.38   2
 6012714405    2/1/00   1/1/30      7.75       400000    327     17    2.75     6     13.75   2
 6016223734    5/1/00   4/1/30      8.25       314400    330     80    2.75     6     14.25   2
 6019374658   11/1/99  10/1/29     7.625    359591.59    324   89.9    2.75     6     13.63   2
 6023101279    1/1/00  12/1/29         7       448500    326     65    2.75     6        13   2
 6026172053    8/1/00   7/1/30      8.25      1308000    333     80    2.75     6     14.25   2
 6026202876   12/1/00  11/1/30      8.25    312839.47    337     95    2.75     6     14.25   2
 6026915782   11/1/00  10/1/30     8.375       400000    336   88.5    2.75     5     13.38   2
 6032766419   10/1/99   9/1/29      7.25    514300.56    323     80    2.75     6     13.25   2
 6036801790   11/1/99  10/1/29       7.5       467200    324     80    2.75     6      13.5   2
 6044232517    8/1/99   7/1/29         7       644000    321     80    2.75     6        13   2
 6048633397    6/1/00   5/1/30         8       464000    331     80    2.75     6        14   2
 6050093316    3/1/01   2/1/31     7.375    558988.78    340     80    2.75     5     12.38   2
 6054486904    3/1/01   2/1/31      7.25      1040000    340     80    2.75     5     12.25   2
 6060675656   10/1/00   9/1/30     8.375       786000    335     80    2.75     5     13.38   2
 6064961300    8/1/00   7/1/30       8.5       399200    333     80    2.75     6      14.5   2
 6067531571   12/1/99  11/1/29     6.875    299287.84    325     90    2.75     6     12.88   2
 6069522370   10/1/99   9/1/29      7.25    386015.55    323   79.7    2.75     6     13.25   2
 6069823844    7/1/00   6/1/30      8.25       352000    332     80    2.75     6     14.25   2
 6072504860   11/1/00  10/1/30     8.125    307619.72    336     80    2.75     5     13.13   2
 6073620772    8/1/00   7/1/30     7.625       480000    333   70.3    2.75     6     13.63   2
 6075495611    6/1/00   5/1/30     7.875    364000.01    331   77.9    2.75     6     13.88   2
 6077951173    8/1/99   7/1/29         7       510000    321   60.4    2.75     6        13   2
 6080085480    4/1/01   3/1/31      7.25       728500    341     34    2.75     5     12.25   2
 6083566403    7/1/00   6/1/30      7.75       417200    332     80    2.75     6     13.75   2
 6086203145   12/1/99  11/1/29     7.375    466455.43    325     80    2.75     6     13.38   2
 6096978082   11/1/99  10/1/29       7.5     649999.5    324   71.4    2.75     6      13.5   2
 6099315233    4/1/00   3/1/30     7.875    786480.55    329   35.7    2.75     6     13.88   2
 6100598215    4/1/00   3/1/30     7.625       670950    329   63.9    2.75     6     13.63   2
 6100810057   10/1/99   9/1/29      7.25    299298.96    323   87.3    2.75     6     13.25   2
 6102848261    1/1/00  12/1/29     6.875       879612    326     80    2.75     6     12.88   2
 6108719391   12/1/99  11/1/29      7.75    597570.37    325   68.9    2.75     6     13.75   2
 6110184188   12/1/00  11/1/30      8.25     198164.5    337     80    2.75     5     13.25   2
 6110343362    8/1/00   7/1/30     8.625      1500000    333   61.2    2.75     6     14.63   2
 6112308512    2/1/00   1/1/30     6.625       445230    327     80     2.5     6     12.63   2
 6112564783    9/1/99   8/1/29     6.375       836250    322     75    2.75     6     12.38   2
 6114388116   11/1/99  10/1/29       6.5      1000000    324   50.6    2.75     6      12.5   2
 6115718204   12/1/99  11/1/29     7.375    750000.01    325   44.8    2.75     6     13.38   2
 6115758697   12/1/99  11/1/29     7.375    302640.01    325     80    2.75     6     13.38   2
 6116189009    9/1/00   8/1/30     8.625    301926.35    334     95    2.75     6     14.63   2
 6122644997   12/1/00  11/1/30      8.25       363100    337     80    2.75     5     13.25   2
 6122848887   11/1/99  10/1/29      6.75       370000    324   67.9    2.75     6     12.75   2
 6124010692   11/1/99  10/1/29     6.625       425000    324   63.9    2.75     6     12.63   2
 6124548774   12/1/99  11/1/29      7.25       325800    325     90     2.5     6     13.25   2
 6125284353   11/1/99  10/1/29      7.25       316700    324     90    2.75     6     13.25   2
 6125710340    8/1/00   7/1/30      8.25    527982.62    333     80    2.75     6     14.25   2
 6127952643    7/1/00   6/1/30     8.125    731143.41    332     80    2.75     6     14.13   2
 6128334189    9/1/99   8/1/29     6.875       648000    322     80    2.75     6     12.88   2
 6130000455   11/1/99  10/1/29     7.375    374998.92    324     63    2.75     6     13.38   2
 6139442278    1/1/00  12/1/29     6.625       500000    326     80    2.75     6     12.63   2
 6144771158    2/1/00   1/1/30       7.5       500000    327   65.1    2.75     6      13.5   2
 6150485784   10/1/99   9/1/29     7.375    372028.26    323     80    2.75     6     13.38   2
 6163708594   11/1/00  10/1/30      8.25       214260    336     80    2.75     6     14.25   2
 6164592641    5/1/00   4/1/30     8.375       400000    330   46.8    2.75     6     14.38   2
 6170704222    9/1/00   8/1/30     8.375    349999.98    334   36.5    2.75     5     13.38   2
 6174815677    3/1/00   2/1/30      7.25       400000    328   54.4    2.75     6     13.25   2
 6178095334    5/1/00   4/1/30     7.875       332000    330   60.6    2.75     6     13.88   2
 6183449575   11/1/00  10/1/30      8.25       389050    336     80    2.75     5     13.25   2
 6184729769   11/1/99  10/1/29       7.5       436500    324     90    2.75     6      13.5   2
 6185781496    9/1/00   8/1/30     7.625       600000    334     58    2.75     6     13.63   2
 6185799100    8/1/00   7/1/30     8.375    424327.93    333     80    2.75     6     14.38   2
 6187441784    1/1/00  12/1/29     7.375       500500    326     70    2.75     6     13.38   2
 6193043053    4/1/01   3/1/31       7.5       995300    341     75    2.75     5      12.5   2
 6197034108    8/1/00   7/1/30     7.625       367500    333     75    2.75     6     13.63   2
 6200595566    8/1/99   7/1/29     6.875       870000    321     60    2.75     6     12.88   2
 6203125189    4/1/01   3/1/31      7.25      1000000    341     75    2.75     5     12.25   2
 6208140589   10/1/00   9/1/30     8.375    446259.51    335     80    2.75     5     13.38   2
 6210073612   10/1/00   9/1/30      8.25    307123.22    335     77    2.75     5     13.25   2
 6214245745    8/1/00   7/1/30         8    635311.91    333     80    2.75     6        14   2
 6217023784    3/1/00   2/1/30     7.125       380000    328   44.7    2.75     6     13.13   2
 6217944294   11/1/00  10/1/30     7.875    321967.66    336     90    2.75     5     12.88   2
 6218953765    8/1/00   7/1/30     7.875    547657.41    333     80    2.75     6     13.88   2
 6221857680    8/1/99   7/1/29      6.75    397724.61    321   59.4    2.75     6     12.75   2
 6225257762    3/1/01   2/1/31     7.125       470744    340     80    2.75     5     12.13   2
 6231166734    7/1/00   6/1/30       7.5    395084.41    332     90    2.75     6      13.5   2
 6234139613   11/1/99  10/1/29      7.25       679200    324     80    2.75     6     13.25   2
 6236255359    5/1/00   4/1/30     7.875       420000    330     80    2.75     6     13.88   2
 6236826522   12/1/99  11/1/29     7.125       642000    325     80    2.75     6     13.13   2
 6239534677   10/1/00   9/1/30      7.75    688637.01    335     80     2.5     6     13.75   2
 6243033922    5/1/00   4/1/30     7.625    474240.55    330     80    2.75     6     13.63   2
 6243435671    1/1/00  12/1/29       7.5     313812.5    326   69.4    2.75     6      13.5   2
 6244836083   11/1/00  10/1/30     8.375    421873.63    336     80    2.75     5     13.38   2
 6253765546    7/1/00   6/1/30     8.375       326400    332     80    2.75     6     14.38   2
 6261585811   10/1/99   9/1/29     7.375     580478.7    323   79.5    2.75     6     13.38   2
 6265318284    8/1/00   7/1/30     8.125    805933.47    333     75    2.75     6     14.13   2
 6269184450   12/1/99  11/1/29     6.375       423960    325     80     2.5     6     12.38   2
 6269502982    4/1/01   3/1/31      7.75    341611.02    341     95    2.75     5     12.75   2
 6270212316   10/1/99   9/1/29     7.125       348000    323     80    2.75     6     13.13   2
 6277188501    1/1/00  12/1/29     7.625       370000    326   70.5    2.75     6     13.63   2
 6281035946    7/1/00   6/1/30      8.25       438500    332   60.5    2.75     6     14.25   2
 6282098885    7/1/00   6/1/30     8.125       559200    332     80    2.75     6     14.13   2
 6286857831    4/1/00   3/1/30     7.875       504000    329     80    2.75     6     13.88   2
 6287938895    5/1/00   4/1/30     7.875    461992.65    330     90    2.75     6     13.88   2
 6289501485   10/1/00   9/1/30     8.125    450000.01    335   69.2    2.75     6     14.13   2
 6292288021    8/1/00   7/1/30     8.375    334726.14    333   48.2    2.75     6     14.38   2
 6293997950    8/1/00   7/1/30       7.5     372374.9    333     70    2.75     6      13.5   2
 6296744938   12/1/99  11/1/29      7.75    319567.92    325   73.7    2.75     6     13.75   2
 6296932061    1/1/00  12/1/29     7.375    435326.41    326     80    2.75     6     13.38   2
 6303799891    6/1/00   5/1/30       7.5     329045.6    331     80    2.75     6      13.5   2
 6303989344   12/1/99  11/1/29      7.25       825000    325   47.1    2.75     6     13.25   2
 6310842478   11/1/99  10/1/29      7.25       775000    324   59.4    2.75     6     13.25   2
 6315518230    3/1/01   2/1/31       7.5       744000    340     80    2.75     5      12.5   2
 6317851365   11/1/99  10/1/29     7.375       400000    324   89.4    2.75     6     13.38   2
 6322186559    3/1/01   2/1/31      7.75    394414.61    340   75.6    2.75     5     12.75   2
 6328822736    8/1/99   7/1/29         7    700521.45    321     80    2.75     6        13   2
 6331404548    4/1/00   3/1/30     7.375       600000    329     48    2.75     6     13.38   2
 6331477320   10/1/00   9/1/30       8.5     404549.8    335     75    2.75     5      13.5   2
 6337369208    3/1/00   2/1/30      7.75    483125.86    328     58    2.75     6     13.75   2
 6339207935    6/1/00   5/1/30      7.75    375000.01    331   43.4    2.75     6     13.75   2
 6339484518   10/1/99   9/1/29     7.375    404100.86    323     80    2.75     6     13.38   2
 6341975867    5/1/00   4/1/30     8.625      1575000    330     70    2.75     6     14.63   2
 6343531064    9/1/99   8/1/29     7.625       500000    322   77.5    2.75     6     13.63   2
 6348281681   11/1/99  10/1/29      7.25       366400    324     80    2.75     6     13.25   2
 6350604721    4/1/00   3/1/30     8.125    295146.71    329     75    2.75     6     14.13   2
 6359291397    9/1/00   8/1/30       8.5       700000    334   34.1    2.75     5      13.5   2
 6367335608    8/1/00   7/1/30         8    306054.59    333     95    2.75     6        14   2
 6369049769    2/1/01   1/1/31         8    449347.14    339   82.5    2.75     5        13   2
 6373176855    1/1/00  12/1/29     7.625    387846.64    326     80    2.75     6     13.63   2
 6374361167   10/1/00   9/1/30      8.25       477000    335   56.1    2.75     5     13.25   2
 6377219206    1/1/00  12/1/29         7       396000    326   76.9    2.75     6        13   2
 6383397699   11/1/00  10/1/30         8    528278.49    336     80    2.75     6        14   2
 6387112177    8/1/00   7/1/30       8.5       866500    333   39.4    2.75     6      14.5   2
 6396198126    3/1/00   2/1/30     7.375    308169.09    328     90    2.75     6     13.38   2
 6396843952    8/1/00   7/1/30     8.375       628000    333     80    2.75     6     14.38   2
 6399316147    9/1/99   8/1/29      7.25       475000    322   66.9    2.75     6     13.25   2
 6402276429    4/1/00   3/1/30         8       501200    329     80    2.75     6        14   2
 6407666053    7/1/00   6/1/30      8.25       500000    332   61.3    2.75     6     14.25   2
 6410773284   11/1/99  10/1/29       7.5    800079.09    324     50    2.75     6      13.5   2
 6412504968   10/1/00   9/1/30     8.375       570000    335     80    2.75     5     13.38   2
 6415879227    9/1/00   8/1/30         8      1000000    334   76.9    2.75     5        13   2
 6418181225    8/1/99   7/1/29     7.375    567381.76    321   66.9    2.75     6     13.38   2
 6418236375    8/1/00   7/1/30     8.375       413184    333     80    2.75     6     14.38   2
 6419568305   10/1/00   9/1/30     8.375       356800    335     80    2.75     5     13.38   2
 6421860088   12/1/99  11/1/29     7.375    338603.77    325   76.9    2.75     6     13.38   2
 6430975364    6/1/00   5/1/30     7.875       492000    331     80    2.75     6     13.88   2
 6432819289    9/1/00   8/1/30     7.875    448556.19    334     80    2.75     5     12.88   2
 6432975461   10/1/00   9/1/30     8.125    690000.01    335     75    2.75     6     14.13   2
 6440069430   10/1/99   9/1/29     6.875    371364.95    323     90    2.75     6     12.88   2
 6446596824   10/1/00   9/1/30      8.25    354137.72    335   79.9    2.75     6     14.25   2
 6451631466   12/1/00  11/1/30     8.375       363200    337     80    2.75     5     13.38   2
 6456300646    4/1/00   3/1/30       7.5      1000000    329   61.5    2.75     6      13.5   2
 6456645016    9/1/99   8/1/29     6.875       461600    322     80    2.75     6     12.88   2
 6457031752    9/1/00   8/1/30      8.25       412000    334     80    2.75     6     14.25   2
 6458683197   11/1/99  10/1/29         7       500000    324   74.6    2.75     6        13   2
 6462466548    4/1/00   3/1/30     7.875       404000    329     80    2.75     6     13.88   2
 6462606465   12/1/99  11/1/29       7.5       720000    325     80    2.75     6      13.5   2
 6464648853   11/1/00  10/1/30     8.375    342388.79    336     80    2.75     5     13.38   2
 6465764634    9/1/00   8/1/30     7.875       715000    334   79.4    2.75     6     13.88   2
 6466361141   11/1/99  10/1/29       7.5    337449.79    324     90    2.75     6      13.5   2
 6466382667    1/1/01  12/1/30         8       505000    338   69.5    2.75     5        13   2
 6470768703    7/1/00   6/1/30     8.375       570000    332   35.6    2.75     6     14.38   2
 6470941102    8/1/00   7/1/30     8.125    346287.96    333   77.8    2.75     6     14.13   2
 6471115706    3/1/00   2/1/30       7.5     259131.3    328   46.3    2.75     6      13.5   2
 6471562238    2/1/00   1/1/30      7.25    451799.34    327     80    2.75     6     13.25   2
 6471589181    3/1/01   2/1/31     7.625       700000    340   46.7    2.75     5     12.63   2
 6473339486    8/1/99   7/1/29     7.375    1329800.2    321     70    2.75     6     13.38   2
 6476299190   12/1/99  11/1/29         7       468000    325   78.8    2.75     6        13   2
 6476890758    3/1/01   2/1/31         7    673993.27    340   53.9    2.75     5        12   2
 6477987090   10/1/00   9/1/30      8.25    372313.65    335   54.3    2.75     5     13.25   2
 6478845669    7/1/00   6/1/30         8     716447.1    332     70    2.75     6        14   2
 6479084268    7/1/00   6/1/30       7.5       400000    332   61.5    2.75     6      13.5   2
 6479518547   11/1/99  10/1/29      7.25    499675.33    324   59.2    2.75     6     13.25   2
 6484705071    9/1/00   8/1/30     7.625       591200    334     80    2.75     6     13.63   2
 6490386163    9/1/00   8/1/30         8       350000    334   59.3    2.75     6        14   2
 6491547367    2/1/00   1/1/30      7.25    349816.66    327   60.3    2.75     6     13.25   2
 6495556935    9/1/00   8/1/30     8.625       440000    334     80    2.75     6     14.63   2
 6498369971    8/1/00   7/1/30       8.5      2000000    333   71.4    2.75     6      14.5   2
 6499937545    8/1/00   7/1/30     7.625       374320    333     80    2.75     6     13.63   2
 6507823240   10/1/99   9/1/29     7.625       304000    323     80    2.75     6     13.63   2
 6510539130    6/1/00   5/1/30     7.625       570400    331     80    2.75     6     13.63   2
 6511089226    5/1/00   4/1/30       7.5    394038.63    330   66.6    2.75     6      13.5   2
 6511773043    9/1/00   8/1/30     7.875       385000    334   61.4    2.75     6     13.88   2
 6512332203    7/1/00   6/1/30       7.5       440000    332     80    2.75     6      13.5   2
 6514503447   12/1/99  11/1/29     7.125       380000    325     80    2.75     6     13.13   2
 6516698054   12/1/00  11/1/30     8.125    349052.22    337   79.9    2.75     5     13.13   2
 6517993983   10/1/99   9/1/29     7.375       348000    323     80    2.75     6     13.38   2
 6518823718   12/1/99  11/1/29     7.125       618500    325   77.3    2.75     6     13.13   2
 6520554715    1/1/00  12/1/29     7.625       600000    326   59.7    2.75     6     13.63   2
 6524197511   10/1/99   9/1/29      7.25       553000    323     70    2.75     6     13.25   2
 6527532185    5/1/00   4/1/30         8       476000    330     80    2.75     6        14   2
 6530316808    7/1/00   6/1/30      7.75    383808.63    332   65.8    2.75     6     13.75   2
 6533688666   10/1/00   9/1/30      8.25    999972.67    335   66.2    2.75     5     13.25   2
 6540017388   10/1/99   9/1/29       7.5    301273.31    323     90    2.75     6      13.5   2
 6540408629    8/1/99   7/1/29      6.25       832500    321     75    2.75     6     12.25   2
 6542232787    1/1/00  12/1/29     7.375       596000    326     80    2.75     6     13.38   2
 6542993958    8/1/99   7/1/29     7.125       403000    321   50.7    2.75     6     13.13   2
 6543873787   11/1/00  10/1/30     8.375       400000    336     80    2.75     5     13.38   2
 6552556604   11/1/99  10/1/29       7.5    340622.89    324     90    2.75     6      13.5   2
 6555783007   11/1/99  10/1/29       7.5    643237.21    324     90    2.75     6      13.5   2
 6559804320    6/1/00   5/1/30         8    538474.28    331   49.1    2.75     6        14   2
 6561465995    3/1/01   2/1/31      7.25      1000000    340   57.1    2.75     5     12.25   2
 6562120029   11/1/00  10/1/25     7.875       387686    276     90    2.75     5     12.88   2
 6564927124   11/1/00  10/1/30     8.375       843550    336     80    2.75     6     14.38   2
 6574830466    6/1/00   5/1/30     7.875    662144.29    331   79.7    2.75     6     13.88   2
 6576984303   10/1/00   9/1/30      8.75       415000    335   74.1    2.75     5     13.75   2
 6579223709   10/1/99   9/1/29     7.125    467795.12    323     80    2.75     6     13.13   2
 6579508570   10/1/99   9/1/29     7.125       350800    323     80    2.75     6     13.13   2
 6579524478   10/1/00   9/1/30         8    453406.33    335     80    2.75     5        13   2
 6579716405   12/1/99  11/1/29      7.25    839633.89    325   30.4    2.75     6     13.25   2
 6580978085   10/1/00   9/1/30     7.875       457600    335     80    2.75     6     13.88   2
 6581843734    2/1/00   1/1/30       7.5    455143.57    327     80    2.75     6      13.5   2
 6582767114   11/1/00  10/1/30     8.375       408500    336   54.5    2.75     5     13.38   2
 6583538613    5/1/00   4/1/30     8.125    437999.95    330   71.2    2.75     6     14.13   2
 6583834699    6/1/00   5/1/30     7.875       730400    331     80    2.75     6     13.88   2
 6591679870    6/1/99   5/1/29     6.875       470000    319   57.7    2.75     6     12.88   2
 6597283628    5/1/00   4/1/30      7.75    499857.39    330     80    2.75     6     13.75   2
 6598887138   10/1/00   9/1/30     8.625       608000    335   78.5    2.75     5     13.63   2
 6604531522    2/1/00   1/1/30      7.25       999000    327   60.4    2.75     6     13.25   2
 6605284576   12/1/99  11/1/29       7.5       330559    325   92.1    2.75     6      13.5   2
 6611277143   11/1/99  10/1/29     7.125       472000    324     80    2.75     6     13.13   2
 6625762791    4/1/00   3/1/30     7.375    343105.58    329     80    2.75     6     13.38   2
 6626792110    6/1/00   5/1/30      7.75       478400    331     80    2.75     6     13.75   2
 6629116770    8/1/00   7/1/30     8.125      1000000    333     58    2.75     6     14.13   2
 6629876753    1/1/00  12/1/29       7.5       480000    326     80    2.75     6      13.5   2
 6631434559    8/1/00   7/1/30     7.375     210896.3    333   57.1    2.75     6     13.38   2
 6632288228    8/1/00   7/1/30      7.75    998969.53    333   76.9    2.75     6     13.75   2
 6633162414   10/1/00   9/1/30     8.375       425000    335   73.9    2.75     5     13.38   2
 6635186841   11/1/99  10/1/29      6.75      1000000    324   69.9    2.75     6     12.75   2
 6635705053    6/1/00   5/1/30     7.875       499800    331     85    2.75     6     13.88   2
 6640669278    7/1/00   6/1/30     7.875       324000    332     80    2.75     6     13.88   2
 6641543183    3/1/00   2/1/30       7.5       620000    328   77.5    2.75     6      13.5   2
 6645059970    6/1/00   5/1/30     7.875    305402.47    331     80    2.75     6     13.88   2
 6649300446    7/1/00   6/1/30     7.875       908000    332     80    2.75     6     13.88   2
 6649852560    2/1/00   1/1/30      7.25       342625    327     85    2.75     6     13.25   2
 6651322189    7/1/00   6/1/30     7.625       600000    332     55    2.75     6     13.63   2
 6653202314    1/1/00  12/1/29       7.5       500000    326   61.7    2.75     6      13.5   2
 6655263595    6/1/00   5/1/30      7.75    297708.04    331   56.3    2.75     6     13.75   2
 6658043010    1/1/01  12/1/30     8.125       495000    338     75    2.75     5     13.13   2
 6660902641    7/1/00   6/1/30     7.875       320000    332     80    2.75     6     13.88   2
 6667969361   11/1/99  10/1/29       7.5       490000    324     70    2.75     6      13.5   2
 6670840591   12/1/99  11/1/29     7.375    304751.32    325     80    2.75     6     13.38   2
 6672800478   11/1/99  10/1/29      7.25       336000    324     80    2.75     6     13.25   2
 6676425132    5/1/00   4/1/30     8.625      1998750    330     75    2.75     6     14.63   2
 6677799071    8/1/00   7/1/30      8.25       400000    333   29.6    2.75     6     14.25   2
 6678622918    8/1/99   7/1/29     7.125       343500    321     80    2.75     6     13.13   2
 6678675775    3/1/00   2/1/30      7.75       316440    328     80    2.75     6     13.75   2
 6680217368   10/1/00   9/1/30      8.25       450000    335   43.1    2.75     6     14.25   2
 6687655198    1/1/00  12/1/29     7.375     358345.7    326     80    2.75     6     13.38   2
 6690693681    8/1/00   7/1/30     7.375    648819.81    333   71.4    2.75     6     13.38   2
 6690902884    4/1/01   3/1/31     7.375       820000    341   69.2    2.75     5     12.38   2
 6692436113    9/1/00   8/1/30     8.625    2383343.5    334   74.6    2.75     6     14.63   2
 6695450822    9/1/00   8/1/30     8.625       471200    334     80    2.75     5     13.63   2
 6699323470   12/1/99  11/1/29     7.375    673202.53    325     80    2.75     6     13.38   2
 6701144211    7/1/00   6/1/30     7.875       640000    332   75.3    2.75     6     13.88   2
 6702348399    5/1/00   4/1/30         8    326439.86    330   76.7    2.75     6        14   2
 6712468716   10/1/99   9/1/29      6.75       475000    323   79.9    2.75     6     12.75   2
 6715512551   12/1/99  11/1/29     7.375       577000    325   60.7    2.75     6     13.38   2
 6715527310   10/1/99   9/1/29      7.25       355000    323     64    2.75     6     13.25   2
 6726107607   10/1/00   9/1/30         8       418400    335     80    2.75     5        13   2
 6734612432    1/1/00  12/1/29      7.75       504000    326     80    2.75     6     13.75   2
 6735980689   10/1/99   9/1/29     7.625       510000    323   79.7    2.75     6     13.63   2
 6736476588    4/1/00   3/1/30     7.625       650000    329   66.3    2.75     6     13.63   2
 6736944346   11/1/99  10/1/29     7.375       440000    324   75.2    2.75     6     13.38   2
 6744777365   10/1/99   9/1/29         7     389999.9    323     78    2.75     6        13   2
 6745304615   10/1/00   9/1/30      8.75       500000    335   78.4    2.75     5     13.75   2
 6750063106   12/1/99  11/1/29         7       345000    325   69.7    2.75     6        13   2
 6759317982    1/1/01  12/1/30      8.25       747700    338   39.4    2.75     5     13.25   2
 6763438584   11/1/99  10/1/29      7.25       735000    324   65.3    2.75     6     13.25   2
 6763585525   11/1/99  10/1/29         7    972622.44    324     80    2.75     6        13   2
 6766771809   10/1/99   9/1/29     6.875       375200    323     80    2.75     6     12.88   2
 6769331635    8/1/00   7/1/30     8.375     393466.1    333     95    2.75     6     14.38   2
 6769679546    5/1/00   4/1/30     8.375       400000    330   78.4    2.75     6     14.38   2
 6771366900    4/1/01   3/1/31      7.25       360000    341     80    2.75     5     12.25   2
 6781860223    8/1/99   7/1/29      7.25       364000    321     80    2.75     6     13.25   2
 6788489877    9/1/99   8/1/29       6.5       512000    322     80    2.75     6      12.5   2
 6790252735    2/1/00   1/1/30         7     227498.1    327   68.7     2.5     6        13   2
 6792227396    3/1/00   2/1/30      7.75       484000    328     80    2.75     6     13.75   2
 6793583888    1/1/00  12/1/29         7       875000    326   52.6    2.75     6        13   2
 6793660264    7/1/00   6/1/30     7.625       357000    332   78.1    2.75     6     13.63   2
 6798436827    2/1/00   1/1/30     7.125    371977.74    327   60.7    2.75     6     13.13   2
 6800400910   12/1/99  11/1/29     7.125    321240.22    325     80    2.75     6     13.13   2
 6807884546    9/1/99   8/1/29     6.875       367900    322     80    2.75     6     12.88   2
 6811212213    1/1/01  12/1/30     9.125       316799    338     95    2.75     5     14.13   2
 6812824503   12/1/99  11/1/29     7.375     408475.2    325     80    2.75     6     13.38   2
 6814730070    8/1/00   7/1/30     8.625       900000    333     80    2.75     6     14.63   2
 6818276278    4/1/00   3/1/30     7.625       538000    329     80    2.75     6     13.63   2
 6819012201    9/1/00   8/1/30       8.5    451173.27    334   79.9    2.75     6      14.5   2
 6820212493    9/1/00   8/1/30      8.75     627267.3    334     85    2.75     6     14.75   2
 6821205207    8/1/00   7/1/30         8       600000    333   33.3    2.75     6        14   2
 6822248750    1/1/00  12/1/29       7.5       659000    326     80    2.75     6      13.5   2
 6824147109   12/1/99  11/1/29     6.875       750000    325   79.2    2.75     6     12.88   2
 6824158700   11/1/00  10/1/30      8.75       500000    336   29.4    2.75     5     13.75   2
 6825532523    3/1/01   2/1/31         7    327206.73    340   73.7    2.75     5        12   2
 6826791136    4/1/00   3/1/30     7.375    443849.51    329     80    2.75     6     13.38   2
 6826975747   11/1/00  10/1/30         8    550747.79    336     80    2.75     5        13   2
 6830167752    5/1/00   4/1/30       7.5       532000    330     80    2.75     6      13.5   2
 6830176613   11/1/99  10/1/29     7.125       560000    324   25.5    2.75     6     13.13   2
 6836790300    1/1/00  12/1/29     7.125       481600    326     80    2.75     6     13.13   2
 6837740544    5/1/00   4/1/30     7.875       332000    330     80    2.75     6     13.88   2
 6838611108   10/1/00   9/1/30      8.25     991517.5    335     80    2.75     5     13.25   2
 6839368435    5/1/00   4/1/30       7.5      1724000    330   53.9    2.75     6      13.5   2
 6850521961    7/1/00   6/1/25       7.5    333998.79    272   70.5    2.75     6      13.5   2
 6853208590    5/1/00   4/1/30     7.875    335083.33    330     80    2.75     6     13.88   2
 6854872204   11/1/99  10/1/29     7.375    449678.49    324   49.5    2.75     6     13.38   2
 6855547540   11/1/99  10/1/29     7.125    419549.69    324     80    2.75     6     13.13   2
 6862776611    3/1/00   2/1/30         8       972000    328     75    2.75     6        14   2
 6864381972   12/1/99  11/1/29     7.625       395500    325   67.8    2.75     6     13.63   2
 6866726992    2/1/00   1/1/30     7.625       515000    327   38.1    2.75     6     13.63   2
 6867546829    8/1/00   7/1/30     8.125       600000    333     80    2.75     6     14.13   2
 6869003886    1/1/00  12/1/29       7.5    337449.17    326     90    2.75     6      13.5   2
 6879328414   11/1/99  10/1/29       7.5    415670.61    324     80    2.75     6      13.5   2
 6883298595   11/1/99  10/1/29      7.25    999637.77    324   53.2    2.75     6     13.25   2
 6885184538   10/1/99   9/1/29     6.625    474667.85    323     80    2.75     6     12.63   2
 6886935383    5/1/00   4/1/30     8.125       500000    330   74.1    2.75     6     14.13   2
 6891435239    5/1/00   4/1/30     8.375    785558.62    330     80    2.75     6     14.38   2
 6894567574    7/1/00   6/1/30      7.75       600000    332   68.6    2.75     6     13.75   2
 6895151915    1/1/00  12/1/29       7.5       320000    326     80    2.75     6      13.5   2
 6895600457    2/1/01   1/1/31     8.125       440800    339   79.4    2.75     5     13.13   2
 6899573338    5/1/00   4/1/30         8       590000    330   64.8    2.75     6        14   2
 6900271039   11/1/99  10/1/29      7.25    309503.19    324     80    2.75     6     13.25   2
 6900696938    8/1/99   7/1/29     7.125    315811.22    321     80    2.75     6     13.13   2
 6904447809    2/1/00   1/1/30       7.5    591633.77    327     80    2.75     6      13.5   2
 6904520241    5/1/00   4/1/30     7.625    309116.01    330     80    2.75     6     13.63   2
 6910546685   11/1/99  10/1/29         7    311987.94    324     80    2.75     6        13   2
 6911815782    7/1/00   6/1/30       8.5    384749.99    332     95    2.75     6      14.5   2
 6912199095   12/1/99  11/1/29      7.25    627751.82    325     80    2.75     6     13.25   2
 6912853022    1/1/00  12/1/29      7.25       450418    326     80    2.75     6     13.25   2
 6913261134    2/1/01   1/1/31     7.875    359409.37    339   59.2    2.75     5     12.88   2
 6916817684    1/1/00  12/1/29     7.375       664000    326     80    2.75     6     13.38   2
 6924771964    7/1/00   6/1/30         8    308696.93    332     80    2.75     6        14   2
 6925551498    9/1/00   8/1/30      8.75       600000    334     80    2.75     5     13.75   2
 6930246217    9/1/00   8/1/30      8.25       650000    334   79.9    2.75     6     14.25   2
 6932001982    2/1/01   1/1/31     8.125    424707.55    339     80    2.75     5     13.13   2
 6934784346   11/1/99  10/1/29     7.375    386686.39    324     80    2.75     6     13.38   2
 6936182283    3/1/00   2/1/30     7.625       400000    328   63.9    2.75     6     13.63   2
 6938735369   10/1/99   9/1/29     7.375    636778.03    323     51    2.75     6     13.38   2
 6943332798    3/1/01   2/1/31      7.25    354661.68    340     78    2.75     5     12.25   2
 6943981156    8/1/00   7/1/30     8.375       650000    333   68.8    2.75     6     14.38   2
 6953636062    8/1/99   7/1/29     6.625    390819.77    321   72.2    2.75     6     12.63   2
 6962896194   12/1/99  11/1/29     7.375       310000    325   49.2    2.75     6     13.38   2
 6965859876    1/1/01  12/1/30     8.375       382400    338     80    2.75     5     13.38   2
 6967923597    7/1/00   6/1/30      7.75       307200    332   79.8    2.75     6     13.75   2
 6973038133   12/1/99  11/1/29      7.25    559117.65    325     80    2.75     6     13.25   2
 6976382975   12/1/99  11/1/29      7.25       825000    325     75    2.75     6     13.25   2
 6985352209    7/1/00   6/1/30      7.75    404541.97    332     90    2.75     6     13.75   2
 6987227409    2/1/00   1/1/30       7.5       500000    327   54.5    2.75     6      13.5   2
 6988727035    6/1/00   5/1/30     8.125     524972.1    331   76.6    2.75     6     14.13   2
 6992027430   12/1/99  11/1/29     7.125    428999.07    325   59.7    2.75     6     13.13   2
 6993267522    5/1/00   4/1/30      7.75    573309.96    330     65    2.75     6     13.75   2
 6996279979    8/1/00   7/1/30      8.25       800000    333   61.1    2.75     6     14.25   2

       Loan    Stated   First  Amort.  Age  Months        Servicer        Pool
      Number    Orig.    Adj.  Term         to Roll
               Term      Cap
------------------------------------------------------------------------------
      17660     360       5     357     3     57         Wells Fargo         1
      43849     360       5     357     3     57         Wells Fargo         1
      45742     360       5     358     2     58         Wells Fargo         1
      46424     360       5     357     3     57         Wells Fargo         1
      61729     360       5     357     3     57         Wells Fargo         1
      94791     360       5     357     3     57         Wells Fargo         1
      97374     360       5             2     58         Wells Fargo         1
      97851     360       5     357     3     57         Wells Fargo         1
      99964     360       5     358     2     58         Wells Fargo         1
     104113     360       5     359     1     59         Wells Fargo         1
     118015     360       5     358     2     58         Wells Fargo         1
     164218     360       5     357     3     57         Wells Fargo         1
     180069     360       5     357     3     57         Wells Fargo         1
     185790     360       5     357     3     57         Wells Fargo         1
     195765     360       5     358     2     58         Wells Fargo         1
     197318     360       5     358     2     58         Wells Fargo         1
     208189     360       5     356     4     56         Wells Fargo         1
     209954     360       5     357     3     57         Wells Fargo         1
     215685     360       5     357     3     57         Wells Fargo         1
     223868     360       5     358     2     58         Wells Fargo         1
     228260     360       5     356     4     56         Wells Fargo         1
     246544     360       5     358     2     58         Wells Fargo         1
     251331     360       5             2     58         Wells Fargo         1
     258275     360       5             3     57         Wells Fargo         1
     258909     360       5     358     2     58         Wells Fargo         1
     259345     360       5     357     3     57         Wells Fargo         1
     261000     360       5     358     2     58         Wells Fargo         1
     261914     360       5     358     2     58         Wells Fargo         1
     262359     360       5     358     2     58         Wells Fargo         1
     262370     360       5             2     58         Wells Fargo         1
     262975     360       5     357     3     57         Wells Fargo         1
     263058     360       5             3     57         Wells Fargo         1
     263250     360       5     357     3     57         Wells Fargo         1
     263807     360       5             3     57         Wells Fargo         1
     264340     360       5             3     57         Wells Fargo         1
     265205     360       5     357     3     57         Wells Fargo         1
     265582     360       5             3     57         Wells Fargo         1
     265733     360       5     357     3     57         Wells Fargo         1
     265862     360       5     357     3     57         Wells Fargo         1
     266276     360       5     357     3     57         Wells Fargo         1
     266461     360       5     357     3     57         Wells Fargo         1
     266615     360       5     357     2     58         Wells Fargo         1
     266622     360       5             2     58         Wells Fargo         1
     266679     360       5             3     57         Wells Fargo         1
     266771     360       5     357     3     57         Wells Fargo         1
     267588     360       5             2     58         Wells Fargo         1
     267631     360       5     358     2     58         Wells Fargo         1
     268179     360       5             2     58         Wells Fargo         1
     268519     360       5             3     57         Wells Fargo         1
     269527     360       5             3     57         Wells Fargo         1
     269656     360       5     357     3     57         Wells Fargo         1
     269726     360       5     357     3     57         Wells Fargo         1
     270190     360       5     357     3     57         Wells Fargo         1
     270205     360       5     357     3     57         Wells Fargo         1
     270319     360       5     358     2     58         Wells Fargo         1
     270461     360       5     357     3     57         Wells Fargo         1
     270484     360       5     357     3     57         Wells Fargo         1
     270581     360       5     357     3     57         Wells Fargo         1
     270737     360       5     357     2     58         Wells Fargo         1
     271046     360       5     357     3     57         Wells Fargo         1
     271200     360       5     356     3     57         Wells Fargo         1
     271399     360       5     357     3     57         Wells Fargo         1
     271670     360       5     357     3     57         Wells Fargo         1
     271927     360       5     357     3     57         Wells Fargo         1
     271958     360       5             2     58         Wells Fargo         1
     272038     360       5     358     2     58         Wells Fargo         1
     272218     360       5     358     2     58         Wells Fargo         1
     272226     360       5     357     3     57         Wells Fargo         1
     272313     360       5     357     3     57         Wells Fargo         1
     272516     360       5     358     2     58         Wells Fargo         1
     272980     360       5             2     58         Wells Fargo         1
     273469     360       5     357     3     57         Wells Fargo         1
     273976     360       5             2     58         Wells Fargo         1
     274346     360       5             2     58         Wells Fargo         1
     274499     360       5     358     2     58         Wells Fargo         1
     275216     360       5     357     3     57         Wells Fargo         1
     275234     360       5     357     3     57         Wells Fargo         1
     276442     360       5     357     3     57         Wells Fargo         1
     276475     360       5             2     58         Wells Fargo         1
     277283     360       5     357     3     57         Wells Fargo         1
     277358     360       5             3     57         Wells Fargo         1
     277373     360       5             3     57         Wells Fargo         1
     277778     360       5     357     3     57         Wells Fargo         1
     278376     360       5             3     57         Wells Fargo         1
     278768     360       5             3     57         Wells Fargo         1
     278909     360       5     357     3     57         Wells Fargo         1
     278928     360       5     357     3     57         Wells Fargo         1
     279159     360       5             2     58         Wells Fargo         1
     279558     360       5             1     59         Wells Fargo         1
     280144     360       5     357     3     57         Wells Fargo         1
     280221     360       5             3     57         Wells Fargo         1
     280467     360       5     357     3     57         Wells Fargo         1
     280567     360       5     358     2     58         Wells Fargo         1
     280647     360       5     358     2     58         Wells Fargo         1
     281036     360       5     358     2     58         Wells Fargo         1
     281332     360       5     358     2     58         Wells Fargo         1
     281431     360       5             3     57         Wells Fargo         1
     281457     360       5     358     2     58         Wells Fargo         1
     281471     360       5             3     57         Wells Fargo         1
     281546     360       5     357     3     57         Wells Fargo         1
     281614     360       5             1     59         Wells Fargo         1
     282109     360       5             2     58         Wells Fargo         1
     282510     360       5     358     2     58         Wells Fargo         1
     282602     360       5     356     3     57         Wells Fargo         1
     282739     360       5     357     2     58         Wells Fargo         1
     282922     360       5             2     58         Wells Fargo         1
     284128     360       5     358     2     58         Wells Fargo         1
     284210     360       5     357     3     57         Wells Fargo         1
     284470     360       5     358     2     58         Wells Fargo         1
     284889     360       5     357     3     57         Wells Fargo         1
     284959     360       5     357     3     57         Wells Fargo         1
     285029     360       5     357     3     57         Wells Fargo         1
     285136     360       5     358     2     58         Wells Fargo         1
     285175     360       5     357     3     57         Wells Fargo         1
     285426     360       5             3     57         Wells Fargo         1
     285915     360       5             1     59         Wells Fargo         1
     286347     360       5     357     3     57         Wells Fargo         1
     286445     360       5     357     3     57         Wells Fargo         1
     286979     360       5             2     58         Wells Fargo         1
     287010     360       5     357     3     57         Wells Fargo         1
     287058     360       5     358     2     58         Wells Fargo         1
     287137     360       5     357     3     57         Wells Fargo         1
     287561     360       5     357     3     57         Wells Fargo         1
     287694     360       5     357     3     57         Wells Fargo         1
     287977     360       5     357     3     57         Wells Fargo         1
     288015     360       5             2     58         Wells Fargo         1
     288396     360       5     358     2     58         Wells Fargo         1
     288510     360       5     357     3     57         Wells Fargo         1
     288718     360       5     358     2     58         Wells Fargo         1
     288768     360       5     357     3     57         Wells Fargo         1
     288945     360       5     358     2     58         Wells Fargo         1
     289549     360       5     358     2     58         Wells Fargo         1
     289631     360       5     357     3     57         Wells Fargo         1
     289764     360       5             2     58         Wells Fargo         1
     290018     360       5     358     2     58         Wells Fargo         1
     290048     360       5     357     3     57         Wells Fargo         1
     290309     360       5     357     2     58         Wells Fargo         1
     290322     360       5     358     2     58         Wells Fargo         1
     290358     360       5     347     3     57         Wells Fargo         1
     290617     360       5             2     58         Wells Fargo         1
     290855     360       5     358     2     58         Wells Fargo         1
     290996     360       5     358     2     58         Wells Fargo         1
     291017     360       5     358     2     58         Wells Fargo         1
     291109     360       5     357     3     57         Wells Fargo         1
     291143     360       5             3     57         Wells Fargo         1
     291292     360       5             2     58         Wells Fargo         1
     291347     360       5     358     2     58         Wells Fargo         1
     291388     360       5             2     58         Wells Fargo         1
     291547     360       5     358     2     58         Wells Fargo         1
     291588     360       5             1     59         Wells Fargo         1
     291687     360       5     357     3     57         Wells Fargo         1
     291855     360       5     357     3     57         Wells Fargo         1
     291915     360       5     357     3     57         Wells Fargo         1
     292108     360       5             2     58         Wells Fargo         1
     292139     360       5             3     57         Wells Fargo         1
     292694     360       5             2     58         Wells Fargo         1
     292853     360       5     357     3     57         Wells Fargo         1
     293073     360       5     357     3     57         Wells Fargo         1
     293082     360       5     358     2     58         Wells Fargo         1
     293088     360       5     357     3     57         Wells Fargo         1
     293179     360       5     358     2     58         Wells Fargo         1
     293487     360       5     358     2     58         Wells Fargo         1
     293640     360       5             3     57         Wells Fargo         1
     293681     360       5     358     2     58         Wells Fargo         1
     293770     360       5             2     58         Wells Fargo         1
     293834     360       5     358     2     58         Wells Fargo         1
     293893     360       5     358     2     58         Wells Fargo         1
     293988     360       5     353     3     57         Wells Fargo         1
     294522     360       5     358     2     58         Wells Fargo         1
     294530     360       5     357     3     57         Wells Fargo         1
     294775     360       5     358     2     58         Wells Fargo         1
     294947     360       5             1     59         Wells Fargo         1
     295155     360       5     357     3     57         Wells Fargo         1
     295251     360       5     358     2     58         Wells Fargo         1
     295260     360       5             2     58         Wells Fargo         1
     295296     360       5             2     58         Wells Fargo         1
     295590     360       5     358     2     58         Wells Fargo         1
     295668     360       5     358     2     58         Wells Fargo         1
     296274     360       5     358     2     58         Wells Fargo         1
     296358     360       5     358     2     58         Wells Fargo         1
     296377     360       5     358     2     58         Wells Fargo         1
     296396     360       5             2     58         Wells Fargo         1
     297353     360       5     358     2     58         Wells Fargo         1
     297358     360       5     356     2     58         Wells Fargo         1
     297466     360       5     357     3     57         Wells Fargo         1
     297513     360       5     358     2     58         Wells Fargo         1
     297642     360       5             2     58         Wells Fargo         1
     297753     360       5     358     2     58         Wells Fargo         1
     298137     360       5             2     58         Wells Fargo         1
     298138     360       5     358     2     58         Wells Fargo         1
     298163     360       5     358     2     58         Wells Fargo         1
     298452     360       5             2     58         Wells Fargo         1
     298520     360       5     357     3     57         Wells Fargo         1
     298618     360       5             2     58         Wells Fargo         1
     299431     360       5     358     2     58         Wells Fargo         1
     299827     360       5     357     3     57         Wells Fargo         1
     300094     360       5     358     2     58         Wells Fargo         1
     300214     360       5             2     58         Wells Fargo         1
     300416     360       5             2     58         Wells Fargo         1
     300466     360       5     358     2     58         Wells Fargo         1
     300903     360       5             2     58         Wells Fargo         1
     301423     360       5     358     2     58         Wells Fargo         1
     302065     360       5     358     2     58         Wells Fargo         1
     302407     360       5     358     2     58         Wells Fargo         1
     302525     360       5     358     2     58         Wells Fargo         1
     302648     360       5             3     57         Wells Fargo         1
     302859     360       5     359     1     59         Wells Fargo         1
     303191     360       5     358     2     58         Wells Fargo         1
     303303     360       5             2     58         Wells Fargo         1
     303334     360       5     358     2     58         Wells Fargo         1
     303477     360       5     358     2     58         Wells Fargo         1
     304300     360       5     358     2     58         Wells Fargo         1
     304384     360       5     358     2     58         Wells Fargo         1
     304894     360       5     358     2     58         Wells Fargo         1
     305427     360       5     358     2     58         Wells Fargo         1
     305606     360       5             2     58         Wells Fargo         1
     305746     360       5     357     3     57         Wells Fargo         1
     306048     360       5     358     2     58         Wells Fargo         1
     306262     360       5             2     58         Wells Fargo         1
     306489     360       5     358     2     58         Wells Fargo         1
     306511     360       5             1     59         Wells Fargo         1
     306562     360       5     357     3     57         Wells Fargo         1
     306919     360       5     358     2     58         Wells Fargo         1
     307097     360       5             2     58         Wells Fargo         1
     307741     360       5             2     58         Wells Fargo         1
     308058     360       5     358     2     58         Wells Fargo         1
     308187     360       5     358     2     58         Wells Fargo         1
     308785     360       5             2     58         Wells Fargo         1
     308997     360       5     357     3     57         Wells Fargo         1
     309072     360       5     358     2     58         Wells Fargo         1
     309554     360       5     358     2     58         Wells Fargo         1
     310048     360       5     356     2     58         Wells Fargo         1
     310134     360       5     358     2     58         Wells Fargo         1
     310209     360       5     359     1     59         Wells Fargo         1
     310324     360       5     355     2     58         Wells Fargo         1
     310724     360       5     358     2     58         Wells Fargo         1
     311427     360       5             2     58         Wells Fargo         1
     311797     360       5             2     58         Wells Fargo         1
     312098     360       5     357     3     57         Wells Fargo         1
     312375     360       5     357     3     57         Wells Fargo         1
     312829     360       5     358     2     58         Wells Fargo         1
     312885     360       5             2     58         Wells Fargo         1
     313326     360       5     358     2     58         Wells Fargo         1
     313786     360       5             3     57         Wells Fargo         1
     313845     360       5     357     3     57         Wells Fargo         1
     313987     360       5             2     58         Wells Fargo         1
     314280     360       5             2     58         Wells Fargo         1
     315078     360       5     358     2     58         Wells Fargo         1
     315441     360       5     358     2     58         Wells Fargo         1
     315620     360       5             2     58         Wells Fargo         1
     315990     360       5     358     2     58         Wells Fargo         1
     316230     360       5     358     2     58         Wells Fargo         1
     316578     360       5     358     2     58         Wells Fargo         1
     316917     360       5     357     3     57         Wells Fargo         1
     317034     360       5     358     2     58         Wells Fargo         1
     317058     360       5     358     2     58         Wells Fargo         1
     317072     360       5     357     3     57         Wells Fargo         1
     317334     360       5     358     2     58         Wells Fargo         1
     317344     360       5     358     2     58         Wells Fargo         1
     317956     360       5     358     2     58         Wells Fargo         1
     318235     360       5     358     2     58         Wells Fargo         1
     319017     360       5             2     58         Wells Fargo         1
     319069     360       5     358     2     58         Wells Fargo         1
     319115     360       5     358     2     58         Wells Fargo         1
     320348     360       5             1     59         Wells Fargo         1
     320394     360       5     358     2     58         Wells Fargo         1
     320548     360       5     358     2     58         Wells Fargo         1
     320968     360       5     357     3     57         Wells Fargo         1
     321146     360       5             2     58         Wells Fargo         1
     321413     360       5             2     58         Wells Fargo         1
     321849     360       5     358     2     58         Wells Fargo         1
     322056     360       5             2     58         Wells Fargo         1
     322553     360       5     358     2     58         Wells Fargo         1
     322782     360       5     358     2     58         Wells Fargo         1
     323399     360       5     358     2     58         Wells Fargo         1
     324100     360       5     357     3     57         Wells Fargo         1
     324395     360       5     358     2     58         Wells Fargo         1
     324506     360       5     355     2     58         Wells Fargo         1
     324648     360       5     358     2     58         Wells Fargo         1
     325105     360       5             1     59         Wells Fargo         1
     326183     360       5             2     58         Wells Fargo         1
     326188     360       5             2     58         Wells Fargo         1
     327058     360       5     358     2     58         Wells Fargo         1
     327872     360       5     358     2     58         Wells Fargo         1
     327988     360       5     358     2     58         Wells Fargo         1
     328050     360       5     358     2     58         Wells Fargo         1
     329459     360       5     358     2     58         Wells Fargo         1
     329642     360       5     310     2     58         Wells Fargo         1
     329907     360       5     357     3     57         Wells Fargo         1
     330901     360       5             2     58         Wells Fargo         1
     331193     360       5     358     2     58         Wells Fargo         1
     331221     360       5     358     2     58         Wells Fargo         1
     331247     360       5     358     2     58         Wells Fargo         1
     331338     360       5             2     58         Wells Fargo         1
     332562     360       5             2     58         Wells Fargo         1
     333612     360       5     358     2     58         Wells Fargo         1
     333657     360       5     358     2     58         Wells Fargo         1
     334025     360       5             2     58         Wells Fargo         1
     334263     360       5     358     2     58         Wells Fargo         1
     334734     360       5             2     58         Wells Fargo         1
     335121     360       5     358     2     58         Wells Fargo         1
     335501     360       5             2     58         Wells Fargo         1
     336022     360       5     358     2     58         Wells Fargo         1
     336522     360       5     358     2     58         Wells Fargo         1
     337101     360       5     358     2     58         Wells Fargo         1
     337532     360       5     357     3     57         Wells Fargo         1
     338307     360       5     358     2     58         Wells Fargo         1
     339034     360       5     358     2     58         Wells Fargo         1
     339944     360       5     358     2     58         Wells Fargo         1
     340037     360       5     357     3     57         Wells Fargo         1
     340795     360       5     358     2     58         Wells Fargo         1
     340993     360       5     358     2     58         Wells Fargo         1
     342087     360       5     358     2     58         Wells Fargo         1
     343473     360       5             2     58         Wells Fargo         1
     343926     360       5             2     58         Wells Fargo         1
     344240     360       5             2     58         Wells Fargo         1
     344637     360       5     357     3     57         Wells Fargo         1
     344951     360       5     358     2     58         Wells Fargo         1
     346251     360       5     358     2     58         Wells Fargo         1
     346513     360       5     357     2     58         Wells Fargo         1
     346570     360       5     358     2     58         Wells Fargo         1
     346576     360       5             2     58         Wells Fargo         1
     346862     360       5     358     2     58         Wells Fargo         1
     349490     360       5             2     58         Wells Fargo         1
     349660     360       5             2     58         Wells Fargo         1
     351405     360       5     359     1     59         Wells Fargo         1
     351409     360       5     358     2     58         Wells Fargo         1
     351786     360       5     358     2     58         Wells Fargo         1
     351948     360       5     358     2     58         Wells Fargo         1
     352299     360       5     357     3     57         Wells Fargo         1
     352628     360       5     358     2     58         Wells Fargo         1
     353918     360       5             2     58         Wells Fargo         1
     353960     360       5             2     58         Wells Fargo         1
     354302     360       5             2     58         Wells Fargo         1
     354735     360       5     356     4     56         Wells Fargo         1
     355935     360       5     358     2     58         Wells Fargo         1
     358059     360       5             2     58         Wells Fargo         1
     358451     360       5     353     2     58         Wells Fargo         1
     359644     360       5     358     2     58         Wells Fargo         1
     361092     360       5     357     3     57         Wells Fargo         1
     362734     360       5     358     2     58         Wells Fargo         1
     362995     360       5     357     3     57         Wells Fargo         1
     363521     360       5             2     58         Wells Fargo         1
     363611     360       5             2     58         Wells Fargo         1
     364219     360       5             2     58         Wells Fargo         1
     364305     360       5     358     2     58         Wells Fargo         1
     366414     360       5     357     3     57         Wells Fargo         1
     368256     360       5     358     2     58         Wells Fargo         1
     371087     360       5             2     58         Wells Fargo         1
     372332     360       5             2     58         Wells Fargo         1
     374161     360       5             2     58         Wells Fargo         1
     374783     360       5             2     58         Wells Fargo         1
     375417     360       5     358     2     58         Wells Fargo         1
     377217     360       5     358     2     58         Wells Fargo         1
     378024     360       5     358     2     58         Wells Fargo         1
     378050     360       5     358     2     58         Wells Fargo         1
     379138     360       5     358     2     58         Wells Fargo         1
     379283     360       5     358     2     58         Wells Fargo         1
     379295     360       5     357     2     58         Wells Fargo         1
     381297     360       5             2     58         Wells Fargo         1
     381658     360       5     357     3     57         Wells Fargo         1
     381976     360       5     358     2     58         Wells Fargo         1
     385802     360       5             2     58         Wells Fargo         1
     389302     360       5             3     57         Wells Fargo         1
     390644     360       5     358     2     58         Wells Fargo         1
     391364     360       5             2     58         Wells Fargo         1
     391916     360       5     357     3     57         Wells Fargo         1
     392288     360       5             2     58         Wells Fargo         1
     393532     360       5     358     2     58         Wells Fargo         1
     394161     360       5     357     3     57         Wells Fargo         1
     394552     360       5     356     3     57         Wells Fargo         1
     394859     360       5     357     3     57         Wells Fargo         1
     396294     360       5             3     57         Wells Fargo         1
     396789     360       5     352     3     57         Wells Fargo         1
     397192     360       5     356     4     56         Wells Fargo         1
     397383     360       5             2     58         Wells Fargo         1
     399053     360       5     357     3     57         Wells Fargo         1
     404636     360       5     357     3     57         Wells Fargo         1
     405208     360       5             2     58         Wells Fargo         1
     407556     360       5             2     58         Wells Fargo         1
     407766     360       5     355     4     56         Wells Fargo         1
     409643     360       5     358     2     58         Wells Fargo         1
     411691     360       5     358     2     58         Wells Fargo         1
     413233     360       5     357     3     57         Wells Fargo         1
     414016     360       5     357     3     57         Wells Fargo         1
     415912     360       5     358     2     58         Wells Fargo         1
     417292     360       5     357     3     57         Wells Fargo         1
     417585     360       5     358     2     58         Wells Fargo         1
     417787     360       5     357     3     57         Wells Fargo         1
     417801     360       5     357     3     57         Wells Fargo         1
     418204     360       5     358     2     58         Wells Fargo         1
     418425     360       5     357     3     57         Wells Fargo         1
     421270     360       5     358     2     58         Wells Fargo         1
     422845     360       5     357     3     57         Wells Fargo         1
     423710     360       5     358     2     58         Wells Fargo         1
     423896     360       5             3     57         Wells Fargo         1
     424623     360       5     357     3     57         Wells Fargo         1
     425075     360       5     358     2     58         Wells Fargo         1
     425485     360       5     357     3     57         Wells Fargo         1
     426256     360       5             3     57         Wells Fargo         1
     426738     360       5     357     3     57         Wells Fargo         1
     426743     360       5     358     2     58         Wells Fargo         1
     426824     360       5     358     2     58         Wells Fargo         1
     426966     360       5     358     2     58         Wells Fargo         1
     427980     360       5     358     2     58         Wells Fargo         1
     428260     360       5     358     2     58         Wells Fargo         1
     428800     360       5     283     3     57         Wells Fargo         1
     428943     360       5     357     3     57         Wells Fargo         1
     431334     360       5             2     58         Wells Fargo         1
     432139     360       5             2     58         Wells Fargo         1
     432605     360       5             2     58         Wells Fargo         1
     433280     360       5     357     3     57         Wells Fargo         1
     439897     360       5     354     2     58         Wells Fargo         1
     439900     360       5     357     3     57         Wells Fargo         1
     440572     360       5     356     3     57         Wells Fargo         1
     440641     360       5     358     2     58         Wells Fargo         1
     441268     360       5     357     3     57         Wells Fargo         1
     441655     360       5     357     3     57         Wells Fargo         1
     442422     360       5     358     2     58         Wells Fargo         1
     442823     360       5             3     57         Wells Fargo         1
     444516     360       5     358     2     58         Wells Fargo         1
     444728     360       5     358     2     58         Wells Fargo         1
     449830     360       5     357     3     57         Wells Fargo         1
     450980     360       5             3     57         Wells Fargo         1
     451056     360       5             2     58         Wells Fargo         1
     453500     360       5     358     2     58         Wells Fargo         1
     454450     360       5             2     58         Wells Fargo         1
     455523     360       5             3     57         Wells Fargo         1
     459346     360       5             3     57         Wells Fargo         1
     459922     360       5     358     2     58         Wells Fargo         1
     460589     360       5     357     3     57         Wells Fargo         1
     461940     360       5     357     3     57         Wells Fargo         1
     464508     360       5     357     3     57         Wells Fargo         1
     465132     360       5             3     57         Wells Fargo         1
     465944     360       5     358     2     58         Wells Fargo         1
     467483     360       5     358     2     58         Wells Fargo         1
     467814     360       5     358     2     58         Wells Fargo         1
     468026     360       5     358     2     58         Wells Fargo         1
     469584     360       5     358     2     58         Wells Fargo         1
     469603     360       5     358     2     58         Wells Fargo         1
     471651     360       5     358     2     58         Wells Fargo         1
     472684     360       5     358     2     58         Wells Fargo         1
     472711     360       5     357     3     57         Wells Fargo         1
     474778     360       5     358     2     58         Wells Fargo         1
     476496     360       5             2     58         Wells Fargo         1
     477177     360       5     358     2     58         Wells Fargo         1
     477534     360       5     358     2     58         Wells Fargo         1
     477830     360       5     358     2     58         Wells Fargo         1
     478645     360       5     358     2     58         Wells Fargo         1
     478959     360       5             3     57         Wells Fargo         1
     482796     360       5     358     2     58         Wells Fargo         1
     485957     360       5     356     2     58         Wells Fargo         1
     486770     360       5     356     2     58         Wells Fargo         1
     487646     360       5             3     57         Wells Fargo         1
     490627     360       5     356     2     58         Wells Fargo         1
     492665     360       5     358     2     58         Wells Fargo         1
     501215     360       5     358     2     58         Wells Fargo         1
     501604     360       5     358     2     58         Wells Fargo         1
     502410     360       5             2     58         Wells Fargo         1
     503927     360       5     358     2     58         Wells Fargo         1
     505010     360       5             2     58         Wells Fargo         1
     506622     360       5     351     3     57         Wells Fargo         1
     508348     360       5     358     2     58         Wells Fargo         1
     509355     300       5     298     2     58         Wells Fargo         1
     509972     360       5     358     2     58         Wells Fargo         1
     512357     360       5     357     3     57         Wells Fargo         1
     513048     360       5     358     2     58         Wells Fargo         1
     516445     360       5             2     58         Wells Fargo         1
     520707     360       5             2     58         Wells Fargo         1
     525102     360       5     358     2     58         Wells Fargo         1
     526164     360       5     359     1     59         Wells Fargo         1
     529599     360       5     358     2     58         Wells Fargo         1
     531583     360       5     358     2     58         Wells Fargo         1
     535266     360       5     358     2     58         Wells Fargo         1
     536820     360       5     358     2     58         Wells Fargo         1
     546161     360       5     358     2     58         Wells Fargo         1
     546254     360       5     358     2     58         Wells Fargo         1
     546708     360       5     358     2     58         Wells Fargo         1
     557360     360       5             2     58         Wells Fargo         1
     565221     360       5             2     58         Wells Fargo         1
     583907     240       5     238     2     58         Wells Fargo         1
     587658     360       5     358     2     58         Wells Fargo         1
     589399     360       5             2     58         Wells Fargo         1
     591722     360       5     358     2     58         Wells Fargo         1
     605995     360       5     358     2     58         Wells Fargo         1
     617078     360       5     355     2     58         Wells Fargo         1
     621101     360       5     358     2     58         Wells Fargo         1
     623805     360       5     357     2     58         Wells Fargo         1
     637790     360       5     358     2     58         Wells Fargo         1
     638363     360       5             2     58         Wells Fargo         1
     662065     360       5             2     58         Wells Fargo         1
     669099     360       5             2     58         Wells Fargo         1
     737972     360       5     357     3     57         Wells Fargo         1
     739063     360       5     356     4     56         Wells Fargo         1
     741284     360       5             3     57         Wells Fargo         1
     741771     360       5             2     58         Wells Fargo         1
     742533     360       5     356     4     56         Wells Fargo         1
     743081     360       5     358     2     58         Wells Fargo         1
     744537     360       5             4     56         Wells Fargo         1
     745036     360       5     358     2     58         Wells Fargo         1
     745334     360       5     357     3     57         Wells Fargo         1
     746598     360       5             3     57         Wells Fargo         1
     747538     360       5             3     57         Wells Fargo         1
     747913     360       5     357     3     57         Wells Fargo         1
     748644     360       5     358     2     58         Wells Fargo         1
     749355     360       5     354     6     54         Wells Fargo         1
     749644     360       5     357     3     57         Wells Fargo         1
     749683     360       5     357     3     57         Wells Fargo         1
     750685     360       5             4     56         Wells Fargo         1
     752080     360       5     357     3     57         Wells Fargo         1
     752679     360       5     357     3     57         Wells Fargo         1
     752719     360       5     357     3     57         Wells Fargo         1
     753389     360       5     357     3     57         Wells Fargo         1
     754807     360       5     357     3     57         Wells Fargo         1
     755894     360       5     357     3     57         Wells Fargo         1
     756417     360       5             3     57         Wells Fargo         1
     756853     360       5     357     3     57         Wells Fargo         1
     757940     360       5     356     3     57         Wells Fargo         1
     758628     360       5     357     3     57         Wells Fargo         1
     761635     360       5             3     57         Wells Fargo         1
     761740     360       5     357     3     57         Wells Fargo         1
     761758     360       5     357     3     57         Wells Fargo         1
     762538     360       5             2     58         Wells Fargo         1
     763307     360       5             3     57         Wells Fargo         1
     764551     360       5             2     58         Wells Fargo         1
     765723     360       5             2     58         Wells Fargo         1
     766382     360       5     358     2     58         Wells Fargo         1
     767505     360       5             2     58         Wells Fargo         1
     767966     360       5             2     58         Wells Fargo         1
     768117     360       5     359     1     59         Wells Fargo         1
     768238     360       5     359     1     59         Wells Fargo         1
     768752     360       5     358     2     58         Wells Fargo         1
     768931     360       5             2     58         Wells Fargo         1
     770419     360       5     351     9     51         Wells Fargo         1
     771795     360       5     358     2     58         Wells Fargo         1
     772133     360       5             2     58         Wells Fargo         1
     773493     360       5             1     59         Wells Fargo         1
     773498     360       5             1     59         Wells Fargo         1
     774328     360       5             2     58         Wells Fargo         1
     775330     360       5     358     2     58         Wells Fargo         1
     775573     360       5     358     2     58         Wells Fargo         1
     776004     360       5     358     2     58         Wells Fargo         1
     776677     360       5     358     2     58         Wells Fargo         1
     777224     360       5             1     59         Wells Fargo         1
     778602     360       5     145     3     57         Wells Fargo         1
     779360     360       5             1     59         Wells Fargo         1
     779984     360       5     358     2     58         Wells Fargo         1
     780671     360       5     358     2     58         Wells Fargo         1
     784836     360       5             1     59         Wells Fargo         1
     785657     360       5     358     2     58         Wells Fargo         1
     787588     360       5     358     2     58         Wells Fargo         1
     793373     360       5     355     5     55         Wells Fargo         1
     799202     360       5     354     2     58         Wells Fargo         1
     805221     360       5             2     58         Wells Fargo         1
     889554     360       5     358     2     58         Wells Fargo         1
     896610     360       5     358     2     58         Wells Fargo         1
     902073     360       5             2     58         Wells Fargo         1
     921004     360       5             2     58         Wells Fargo         1
     921292     360       5             2     58         Wells Fargo         1
     969210     360       5             2     58         Wells Fargo         1
     971652     360       5     357     3     57         Wells Fargo         1
     971957     360       5     358     2     58         Wells Fargo         1
     978567     360       5     357     3     57         Wells Fargo         1
     979315     360       5     356     4     56         Wells Fargo         1
     983961     360       5             3     57         Wells Fargo         1
     991762     360       5     356     4     56         Wells Fargo         1
     994213     360       5             3     57         Wells Fargo         1
     994526     360       5     356     4     56         Wells Fargo         1
     995833     360       5     356     4     56         Wells Fargo         1
     996340     360       5     357     3     57         Wells Fargo         1
     997512     360       5     358     2     58         Wells Fargo         1
     999928     360       5     358     2     58         Wells Fargo         1
    1219141     360       5     358     2     58         Wells Fargo         1
    1311469     360       5     358     2     58         Wells Fargo         1
    1311538     360       5     357     3     57         Wells Fargo         1
    1312102     360       5     358     2     58         Wells Fargo         1
    1313994     360       5     358     2     58         Wells Fargo         1
    1314094     360       5     357     3     57         Wells Fargo         1
    1317307     360       5     358     2     58         Wells Fargo         1
    1323306     360       5     358     2     58         Wells Fargo         1
    1323812     360       5     358     2     58         Wells Fargo         1
    1323991     360       5     358     2     58         Wells Fargo         1
    1323996     360       5     358     2     58         Wells Fargo         1
    1324221     360       5     358     2     58         Wells Fargo         1
    1325358     360       5     358     2     58         Wells Fargo         1
    1325852     360       5     357     3     57         Wells Fargo         1
    1326226     360       5     358     2     58         Wells Fargo         1
    1327817     360       5     358     2     58         Wells Fargo         1
    1328076     360       5     358     2     58         Wells Fargo         1
    1329273     360       5     358     2     58         Wells Fargo         1
    1331512     360       5     358     2     58         Wells Fargo         1
    1333096     360       5     358     2     58         Wells Fargo         1
    1334331     360       5     358     2     58         Wells Fargo         1
    1334900     360       5     359     1     59         Wells Fargo         1
    1335092     360       5     357     3     57         Wells Fargo         1
    1335124     360       5     358     2     58         Wells Fargo         1
    1335566     360       5     358     2     58         Wells Fargo         1
    1335897     360       5     358     2     58         Wells Fargo         1
    1336008     360       5     358     2     58         Wells Fargo         1
    1338035     360       5     358     2     58         Wells Fargo         1
    1338213     360       5     358     2     58         Wells Fargo         1
    1347073     360       5     358     2     58         Wells Fargo         1
    1348605     360       5     358     2     58         Wells Fargo         1
    1350138     360       5     358     2     58         Wells Fargo         1
    1351921     360       5     358     2     58         Wells Fargo         1
    1352448     360       5     358     2     58         Wells Fargo         1
    1352724     360       5     358     2     58         Wells Fargo         1
    1352748     360       5     358     2     58         Wells Fargo         1
    1354070     360       5     358     2     58         Wells Fargo         1
    1354436     360       5     358     2     58         Wells Fargo         1
    1354678     360       5     358     2     58         Wells Fargo         1
    1355157     360       5     358     2     58         Wells Fargo         1
    1356919     360       5     357     3     57         Wells Fargo         1
    1357269     360       5     358     2     58         Wells Fargo         1
    1358307     360       5     357     3     57         Wells Fargo         1
    1358583     360       5     358     2     58         Wells Fargo         1
    1358851     360       5     358     2     58         Wells Fargo         1
    1365286     360       5     358     2     58         Wells Fargo         1
    1367193     360       5     358     2     58         Wells Fargo         1
    1369031     360       5     357     3     57         Wells Fargo         1
    1372094     360       5     358     2     58         Wells Fargo         1
    1373464     360       5     358     2     58         Wells Fargo         1
    1375320     360       5     358     2     58         Wells Fargo         1
    1375714     360       5     358     2     58         Wells Fargo         1
    1378075     360       5     358     2     58         Wells Fargo         1
    1382260     360       5     358     2     58         Wells Fargo         1
    1382857     360       5     358     2     58         Wells Fargo         1
    1385980     360       5     358     2     58         Wells Fargo         1
    1386797     360       5     358     2     58         Wells Fargo         1
    1387564     360       5     358     2     58         Wells Fargo         1
    1387637     360       5     358     2     58         Wells Fargo         1
    1392318     360       5     358     2     58         Wells Fargo         1
    1392392     360       5     358     2     58         Wells Fargo         1
    1401860     360       5     358     2     58         Wells Fargo         1
    1405149     360       5     358     2     58         Wells Fargo         1
    1406915     360       5     359     1     59         Wells Fargo         1
    1408620     360       5     358     2     58         Wells Fargo         1
    1414513     360       5     358     2     58         Wells Fargo         1
    1415125     360       5     358     2     58         Wells Fargo         1
    1415530     360       5     358     2     58         Wells Fargo         1
    1417158     360       5     349     2     58         Wells Fargo         1
    1418450     360       5     358     2     58         Wells Fargo         1
    1420814     360       5     357     3     57         Wells Fargo         1
    1425079     360       5     358     2     58         Wells Fargo         1
    1426172     360       5     358     2     58         Wells Fargo         1
    1426211     360       5     358     2     58         Wells Fargo         1
    1428596     360       5     358     2     58         Wells Fargo         1
    1431158     360       5     358     2     58         Wells Fargo         1
    1435138     360       5     359     1     59         Wells Fargo         1
    1436647     360       5     351     3     57         Wells Fargo         1
    1438272     360       5     357     2     58         Wells Fargo         1
    1449355     360       5     358     2     58         Wells Fargo         1
    1453037     360       5     358     2     58         Wells Fargo         1
    1453999     360       5     359     1     59         Wells Fargo         1
    1455329     360       5     358     2     58         Wells Fargo         1
    1456485     360       5     358     2     58         Wells Fargo         1
    1459419     360       5     358     2     58         Wells Fargo         1
    1465238     360       5     358     2     58         Wells Fargo         1
    1465980     360       5     358     2     58         Wells Fargo         1
    1467390     360       5     358     2     58         Wells Fargo         1
    1467403     360       5     358     2     58         Wells Fargo         1
    1471158     360       5     358     2     58         Wells Fargo         1
    1471552     360       5     356     2     58         Wells Fargo         1
    1481040     360       5     358     2     58         Wells Fargo         1
    1484693     360       5     358     2     58         Wells Fargo         1
    1497381     360       5     358     2     58         Wells Fargo         1
    1546166     360       5     358     2     58         Wells Fargo         1
    1570516     360       5     357     2     58         Wells Fargo         1
    1634045     360       5     358     2     58         Wells Fargo         1
    1641605     360       5     358     2     58         Wells Fargo         1
    2271344     360       5             1     59         Wells Fargo         1
    3856172     360       5     348    12     72         Wells Fargo         1
    3890441     360       5     348    12     72         Wells Fargo         1
    4298692     360       2            11     49         Wells Fargo         1
    4309750     360       5     352     8     52         Wells Fargo         1
    4330474     360       5     151    11     49         Wells Fargo         1
    4350974     360       5     349    11     73         Wells Fargo         1
    4629622     360       2     348    12     48         Wells Fargo         1
    4914628     360       5     341    12     48         Wells Fargo         1
    5450531     360       5     357     3     57         Wells Fargo         1
    5965090     360       5     348    12     48         Wells Fargo         1
    8024697     360       5             1     59         Wells Fargo         1
    8163301     360       5     337    23     37         Wells Fargo         1
    8356115     360       5             1     59         Wells Fargo         1
    8645482     360       5     357     3     57         Wells Fargo         1
    8663762     360       5     357     3     57         Wells Fargo         1
    8722139     360       5     357     3     57         Wells Fargo         1
    8795750     360       5     345    13     46         Wells Fargo         1
    8821219     360       5     357     3     57         Wells Fargo         1
    8839204     360       2     349    11     49         Wells Fargo         1
    8859432     360       5     347    13     46         Wells Fargo         1
    8901608     360       2     348    12     48         Wells Fargo         1
    8911545     360       5     347    13     47         Wells Fargo         1
    8915634     360       5     347    13     47         Wells Fargo         1
    8935915     360       5     341    12     48         Wells Fargo         1
    9441799     360       5     350    10     74         Wells Fargo         1
    9600403     360       5     358     2     58         Wells Fargo         1
    9609556     360       5     357     3     57         Wells Fargo         1
    9662482     360       5     357     3     57         Wells Fargo         1
    9679718     360       5     341     8     52         Wells Fargo         1
    9740433     360       5     357     3     57         Wells Fargo         1
    9743052     360       5     358     2     58         Wells Fargo         1
    9745736     360       5     358     2     58         Wells Fargo         1
    9761359     360       5     353     7     53         Wells Fargo         1
    9814409     360       5     357     3     57         Wells Fargo         1
    9828210     360       5     358     2     58         Wells Fargo         1
    9838773     360       5     357     3     57         Wells Fargo         1
    9842212     360       5     357     3     57         Wells Fargo         1
    9844332     360       5     358     2     58         Wells Fargo         1
    9845026     360       5     358     2     58         Wells Fargo         1
    9845150     360       5     357     3     57         Wells Fargo         1
    9845225     360       5     354     3     57         Wells Fargo         1
    9846282     360       5     357     3     57         Wells Fargo         1
    9847386     360       5     358     2     58         Wells Fargo         1
    9847620     360       5     357     3     57         Wells Fargo         1
    9849407     360       5     358     2     58         Wells Fargo         1
    9850802     360       5     357     3     57         Wells Fargo         1
    9851188     360       5     358     2     58         Wells Fargo         1
    9852175     360       5     358     2     58         Wells Fargo         1
    9853268     360       5     357     3     57         Wells Fargo         1
    9853538     360       5     358     2     57         Wells Fargo         1
    9854476     360       5     357     3     57         Wells Fargo         1
    9855023     360       5     358     2     58         Wells Fargo         1
    9855216     360       5     358     2     58         Wells Fargo         1
    9855542     360       5     358     2     58         Wells Fargo         1
    9855695     360       5     357     3     57         Wells Fargo         1
    9855792     360       5     357     3     57         Wells Fargo         1
    9856148     360       5     358     2     58         Wells Fargo         1
    9856524     360       5     358     2     58         Wells Fargo         1
    9856589     360       5     352     2     58         Wells Fargo         1
    9857594     360       5     358     2     58         Wells Fargo         1
    9858191     360       5     357     3     57         Wells Fargo         1
    9858285     360       5     357     3     57         Wells Fargo         1
    9859118     360       5     358     2     58         Wells Fargo         1
    9859248     360       5     357     3     57         Wells Fargo         1
    9859538     360       5     358     2     58         Wells Fargo         1
    9859672     360       5     358     2     58         Wells Fargo         1
    9859883     360       5     357     3     57         Wells Fargo         1
    9860428     360       5     358     2     58         Wells Fargo         1
    9861158     360       5     358     2     58         Wells Fargo         1
    9861451     360       5     358     2     58         Wells Fargo         1
    9861503     360       5     332     3     57         Wells Fargo         1
    9861573     360       5     357     3     57         Wells Fargo         1
    9861651     360       5     357     3     57         Wells Fargo         1
    9861727     360       5     358     2     58         Wells Fargo         1
    9864090     360       5     358     2     58         Wells Fargo         1
    9864655     360       5     358     2     58         Wells Fargo         1
    9864779     360       5     357     3     57         Wells Fargo         1
    9865479     360       5     358     2     58         Wells Fargo         1
    9865494     360       5     356     3     57         Wells Fargo         1
    9865621     360       5     358     2     58         Wells Fargo         1
    9865947     360       5     358     2     58         Wells Fargo         1
    9865949     360       5     358     2     58         Wells Fargo         1
    9866158     360       5     358     2     58         Wells Fargo         1
    9866164     360       5     357     3     57         Wells Fargo         1
    9866201     360       5     357     3     57         Wells Fargo         1
    9866435     360       5     358     2     58         Wells Fargo         1
    9866605     360       5     358     2     58         Wells Fargo         1
    9866666     360       5     358     2     58         Wells Fargo         1
    9866709     360       5     358     2     58         Wells Fargo         1
    9866728     360       5     358     2     58         Wells Fargo         1
    9866786     360       5     358     2     58         Wells Fargo         1
    9866830     360       5     357     3     57         Wells Fargo         1
    9913071     360       5             2     58         Wells Fargo         1
    9914437     360       5     357     3     57         Wells Fargo         1
    9949262     360       5     357     3     57         Wells Fargo         1
    9955642     360       5     354     2     58         Wells Fargo         1
    9958282     360       5     357     3     57         Wells Fargo         1
    9958927     360       5     355     5     55         Wells Fargo         1
    9962604     360       5     354     6     54         Wells Fargo         1
    9963308     360       5     356     3     57         Wells Fargo         1
    9980310     360       5     354     6     54         Wells Fargo         1
    9982635     360       5             3     57         Wells Fargo         1
    9994524     360       5     358     2     58         Wells Fargo         1
    9994774     360       5     356     2     58         Wells Fargo         1
    9994892     360       5     358     2     58         Wells Fargo         1
    9995212     360       5     358     2     58         Wells Fargo         1
    9995232     360       5     358     2     58         Wells Fargo         1
    9995301     360       5     358     2     58         Wells Fargo         1
    9995328     360       5     358     2     58         Wells Fargo         1
    9995658     360       5     357     3     57         Wells Fargo         1
    9995836     360       5     358     2     58         Wells Fargo         1
    9995882     360       5     358     2     58         Wells Fargo         1
    9995917     360       5     358     2     58         Wells Fargo         1
    9995981     360       5     358     2     58         Wells Fargo         1
   28554236     360       3            28     32         Bank of America     1
   28893428     360       3            25     35         Bank of America     1
   29015757     360       5            23     37         Bank of America     1
  122509045     360       5             2     58         Wells Fargo         1
  618836900     360       2     351     9     51         ABN AMRO            1
  619524983     360       2     357     3     57         ABN AMRO            1
  619894128     360       2     358     2     58         ABN AMRO            1
  620621095     360       2     358     2     58         ABN AMRO            1
  621018928     360       2     358     2     58         ABN AMRO            1
  621974152     360       2     357     3     57         ABN AMRO            1
  621996671     360       2     355     5     55         ABN AMRO            1
  622174782     360       2     357     3     57         ABN AMRO            1
  622253711     360       2     356     3     57         ABN AMRO            1
  622328355     360       2     357     3     57         ABN AMRO            1
  622496565     360       2     359     1     59         ABN AMRO            1
  622546326     360       2     357     3     57         ABN AMRO            1
  622644085     360       2     357     3     57         ABN AMRO            1
  622675254     360       2     357     3     57         ABN AMRO            1
  622825222     360       2     354     6     54         ABN AMRO            1
  622903330     360       2     357     3     57         ABN AMRO            1
  622948139     360       2     357     2     58         ABN AMRO            1
  623203062     360       2     358     2     58         ABN AMRO            1
  623286927     360       2     354     2     58         ABN AMRO            1
  623309800     360       2     353     4     56         ABN AMRO            1
  623377723     360       2     357     3     57         ABN AMRO            1
  623422250     360       2     357     3     57         ABN AMRO            1
  623456796     360       2     356     4     56         ABN AMRO            1
  623529602     360       2     357     3     57         ABN AMRO            1
  623685076     360       2     358     2     58         ABN AMRO            1
  623687001     360       2     357     3     57         ABN AMRO            1
  623734371     360       2     357     3     57         ABN AMRO            1
  623748890     360       2     357     3     57         ABN AMRO            1
  623753718     360       2     359     1     59         ABN AMRO            1
  623826704     360       2     357     3     57         ABN AMRO            1
  623862834     360       2     357     2     58         ABN AMRO            1
  623868976     360       2     358     2     58         ABN AMRO            1
  623879332     360       2     357     3     57         ABN AMRO            1
  623898028     360       2     358     2     58         ABN AMRO            1
  623906701     360       2     359     1     59         ABN AMRO            1
  623953491     360       2     357     3     57         ABN AMRO            1
  623959885     360       2     356     3     57         ABN AMRO            1
  623962528     360       2     357     3     57         ABN AMRO            1
  623978902     360       2     357     3     57         ABN AMRO            1
  623988414     360       2     358     2     58         ABN AMRO            1
  624008169     360       2     358     2     58         ABN AMRO            1
  624046520     360       2     357     3     57         ABN AMRO            1
  624049237     360       2     358     2     58         ABN AMRO            1
  624075786     360       2     357     3     57         ABN AMRO            1
  624086346     360       2     357     3     57         ABN AMRO            1
  624137804     360       2     357     3     57         ABN AMRO            1
  624198216     360       2     358     2     58         ABN AMRO            1
  624198911     360       2     357     3     57         ABN AMRO            1
  624238533     360       2     354     3     57         ABN AMRO            1
  624243006     360       2     358     2     58         ABN AMRO            1
  624249570     360       2     358     2     58         ABN AMRO            1
  624255591     360       2     359     1     59         ABN AMRO            1
  624276233     360       2     357     3     57         ABN AMRO            1
  624279430     360       2     357     3     57         ABN AMRO            1
  624282479     360       2     356     3     57         ABN AMRO            1
  624288000     360       2     357     3     57         ABN AMRO            1
  624289864     360       2     358     2     58         ABN AMRO            1
  624292869     360       2     357     3     57         ABN AMRO            1
  624293666     360       2     357     3     57         ABN AMRO            1
  624310268     360       2     357     3     57         ABN AMRO            1
  624314160     360       2     358     2     58         ABN AMRO            1
  624323673     360       2     357     3     57         ABN AMRO            1
  624333788     360       2     357     3     57         ABN AMRO            1
  624336202     360       2     357     3     57         ABN AMRO            1
  624342175     360       2     357     3     57         ABN AMRO            1
  624350472     360       2     357     3     57         ABN AMRO            1
  624360485     360       2     354     3     57         ABN AMRO            1
  624374675     360       2     358     2     58         ABN AMRO            1
  624374879     360       2     358     2     58         ABN AMRO            1
  624377554     360       2     357     3     57         ABN AMRO            1
  624380935     360       2     358     2     58         ABN AMRO            1
  624382868     360       2     357     3     57         ABN AMRO            1
  624384611     360       2     356     3     57         ABN AMRO            1
  624384995     360       2     357     3     57         ABN AMRO            1
  624400041     360       2     358     2     58         ABN AMRO            1
  624405945     360       2     358     2     58         ABN AMRO            1
  624413752     360       2     357     3     57         ABN AMRO            1
  624423889     360       2     355     3     57         ABN AMRO            1
  624425017     360       2     358     2     58         ABN AMRO            1
  624425858     360       2     357     3     57         ABN AMRO            1
  624434600     360       2     357     3     57         ABN AMRO            1
  624440470     360       2     358     2     58         ABN AMRO            1
  624456139     360       2     357     3     57         ABN AMRO            1
  624471606     360       2     357     3     57         ABN AMRO            1
  624484941     360       2     357     3     57         ABN AMRO            1
  624494625     360       2     357     3     57         ABN AMRO            1
  624497296     360       2     357     3     57         ABN AMRO            1
  624504876     360       2     357     3     57         ABN AMRO            1
  624518359     360       2     357     3     57         ABN AMRO            1
  624531118     360       2     358     2     58         ABN AMRO            1
  624538182     360       2     357     3     57         ABN AMRO            1
  624540017     360       2     357     3     57         ABN AMRO            1
  624568485     360       2     358     2     58         ABN AMRO            1
  624573335     360       2     358     2     58         ABN AMRO            1
  624589969     360       2     357     3     57         ABN AMRO            1
  624593271     360       2     356     3     57         ABN AMRO            1
  624620673     360       2     358     2     58         ABN AMRO            1
  624641268     360       2     357     3     57         ABN AMRO            1
  624646423     360       2     358     2     58         ABN AMRO            1
  624663210     360       2     355     3     57         ABN AMRO            1
  624663367     360       2     357     3     57         ABN AMRO            1
  624663642     360       2     358     2     58         ABN AMRO            1
  624663846     360       2     356     3     57         ABN AMRO            1
  624664244     360       2     358     2     58         ABN AMRO            1
  624667350     360       2     357     3     57         ABN AMRO            1
  624677045     360       2     357     3     57         ABN AMRO            1
  624678002     360       2     357     3     57         ABN AMRO            1
  624683474     360       2     358     2     58         ABN AMRO            1
  624684475     360       2     357     3     57         ABN AMRO            1
  624686912     360       2     358     2     58         ABN AMRO            1
  624691555     360       2     358     2     58         ABN AMRO            1
  624698723     360       2     358     2     58         ABN AMRO            1
  624699336     360       2     357     2     58         ABN AMRO            1
  624706814     360       2     358     2     58         ABN AMRO            1
  624713835     360       2     358     2     58         ABN AMRO            1
  624724850     360       2     358     2     58         ABN AMRO            1
  624734022     360       2     357     2     58         ABN AMRO            1
  624760105     360       2     354     3     57         ABN AMRO            1
  624762697     360       2     358     2     58         ABN AMRO            1
  624764600     360       2     357     3     57         ABN AMRO            1
  624765315     360       2     358     2     58         ABN AMRO            1
  624766782     360       2     358     2     58         ABN AMRO            1
  624766873     360       2     358     2     58         ABN AMRO            1
  624767099     360       2     358     2     58         ABN AMRO            1
  624796551     360       2     358     2     58         ABN AMRO            1
  624810979     360       2     357     3     57         ABN AMRO            1
  624813552     360       2     358     2     58         ABN AMRO            1
  624816190     360       2     358     2     58         ABN AMRO            1
  624816577     360       2     357     3     57         ABN AMRO            1
  624816895     360       2     358     2     58         ABN AMRO            1
  624817625     360       2     357     3     57         ABN AMRO            1
  624817909     360       2     357     3     57         ABN AMRO            1
  624817932     360       2     357     3     57         ABN AMRO            1
  624818158     360       2     357     3     57         ABN AMRO            1
  624818330     360       2     358     2     58         ABN AMRO            1
  624818568     360       2     357     3     57         ABN AMRO            1
  624820141     360       2     358     2     58         ABN AMRO            1
  624834682     360       2     354     3     57         ABN AMRO            1
  624834751     360       2     358     2     58         ABN AMRO            1
  624834795     360       2     358     2     58         ABN AMRO            1
  624834864     360       2     358     2     58         ABN AMRO            1
  624836412     360       2     357     3     57         ABN AMRO            1
  624842615     360       2     356     2     58         ABN AMRO            1
  624850525     360       2     357     3     57         ABN AMRO            1
  624851786     360       2     358     2     58         ABN AMRO            1
  624856382     360       2     358     2     58         ABN AMRO            1
  624890000     360       2     357     3     57         ABN AMRO            1
  624899920     360       2     357     3     57         ABN AMRO            1
  624908271     360       2     358     2     58         ABN AMRO            1
  624913187     360       2     357     3     57         ABN AMRO            1
  624921939     360       2     358     2     58         ABN AMRO            1
  624957794     360       2     358     2     58         ABN AMRO            1
  624967193     360       2     358     2     58         ABN AMRO            1
  624991592     360       2     358     2     58         ABN AMRO            1
  625000095     360       2     358     2     58         ABN AMRO            1
  625008812     360       2     358     2     58         ABN AMRO            1
  625015376     360       2     358     2     58         ABN AMRO            1
  625016550     360       2     358     2     58         ABN AMRO            1
  625039023     360       2     359     1     59         ABN AMRO            1
  625067164     360       2     358     2     58         ABN AMRO            1
  625068007     360       2     358     2     58         ABN AMRO            1
  625141734     360       2     358     2     58         ABN AMRO            1
  625171105     360       2     358     2     58         ABN AMRO            1
  625176371     360       2     358     2     58         ABN AMRO            1
  625216972     360       2     358     2     58         ABN AMRO            1
  625225531     360       2     359     1     59         ABN AMRO            1
  625305491     360       2     359     1     59         ABN AMRO            1
  625312617     360       2     359     1     59         ABN AMRO            1
  625330562     360       2     359     1     59         ABN AMRO            1
  625340917     360       2     359     1     59         ABN AMRO            1
  625341963     360       2     359     1     59         ABN AMRO            1
  625342178     360       2     359     1     59         ABN AMRO            1
  625380585     360       2     359     1     59         ABN AMRO            1
  625381940     360       2     359     1     59         ABN AMRO            1
  625386912     360       2     358     2     58         ABN AMRO            1
  625421118     360       2     359     1     59         ABN AMRO            1
  625433247     360       2     359     1     59         ABN AMRO            1
  625448324     360       2     359     1     59         ABN AMRO            1
  625498438     360       2     359     1     59         ABN AMRO            1
  625576182     360       2     360     0     60         ABN AMRO            1
  625598963     360       2     359     1     59         ABN AMRO            1
  625632044     360       2     359     1     59         ABN AMRO            1
  625635207     360       2     358     2     58         ABN AMRO            1
  625661563     360       2     359     1     59         ABN AMRO            1
  625663484     360       2     359     1     59         ABN AMRO            1
  625674396     360       2     359     1     59         ABN AMRO            1
  625952634     360       2     359     1     59         ABN AMRO            1
  626107654     360       2     359     1     59         ABN AMRO            1
  626189642     360       2     359     1     59         ABN AMRO            1
  626521601     360       2     359     1     59         ABN AMRO            1
  626529789     360       2     359     1     59         ABN AMRO            1
  626559639     360       2     359     1     59         ABN AMRO            1
  626777267     360       2     359     1     59         ABN AMRO            1
  626912897     360       2     359     1     59         ABN AMRO            1
  627235844     360       2     359     1     59         ABN AMRO            1
 4465931733     360       3            44     16         Bank of America     1
 4564537282     360       3            46     14         Bank of America     1
 4964971305     360       3            44     16         Bank of America     1
 5000260652     360       3            42     18         Bank of America     1
 5000303957     360       3            35     25         Bank of America     1
 5000371293     360       3            27     33         Bank of America     1
 6003386999     360       3            35     25         Bank of America     1
 6010502349     360       5            25     35         Bank of America     1
 6012555634     360       3            36     24         Bank of America     1
 6012714405     360       3            33     27         Bank of America     1
 6016223734     360       3            30     30         Bank of America     1
 6019374658     360       3            36     24         Bank of America     1
 6023101279     360       3            34     26         Bank of America     1
 6026172053     360       3            27     33         Bank of America     1
 6026202876     360       5            23     37         Bank of America     1
 6026915782     360       5            24     36         Bank of America     1
 6032766419     360       3            37     23         Bank of America     1
 6036801790     360       3            36     24         Bank of America     1
 6044232517     360       3            39     21         Bank of America     1
 6048633397     360       3            29     31         Bank of America     1
 6050093316     360       5            20     40         Bank of America     1
 6054486904     360       5            20     40         Bank of America     1
 6060675656     360       5            25     35         Bank of America     1
 6064961300     360       3            27     33         Bank of America     1
 6067531571     360       3            35     25         Bank of America     1
 6069522370     360       3            37     23         Bank of America     1
 6069823844     360       3            28     32         Bank of America     1
 6072504860     360       5            24     36         Bank of America     1
 6073620772     360       3            27     33         Bank of America     1
 6075495611     360       3            29     31         Bank of America     1
 6077951173     360       3            39     21         Bank of America     1
 6080085480     360       5            19     41         Bank of America     1
 6083566403     360       3            28     32         Bank of America     1
 6086203145     360       3            35     25         Bank of America     1
 6096978082     360       3            36     24         Bank of America     1
 6099315233     360       3            31     29         Bank of America     1
 6100598215     360       3            31     29         Bank of America     1
 6100810057     360       3            37     23         Bank of America     1
 6102848261     360       3            34     26         Bank of America     1
 6108719391     360       3            35     25         Bank of America     1
 6110184188     360       5            23     37         Bank of America     1
 6110343362     360       3            27     33         Bank of America     1
 6112308512     360       3            33     27         Bank of America     1
 6112564783     360       3            38     22         Bank of America     1
 6114388116     360       3            36     24         Bank of America     1
 6115718204     360       3            35     25         Bank of America     1
 6115758697     360       3            35     25         Bank of America     1
 6116189009     360       5            26     34         Bank of America     1
 6122644997     360       5            23     37         Bank of America     1
 6122848887     360       3            36     24         Bank of America     1
 6124010692     360       3            36     24         Bank of America     1
 6124548774     360       3            35     25         Bank of America     1
 6125284353     360       3            36     24         Bank of America     1
 6125710340     360       3            27     33         Bank of America     1
 6127952643     360       3            28     32         Bank of America     1
 6128334189     360       3            38     22         Bank of America     1
 6130000455     360       3            36     24         Bank of America     1
 6139442278     360       3            34     26         Bank of America     1
 6144771158     360       3            33     27         Bank of America     1
 6150485784     360       3            37     23         Bank of America     1
 6163708594     360       5            24     36         Bank of America     1
 6164592641     360       3            30     30         Bank of America     1
 6170704222     360       5            26     34         Bank of America     1
 6174815677     360       3            32     28         Bank of America     1
 6178095334     360       3            30     30         Bank of America     1
 6183449575     360       5            24     36         Bank of America     1
 6184729769     360       3            36     24         Bank of America     1
 6185781496     360       5            26     34         Bank of America     1
 6185799100     360       3            27     33         Bank of America     1
 6187441784     360       3            34     26         Bank of America     1
 6193043053     360       5            19     41         Bank of America     1
 6197034108     360       3            27     33         Bank of America     1
 6200595566     360       3            39     21         Bank of America     1
 6203125189     360       5            19     41         Bank of America     1
 6208140589     360       5            25     35         Bank of America     1
 6210073612     360       5            25     35         Bank of America     1
 6214245745     360       3            27     33         Bank of America     1
 6217023784     360       3            32     28         Bank of America     1
 6217944294     360       5            24     36         Bank of America     1
 6218953765     360       3            27     33         Bank of America     1
 6221857680     360       3            39     21         Bank of America     1
 6225257762     360       5            20     40         Bank of America     1
 6231166734     360       3            28     32         Bank of America     1
 6234139613     360       3            36     24         Bank of America     1
 6236255359     360       3            30     30         Bank of America     1
 6236826522     360       3            35     25         Bank of America     1
 6239534677     360       5            25     35         Bank of America     1
 6243033922     360       3            30     30         Bank of America     1
 6243435671     360       3            34     26         Bank of America     1
 6244836083     360       5            24     36         Bank of America     1
 6253765546     360       3            28     32         Bank of America     1
 6261585811     360       3            37     23         Bank of America     1
 6265318284     360       3            27     33         Bank of America     1
 6269184450     360       3            35     25         Bank of America     1
 6269502982     360       5            19     41         Bank of America     1
 6270212316     360       3            37     23         Bank of America     1
 6277188501     360       3            34     26         Bank of America     1
 6281035946     360       3            28     32         Bank of America     1
 6282098885     360       3            28     32         Bank of America     1
 6286857831     360       3            31     29         Bank of America     1
 6287938895     360       3            30     30         Bank of America     1
 6289501485     360       3            25     35         Bank of America     1
 6292288021     360       3            27     33         Bank of America     1
 6293997950     360       3            27     33         Bank of America     1
 6296744938     360       3            35     25         Bank of America     1
 6296932061     360       3            34     26         Bank of America     1
 6303799891     360       3            29     31         Bank of America     1
 6303989344     360       3            35     25         Bank of America     1
 6310842478     360       3            36     24         Bank of America     1
 6315518230     360       5            20     40         Bank of America     1
 6317851365     360       3            36     24         Bank of America     1
 6322186559     360       5            20     40         Bank of America     1
 6328822736     360       3            39     21         Bank of America     1
 6331404548     360       3            31     29         Bank of America     1
 6331477320     360       5            25     35         Bank of America     1
 6337369208     360       3            32     28         Bank of America     1
 6339207935     360       3            29     31         Bank of America     1
 6339484518     360       3            37     23         Bank of America     1
 6341975867     360       3            30     30         Bank of America     1
 6343531064     360       3            38     22         Bank of America     1
 6348281681     360       3            36     24         Bank of America     1
 6350604721     360       3            31     29         Bank of America     1
 6359291397     360       5            26     34         Bank of America     1
 6367335608     360       3            27     33         Bank of America     1
 6369049769     360       5            21     39         Bank of America     1
 6373176855     360       3            34     26         Bank of America     1
 6374361167     360       5            25     35         Bank of America     1
 6377219206     360       3            34     26         Bank of America     1
 6383397699     360       3            24     36         Bank of America     1
 6387112177     360       3            27     33         Bank of America     1
 6396198126     360       3            32     28         Bank of America     1
 6396843952     360       3            27     33         Bank of America     1
 6399316147     360       3            38     22         Bank of America     1
 6402276429     360       3            31     29         Bank of America     1
 6407666053     360       3            28     32         Bank of America     1
 6410773284     360       3            36     24         Bank of America     1
 6412504968     360       5            25     35         Bank of America     1
 6415879227     360       5            26     34         Bank of America     1
 6418181225     360       3            39     21         Bank of America     1
 6418236375     360       3            27     33         Bank of America     1
 6419568305     360       5            25     35         Bank of America     1
 6421860088     360       3            35     25         Bank of America     1
 6430975364     360       3            29     31         Bank of America     1
 6432819289     360       5            26     34         Bank of America     1
 6432975461     360       5            25     35         Bank of America     1
 6440069430     360       3            37     23         Bank of America     1
 6446596824     360       3            25     35         Bank of America     1
 6451631466     360       5            23     37         Bank of America     1
 6456300646     360       3            31     29         Bank of America     1
 6456645016     360       3            38     22         Bank of America     1
 6457031752     360       3            26     34         Bank of America     1
 6458683197     360       3            36     24         Bank of America     1
 6462466548     360       3            31     29         Bank of America     1
 6462606465     360       3            35     25         Bank of America     1
 6464648853     360       5            24     36         Bank of America     1
 6465764634     360       5            26     34         Bank of America     1
 6466361141     360       3            36     24         Bank of America     1
 6466382667     360       5            22     38         Bank of America     1
 6470768703     360       3            28     32         Bank of America     1
 6470941102     360       3            27     33         Bank of America     1
 6471115706     360       3            32     28         Bank of America     1
 6471562238     360       3            33     27         Bank of America     1
 6471589181     360       5            20     40         Bank of America     1
 6473339486     360       3            39     21         Bank of America     1
 6476299190     360       3            35     25         Bank of America     1
 6476890758     360       5            20     40         Bank of America     1
 6477987090     360       5            25     35         Bank of America     1
 6478845669     360       3            28     32         Bank of America     1
 6479084268     360       3            28     32         Bank of America     1
 6479518547     360       3            36     24         Bank of America     1
 6484705071     360       5            26     34         Bank of America     1
 6490386163     360       5            26     34         Bank of America     1
 6491547367     360       3            33     27         Bank of America     1
 6495556935     360       5            26     34         Bank of America     1
 6498369971     360       3            27     33         Bank of America     1
 6499937545     360       3            27     33         Bank of America     1
 6507823240     360       3            37     23         Bank of America     1
 6510539130     360       3            29     31         Bank of America     1
 6511089226     360       3            30     30         Bank of America     1
 6511773043     360       3            26     34         Bank of America     1
 6512332203     360       3            28     32         Bank of America     1
 6514503447     360       3            35     25         Bank of America     1
 6516698054     360       5            23     37         Bank of America     1
 6517993983     360       3            37     23         Bank of America     1
 6518823718     360       3            35     25         Bank of America     1
 6520554715     360       3            34     26         Bank of America     1
 6524197511     360       3            37     23         Bank of America     1
 6527532185     360       3            30     30         Bank of America     1
 6530316808     360       3            28     32         Bank of America     1
 6533688666     360       5            25     35         Bank of America     1
 6540017388     360       3            37     23         Bank of America     1
 6540408629     360       3            39     21         Bank of America     1
 6542232787     360       3            34     26         Bank of America     1
 6542993958     360       3            39     21         Bank of America     1
 6543873787     360       5            24     36         Bank of America     1
 6552556604     360       3            36     24         Bank of America     1
 6555783007     360       3            36     24         Bank of America     1
 6559804320     360       3            29     31         Bank of America     1
 6561465995     360       5            20     40         Bank of America     1
 6562120029     360       5            84     36         Bank of America     1
 6564927124     360       5            24     36         Bank of America     1
 6574830466     360       3            29     31         Bank of America     1
 6576984303     360       5            25     35         Bank of America     1
 6579223709     360       3            37     23         Bank of America     1
 6579508570     360       3            37     23         Bank of America     1
 6579524478     360       5            25     35         Bank of America     1
 6579716405     360       3            35     25         Bank of America     1
 6580978085     360       3            25     35         Bank of America     1
 6581843734     360       3            33     27         Bank of America     1
 6582767114     360       5            24     36         Bank of America     1
 6583538613     360       3            30     30         Bank of America     1
 6583834699     360       3            29     31         Bank of America     1
 6591679870     360       3            41     19         Bank of America     1
 6597283628     360       3            30     30         Bank of America     1
 6598887138     360       5            25     35         Bank of America     1
 6604531522     360       3            33     27         Bank of America     1
 6605284576     360       3            35     25         Bank of America     1
 6611277143     360       3            36     24         Bank of America     1
 6625762791     360       3            31     29         Bank of America     1
 6626792110     360       3            29     31         Bank of America     1
 6629116770     360       3            27     33         Bank of America     1
 6629876753     360       3            34     26         Bank of America     1
 6631434559     360       3            27     33         Bank of America     1
 6632288228     360       3            27     33         Bank of America     1
 6633162414     360       5            25     35         Bank of America     1
 6635186841     360       3            36     24         Bank of America     1
 6635705053     360       3            29     31         Bank of America     1
 6640669278     360       3            28     32         Bank of America     1
 6641543183     360       3            32     28         Bank of America     1
 6645059970     360       3            29     31         Bank of America     1
 6649300446     360       3            28     32         Bank of America     1
 6649852560     360       3            33     27         Bank of America     1
 6651322189     360       3            28     32         Bank of America     1
 6653202314     360       3            34     26         Bank of America     1
 6655263595     360       3            29     31         Bank of America     1
 6658043010     360       5            22     38         Bank of America     1
 6660902641     360       3            28     32         Bank of America     1
 6667969361     360       3            36     24         Bank of America     1
 6670840591     360       3            35     25         Bank of America     1
 6672800478     360       3            36     24         Bank of America     1
 6676425132     360       3            30     30         Bank of America     1
 6677799071     360       3            27     33         Bank of America     1
 6678622918     360       3            39     21         Bank of America     1
 6678675775     360       3            32     28         Bank of America     1
 6680217368     360       5            25     35         Bank of America     1
 6687655198     360       3            34     26         Bank of America     1
 6690693681     360       3            27     33         Bank of America     1
 6690902884     360       5            19     41         Bank of America     1
 6692436113     360       5            26     34         Bank of America     1
 6695450822     360       5            26     34         Bank of America     1
 6699323470     360       3            35     25         Bank of America     1
 6701144211     360       3            28     32         Bank of America     1
 6702348399     360       3            30     30         Bank of America     1
 6712468716     360       3            37     23         Bank of America     1
 6715512551     360       3            35     25         Bank of America     1
 6715527310     360       3            37     23         Bank of America     1
 6726107607     360       5            25     35         Bank of America     1
 6734612432     360       3            34     26         Bank of America     1
 6735980689     360       3            37     23         Bank of America     1
 6736476588     360       3            31     29         Bank of America     1
 6736944346     360       3            36     24         Bank of America     1
 6744777365     360       3            37     23         Bank of America     1
 6745304615     360       5            25     35         Bank of America     1
 6750063106     360       3            35     25         Bank of America     1
 6759317982     360       5            22     38         Bank of America     1
 6763438584     360       3            36     24         Bank of America     1
 6763585525     360       3            36     24         Bank of America     1
 6766771809     360       3            37     23         Bank of America     1
 6769331635     360       3            27     33         Bank of America     1
 6769679546     360       3            30     30         Bank of America     1
 6771366900     360       5            19     41         Bank of America     1
 6781860223     360       3            39     21         Bank of America     1
 6788489877     360       3            38     22         Bank of America     1
 6790252735     360       3            33     27         Bank of America     1
 6792227396     360       3            32     28         Bank of America     1
 6793583888     360       3            34     26         Bank of America     1
 6793660264     360       3            28     32         Bank of America     1
 6798436827     360       3            33     27         Bank of America     1
 6800400910     360       3            35     25         Bank of America     1
 6807884546     360       3            38     22         Bank of America     1
 6811212213     360       5            22     38         Bank of America     1
 6812824503     360       3            35     25         Bank of America     1
 6814730070     360       3            27     33         Bank of America     1
 6818276278     360       3            31     29         Bank of America     1
 6819012201     360       5            26     34         Bank of America     1
 6820212493     360       5            26     34         Bank of America     1
 6821205207     360       3            27     33         Bank of America     1
 6822248750     360       3            34     26         Bank of America     1
 6824147109     360       3            35     25         Bank of America     1
 6824158700     360       5            24     36         Bank of America     1
 6825532523     360       5            20     40         Bank of America     1
 6826791136     360       3            31     29         Bank of America     1
 6826975747     360       5            24     36         Bank of America     1
 6830167752     360       3            30     30         Bank of America     1
 6830176613     360       3            36     24         Bank of America     1
 6836790300     360       3            34     26         Bank of America     1
 6837740544     360       3            30     30         Bank of America     1
 6838611108     360       5            25     35         Bank of America     1
 6839368435     360       3            30     30         Bank of America     1
 6850521961     360       3            88     32         Bank of America     1
 6853208590     360       3            30     30         Bank of America     1
 6854872204     360       3            36     24         Bank of America     1
 6855547540     360       3            36     24         Bank of America     1
 6862776611     360       3            32     28         Bank of America     1
 6864381972     360       3            35     25         Bank of America     1
 6866726992     360       3            33     27         Bank of America     1
 6867546829     360       3            27     33         Bank of America     1
 6869003886     360       3            34     26         Bank of America     1
 6879328414     360       3            36     24         Bank of America     1
 6883298595     360       3            36     24         Bank of America     1
 6885184538     360       3            37     23         Bank of America     1
 6886935383     360       3            30     30         Bank of America     1
 6891435239     360       3            30     30         Bank of America     1
 6894567574     360       3            28     32         Bank of America     1
 6895151915     360       3            34     26         Bank of America     1
 6895600457     360       5            21     39         Bank of America     1
 6899573338     360       3            30     30         Bank of America     1
 6900271039     360       3            36     24         Bank of America     1
 6900696938     360       3            39     21         Bank of America     1
 6904447809     360       3            33     27         Bank of America     1
 6904520241     360       3            30     30         Bank of America     1
 6910546685     360       3            36     24         Bank of America     1
 6911815782     360       3            28     32         Bank of America     1
 6912199095     360       3            35     25         Bank of America     1
 6912853022     360       3            34     26         Bank of America     1
 6913261134     360       5            21     39         Bank of America     1
 6916817684     360       3            34     26         Bank of America     1
 6924771964     360       3            28     32         Bank of America     1
 6925551498     360       5            26     34         Bank of America     1
 6930246217     360       3            26     34         Bank of America     1
 6932001982     360       5            21     39         Bank of America     1
 6934784346     360       3            36     24         Bank of America     1
 6936182283     360       3            32     28         Bank of America     1
 6938735369     360       3            37     23         Bank of America     1
 6943332798     360       5            20     40         Bank of America     1
 6943981156     360       3            27     33         Bank of America     1
 6953636062     360       3            39     21         Bank of America     1
 6962896194     360       3            35     25         Bank of America     1
 6965859876     360       5            22     38         Bank of America     1
 6967923597     360       3            28     32         Bank of America     1
 6973038133     360       3            35     25         Bank of America     1
 6976382975     360       3            35     25         Bank of America     1
 6985352209     360       3            28     32         Bank of America     1
 6987227409     360       3            33     27         Bank of America     1
 6988727035     360       3            29     31         Bank of America     1
 6992027430     360       3            35     25         Bank of America     1
 6993267522     360       3            30     30         Bank of America     1
 6996279979     360       3            27     33         Bank of America     1



                                  SCHEDULE II

                             POOL 2 MORTGAGE LOANS

    Loan Number            First Payment Date     Maturity Date       Coupon Rate   Prin Bal    Rem. Term           Orig. LTV
-------------------------------------------------------------------------------------------------------------------------------
       25472                      8/1/02             7/1/32               5.75      405850.95       357                79.6
      104285                      9/1/02             8/1/32               5.75       593754.6       358                  70
      104415                     10/1/02             9/1/32                5.5      344622.37       359               78.41
      104458                      9/1/02             8/1/32               5.75       334298.8       358               47.18
      163416                      8/1/02             7/1/32                5.5      410756.53       357                  80
      185430                      9/1/02             8/1/32              5.625      369051.28       358                  80
      193544                      9/1/02             8/1/32                5.5      359210.11       358                  80
      252490                      9/1/02             8/1/32               5.75      384264.01       358               68.76
      258348                     10/1/02             9/1/32              5.125         623200       359                  80
      259488                      8/1/02             7/1/32               4.75      552896.88       357               67.68
      259554                     10/1/02             9/1/32              5.375         619000       359               75.58
      260441                      8/1/02             7/1/32              5.125      989786.52       357                  70
      260462                      9/1/02             8/1/32               5.75      187905.58       358                  80
      264527                      9/1/02             8/1/32              5.375         323200       358                  80
      265754                      9/1/02             8/1/32               5.75      352261.11       358               72.78
      266110                     10/1/02             9/1/32               5.25         400000       359                  80
      266519                     10/1/02             9/1/32                5.5         278000       359               65.41
      267618                      8/1/02             7/1/32                5.5      328911.42       357               62.22
      267928                      8/1/02             7/1/32               4.75       348673.7       357                49.3
      268230                      9/1/02             8/1/32               5.75      698534.81       358               50.36
      270346                      8/1/02             7/1/32               5.75      378804.05       357                  80
      270419                      9/1/02             8/1/32                  5      548675.54       358               48.89
      271198                      9/1/02             8/1/32               5.75      598744.12       358               67.42
      272057                      9/1/02             8/1/32                5.5      336712.27       358                79.6
      272283                      8/1/02             7/1/32               5.75      298058.99       357                64.3
      272723                     10/1/02             9/1/32                5.5      940219.74       359                  75
      274058                      9/1/02             8/1/32               5.75         360000       358                43.9
      276594                      9/1/02             8/1/32                5.5         392300       358               79.99
      276718                     10/1/02             9/1/32              5.125      749119.46       359               58.82
      277585                     10/1/02             9/1/32                  5         540000       359                  80
      278199                     10/1/02             9/1/32              5.375      319641.42       359               78.05
      279727                     10/1/02             9/1/32               5.25      408530.86       359               79.99
      279829                      8/1/02             7/1/32               5.75         563500       357                  70
      280325                      9/1/02             8/1/32              5.625      919026.16       358               69.51
      283164                      9/1/02             8/1/32               5.75      997906.87       358               37.04
      284585                      9/1/02             8/1/32              5.625      345717.51       358                  90
      284892                      9/1/02             8/1/32              5.625      386953.39       358               47.48
      286712                     10/1/02             9/1/32                5.5         359500       359               79.01
      289184                     10/1/02             9/1/32              5.625         649900       359                63.4
      289882                      9/1/02             8/1/32               5.75      309232.05       358               59.05
      290756                      9/1/02             8/1/32              5.125       381101.1       358               73.32
      290856                      9/1/02             8/1/32              5.625      419099.88       358               61.76
      290958                      9/1/02             8/1/32                5.5      399122.34       358                70.3
      291083                      9/1/02             8/1/32                5.5      923968.23       358               69.89
      291305                      9/1/02             8/1/32               5.75      364235.99       358               42.94
      291899                      9/1/02             8/1/32              5.125      339199.94       358                  80
      291944                      9/1/02             8/1/32               5.75      495939.05       358               71.94
      292662                      8/1/02             7/1/32              5.625      325647.29       357               66.67
      294164                      9/1/02             8/1/32               5.75      490970.18       358                  80
      294525                      8/1/02             7/1/32               5.75      398741.13       357               89.59
      295209                      9/1/02             8/1/32               5.75      399162.76       358                62.5
      295472                      9/1/02             8/1/32              4.375      500645.11       358               63.95
      295490                      9/1/02             8/1/32              5.125      379001.92       358               79.17
      295522                      9/1/02             8/1/32              4.875         320000       358                  80
      295542                      8/1/02             7/1/32              5.625      526298.64       357                  80
      295572                      9/1/02             8/1/32              5.625      405379.34       358                  65
      295576                      9/1/02             8/1/32              4.875      567099.12       358               58.31
      295626                      9/1/02             8/1/32               5.75      419120.88       358               54.55
      295631                      9/1/02             8/1/32              5.375      448989.24       358               56.96
      295685                      9/1/02             8/1/32                5.5      548793.22       358               58.51
      296229                      9/1/02             8/1/32              5.625      369225.17       358               63.29
      296535                      9/1/02             8/1/32              5.625      618671.25       358               51.67
      297031                      9/1/02             8/1/32               5.75      377208.79       358               58.79
      297077                      9/1/02             8/1/32                5.5      604869.92       358               75.78
      297768                      9/1/02             8/1/32                5.5      419078.45       358                  80
      297911                      9/1/02             8/1/32              5.625         204975       358               74.54
      298477                      9/1/02             8/1/32               5.75      352256.11       358               79.33
      298639                      9/1/02             8/1/32               5.75      921068.04       358               65.93
      298801                      9/1/02             8/1/32               5.75      508932.49       358               61.45
      298862                      9/1/02             8/1/32               5.75      630677.12       358               54.96
      299027                      9/1/02             8/1/32               5.75      366770.49       358               55.61
      299482                      9/1/02             8/1/32               5.75      593754.59       358               62.96
      300957                      9/1/02             8/1/32               5.75      492965.99       358               66.76
      300981                      9/1/02             8/1/32               5.75      506437.72       358                  70
      301197                      9/1/02             8/1/32              5.625      478971.27       358               51.89
      302094                      9/1/02             8/1/32              5.625         620000       358               65.96
      302418                     10/1/02             9/1/32                5.5         471200       359                  80
      302446                      9/1/02             8/1/32               5.75         594000       358               58.46
      302583                      9/1/02             8/1/32              5.625      526868.41       358                  80
      302727                      8/1/02             7/1/32              5.125      307309.14       357               59.31
      303374                      9/1/02             8/1/32               5.25         399000       358                  28
      303550                      9/1/02             8/1/32              5.625      377189.88       358               57.27
      303772                     10/1/02             9/1/32               5.75      436543.74       359               67.44
      303898                      8/1/02             7/1/32               5.75      498087.18       357               68.97
      304012                      9/1/02             8/1/32              5.375      557744.42       358                69.7
      304020                      9/1/02             8/1/32               5.25      419034.37       358                  80
      304517                      9/1/02             8/1/32              5.625      752377.23       358               55.93
      304996                      9/1/02             8/1/32                5.5      404111.37       358               53.29
      305258                      9/1/02             8/1/32                5.5      343245.21       358               78.18
      305629                      9/1/02             8/1/32               5.75      450015.08       358               78.43
      305637                      9/1/02             8/1/32               5.75       379204.6       358                  80
      305640                      9/1/02             8/1/32               5.75       354755.9       358                  90
      305650                      9/1/02             8/1/32                5.5         626400       358                  80
      305686                      9/1/02             8/1/32              5.625      526369.49       358               68.06
      305692                      9/1/02             8/1/32              5.625      550594.37       358               44.24
      305776                      8/1/02             7/1/32               5.75         210300       357               79.99
      305906                      8/1/02             7/1/32               5.75      349795.64       357                  90
      306264                      9/1/02             8/1/32               5.25       345204.5       358               67.18
      306653                      9/1/02             8/1/32               5.75      492167.65       358               78.91
      307032                      9/1/02             8/1/32              5.375       409079.1       358               62.12
      307155                      9/1/02             8/1/32              5.625      496932.72       358               76.62
      307218                      9/1/02             8/1/32                5.5         342000       358                  90
      307239                      9/1/02             8/1/32              5.625      348231.53       358                  80
      307398                      9/1/02             8/1/32               5.75      372718.21       358               58.36
      307440                      9/1/02             8/1/32               5.25      349195.32       358               50.36
      308839                     10/1/02             9/1/32              4.125         536000       359                  80
      309976                      9/1/02             8/1/32              5.375      396904.44       358               54.27
      309999                      9/1/02             8/1/32              5.625      444029.72       358               69.69
      310103                      9/1/02             8/1/32                5.5      468968.76       358               56.97
      310162                      9/1/02             8/1/32                5.5      475953.39       358               73.38
      310362                     10/1/02             9/1/32              5.625      536326.02       359               79.54
      310397                      9/1/02             8/1/32                5.5      399122.34       358                  40
      310774                      9/1/02             8/1/32               5.25         304000       358                  80
      311222                      9/1/02             8/1/32              5.625         296800       358                  80
      311460                      8/1/02             7/1/32              5.375      358784.37       357                  60
      311505                      9/1/02             8/1/32              5.125      999423.34       358               60.87
      311699                      9/1/02             8/1/32              5.375         399900       358                  80
      311767                      9/1/02             8/1/32                5.5      527240.61       358               67.74
      311816                      9/1/02             8/1/32              5.125         400000       358                  80
      312080                     10/1/02             9/1/32              4.875         107080       359                  80
      312356                      9/1/02             8/1/32              5.625      637630.52       358               62.04
      312849                      9/1/02             8/1/32              5.625      478971.27       358               71.11
      314224                      9/1/02             8/1/32               5.75      403151.99       358               78.45
      314649                      9/1/02             8/1/32               5.75      748430.15       358               41.67
      315489                      9/1/02             8/1/32               5.75      447062.28       358                  80
      316062                      9/1/02             8/1/32               5.75      586769.24       358               78.93
      316099                      9/1/02             8/1/32              5.375      348513.86       358               73.35
      316115                      9/1/02             8/1/32                  5      345266.55       358               59.67
      316438                      9/1/02             8/1/32               5.75         613000       358               51.08
      316826                      8/1/02             7/1/32                5.5          98000       357               19.41
      317177                      9/1/02             8/1/32              5.625      576262.34       358                  75
      317646                     10/1/02             9/1/32                  5         530000       359               75.18
      317749                      9/1/02             8/1/32               5.75      623289.86       358               22.32
      319435                      8/1/02             7/1/32              5.375         339200       357                  80
      319936                      9/1/02             8/1/32              5.375      428549.51       358               71.67
      319974                      9/1/02             8/1/32                5.5      498902.93       358               67.57
      320959                      9/1/02             8/1/32               5.75         553000       358               57.01
      322587                      9/1/02             8/1/32               5.75      487976.45       358                63.1
      322765                      9/1/02             8/1/32                5.5      349232.04       358                62.5
      323081                      9/1/02             8/1/32               5.25      419034.37       358                52.5
      323654                      9/1/02             8/1/32               5.75      350613.39       358               78.57
      324146                      9/1/02             8/1/32              5.625      588735.54       358                6.05
      324354                      9/1/02             8/1/32              5.625       409121.3       358               74.55
      325060                     10/1/02             9/1/32              5.625         650000       359               76.47
      325194                      9/1/02             8/1/32              5.625      424089.17       358               59.03
      325285                      8/1/02             7/1/32              5.625         595000       357                  70
      325307                     10/1/02             9/1/32               5.75      399582.37       359                  80
      326539                      9/1/02             8/1/32              5.375      316287.98       358               56.61
      326731                      9/1/02             8/1/32               5.75      396148.36       358               42.78
      326881                     10/1/02             9/1/32               5.75      318666.94       359               89.86
      327160                      9/1/02             8/1/32               5.75         500000       358               64.52
      327394                     10/1/02             9/1/32              5.375      210000.01       359                52.5
      327744                      9/1/02             8/1/32              5.625         340000       358               79.07
      327892                      9/1/02             8/1/32              5.625      644216.38       358                  80
      328312                      9/1/02             8/1/32              5.625         428000       358                  80
      328638                      9/1/02             8/1/32               5.75      471012.04       358                  80
      329187                      9/1/02             8/1/32              5.375      399101.55       358               74.91
      329305                      9/1/02             8/1/32               5.75         485000       358               69.78
      329350                      9/1/02             8/1/32               5.75      476999.49       358                57.8
      330521                      9/1/02             8/1/32               5.75      359246.48       358                  90
      331134                      9/1/02             8/1/32               5.75         400000       358                  80
      331799                      9/1/02             8/1/32              5.375      356397.69       358               79.99
      332180                      9/1/02             8/1/32              5.625      997856.85       358               53.84
      332848                     10/1/02             9/1/32              5.375      941443.88       359                  65
      332944                      9/1/02             8/1/32              5.625      433995.32       358                63.5
      333292                      9/1/02             8/1/32              5.625      860234.06       358                  75
      333667                      8/1/02             7/1/32               5.75         456000       357                  80
      335235                      9/1/02             8/1/32               5.25         414500       358                  80
      336626                      9/1/02             8/1/32                5.5         400000       358               53.33
      337798                      9/1/02             8/1/32               5.75      316622.86       358               63.46
      340628                      9/1/02             8/1/32              5.625      498928.41       358               35.19
      340772                      9/1/02             8/1/32              5.625         588000       358                  49
      340864                      9/1/02             8/1/32                5.5       545799.8       358               74.42
      341121                      9/1/02             8/1/32              4.625      329148.78       358               73.33
      341204                      9/1/02             8/1/32               5.75      459037.16       358               59.35
      341632                      9/1/02             8/1/32               5.75      447860.59       358                  80
      341998                     10/1/02             9/1/32              5.625      379593.75       359               66.43
      342263                      9/1/02             8/1/32                5.5      336260.57       358               62.41
      342875                      9/1/02             8/1/32                5.5      360207.91       358               64.35
      344026                      9/1/02             8/1/32              5.625         569000       358               64.66
      346824                      9/1/02             8/1/32               5.75      359824.16       358               64.86
      348077                      9/1/02             8/1/32               5.75         601000       358               61.64
      348913                      9/1/02             8/1/32              5.375      339236.16       358                  80
      349037                      9/1/02             8/1/32              5.375      345808.59       358               89.41
      349617                     10/1/02             9/1/32               5.75      785790.21       359                  70
      350735                      9/1/02             8/1/32              5.625      388166.31       358               76.27
      350936                      9/1/02             8/1/32               5.25      427698.69       358                  80
      350963                     10/1/02             9/1/32               5.75      412276.56       359                  75
      351678                      9/1/02             8/1/32               5.75         540000       358               77.14
      351729                      9/1/02             8/1/32              5.625      979895.43       358               62.55
      351819                     10/1/02             9/1/32                5.5      574370.63       359               65.71
      352513                      9/1/02             8/1/32               5.25      593632.05       358               54.34
      352601                      9/1/02             8/1/32              5.625      626654.11       358                  80
      353134                      9/1/02             8/1/32                5.5      331191.71       358                  80
      354687                     10/1/02             9/1/32              5.375         540700       359                  80
      355025                      9/1/02             8/1/32               5.75         634000       358               67.45
      355401                      9/1/02             8/1/32              5.625      414110.58       358                41.5
      355753                      8/1/02             7/1/32              5.625      382722.79       357                  80
      356633                      9/1/02             8/1/32              5.625      575748.83       358               41.14
      357648                      9/1/02             8/1/32               5.75      411137.64       358                  80
      359179                      8/1/02             7/1/32              4.875         927500       357                  70
      359230                     10/1/02             9/1/32              5.625         508000       359               69.59
      359743                      9/1/02             8/1/32               5.75       467020.4       358               74.29
      360648                     10/1/02             9/1/32              5.375         300000       359               58.14
      361665                     10/1/02             9/1/32              5.125      489424.72       359                64.9
      361701                      9/1/02             8/1/32               5.75      372239.21       358               79.88
      361799                      9/1/02             8/1/32              5.375      478921.85       358               73.06
      362100                      9/1/02             8/1/32              5.625      648606.96       358                  65
      364411                      9/1/02             8/1/32              5.625         634400       358                  80
      366073                      9/1/02             8/1/32               5.75      309351.13       358               73.46
      366330                      9/1/02             8/1/32              5.625      377289.67       358                  95
      366874                      9/1/02             8/1/32              5.375         556000       358                  80
      367340                     10/1/02             9/1/32               5.75      435544.79       359               62.73
      369996                     10/1/02             9/1/32              5.625      856583.27       359                  70
      370027                      8/1/02             7/1/32                5.5      622418.61       357                  70
      370422                      9/1/02             8/1/32              5.625      343182.93       358                  80
      370864                      9/1/02             8/1/32              4.375      421858.34       358               54.94
      370928                      9/1/02             8/1/32               5.75      648639.47       358               73.36
      371440                     10/1/02             9/1/32              5.625         550000       359               62.36
      372373                      9/1/02             8/1/32              5.375      367173.42       358                  80
      372645                      9/1/02             8/1/32              5.625      498928.41       358                  40
      372864                      9/1/02             8/1/32              5.625       309134.7       358                49.6
      373821                      9/1/02             8/1/32              5.625       351245.6       358               58.67
      374094                      9/1/02             8/1/32              4.375      997301.04       358               41.67
      374795                      9/1/02             8/1/32                5.5      513367.72       358               62.42
      375084                      9/1/02             8/1/32              5.625      503759.37       358                  70
      375137                      9/1/02             8/1/32              5.625         480000       358               56.47
      375391                      9/1/02             8/1/32              5.625      478971.29       358               75.85
      375827                      9/1/02             8/1/32                5.5      306775.41       358               79.99
      376002                     10/1/02             9/1/32                5.5         600000       359                37.5
      377467                     10/1/02             9/1/32              5.625         427500       359                  90
      377701                     10/1/02             9/1/32              5.625      535426.98       359                  80
      378023                     10/1/02             9/1/32               5.75      311674.25       359                  52
      378621                      9/1/02             8/1/32                5.5      453670.68       358               47.95
      380892                     10/1/02             9/1/32               5.75         196800       359                  80
      381389                      9/1/02             8/1/32              5.625      411715.73       358               75.02
      381826                      9/1/02             8/1/32               5.75      419120.88       358               67.74
      383738                      9/1/02             8/1/32               5.25      823103.23       358                  75
      387273                      9/1/02             8/1/32               5.75      566561.62       358                  80
      387633                      8/1/02             7/1/32              5.625      633053.53       357               66.85
      388542                      8/1/02             7/1/32                5.5      598020.74       357                  80
      391742                      9/1/02             8/1/32               5.75      439079.02       358               77.19
      393913                      9/1/02             8/1/32               5.75      383894.79       358               79.99
      394224                      9/1/02             8/1/32              5.375      648540.02       358               41.27
      396527                     10/1/02             9/1/32              5.125      430493.99       359               79.99
      417393                      9/1/02             8/1/32               5.75      517362.45       358               79.78
      418262                      8/1/02             7/1/32               5.75      644963.74       357               49.77
      420988                      8/1/02             7/1/32               5.75      421668.74       357               62.21
      422390                      9/1/02             8/1/32               5.75      449896.76       358                  90
      425739                      9/1/02             8/1/32                5.5      436999.92       358               60.28
      427156                      9/1/02             8/1/32               5.75      396208.94       358                  75
      436605                      8/1/02             7/1/32               5.75       506834.1       357               57.46
      441645                      8/1/02             7/1/32               5.75      393756.86       357                59.4
      443286                      9/1/02             8/1/32               5.75      374403.36       358               32.92
      444564                      8/1/02             7/1/32               5.75      350892.18       357                  80
      444973                      8/1/02             7/1/32              5.625      409276.93       357               78.96
      453189                      8/1/02             7/1/32               5.75      374816.67       357                75.2
      458245                      9/1/02             8/1/32               5.75      340438.63       358                64.3
      467411                      8/1/02             7/1/32               5.25         965000       357               61.66
      470747                      9/1/02             8/1/32               5.75       459735.7       358               74.07
      472698                      9/1/02             8/1/32                5.5      991819.04       358               58.47
      474480                      8/1/02             7/1/32               5.75      455561.72       357               79.48
      478200                      9/1/02             8/1/07              5.625      395151.32       58                   80
      478557                      8/1/02             7/1/32               5.75       413693.9       357               79.05
      480404                      9/1/02             8/1/32               5.75      629878.82       358                  80
      485600                      9/1/02             8/1/32                  5      359367.52       358                  80
      488885                      8/1/02             7/1/32              5.625         448550       357                  75
      490454                      9/1/02             8/1/32              5.625      522414.66       358               57.69
      490505                      9/1/02             8/1/32              5.375         500000       358                  40
      496381                      9/1/02             8/1/32              5.625      324902.19       358                  80
      498689                      9/1/02             8/1/32               5.75      383196.24       358                  80
      499360                      9/1/02             8/1/32              5.625       449035.6       358               41.86
      500242                      9/1/02             8/1/32                5.5      695121.46       358               77.41
      500837                      9/1/02             8/1/32                5.5      600180.23       358               46.27
      503113                      9/1/02             8/1/32              5.625      848178.34       358               57.63
      506011                      8/1/02             7/1/32               5.75      647954.31       357               78.79
      508971                      9/1/02             8/1/32                5.5      997805.87       358               54.05
      509021                      9/1/02             8/1/32              5.625      430325.76       358                  75
      509903                      9/1/02             8/1/32              4.625      448839.26       358               77.85
      510749                      9/1/02             8/1/32               5.75      818283.63       358               46.86
      514938                      8/1/02             7/1/32               5.75      404871.76       357               68.32
      516967                      9/1/02             8/1/32                5.5         298550       358               74.64
      526753                      9/1/02             8/1/32               5.75      449058.09       358                72.7
      531585                      9/1/02             8/1/32               5.75      331305.08       358               75.45
      539684                      9/1/02             8/1/32               5.75      518911.58       358               37.14
      542493                      9/1/02             8/1/32               5.75         441000       358                  70
      549042                      9/1/02             8/1/32               5.75       478995.3       358               56.47
      550064                      9/1/02             8/1/32               5.75      843231.31       358               52.81
      550413                      9/1/02             8/1/32                5.5      403612.47       358               74.22
      550985                      9/1/02             8/1/32              5.625         390000       358                52.7
      551727                      9/1/02             8/1/32                5.5      377404.31       358               71.93
      553475                      9/1/02             8/1/32               5.75      476920.87       358               65.74
      553516                      9/1/02             8/1/32              5.625      737416.22       358               69.72
      554452                      9/1/02             8/1/32               5.75      598744.12       358               46.15
      554841                      9/1/02             8/1/32              5.125         212000       358               68.39
      554908                      9/1/02             8/1/32               5.75       373915.7       358               57.65
      561206                      9/1/02             8/1/32               5.75         977355       358               70.72
      565712                      9/1/02             8/1/32               5.75      399162.76       358               68.97
      567397                      9/1/02             8/1/32                5.5      364698.04       358               60.92
      568307                      9/1/02             8/1/32               5.25      438988.39       358                  80
      568713                      9/1/02             8/1/32              5.375      411972.59       358               67.14
      582511                      9/1/02             8/1/32              5.625      338772.41       358               75.44
      582618                      9/1/02             8/1/32               5.25      596625.14       358               68.34
      582631                      9/1/02             8/1/32               5.75       379204.6       358                  79
      593981                      9/1/02             8/1/32                5.5         471800       358                  80
      598550                      9/1/02             8/1/32                5.5      457798.16       358               75.12
      602529                      9/1/02             8/1/32               5.75      572239.71       358                  80
      605060                      9/1/02             8/1/32              5.625      648606.96       358                62.2
      607829                      9/1/02             8/1/32              5.625      598714.11       358               55.81
      609870                      9/1/02             8/1/32              5.375      377150.98       358                75.6
      611203                      9/1/02             8/1/32               5.75      334797.01       358                  80
      612450                      9/1/02             8/1/32                5.5      371682.69       358                76.8
      612875                      9/1/02             8/1/32              5.625      997856.87       358                62.5
      613668                      9/1/02             8/1/32               5.75      478710.14       358               66.21
      614381                      9/1/02             8/1/32              5.625      464003.45       358               44.29
      616925                      9/1/02             8/1/32              5.625      546825.55       358               69.81
      619863                      9/1/02             8/1/32              5.625       349249.9       358               58.33
      621793                      9/1/02             8/1/32               5.75      486370.62       358               36.81
      631602                      9/1/02             8/1/32              5.375      538787.11       358               77.14
      632726                      9/1/02             8/1/32                5.5      562762.51       358                70.5
      668258                      9/1/02             8/1/32                5.5      199561.17       358               35.71
      668458                      9/1/02             8/1/32              5.625      331817.34       358               58.34
      673059                      9/1/02             8/1/32              5.375      343227.34       358                  80
      682719                      9/1/02             8/1/32              5.375      102030.69       358               79.99
      698310                     10/1/02             9/1/32               5.75      399582.38       359                  80
      698693                      9/1/02             8/1/32               5.75       363238.1       358                  80
      702916                      9/1/02             8/1/32                5.5       365953.9       358               77.54
      724291                      9/1/02             8/1/32               5.75      391179.48       358                  80
      737373                      9/1/02             8/1/32              5.125      646475.19       358                  54
      737547                      9/1/02             8/1/32                5.5      379964.47       358                  80
      744320                      9/1/02             8/1/32              5.625      836204.04       358               73.64
      746994                      9/1/02             8/1/32              5.375      323272.25       358                  80
      748671                      8/1/02             7/1/32               5.75      442472.45       357               74.62
      749927                      9/1/02             8/1/32               5.25         550900       358                  70
      755992                      9/1/02             8/1/32               5.75      332420.34       358                  70
      760162                      8/1/02             7/1/32               5.25         377300       357                  70
      760335                      8/1/02             7/1/32               4.75      493323.49       357                  80
      762157                      7/1/02             6/1/32                5.5      384409.16       356               77.25
      762227                      8/1/02             7/1/32                5.5       647250.3       357               66.33
      765077                      8/1/02             7/1/32              5.125      137511.84       357               49.11
      766373                      9/1/02             8/1/32               5.25         165000       358               35.48
      766614                      8/1/02             7/1/32                5.5      476821.87       357               79.89
      768988                      9/1/02             8/1/32               5.75      555000.02       358                58.3
      769188                      9/1/02             8/1/32               5.75      296910.22       358               42.37
      770102                      9/1/02             8/1/32              5.625        1000000       358               57.64
      770136                      9/1/02             8/1/32              5.625      398747.07       358               78.43
      770468                      9/1/02             8/1/32              5.375      583686.01       358                  65
      770865                      9/1/02             8/1/32              5.375      426932.67       358               43.04
      770937                      9/1/02             8/1/32               5.75      308103.73       358                  95
      771442                     10/1/02             9/1/32              5.625      554406.66       359               34.69
      771701                      9/1/02             8/1/32              5.375      361713.06       358               74.49
      772044                     10/1/02             9/1/32              5.625      543418.42       359                  80
      772141                     10/1/02             9/1/32              5.625      354620.47       359               60.68
      772173                      9/1/02             8/1/32                  5      991606.34       358                  70
      772654                      9/1/02             8/1/32                5.5      371183.77       358               63.16
      773144                     10/1/02             9/1/32              5.625      414556.33       359               66.94
      773172                     10/1/02             9/1/32              4.875         308000       359                  80
      773304                     10/1/02             9/1/32               5.25      327623.77       359               59.64
      773437                      9/1/02             8/1/32               5.75      634591.63       358                  80
      773510                      9/1/02             8/1/32              5.125         700000       358                  80
      773647                      9/1/02             8/1/32                5.5      737129.07       358                  75
      773683                      9/1/02             8/1/32               5.75       422114.6       358               54.58
      773924                      9/1/02             8/1/32              5.625         425000       358               67.46
      774245                      9/1/02             8/1/32               5.25      627154.78       358                  70
      774586                     10/1/02             9/1/32               5.75         870000       359               69.21
      776078                      9/1/02             8/1/32              5.625      518878.94       358                78.2
      776300                      9/1/02             8/1/32              5.625      311331.34       358               69.49
      776402                     10/1/02             9/1/32                  5         260000       359                  80
      776711                      9/1/02             8/1/32              5.625      439057.02       358                  55
      777686                      9/1/02             8/1/32              5.625       465001.3       358               62.13
      778202                     10/1/02             9/1/32                  5         237500       359                  95
      778243                     10/1/02             9/1/32              5.125      982842.39       359               34.84
      778511                      9/1/02             8/1/32               5.75      498953.42       358               44.64
      778930                      9/1/02             8/1/32              5.375      361682.42       358               37.81
      778957                     10/1/02             9/1/32              5.625      924011.11       359               63.55
      779028                      9/1/02             8/1/32              5.375         240250       358               66.74
      779127                      9/1/02             8/1/32               5.75      997906.87       358               68.78
      779510                     10/1/02             9/1/32               5.25      499426.48       359               63.13
      779656                      9/1/02             8/1/32               4.25      408431.59       358                49.7
      780271                      9/1/02             8/1/32               5.25      387107.93       358               79.18
      780557                      9/1/02             8/1/32                5.5         420000       358               53.85
      780613                      9/1/02             8/1/32              5.125      319247.01       358                  80
      780632                      9/1/02             8/1/32               5.75         650000       358               59.09
      780872                      9/1/02             8/1/32              5.625         104200       358               79.99
      781504                      9/1/02             8/1/32                5.5       488914.9       358               63.06
      782798                      9/1/02             8/1/32              5.375         515000       358               72.43
      783140                      9/1/02             8/1/32                5.5      399122.34       358               37.12
      785207                      9/1/02             8/1/32               5.75        1000000       358               55.87
      785286                     10/1/02             9/1/32                5.5      407553.42       359                  80
      785448                      9/1/02             8/1/32              5.625      439057.02       358                 5.5
      785747                     10/1/02             9/1/32                5.5      424534.81       359               31.95
      785753                      9/1/02             8/1/32              5.625      558799.83       358                  80
      786028                      9/1/02             8/1/32                5.5       328876.8       358               79.81
      786385                      9/1/02             8/1/32              5.625      327297.04       358               37.92
      786647                      9/1/02             8/1/32              5.625      344260.61       358               49.29
      787336                      9/1/02             8/1/32              5.625      405129.88       358               67.67
      788685                      9/1/02             8/1/32               5.75      455145.32       358               79.99
      789240                      9/1/02             8/1/32              5.625         570000       358               32.57
      789338                      9/1/02             8/1/32                5.5      661545.27       358               55.25
      789781                      9/1/02             8/1/32              4.875      659869.94       358                  70
      790836                     10/1/02             9/1/32              5.625      636457.75       359                  70
      790862                     10/1/02             9/1/32              5.625         458000       359               73.28
      808624                      9/1/02             8/1/32              5.625      402299.06       358                  70
      851237                      9/1/02             8/1/32              4.875         482400       358                  80
      889957                     10/1/02             9/1/32              4.875         675000       359               61.36
      920378                      9/1/02             8/1/32               5.75      648639.45       358               43.33
      924882                      9/1/02             8/1/32              5.625         650000       358               79.75
      954162                      9/1/02             8/1/32                5.5         539000       358               78.23
      975586                      9/1/02             8/1/32               5.75      271567.15       358               69.43
      979048                      7/1/02             6/1/32               5.75         783800       356                  80
      979433                      8/1/02             7/1/32              5.625      645911.96       357                  80
      981003                      9/1/02             8/1/32              5.125      478072.38       358                  80
      982864                      9/1/02             8/1/32               5.75         624800       358                  80
      984704                      8/1/02             7/1/32                5.5      431471.96       357               79.99
      991403                      9/1/02             8/1/32              5.375      379146.46       358                71.7
      996345                     10/1/02             9/1/32              5.375      555741.72       359                  80
      997050                      9/1/02             8/1/32                  5         346400       358                  80
      999773                      9/1/02             8/1/32                5.5      472279.46       358               20.21
     1228961                      9/1/02             8/1/32              5.625      870131.17       358               62.29
     1306775                      8/1/02             7/1/32               5.75      450577.45       357               64.57
     1307885                      9/1/02             8/1/32                5.5      309319.81       358               68.89
     1308663                      9/1/02             8/1/32               5.75      646643.66       358               43.93
     1310138                      9/1/02             8/1/32              5.625      602705.53       358                60.4
     1310156                      9/1/02             8/1/32               5.25      324252.78       358               66.33
     1312182                      8/1/02             7/1/32              5.625      348778.15       357                  70
     1312453                     10/1/02             9/1/32              5.375      499439.72       359               59.52
     1314245                      9/1/02             8/1/32              5.625      753279.47       358               32.08
     1314767                      9/1/02             8/1/32               5.75      594724.95       358                  15
     1314837                      9/1/02             8/1/32              5.625       740409.8       358                  70
     1314851                     10/1/02             9/1/32              5.625      310168.05       359                62.1
     1315313                      9/1/02             8/1/32               5.75      523901.11       358               67.74
     1316720                      9/1/02             8/1/32              5.625      299986.23       358               60.14
     1317392                      9/1/02             8/1/32              5.625      344841.05       358               60.17
     1320325                      9/1/02             8/1/32               5.75      648639.45       358                  65
     1321878                      9/1/02             8/1/32              5.625      422093.44       358                56.4
     1322526                      9/1/02             8/1/32               5.75      350265.32       358               30.26
     1323489                      9/1/02             8/1/32               5.75      414428.66       358               57.72
     1324159                      9/1/02             8/1/32                5.5      355218.89       358                  80
     1324970                      9/1/02             8/1/32               5.75      317829.89       358                72.5
     1325286                      9/1/02             8/1/32               5.75      445263.95       358                  80
     1327849                      9/1/02             8/1/32                5.5      419078.45       358                  42
     1333870                      9/1/02             8/1/32               5.75      447062.28       358                  80
     1334139                      9/1/02             8/1/32               5.75      748430.15       358               73.53
     1334784                      9/1/02             8/1/32               5.75      406148.08       358               62.14
     1335172                      9/1/02             8/1/32               5.75      477398.63       358                  80
     1335298                      9/1/02             8/1/32               5.75      351160.01       358                69.7
     1336187                     10/1/02             9/1/32               5.75      224765.09       359                  75
     1337072                      9/1/02             8/1/32               5.75      523901.11       358               68.18
     1338199                      9/1/02             8/1/32              5.625      384174.89       358                  55
     1340341                      9/1/02             8/1/32              5.625      498926.78       358               66.67
     1342799                      9/1/02             8/1/32              5.375      353688.23       358               57.72
     1342905                      9/1/02             8/1/32               5.75      374215.08       358               46.88
     1343712                      9/1/02             8/1/32              5.625      750388.35       358               53.71
     1343876                      9/1/02             8/1/32              5.375      489398.28       358               53.03
     1343900                      9/1/02             8/1/32                5.5      519357.93       358               28.44
     1345642                      9/1/02             8/1/32                5.5      465975.33       358                69.7
     1350491                      9/1/02             8/1/32              5.625      178684.42       358               44.44
     1352314                      9/1/02             8/1/32               5.75      631675.05       358               62.36
     1352835                      9/1/02             8/1/32               5.75      427253.82       358                  70
     1353398                      9/1/02             8/1/32               5.75      498453.42       358               29.41
     1354643                      9/1/02             8/1/32               5.75      349267.39       358                  70
     1354890                      9/1/02             8/1/32                5.5      778288.57       358                  65
     1355575                      9/1/02             8/1/32                5.5      476147.52       358               53.11
     1356044                      9/1/02             8/1/32              5.625      733424.78       358                  49
     1356599                      9/1/02             8/1/32               5.25      336424.73       358               79.99
     1357645                      9/1/02             8/1/32              5.625      503917.71       358               63.92
     1359028                      9/1/02             8/1/32              5.375      448788.36       358               73.77
     1364241                      9/1/02             8/1/32               5.75      519909.47       358               69.89
     1366852                      9/1/02             8/1/32               5.75       335296.7       358                  80
     1367073                      9/1/02             8/1/32                5.5      498902.93       358               34.48
     1367789                     10/1/02             9/1/32               5.75      399582.37       359                  80
     1367841                      8/1/02             7/1/32              5.625      398711.09       357               57.31
     1369544                      9/1/02             8/1/32               5.75      623093.05       358                  70
     1369764                      9/1/02             8/1/32               5.75      436085.29       358               69.92
     1372052                      8/1/02             7/1/32               5.75       508394.9       357               61.45
     1372152                      8/1/02             7/1/32              5.625      405688.51       357               47.88
     1372613                      9/1/02             8/1/32              5.625       433568.8       358               71.23
     1372806                      9/1/02             8/1/32               5.25      944822.76       358               65.31
     1375085                      9/1/02             8/1/32               5.75      411137.64       358               74.91
     1376736                      9/1/02             8/1/32                5.5      379166.23       358                42.7
     1378680                      9/1/02             8/1/32              5.375      575703.98       358               69.52
     1378883                      9/1/02             8/1/32               5.75      316336.47       358               69.98
     1381338                      9/1/02             8/1/32               5.75      449058.09       358               62.07
     1386120                      9/1/02             8/1/32              5.375      367173.42       358                  80
     1387160                      9/1/02             8/1/32              5.625      543831.99       358               69.87
     1387741                      9/1/02             8/1/32               5.75      636664.57       358               69.96
     1390973                      9/1/02             8/1/32               5.75      391179.48       358                  80
     1392118                      9/1/02             8/1/32                5.5       341249.6       358               47.97
     1394897                      9/1/02             8/1/32              5.625      414135.54       358                  65
     1399418                      9/1/02             8/1/32              5.625      648598.69       358               60.47
     1402071                      9/1/02             8/1/32              5.625      643268.43       358               63.83
     1403581                      9/1/02             8/1/32              5.625      387168.46       358                  80
     1406555                      9/1/02             8/1/32              5.625      470988.43       358                  80
     1407086                      9/1/02             8/1/32               5.75      548848.79       358               56.76
     1408280                      9/1/02             8/1/32               5.25      646011.33       358                  70
     1408351                      9/1/02             8/1/32               5.75      317330.12       358                  75
     1414209                      9/1/02             8/1/32                5.5      466624.53       358               41.59
     1414373                      9/1/02             8/1/32              5.625      603703.39       358               59.02
     1414993                      9/1/02             8/1/32                5.5      369188.17       358               55.06
     1415863                      9/1/02             8/1/32               5.75      439079.02       358               67.69
     1415866                      9/1/02             8/1/32              5.625      381580.46       358                  80
     1415951                      9/1/02             8/1/32                5.5      613650.59       358                61.5
     1416131                      9/1/02             8/1/32                5.5      613650.59       358                61.5
     1417218                      9/1/02             8/1/32              5.625      529313.17       358               74.71
     1418477                      9/1/02             8/1/32               5.75      516915.75       358                  70
     1418916                      9/1/02             8/1/32              5.375      391715.48       358               51.04
     1420581                      9/1/02             8/1/32               5.75      366231.81       358               69.25
     1422128                      9/1/02             8/1/32              5.625       578507.5       358               68.21
     1422954                      9/1/02             8/1/32               5.75      350265.32       358                  90
     1426202                      9/1/02             8/1/32              5.625      610688.39       358                  80
     1427099                      9/1/02             8/1/32                5.5      994263.64       358                51.1
     1432716                      9/1/02             8/1/32               5.75      484982.73       358               68.94
     1432803                      9/1/02             8/1/32              5.625      392157.75       358               67.76
     1436043                      9/1/02             8/1/32               5.75      385192.03       358               77.98
     1436109                     10/1/02             9/1/32               5.75      998955.94       359               52.63
     1437728                      9/1/02             8/1/32              5.625      369606.16       358                  80
     1437877                      9/1/02             8/1/32              5.625      613981.32       358               68.75
     1438106                      9/1/02             8/1/32              5.625      367211.32       358               55.09
     1441776                      9/1/02             8/1/32              5.625      387168.46       358                  80
     1452422                      9/1/02             8/1/32               5.75      313741.68       358                  80
     1452859                      9/1/02             8/1/32              5.625         359050       358                  80
     1453761                      9/1/02             8/1/32               5.75      918074.32       358               43.81
     1453920                      9/1/02             8/1/32               5.75      321974.65       358               50.81
     1455006                      9/1/02             8/1/32              5.375      473264.78       358               58.53
     1455251                      9/1/02             8/1/32               5.75      548848.79       358               59.46
     1456642                      9/1/02             8/1/32              5.625      530859.83       358                  80
     1456866                      9/1/02             8/1/32              5.375      611623.12       358               39.04
     1458742                      9/1/02             8/1/32              5.625      594722.67       358               47.68
     1460417                      9/1/02             8/1/32               5.75      564416.13       358                  80
     1462070                      9/1/02             8/1/32              4.875      135664.86       358               62.96
     1463625                      9/1/02             8/1/32               5.75      495450.42       358               68.69
     1463644                      9/1/02             8/1/32              5.625      477728.64       358               53.33
     1463648                      9/1/02             8/1/32               5.25      546740.09       358               63.72
     1464238                      9/1/02             8/1/32              5.625       379185.6       358               69.09
     1464500                      9/1/02             8/1/32                5.5      539812.97       358               60.11
     1465469                      9/1/02             8/1/32               5.25      887953.79       358               45.64
     1467966                      9/1/02             8/1/32               5.75      530886.46       358                  80
     1468527                      9/1/02             8/1/32               5.75      364868.05       358                63.1
     1468911                      9/1/02             8/1/32              5.625       349249.9       358               23.33
     1470494                      9/1/02             8/1/32               5.75      443070.64       358                  80
     1471701                      9/1/02             8/1/32                5.5      648573.82       358               55.56
     1471793                      9/1/02             8/1/32              5.625      394153.44       358               64.23
     1472183                      9/1/02             8/1/32              5.625      468992.72       358               22.89
     1472868                      9/1/02             8/1/32               5.75      497706.05       358                  75
     1473533                      9/1/02             8/1/32               5.75      605729.47       358               75.88
     1476790                      9/1/02             8/1/32                5.5      595594.86       358               62.84
     1481505                      9/1/02             8/1/32               5.75      908993.36       358               49.24
     1483979                      9/1/02             8/1/32              5.375      533798.32       358               69.93
     1484738                      9/1/02             8/1/32              5.625      190453.95       358               61.61
     1484743                      9/1/02             8/1/32              5.625      416106.31       358               68.98
     1487052                      9/1/02             8/1/32                5.5      648474.04       358               53.71
     1487091                      9/1/02             8/1/32              5.625      464501.68       358                  80
     1487166                      9/1/02             8/1/32                5.5      490920.47       358                  80
     1493834                      9/1/02             8/1/32               5.75      598744.12       358               60.91
     1499535                     10/1/02             9/1/32              5.625      324652.55       359               64.23
     1506311                      9/1/02             8/1/32               5.75       483702.6       358               35.36
     1507660                      9/1/02             8/1/32              5.375      586919.81       358                  80
     1507740                      9/1/02             8/1/32              5.625      637995.31       358               68.97
     1507744                      9/1/02             8/1/32                5.5      422071.88       358               43.34
     1510226                      9/1/02             8/1/32              5.375      356198.13       358                  70
     1511387                     10/1/02             9/1/32              5.625      449518.92       359               78.26
     1511595                      9/1/02             8/1/32              5.625      412388.96       358               59.57
     1511824                      9/1/02             8/1/32                5.5      465975.33       358               59.87
     1512604                      9/1/02             8/1/32              5.625      330789.54       358                  43
     1512661                      9/1/02             8/1/32              5.625      399142.31       358                67.8
     1512695                      9/1/02             8/1/32               5.75      384194.14       358                  70
     1513999                     10/1/02             9/1/32               5.75      348136.14       359               40.29
     1514093                      9/1/02             8/1/32                5.5      460854.54       358               42.98
     1514452                      9/1/02             8/1/32               5.75      818283.63       358               56.55
     1514485                      9/1/02             8/1/32               5.75      322300.94       358               74.48
     1514583                     10/1/02             9/1/32              5.625      469097.96       359                  80
     1518110                      9/1/02             8/1/32                5.5      406106.97       358               67.83
     1518162                      9/1/02             8/1/32              5.375      748315.41       358               54.35
     1520340                      9/1/02             8/1/32               5.75      526894.82       358               78.22
     1520445                      9/1/02             8/1/32              5.625      648247.05       358               38.81
     1520502                     10/1/02             9/1/32               5.75       614357.9       359                69.1
     1520693                      9/1/02             8/1/32               5.75      604731.55       358                50.5
     1520723                      9/1/02             8/1/32                5.5      398892.45       358               61.07
     1523720                     10/1/02             9/1/32              5.625      394577.71       359                63.2
     1523790                      9/1/02             8/1/32              5.625      464003.43       358               69.92
     1524561                      9/1/02             8/1/32               5.75      366231.83       358               69.25
     1525503                      9/1/02             8/1/32              5.625      439057.02       358               62.86
     1526956                     10/1/02             9/1/32               5.75      405576.11       359               66.02
     1527588                     10/1/02             9/1/32               5.75      512963.87       359               51.35
     1530511                      9/1/02             8/1/32              5.625      447039.87       358                  80
     1532194                     10/1/02             9/1/32               5.75      331653.36       359               69.89
     1532356                      9/1/02             8/1/32               5.75      339032.05       358               37.45
     1532366                     10/1/02             9/1/32                5.5      624315.89       359               28.41
     1533589                      9/1/02             8/1/32              5.375      430281.36       358               74.92
     1533602                      9/1/02             8/1/32               5.25      491866.54       358               75.85
     1533647                      9/1/02             8/1/32              5.125      319247.01       358               84.21
     1533650                      9/1/02             8/1/32                5.5      399122.34       358               61.54
     1534631                      9/1/02             8/1/32                5.5      323289.09       358               56.84
     1534641                      9/1/02             8/1/32               5.75      439079.02       358                  80
     1535398                      9/1/02             8/1/32                5.5      401613.47       358               67.17
     1535472                      9/1/02             8/1/32              5.625      838199.75       358                  70
     1536685                     10/1/02             9/1/32              5.625      417553.13       359               46.44
     1536741                     10/1/02             9/1/32              5.625      489476.16       359               47.12
     1537375                     10/1/02             9/1/32               5.75      357626.23       359               65.09
     1539561                      9/1/02             8/1/32              5.625      358927.05       358               59.02
     1539882                     10/1/02             9/1/32              5.125      464454.07       359               37.05
     1540986                      9/1/02             8/1/32               5.75      399162.74       358                  80
     1542560                     10/1/02             9/1/32               5.75      413567.75       359               79.62
     1547919                      9/1/02             8/1/32              5.625      387168.46       358                  80
     1548798                      9/1/02             8/1/32               5.75      384194.14       358                  70
     1548996                      9/1/02             8/1/32               5.75      369225.55       358               65.49
     1551274                      9/1/02             8/1/32               5.75      334498.38       358                  80
     1555155                     10/1/02             9/1/32              5.375      546387.05       359                54.7
     1555329                      9/1/02             8/1/32                5.5      252943.77       358                  65
     1556385                      9/1/02             8/1/32                5.5      850130.59       358               64.99
     1562760                     10/1/02             9/1/32               5.75      644326.58       359               42.57
     1563285                      9/1/02             8/1/32               5.75         371163       358                  80
     1563374                      9/1/02             8/1/32              5.375      453978.02       358                36.4
     1565493                      9/1/02             8/1/32               5.75       538869.7       358               79.41
     1565496                     10/1/02             9/1/32                5.5      439518.39       359               47.83
     1567333                     10/1/02             9/1/32                5.5      649288.54       359               54.17
     1568063                     10/1/02             9/1/32              5.375      649271.64       359               41.94
     1568194                      9/1/02             8/1/32                5.5       618462.8       358               52.99
     1568636                     10/1/02             9/1/32               5.75      649321.35       359               76.38
     1569232                      9/1/02             8/1/32               5.75      769385.55       358               63.72
     1570287                     10/1/02             9/1/32               5.75      969986.21       359               69.36
     1571220                      9/1/02             8/1/32                5.5       572497.5       358               43.56
     1572333                     10/1/02             9/1/32               5.75      325909.37       359                  75
     1572941                      9/1/02             8/1/32              5.625      479969.15       358               53.74
     1574308                      9/1/02             8/1/32                5.5      439034.57       358                  80
     1575354                      9/1/02             8/1/32               5.25       349195.3       358               72.16
     1575838                     10/1/02             9/1/32              5.375      329630.22       359               58.41
     1578070                      9/1/02             8/1/32              5.125      532244.62       358               78.46
     1579017                     10/1/02             9/1/32                5.5      558388.14       359               37.27
     1579882                     10/1/02             9/1/32               5.25      599311.77       359                  80
     1618305                      9/1/02             8/1/32                5.5      638595.75       358                  80
     1619459                     10/1/02             9/1/32                5.5      644294.01       359               66.49
     1622310                      9/1/02             8/1/32               5.75      361242.27       358                  80
     1622577                     10/1/02             9/1/32                5.5      369595.01       359               67.27
     1624050                      9/1/02             8/1/32              5.625       389150.5       358                78.4
     1624837                      9/1/02             8/1/32              5.625      435561.11       358               36.42
     1627780                      9/1/02             8/1/32              5.625      498928.41       358               61.73
     1628030                      9/1/02             8/1/32               5.75      399162.76       358               24.24
     1629850                      9/1/02             8/1/32                5.5      261425.13       358               48.07
     1631247                     10/1/02             9/1/32                5.5       514436.3       359               69.88
     1633888                      9/1/02             8/1/32              5.625      431074.16       358                  54
     1635288                      9/1/02             8/1/32               5.75      375212.98       358               78.33
     1637059                      9/1/02             8/1/32                5.5       715925.7       358               74.16
     1637250                      9/1/02             8/1/32                5.5      437038.96       358               67.91
     1639002                     10/1/02             9/1/32               5.75      497480.05       359               68.69
     1639597                      9/1/02             8/1/32               5.75      434089.48       358                69.6
     1645135                      9/1/02             8/1/32               5.75      243201.88       358                  75
     1647109                      9/1/02             8/1/32               5.75      359246.46       358               24.83
     1649022                      9/1/02             8/1/32              5.375      951557.87       358               69.33
     1653896                     10/1/02             9/1/32              5.625      379593.75       359               65.52
     1655487                     10/1/02             9/1/32               5.75      314671.12       359                  70
     1658687                     10/1/02             9/1/32              5.625      519444.08       359                61.9
     1659191                     10/1/02             9/1/32              5.125      649236.87       359               69.89
     1659692                     10/1/02             9/1/32                5.5      415544.66       359               60.29
     1661365                      9/1/02             8/1/32              5.625      688199.92       358               55.17
     1663295                      9/1/02             8/1/32              5.625      518885.56       358               74.29
     1664940                     10/1/02             9/1/32              5.375      376577.55       359               56.27
     1668237                     10/1/02             9/1/32                5.5      749179.08       359               78.95
     1669822                     10/1/02             9/1/32              5.625      325651.49       359               79.51
     1671524                     10/1/02             9/1/32              5.625       539422.7       359               77.14
     1672413                     10/1/02             9/1/32              5.125      451269.56       359               68.98
     1676895                     10/1/02             9/1/32                  5      454453.29       359                  65
     1677488                      9/1/02             8/1/32              5.625      462474.14       358               79.32
     1691896                      9/1/02             8/1/32                5.5      360861.12       358               69.62
     1711278                     10/1/02             9/1/32               5.25      309644.41       359               35.03
     1711404                      9/1/02             8/1/32              5.125      536734.04       358               64.24
     1712443                     10/1/02             9/1/32                5.5      594348.73       359               60.41
     1713238                      9/1/02             8/1/32              5.375      478921.85       358               56.14
     1713546                     10/1/02             9/1/32              5.375      381571.95       359               40.21
     1716625                     10/1/02             9/1/32                5.5      474480.08       359                60.9
     1717424                     10/1/02             9/1/32               5.75      489488.41       359               65.33
     1815246                     10/1/02             9/1/32              5.625      575384.21       359               78.58
     1817673                      9/1/02             8/1/32               5.75      345555.25       358               74.62
     1827385                      9/1/02             8/1/32               5.75      335296.72       358                  80
     1830714                     10/1/02             9/1/32              5.375      327632.46       359                  80
     1833398                     10/1/02             9/1/32              5.375      312649.27       359               86.94
     1848678                     10/1/02             9/1/32              5.375      620104.36       359               51.73
     1869650                      9/1/02             8/1/32               5.75      498953.44       358               53.19
     1902478                     10/1/02             9/1/32               5.25      359507.15       359               78.69
     2261444                     10/1/02             9/1/32               5.75         475000       359                  38
     2506525                      9/1/02             8/1/32               5.75       379204.6       358               59.38
     2570349                      9/1/02             8/1/32               5.75         329000       358               68.54
     3631751                      9/1/02             8/1/32                5.5      350628.96       358                  70
     3639705                      9/1/02             8/1/32               5.75      490237.22       358                  70
     3779105                     10/1/02             9/1/32                5.5      449507.44       359               66.18
     3875341                     10/1/02             9/1/32               5.75      408323.23       359                  75
     3924669                     10/1/02             9/1/32                5.5         800000       359               55.17
     3983616                      9/1/02             8/1/32                5.5         532950       358                  80
     4351915                      4/1/02             3/1/32              4.625      208030.88       353               73.68
     4443641                      3/1/02             2/1/32                5.5      311205.95       352               72.35
     4792552                     10/1/02             9/1/32                5.5         564000       359                  80
     5455685                      9/1/02             8/1/32              5.625      406907.38       358               65.12
     5520784                      9/1/02             8/1/32                5.5      139692.81       358               40.35
     5572416                      9/1/02             8/1/32              5.625      241980.28       358               52.72
     8128647                      9/1/02             8/1/32              5.625         324800       358                  80
     8261620                     10/1/02             9/1/32              5.375       325634.7       359               79.51
     8264673                     10/1/02             9/1/32              5.375      304108.84       359               69.99
     8275869                      9/1/02             8/1/32              5.625      498632.56       358                  75
     8279416                      9/1/02             8/1/32              5.625      542035.84       358                  80
     8328148                     10/1/02             9/1/32               5.75         133100       359               79.94
     8393795                     10/1/02             9/1/32              5.625          91000       359               47.89
     8405441                      9/1/02             8/1/32              5.125         495000       358               65.13
     8496513                      9/1/02             8/1/32              5.625         864500       358               59.62
     8508434                     10/1/02             9/1/32              5.625      479486.84       359                76.8
     8514507                      9/1/02             8/1/32               4.75      438890.65       358                  80
     8746749                      9/1/02             8/1/32               5.75         488000       358                  80
     9502929                      8/1/02             7/1/32              5.625      622842.87       357                62.5
     9581745                      1/1/02            12/1/31              5.375      271701.35       350               76.39
     9625868                      6/1/02             5/1/32                  5      834911.26       355                  80
     9726103                      9/1/02             8/1/32                5.5      323608.41       358                  80
     9838783                      9/1/02             8/1/32               5.75       478995.3       358                  80
     9839033                      8/1/02             7/1/32                  5       551496.5       357               79.99
     9844206                      9/1/02             8/1/32              5.375       589872.1       358               79.95
     9845729                      8/1/02             7/1/32                  5      508153.96       357               74.51
     9847326                      9/1/02             8/1/32              5.375      448989.26       358                  90
     9851038                      9/1/02             8/1/32               5.75      334002.36       358               74.44
     9852184                     10/1/02             9/1/32                5.5      383579.69       359               25.26
     9856919                      9/1/02             8/1/32              4.875      414673.68       358               79.37
     9857227                      9/1/02             8/1/32              5.375      403092.56       358               29.21
     9857430                      8/1/02             7/1/32              5.625      491411.42       357               54.18
     9858531                      9/1/02             8/1/32              5.625      608692.68       358               73.05
     9859597                      9/1/02             8/1/32               5.75       368477.1       358                  70
     9860735                      9/1/02             8/1/32              5.375      401348.94       358                  80
     9861022                      9/1/02             8/1/32              5.625      448835.11       358               54.09
     9864222                      9/1/02             8/1/32                  5      362025.43       358                60.5
     9864410                      8/1/02             7/1/32               5.75      876223.23       357                  55
     9865132                      9/1/02             8/1/32                  5      598555.14       358               63.22
     9865433                      9/1/02             8/1/32               5.75      502945.06       358               79.96
     9865794                      9/1/02             8/1/32              5.125      478371.68       358                  70
     9865920                      8/1/02             7/1/32               5.75      855299.67       357               61.29
     9866739                      9/1/02             8/1/32               5.75      503353.52       358               62.73
     9884228                      9/1/02             8/1/32               5.75      323321.82       358                  80
     9892402                      9/1/02             8/1/32              5.625      646611.21       358                  80
     9955235                      9/1/02             8/1/32              5.625      353879.43       358               75.46
     9994610                      9/1/02             8/1/32              5.625      518885.55       358                69.8
     9994618                      9/1/02             8/1/32              5.625      324303.47       358                  65
     9995006                      9/1/02             8/1/32                5.5       798244.7       358               69.87
     9995089                      9/1/02             8/1/32               5.75      420617.75       358               66.48
     9995123                      9/1/02             8/1/32               5.75      383595.39       358               66.85
     9995145                      9/1/02             8/1/32              5.625      623660.55       358               48.08
     9995315                      9/1/02             8/1/32                5.5      402115.76       358               63.46
     9995319                      9/1/02             8/1/32              5.625      492941.28       358                  52
     9995352                      9/1/02             8/1/32                5.5      512622.76       358                  75
     9995381                      8/1/02             7/1/32                5.5      422601.32       357                  80
     9995385                      9/1/02             8/1/32               5.75      672589.21       358               61.27
     9995418                      9/1/02             8/1/32               5.75      392177.39       358               50.06
     9995579                      9/1/02             8/1/32              5.625       498906.6       358               58.21
     9995711                     10/1/02             9/1/32              5.625      489975.62       359               79.11
     9995786                      9/1/02             8/1/32                5.5      608557.76       358                48.8
     9995845                      9/1/02             8/1/32              5.375      313790.24       358                  70
     9995868                      8/1/02             7/1/32               5.75      548269.04       357               74.32
     9995977                      9/1/02             8/1/32               5.75      351762.16       358                  75
   122336308                     10/1/02             9/1/32                5.5      135101.96       359               43.63
   122343841                     10/1/02             9/1/32              5.625         560000       359                  80
   122352206                     10/1/02             9/1/32               5.25         846000       359               60.43
   122356769                      9/1/02             8/1/32              5.375          78000       358               67.24
   122371552                     10/1/02             9/1/32                5.5      399562.17       359               64.52
   122396971                      9/1/02             8/1/32              5.625      303348.48       358               66.38
   122405061                     10/1/02             9/1/32               5.25      593318.66       359               62.53
   122416696                     10/1/02             9/1/32              5.125         260000       359                  80
   122456601                     10/1/02             9/1/32                  5      861463.66       359               71.88
   122496235                     10/1/02             9/1/32              5.375      649271.64       359               74.29
   122513195                     10/1/02             9/1/32              4.875      607252.41       359                  80
   122514912                      9/1/02             8/1/32              5.625         725000       358               54.72
   122525587                     10/1/02             9/1/32              5.375      366788.53       359                  80
   122630825                     10/1/02             9/1/32               5.25      500425.33       359                61.4
   122733793                     10/1/02             9/1/32              5.125      526581.04       359                  80
   122938145                     10/1/02             9/1/32                4.5         520000       359                  80
   220841316                     10/1/02             9/1/32              5.375      998879.45       359               31.75
   220844914                     10/1/02             9/1/32              5.625      326150.95       359               44.73
   617457294                     10/1/02             9/1/32               5.75      993961.16       359                66.4
   620326428                      9/1/02             8/1/32                5.5      365196.93       358                  80
   620771554                     10/1/02             9/1/32                5.5      392569.84       359                77.1
   621113116                     10/1/02             9/1/32               5.75      324160.68       359                  77
   622384343                      8/1/02             7/1/32               5.75      430514.37       357                78.6
   622601847                     10/1/02             9/1/32              5.375      455489.03       359                  57
   622755046                     10/1/02             9/1/32              5.625      495469.74       359                  80
   623015304                     10/1/02             9/1/32               5.75      437143.12       359                  80
   623299341                     10/1/02             9/1/32                5.5      674760.63       359                68.6
   623310302                     10/1/02             9/1/32               5.75      499477.97       359                  80
   623542415                      9/1/02             8/1/32                5.5      972860.73       358                73.4
   623689559                      9/1/02             8/1/32              5.375      546769.13       358                  80
   623690164                      9/1/02             8/1/32              5.625      578756.97       358                70.8
   623758951                      8/1/02             7/1/32               5.75      338531.21       357                  80
   623785146                      8/1/02             7/1/32               5.75      423662.45       357                72.2
   623907586                      8/1/02             7/1/32                5.5      332267.21       357                76.9
   623958349                     10/1/02             9/1/32              5.625      581377.81       359                62.6
   624038586                      8/1/02             7/1/32              5.625      498099.04       357                77.6
   624055236                      8/1/02             7/1/32               5.75      338929.95       357                  80
   624123900                     10/1/02             9/1/32                5.5      384578.59       359                59.7
   624145381                     10/1/02             9/1/32              5.375       310301.9       359                  95
   624196873                      9/1/02             8/1/32                5.5      365877.21       358                69.3
   624224695                     10/1/02             9/1/32                5.5      314655.21       359                94.1
   624286849                     10/1/02             9/1/32              5.375      366788.54       359                  80
   624293906                      8/1/02             7/1/32               5.75      482476.76       357                  80
   624325686                      8/1/02             7/1/32               5.25      582978.14       357                  71
   624370988                     10/1/02             9/1/32                5.5      367097.76       359                  75
   624374777                      9/1/02             8/1/32               5.75      474005.77       358                  62
   624389763                     10/1/02             9/1/32                5.5      397564.37       359                  80
   624410760                      9/1/02             8/1/32               5.75      313472.38       358                76.6
   624425437                      9/1/02             8/1/32               5.75       406148.1       358                50.9
   624445590                     10/1/02             9/1/32                5.5      634304.96       359                57.8
   624481301                      9/1/02             8/1/32               5.75      386439.43       358                  80
   624539445                      9/1/02             8/1/32              5.625      378783.74       358                30.4
   624600407                      9/1/02             8/1/32              5.625       893081.9       358                74.6
   624602421                     10/1/02             9/1/32                5.5       334383.6       359                  95
   624611627                      8/1/02             7/1/32               5.75      311366.96       357                87.5
   624617359                      9/1/02             8/1/32               5.75       322523.5       358                  80
   624625758                     10/1/02             9/1/32                5.5      846572.37       359                  75
   624627317                     10/1/02             9/1/32              5.375      624299.66       359                69.5
   624632713                      9/1/02             8/1/32              5.625      388765.03       358                  80
   624641020                      8/1/02             7/1/32              5.625      374580.07       357                  80
   624669147                      8/1/02             7/1/32                5.5      662806.33       357                73.9
   624679662                      9/1/02             8/1/32                5.5      398323.04       358                79.3
   624680949                      8/1/02             7/1/32                5.5      448515.56       357                64.6
   624690348                      8/1/02             7/1/32               5.75      402728.53       357                  80
   624693261                      9/1/02             8/1/32                5.5      389244.08       358                  80
   624703979                      8/1/02             7/1/32               5.75      403690.81       357                  80
   624706563                      9/1/02             8/1/32               5.75      374215.08       358                64.7
   624706983                      9/1/02             8/1/32               5.25      417837.14       358                  80
   624708941                     10/1/02             9/1/32              5.625      577382.09       359                63.3
   624729526                      8/1/02             7/1/32               5.75      350892.18       357                  80
   624739619                     10/1/02             9/1/32                5.5      368596.11       359                72.4
   624748200                      8/1/02             7/1/32               5.75      510388.63       357                78.8
   624753435                      9/1/02             8/1/32               5.75      762157.18       358                72.9
   624760332                     10/1/02             9/1/32               5.75      484493.63       359                62.2
   624767716                      9/1/02             8/1/32               5.75      385529.42       358                41.3
   624769115                      8/1/02             7/1/32               5.75      518363.45       357                71.8
   624772256                      8/1/02             7/1/32               5.75      348898.48       357                67.5
   624779231                      9/1/02             8/1/32                5.5       458990.7       358                76.7
   624785320                      8/1/02             7/1/32               5.25      332347.36       357                  80
   624789277                     10/1/02             9/1/32               5.25       371573.3       359                  80
   624791523                      9/1/02             8/1/32               5.75       348269.5       358                60.2
   624796562                      8/1/02             7/1/32               5.75      388772.57       357                72.3
   624800988                     10/1/02             9/1/32               5.75      998955.94       359                71.5
   624804584                      8/1/02             7/1/32               5.75      902045.26       357                53.9
   624805756                      9/1/02             8/1/32               5.75      374215.08       358                63.7
   624809442                     10/1/02             9/1/32               5.75      499477.97       359                  77
   624810218                      8/1/02             7/1/32                5.5      336885.02       357                77.2
   624810822                     10/1/02             9/1/32               5.75       353630.4       359                50.6
   624816500                      8/1/02             7/1/32               5.75      827317.43       357                69.5
   624820551                      9/1/02             8/1/32               5.75      823273.17       358                73.4
   624828617                      9/1/02             8/1/32               5.25       426897.3       358                76.5
   624829300                      9/1/02             8/1/32               5.75      378905.24       358                70.9
   624840635                     10/1/02             9/1/32                5.5      599343.27       359                  60
   624851526                     10/1/02             9/1/32               5.75      361122.57       359                79.5
   624853595                      9/1/02             8/1/32               5.75      636664.59       358                77.4
   624856769                      9/1/02             8/1/32                5.5      955898.02       358                68.5
   624859001                     11/1/02            10/1/32                5.5         486750       360                74.9
   624861005                      9/1/02             8/1/32               5.75         546354       358                  75
   624864224                      9/1/02             8/1/32                5.5      481940.24       358                34.3
   624873145                      9/1/02             8/1/32               5.75       412634.5       358                  80
   624881372                     10/1/02             9/1/32               5.75      460518.69       359                  75
   624883409                      9/1/02             8/1/32               5.75      431095.78       358                  90
   624884342                      8/1/02             7/1/32                5.5      593037.26       357                71.8
   624886402                     10/1/02             9/1/32              5.375       908980.3       359                  70
   624887481                      9/1/02             8/1/32              5.625      379085.82       358                  80
   624891374                      8/1/02             7/1/32               5.75      560729.68       357                66.2
   624902300                     10/1/02             9/1/32                5.5      451505.26       359                  80
   624939804                     10/1/02             9/1/32               5.75      367116.31       359                  75
   624943639                      9/1/02             8/1/32                5.5      482938.04       358                  80
   624951117                      8/1/02             7/1/32               5.75      305036.96       357                  90
   624968207                     10/1/02             9/1/32               5.75      729237.84       359                69.6
   624976504                      8/1/02             7/1/32               5.75      361857.56       357                  75
   624981204                     10/1/02             9/1/32               5.75      499428.02       359                78.2
   624982999                      9/1/02             8/1/32                5.5      472873.41       358                73.9
   624984489                      9/1/02             8/1/32              5.375      494885.93       358                  80
   624994287                     10/1/02             9/1/32               5.75      417563.59       359                64.4
   624994551                      9/1/02             8/1/32               5.75      359246.48       358                  80
   624997213                      9/1/02             8/1/32               5.25      428412.78       358                  80
   625003953                     10/1/02             9/1/32              5.625      386786.06       359                  80
   625018437                      9/1/02             8/1/32                5.5      343142.04       358                  80
   625022159                      9/1/02             8/1/32               5.25      995705.51       358                  74
   625031720                      8/1/02             7/1/32               5.75      398741.12       357                76.2
   625033049                      9/1/02             8/1/32               5.75      358448.16       358                  80
   625038501                      9/1/02             8/1/32               5.75      736455.27       358                74.7
   625041254                      9/1/02             8/1/32               5.75      972948.99       358                  75
   625047648                      9/1/02             8/1/32                5.5      365092.56       358                59.3
   625048912                      9/1/02             8/1/32               5.75      580781.81       358                72.8
   625049673                     10/1/02             9/1/32              5.625      477888.56       359                69.9
   625051509                      9/1/02             8/1/32               5.75      316685.75       358                70.3
   625058210                      9/1/02             8/1/32              5.625         478173       358                  80
   625059621                     10/1/02             9/1/32               5.75      399582.38       359                  80
   625071499                     10/1/02             9/1/32               5.75      849112.55       359                58.7
   625076007                      9/1/02             8/1/32               5.75      359246.48       358                  90
   625086203                     10/1/02             9/1/32              5.625      715734.01       359                68.9
   625095237                      9/1/02             8/1/32              5.625      647359.64       358                76.5
   625113433                     10/1/02             9/1/32               5.25      477451.72       359                58.7
   625117197                      9/1/02             8/1/32              5.625      618671.25       358                  80
   625143246                     10/1/02             9/1/32              5.625      526936.07       359                74.3
   625147319                     10/1/02             9/1/32              5.375      349607.81       359                  95
   625149878                     10/1/02             9/1/32                5.5      341625.66       359                79.6
   625159780                     10/1/02             9/1/32               5.75      744222.17       359                  71
   625176827                      9/1/02             8/1/32                5.5      359210.11       358                58.2
   625195181                     10/1/02             9/1/32               5.75      323505.73       359                  80
   625211966                     10/1/02             9/1/32               5.75      334650.24       359                35.3
   625215631                      9/1/02             8/1/32               5.75      426106.23       358                  75
   625217029                     10/1/02             9/1/32              5.625      340385.72       359                75.8
   625229147                     10/1/02             9/1/32                5.5      372591.73       359                76.2
   625234495                      9/1/02             8/1/32               5.75      355136.09       358                76.9
   625259451                     10/1/02             9/1/32               5.75      343940.53       359                51.1
   625263242                     10/1/02             9/1/32              5.375      566364.65       359                59.7
   625294205                     10/1/02             9/1/32              5.625      347627.97       359                51.6
   625305630                     10/1/02             9/1/32              5.625      749198.21       359                68.2
   625306254                     10/1/02             9/1/32              5.625      449518.93       359                51.8
   625310363                     10/1/02             9/1/32               5.75       335649.2       359                  80
   625320742                     10/1/02             9/1/32               5.75      445534.35       359                78.3
   625321468                      9/1/02             8/1/32               5.75       319330.2       358                  80
   625327464                     10/1/02             9/1/32               5.75      649321.36       359                78.8
   625335146                     10/1/02             9/1/32               5.75      599373.56       359                37.5
   625336432                     10/1/02             9/1/32               5.75      519457.09       359                  80
   625339710                      9/1/02             8/1/32               5.75      474005.77       358                76.9
   625344977                     10/1/02             9/1/32                5.5       403557.8       359                  80
   625352923                      9/1/02             8/1/32               5.75      324319.74       358                92.4
   625374816                     10/1/02             9/1/32               5.75      614357.88       359                66.5
   625376011                      9/1/02             8/1/32               5.75      399162.76       358                46.6
   625378400                     11/1/02            10/1/32               5.75        1000000       360                61.6
   625380596                     10/1/02             9/1/32              5.625      344631.18       359                73.5
   625381314                     10/1/02             9/1/32              5.625      704246.31       359                  75
   625383236                     10/1/02             9/1/32              5.625      988941.63       359                69.3
   625401682                     10/1/02             9/1/32               5.75      354629.36       359                74.8
   625404297                     10/1/02             9/1/32               5.75      544430.99       359                70.8
   625404903                     10/1/02             9/1/32               5.75      314171.64       359                79.7
   625411116                     10/1/02             9/1/32                5.5      491461.48       359                67.9
   625420754                     10/1/02             9/1/32               5.75      430799.75       359                  75
   625431121                     10/1/02             9/1/32               5.75      529446.64       359                78.6
   625434179                     10/1/02             9/1/32              5.625      495469.74       359                76.4
   625444650                     10/1/02             9/1/32               5.75      474504.07       359                69.9
   625445673                     10/1/02             9/1/32               5.75      363370.22       359                  75
   625450216                     10/1/02             9/1/32              5.625      629326.49       359                71.2
   625454620                     10/1/02             9/1/32               5.75      374608.48       359                76.6
   625456212                     10/1/02             9/1/32               5.75      399582.38       359                79.3
   625474782                     10/1/02             9/1/32                5.5      335632.23       359                  80
   625489460                     10/1/02             9/1/32                5.5      998905.44       359                 8.5
   625497357                     10/1/02             9/1/32               4.75      341569.72       359                  80
   625501411                     10/1/02             9/1/32               5.75       437542.7       359                74.9
   625503549                     10/1/02             9/1/32               5.75      355628.31       359                  80
   625506586                     10/1/02             9/1/32               5.75      578595.28       359                  80
   625512163                     10/1/02             9/1/32                5.5       440517.3       359                  90
   625514688                     10/1/02             9/1/32               5.75      499477.97       359                62.5
   625517716                     10/1/02             9/1/32                5.5       624315.9       359                77.7
   625520196                     10/1/02             9/1/32                5.5      717713.57       359                73.7
   625534410                     10/1/02             9/1/32                5.5      499452.72       359                28.8
   625535284                     10/1/02             9/1/32                5.5      923987.53       359                44.1
   625540361                     10/1/02             9/1/32               5.75      320664.86       359                75.6
   625541943                     10/1/02             9/1/32                5.5      345021.94       359                57.6
   625543397                      9/1/02             8/1/32                5.5      309319.81       358                81.6
   625544526                     10/1/02             9/1/32               5.75      311574.36       359                  80
   625547299                     10/1/02             9/1/32               5.75      998456.46       359                50.8
   625547745                     10/1/02             9/1/32                  5      490909.44       359                  74
   625548951                     10/1/02             9/1/32              5.625      368205.94       359                  73
   625549623                     10/1/02             9/1/32               5.75      682286.91       359                  38
   625550091                     10/1/02             9/1/32                5.5      897017.08       359                52.1
   625554654                     10/1/02             9/1/32               5.75      535440.38       359                  80
   625556166                     10/1/02             9/1/32               5.75      452826.72       359                69.8
   625557975                     10/1/02             9/1/32               5.75       428552.1       359                68.1
   625560630                     10/1/02             9/1/32              5.625      376596.97       359                61.9
   625562916                     10/1/02             9/1/32               5.25      845229.38       359                61.6
   625563597                     10/1/02             9/1/32               5.75      355628.31       359                79.2
   625564656                     10/1/02             9/1/32               5.75      349634.57       359                  41
   625565463                     10/1/02             9/1/32               5.75      538132.89       359                  80
   625567513                     10/1/02             9/1/32               5.75      349634.58       359                66.7
   625569833                     10/1/02             9/1/32              5.625      520942.48       359                78.8
   625575502                     10/1/02             9/1/32               5.75      532443.52       359                79.6
   625590453                      9/1/02             8/1/32                5.5      523828.89       358                  75
   625594435                     10/1/02             9/1/32              4.875       479409.8       359                43.7
   625601979                     10/1/02             9/1/32               5.75      339645.02       359                  74
   625604357                     10/1/02             9/1/32               5.75      693025.68       359                  75
   625608204                     10/1/02             9/1/32               5.75      552922.11       359                56.1
   625608761                     10/1/02             9/1/32                5.5      350216.25       359                63.8
   625612596                     10/1/02             9/1/32               5.75       505471.7       359                69.4
   625612756                     10/1/02             9/1/32                  5      429083.81       359                  80
   625620892                     10/1/02             9/1/32               5.75      439540.61       359                36.7
   625621461                     10/1/02             9/1/32               5.75      599373.56       359                  50
   625623817                     10/1/02             9/1/32                  5      393526.59       359                56.3
   625627899                     10/1/02             9/1/32               5.75      699269.16       359                74.9
   625633875                      9/1/02             8/1/32                5.5      848134.98       358                74.6
   625639984                      9/1/02             8/1/32               5.25      407061.97       358                  80
   625676877                     10/1/02             9/1/32                5.5      387275.64       359                64.7
   625678595                     10/1/02             9/1/32               5.25      358588.22       359                  80
   625680953                     10/1/02             9/1/32               5.75      340294.34       359                76.3
   625693527                     10/1/02             9/1/32                5.5       404556.7       359                67.5
   625697623                     10/1/02             9/1/32              5.625      998930.94       359                  69
   625701583                     10/1/02             9/1/32              5.625      355519.52       359                69.8
   625704483                     10/1/02             9/1/32               5.75      383499.18       359                  80
   625705315                     10/1/02             9/1/32               5.75      303183.13       359                46.7
   625706668                     10/1/02             9/1/32               5.75      993961.16       359                64.2
   625710141                     10/1/02             9/1/32              5.625      647307.25       359                60.3
   625712780                     10/1/02             9/1/32              5.625      315662.17       359                  80
   625715578                     10/1/02             9/1/32                5.5      364600.49       359                66.4
   625720666                     10/1/02             9/1/32               5.75      419561.49       359                68.9
   625723215                     10/1/02             9/1/32                5.5      779146.25       359                48.8
   625724443                     10/1/02             9/1/32               5.75      880080.18       359                  75
   625732045                     10/1/02             9/1/32               5.75      387594.91       359                56.7
   625737950                      9/1/02             8/1/32                5.5      493238.81       358                67.4
   625740487                     10/1/02             9/1/32                5.5      407553.42       359                74.2
   625741536                     10/1/02             9/1/32               5.25       416771.4       359                  80
   625748281                     10/1/02             9/1/32              5.625      427542.44       359                71.4
   625751982                     10/1/02             9/1/32                5.5      998855.49       359                62.5
   625753074                     10/1/02             9/1/32              5.125      499412.99       359                55.6
   625758650                     10/1/02             9/1/32              5.625      391580.93       359                  80
   625758990                     10/1/02             9/1/32                5.5      435522.77       359                  80
   625761370                     10/1/02             9/1/32              5.625      340935.12       359                  69
   625762417                     10/1/02             9/1/32                5.5       312657.4       359                76.1
   625763817                     10/1/02             9/1/32                5.5      363601.58       359                  80
   625763862                      9/1/02             8/1/32              5.625      357881.36       358                77.2
   625764943                     10/1/02             9/1/32              5.375      424523.77       359                59.9
   625765591                     10/1/02             9/1/32              5.625       555405.6       359                78.4
   625766433                     10/1/02             9/1/32              5.625      909027.16       359                40.5
   625772818                     10/1/02             9/1/32                5.5      440017.85       359                68.7
   625779928                      9/1/02             8/1/32                5.5      431052.13       358                  90
   625780636                     10/1/02             9/1/32              5.625         781164       359                56.9
   625781988                     10/1/02             9/1/32                5.5      317651.93       359                71.5
   625783036                     10/1/02             9/1/32              5.375      358236.77       359                23.3
   625788246                     10/1/02             9/1/32                5.5      503448.34       359                  80
   625789895                     10/1/02             9/1/32                5.5       461694.1       359                79.7
   625791979                     10/1/02             9/1/32                  5      649218.99       359                67.1
   625812133                     10/1/02             9/1/32              5.625      990440.03       359                73.5
   625812996                     10/1/02             9/1/32                5.5       311658.5       359                68.6
   625824514                     10/1/02             9/1/32              5.625      699251.66       359                63.7
   625826037                     10/1/02             9/1/32              5.625      513850.07       359                79.2
   625827653                     10/1/02             9/1/32                5.5      369595.01       359                47.8
   625829553                     10/1/02             9/1/32              5.375      328831.11       359                  80
   625830351                     10/1/02             9/1/32               5.75      474504.07       359                69.9
   625830896                     10/1/02             9/1/32              5.625      531431.26       359                  80
   625830987                     10/1/02             9/1/32              5.625      344631.18       359                72.7
   625831090                     10/1/02             9/1/32              5.625      444524.27       359                62.8
   625836006                     10/1/02             9/1/32              5.625      364609.79       359                48.7
   625837176                     10/1/02             9/1/32               5.25      375568.71       359                  80
   625837597                     10/1/02             9/1/32                5.5      479474.61       359                78.4
   625839225                     10/1/02             9/1/32               5.25      447486.13       359                  80
   625841343                     10/1/02             9/1/32              5.625      367606.58       359                  80
   625844916                     10/1/02             9/1/32                5.5      362752.51       359                47.8
   625846769                     10/1/02             9/1/32               5.25      412526.28       359                73.8
   625850414                     10/1/02             9/1/32                5.5       303167.8       359                77.9
   625852973                      9/1/02             8/1/32                  5      349855.48       358                71.6
   625856067                     10/1/02             9/1/32                5.5      497854.47       359                  80
   625857694                     10/1/02             9/1/32              5.375      383569.71       359                70.5
   625859801                      9/1/02             8/1/32                5.5      379166.23       358                64.5
   625861451                     10/1/02             9/1/32              5.625      339636.52       359                  73
   625862145                     10/1/02             9/1/32              5.625      406564.89       359                59.9
   625863282                     10/1/02             9/1/32              5.625      399572.37       359                  80
   625864557                     11/1/02            10/1/32              5.625         853000       360                  56
   625866105                     11/1/02            10/1/32              5.375         412000       360                  75
   625867947                     10/1/02             9/1/32               5.25      829047.96       359                69.9
   625868481                     10/1/02             9/1/32              5.375      599327.67       359                77.5
   625869211                     11/1/02            10/1/32              5.625        1000000       360                71.5
   625871442                     10/1/02             9/1/32                5.5      786138.58       359                  75
   625877552                     10/1/02             9/1/32              5.125      505405.94       359                78.4
   625879952                     10/1/02             9/1/32              5.625      310667.52       359                  80
   625885039                     10/1/02             9/1/32                5.5      334633.33       359                67.7
   625887100                     10/1/02             9/1/32                5.5         623317       359                  80
   625887428                     10/1/02             9/1/32                5.5      599343.27       359                50.5
   625892540                     10/1/02             9/1/32               5.25      529392.07       359                73.7
   625894633                     10/1/02             9/1/32              5.125      636252.14       359                77.3
   625900447                     10/1/02             9/1/32               5.25      998852.96       359                53.5
   625906465                     10/1/02             9/1/32                5.5      887028.03       359                  75
   625906693                     10/1/02             9/1/32               5.75       621350.6       359                77.8
   625908387                     10/1/02             9/1/32                5.5      451505.26       359                  80
   625912828                     10/1/02             9/1/32              4.875      439458.98       359                71.6
   625913395                     10/1/02             9/1/32              5.625      359615.14       359                  80
   625921442                     10/1/02             9/1/32                5.5      555520.75       359                67.9
   625926744                     10/1/02             9/1/32                5.5      968938.28       359                66.9
   625927507                     10/1/02             9/1/32                5.5      539408.94       359                73.5
   625930944                     10/1/02             9/1/32                5.5      323645.36       359                  72
   625933925                     10/1/02             9/1/32                5.5      365599.39       359                75.2
   625937122                     10/1/02             9/1/32                5.5      369295.34       359                  85
   625938782                     10/1/02             9/1/32                5.5      968938.28       359                64.7
   625939475                     10/1/02             9/1/32                  5      751595.84       359                  70
   625940218                     10/1/02             9/1/32                5.5      349616.91       359                79.8
   625940376                     10/1/02             9/1/32               5.25      447086.59       359                  80
   625940719                     10/1/02             9/1/32                5.5      539408.93       359                  74
   625941026                     10/1/02             9/1/32                  5      474429.27       359                45.3
   625942378                     10/1/02             9/1/32              5.625      314962.93       359                56.9
   625942414                     10/1/02             9/1/32               5.25      988864.43       359                70.8
   625944449                     10/1/02             9/1/32               5.25      458473.52       359                  90
   625946236                     10/1/02             9/1/32              5.375      486654.07       359                  80
   625947501                     10/1/02             9/1/32                5.5      556190.55       359                72.9
   625948502                     10/1/02             9/1/32              5.625      389583.07       359                  75
   625949718                     10/1/02             9/1/32                5.5      474979.54       359                75.5
   625950142                     10/1/02             9/1/32                5.5      614326.85       359                41.6
   625950391                     10/1/02             9/1/32                5.5      438519.49       359                74.5
   625950529                     10/1/02             9/1/32                5.5      404157.15       359                75.7
   625951951                     10/1/02             9/1/32              5.375      799103.56       359                45.8
   625952213                     10/1/02             9/1/32              5.375      389562.99       359                  75
   625952598                     10/1/02             9/1/32                5.5      580613.78       359                74.6
   625953043                     10/1/02             9/1/32              5.625      399572.37       359                74.8
   625953500                     10/1/02             9/1/32                5.5      499452.72       359                  80
   625955136                     10/1/02             9/1/32                5.5       327541.1       359                  80
   625955307                     10/1/02             9/1/32               5.75      323661.72       359                66.2
   625956160                     10/1/02             9/1/32                5.5      399562.17       359                  77
   625956342                     10/1/02             9/1/32                5.5      331777.01       359                75.1
   625956499                     10/1/02             9/1/32                5.5      663023.49       359                  75
   625958037                     10/1/02             9/1/32              5.125      882962.16       359                70.8
   625966128                     10/1/02             9/1/32              5.625      399357.69       359                  51
   625966139                     10/1/02             9/1/32                5.5      334633.33       359                71.3
   625971205                     10/1/02             9/1/32                5.5      434523.87       359                  75
   625971250                     10/1/02             9/1/32                5.5      366598.29       359                  51
   625974059                     10/1/02             9/1/32               5.25      478450.57       359                  75
   625974140                     10/1/02             9/1/32               5.25      324627.22       359                58.1
   625976972                     11/1/02            10/1/32                5.5         486000       360                49.9
   625977121                     10/1/02             9/1/32                5.5      536861.73       359                67.2
   625978246                     10/1/02             9/1/32                5.5       439518.4       359                  80
   625979691                     10/1/02             9/1/32                5.5      402558.89       359                79.9
   625983163                     10/1/02             9/1/32                5.5      318401.11       359                  75
   625984266                     10/1/02             9/1/32               5.25      389552.66       359                73.6
   625984858                     10/1/02             9/1/32               5.25      955402.86       359                56.3
   625985289                     10/1/02             9/1/32              5.625      399572.37       359                  64
   625986155                      9/1/02             8/1/32              5.625      521879.14       358                68.9
   625988419                     10/1/02             9/1/32              5.625      719230.27       359                55.4
   625988534                     10/1/02             9/1/32              5.625      313664.32       359                73.9
   625990311                     10/1/02             9/1/32              5.625      308669.66       359                66.5
   625991777                     10/1/02             9/1/32                5.5      466076.67       359                62.3
   625993951                     10/1/02             9/1/32               5.75      349634.58       359                43.6
   625995338                     10/1/02             9/1/32                5.5      644294.01       359                46.1
   626002442                     10/1/02             9/1/32               5.75      371611.61       359                76.7
   626003023                     10/1/02             9/1/32              5.625      337638.66       359                71.2
   626003819                     10/1/02             9/1/32                  5      419495.35       359                77.1
   626004810                     10/1/02             9/1/32                5.5      399562.17       359                  80
   626005571                     11/1/02            10/1/32              5.125         421000       360                75.9
   626010077                     10/1/02             9/1/32                5.5      320648.65       359                74.7
   626011056                     10/1/02             9/1/32               5.25      434051.56       359                  80
   626011580                     11/1/02            10/1/32                  5         455200       360                  80
   626012193                     10/1/02             9/1/32              5.625      460007.69       359                  75
   626012331                     10/1/02             9/1/32              5.625      418552.06       359                69.9
   626014903                     10/1/02             9/1/32              5.625      809134.06       359                  54
   626015367                     10/1/02             9/1/32              5.625      516846.86       359                50.5
   626016552                     10/1/02             9/1/32              5.125      409518.64       359                  76
   626017688                     10/1/02             9/1/32              5.625      402569.16       359                47.5
   626018417                     10/1/02             9/1/32              5.625      599358.56       359                61.6
   626019555                     10/1/02             9/1/32              5.625      321655.77       359                49.6
   626019873                     10/1/02             9/1/32                5.5      400810.81       359                  75
   626019895                     10/1/02             9/1/32                5.5      339627.85       359                58.2
   626020160                     10/1/02             9/1/32              5.125      437485.78       359                  68
   626027010                     10/1/02             9/1/32                5.5         435323       359                58.2
   626029125                     10/1/02             9/1/32                5.5      364600.49       359                59.4
   626029819                     10/1/02             9/1/32               5.75      347636.67       359                  80
   626035624                     10/1/02             9/1/32                5.5      365000.05       359                68.3
   626036011                     10/1/02             9/1/32               5.25      585327.84       359                46.9
   626043010                     10/1/02             9/1/32              5.625      336689.67       359                68.8
   626043190                     10/1/02             9/1/32              5.625      312165.91       359                72.9
   626045330                     10/1/02             9/1/32              5.375      437509.21       359                  75
   626045513                     10/1/02             9/1/32               5.75      374608.48       359                70.8
   626049436                     10/1/02             9/1/32               5.25      674225.76       359                49.7
   626054116                     11/1/02            10/1/32                5.5         346400       360                  80
   626054467                     10/1/02             9/1/32               5.75      355128.84       359                  90
   626061239                     10/1/02             9/1/32                5.5      880285.42       359                  75
   626061262                     10/1/02             9/1/32               5.75      354629.36       359                79.8
   626064846                     10/1/02             9/1/32               5.75      318167.47       359                71.7
   626066370                     10/1/02             9/1/32                5.5      327640.98       359                  80
   626073459                     10/1/02             9/1/32               5.25      442491.87       359                74.5
   626074096                     10/1/02             9/1/32               5.25      764122.52       359                  75
   626074121                     10/1/02             9/1/32              5.625       610346.8       359                74.1
   626074940                     10/1/02             9/1/32                5.5       423535.9       359                79.3
   626075257                     10/1/02             9/1/32               5.25      511362.77       359                  80
   626075439                     10/1/02             9/1/32              5.625      401570.24       359                57.5
   626077077                     10/1/02             9/1/32               5.75       358225.6       359                78.9
   626077099                     10/1/02             9/1/32               5.75      374608.48       359                49.1
   626077179                     10/1/02             9/1/32               5.75      420560.45       359                51.5
   626082848                     10/1/02             9/1/32               5.75      464514.52       359                71.6
   626086740                     10/1/02             9/1/32                5.5      598344.36       359                  50
   626089117                     10/1/02             9/1/32              5.625      404567.03       359                  75
   626090074                     10/1/02             9/1/32              5.625      459508.23       359                74.8
   626090940                     10/1/02             9/1/32               5.75      379503.36       359                  80
   626093497                     10/1/02             9/1/32              5.625      383589.48       359                  80
   626104138                     10/1/02             9/1/32               5.25      419518.24       359                68.9
   626106458                     10/1/02             9/1/32              5.625       306571.9       359                74.9
   626107493                     10/1/02             9/1/32               5.75      342042.52       359                  80
   626110671                     10/1/02             9/1/32                5.5      499452.72       359                73.6
   626111569                     10/1/02             9/1/32              5.375      442303.83       359                  77
   626114619                     10/1/02             9/1/32                5.5      412048.49       359                  75
   626114971                     10/1/02             9/1/32               5.75       319665.9       359                58.8
   626115530                     10/1/02             9/1/32              5.625      416354.41       359                  80
   626116154                     10/1/02             9/1/32               5.75      479498.85       359                58.2
   626118657                     10/1/02             9/1/32               5.75      449530.17       359                72.6
   626120263                     10/1/02             9/1/32               5.75      618853.21       359                71.5
   626135727                     10/1/02             9/1/32                5.5      823098.09       359                62.2
   626136648                     10/1/02             9/1/32                5.5      331636.61       359                27.7
   626138218                     10/1/02             9/1/32               5.75      415565.66       359                75.7
   626138979                     10/1/02             9/1/32                5.5      391570.94       359                  80
   626139629                     10/1/02             9/1/32               5.75      319316.27       359                60.4
   626141406                     10/1/02             9/1/32               5.75      356627.27       359                71.9
   626142920                     10/1/02             9/1/32              5.625      341934.06       359                  80
   626143976                     10/1/02             9/1/32               5.75      375607.44       359                  80
   626146081                     10/1/02             9/1/32               5.75      399582.38       359                66.7
   626147117                     10/1/02             9/1/32                5.5       329638.8       359                  59
   626148788                     10/1/02             9/1/32                5.5      441915.77       359                  70
   626149789                     10/1/02             9/1/32                5.5      346819.97       359                  80
   626150486                     10/1/02             9/1/32              5.125      379553.87       359                69.1
   626153720                     10/1/02             9/1/32              5.625      312265.81       359                84.6
   626153946                     10/1/02             9/1/32               5.75      330404.67       359                  90
   626158473                     10/1/02             9/1/32               5.75      649321.36       359                72.3
   626160477                     10/1/02             9/1/32                5.5      347619.09       359                63.9
   626166257                     10/1/02             9/1/32               5.25      387554.95       359                  80
   626168692                     10/1/02             9/1/32              5.625      629326.49       359                  75
   626170663                     10/1/02             9/1/32               5.75      371411.82       359                  51
   626170787                     10/1/02             9/1/32               5.75      357126.75       359                78.2
   626177169                     10/1/02             9/1/32              5.625      303475.22       359                65.4
   626178002                     10/1/02             9/1/32               5.75      382600.13       359                53.4
   626178683                     10/1/02             9/1/32              5.625      423247.03       359                  75
   626182280                     10/1/02             9/1/32               5.75      443536.44       359                63.5
   626184716                     10/1/02             9/1/32                5.5      354611.43       359                66.4
   626185012                     10/1/02             9/1/32               5.75      363619.96       359                62.8
   626186422                     10/1/02             9/1/32              5.625         361613       359                55.7
   626186774                     10/1/02             9/1/32               5.75      379603.25       359                  80
   626192863                     10/1/02             9/1/32              5.375      383569.71       359                68.6
   626194171                     10/1/02             9/1/32               5.75      361622.04       359                69.7
   626195127                     10/1/02             9/1/32               5.75      322662.77       359                27.5
   626195526                     10/1/02             9/1/32               5.25      342806.34       359                  80
   626197697                     10/1/02             9/1/32               5.75       337647.1       359                71.2
   626198437                     10/1/02             9/1/32               5.75      475503.02       359                  80
   626201034                     10/1/02             9/1/32               5.75      404177.57       359                79.4
   626203207                     10/1/02             9/1/32               5.75       458021.3       359                79.1
   626203731                     10/1/02             9/1/32                5.5      443514.02       359                  80
   626204162                     10/1/02             9/1/32              5.625      415555.27       359                  80
   626205824                     10/1/02             9/1/32              5.625      448519.99       359                72.9
   626206200                     10/1/02             9/1/32              5.625       487478.3       359                69.8
   626206302                     10/1/02             9/1/32               5.75      679789.52       359                68.8
   626219498                     10/1/02             9/1/32              5.125      402926.39       359                  80
   626220505                     10/1/02             9/1/32               5.25      339610.01       359                  80
   626222108                     10/1/02             9/1/32                  5       319116.1       359                  90
   626224952                     10/1/02             9/1/32                5.5      828092.61       359                56.1
   626225270                     10/1/02             9/1/32                5.5      936473.86       359                73.6
   626225793                     10/1/02             9/1/32               4.75      349559.65       359                  80
   626225840                     10/1/02             9/1/32                5.5      988916.39       359                  33
   626229081                     10/1/02             9/1/32                5.5      383579.69       359                73.9
   626230062                     10/1/02             9/1/32                5.5      464491.03       359                74.4
   626231096                     10/1/02             9/1/32                5.5      365599.39       359                72.1
   626232213                     10/1/02             9/1/32                5.5      674261.17       359                  75
   626232359                     10/1/02             9/1/32                5.5      649288.54       359                47.5
   626233588                     10/1/02             9/1/32               5.25       350597.4       359                68.9
   626233599                     10/1/02             9/1/32                5.5      494458.19       359                66.9
   626233635                     10/1/02             9/1/32                5.5      349616.91       359                74.5
   626234317                     10/1/02             9/1/32               5.75      350633.54       359                35.1
   626235795                     10/1/02             9/1/32                5.5      355610.34       359                  90
   626235933                     10/1/02             9/1/32                5.5      399562.17       359                61.6
   626236627                     10/1/02             9/1/32               5.75       337647.1       359                72.7
   626238925                     10/1/02             9/1/32                5.5      389573.12       359                  43
   626239072                     10/1/02             9/1/32              5.375      526409.47       359                73.8
   626239254                     10/1/02             9/1/32                5.5      409551.24       359                66.7
   626241679                     10/1/02             9/1/32              5.375      440505.84       359                74.8
   626242191                     10/1/02             9/1/32               5.25      614576.28       359                79.5
   626249713                     10/1/02             9/1/32                5.5      565380.48       359                  80
   626252081                     10/1/02             9/1/32                5.5      574370.63       359                66.8
   626253457                     10/1/02             9/1/32               5.25      499426.48       359                45.5
   626254711                     10/1/02             9/1/32                5.5       403557.8       359                63.7
   626255006                     10/1/02             9/1/32              5.375      448496.88       359                72.6
   626255994                     11/1/02            10/1/32                5.5         493000       360                72.5
   626258145                     10/1/02             9/1/32              5.375       439656.8       359                  80
   626261992                     10/1/02             9/1/32                5.5      509441.78       359                  75
   626262050                     10/1/02             9/1/32                5.5      531417.69       359                77.4
   626263529                     10/1/02             9/1/32                5.5      402558.89       359                75.4
   626263869                     10/1/02             9/1/32                5.5      332635.51       359                64.1
   626265678                     10/1/02             9/1/32                5.5      362602.68       359                76.5
   626266156                     10/1/02             9/1/32                5.5      345621.28       359                79.6
   626267340                     10/1/02             9/1/32              5.375      479462.14       359                  80
   626268853                     10/1/02             9/1/32              5.375      425322.87       359                79.6
   626268922                     10/1/02             9/1/32               5.25      477451.72       359                  73
   626269912                     10/1/02             9/1/32               5.75      497480.06       359                83.7
   626271357                     10/1/02             9/1/32                5.5      359506.07       359                  80
   626272622                     10/1/02             9/1/32                5.5      933676.92       359                62.4
   626272917                     10/1/02             9/1/32              5.375       726684.8       359                  75
   626274511                     10/1/02             9/1/32                5.5      331636.61       359                  80
   626275783                     10/1/02             9/1/32              5.375      435012.01       359                  80
   626279641                     10/1/02             9/1/32              4.875      349569.65       359                69.2
   626279936                     10/1/02             9/1/32                5.5      399562.17       359                22.3
   626280154                     10/1/02             9/1/32               4.75      599245.12       359                66.7
   626281907                     10/1/02             9/1/32                5.5      319649.75       359                79.1
   626283475                     10/1/02             9/1/32               5.25       533986.8       359                71.8
   626284089                     10/1/02             9/1/32              5.375      358597.72       359                71.8
   626292580                     10/1/02             9/1/32                5.5      309660.68       359                73.5
   626293057                     10/1/02             9/1/32              5.625      343632.24       359                76.5
   626295970                     10/1/02             9/1/32                5.5      371692.72       359                  69
   626306735                     10/1/02             9/1/32                5.5      998905.44       359                58.9
   626308441                     10/1/02             9/1/32                5.5      499452.72       359                  77
   626311311                     10/1/02             9/1/32               5.25      533387.48       359                76.3
   626312904                     10/1/02             9/1/32                5.5      392569.84       359                63.4
   626317362                     10/1/02             9/1/32              5.625      336240.15       359                58.1
   626317772                     10/1/02             9/1/32                  5      311625.12       359                  80
   626319159                     10/1/02             9/1/32                5.5      399562.17       359                89.9
   626319422                     10/1/02             9/1/32              5.625      359615.14       359                70.6
   626324076                     10/1/02             9/1/32               5.75      370612.65       359                79.8
   626328069                     11/1/02            10/1/32               5.25         650500       360                54.3
   626328560                     10/1/02             9/1/32                  5       383538.6       359                  80
   626330655                     10/1/02             9/1/32                5.5      396565.46       359                63.1
   626331020                     10/1/02             9/1/32              5.625      550211.16       359                  80
   626331985                     10/1/02             9/1/32                5.5      519430.83       359                47.3
   626332316                     10/1/02             9/1/32                5.5      427032.08       359                  75
   626333636                     10/1/02             9/1/32              5.375       359596.6       359                62.7
   626337969                     10/1/02             9/1/32                  5         384038       359                55.1
   626340942                     10/1/02             9/1/32                5.5      998855.49       359                52.7
   626341226                     10/1/02             9/1/32                5.5      521428.64       359                65.3
   626341943                     11/1/02            10/1/32              5.625         305000       360                73.5
   626342579                     10/1/02             9/1/32              5.625      314663.24       359                78.8
   626344467                     10/1/02             9/1/32                5.5      562383.77       359                53.7
   626346083                     10/1/02             9/1/32              4.875      510371.69       359                79.9
   626347211                     10/1/02             9/1/32                  5      355572.25       359                  80
   626350024                     10/1/02             9/1/32              5.375      474467.74       359                78.1
   626351172                     10/1/02             9/1/32                  5      434477.33       359                71.8
   626369194                     10/1/02             9/1/32                5.5      309161.23       359                69.6
   626378242                     10/1/02             9/1/32              5.125      535370.72       359                67.5
   626383432                     10/1/02             9/1/32                5.5      335632.23       359                69.6
   626396493                     11/1/02            10/1/32              5.375         332000       360                  80
   626398235                     11/1/02            10/1/32               5.25         410000       360                53.3
   626401434                     10/1/02             9/1/32              5.625      344631.18       359                79.4
   626404357                     10/1/02             9/1/32               5.75      500476.93       359                  75
   626406554                     11/1/02            10/1/32                5.5         650000       360                76.5
   626412701                     10/1/02             9/1/32                5.5       551395.8       359                61.4
   626419172                     10/1/02             9/1/32               5.75      441538.53       359                74.5
   626425238                     10/1/02             9/1/32               5.75      382100.64       359                  75
   626430428                     10/1/02             9/1/32               5.25      351596.24       359                  80
   626430805                     10/1/02             9/1/32               5.75      307378.74       359                94.7
   626440204                     10/1/02             9/1/32                5.5       569376.1       359                67.1
   626446302                     10/1/02             9/1/32               5.75      342641.89       359                  80
   626462815                     11/1/02            10/1/32              5.125        1000000       360                51.3
   626464884                     10/1/02             9/1/32               5.75      461517.64       359                57.8
   626470826                     10/1/02             9/1/32               5.25      898967.67       359                62.1
   626472258                     10/1/02             9/1/32               5.75      449530.17       359                  75
   626474546                     10/1/02             9/1/32                  5      392328.03       359                  80
   626484617                     10/1/02             9/1/32                5.5      399562.17       359                  77
   626486584                     10/1/02             9/1/32               5.75      356327.59       359                  80
   626487302                     10/1/02             9/1/32               5.25      373071.58       359                  90
   626489202                     10/1/02             9/1/32                5.5      820351.09       359                  75
   626508682                     10/1/02             9/1/32               5.75      359624.14       359                74.7
   626512860                     10/1/02             9/1/32              5.625      998930.94       359                51.3
   626519446                     10/1/02             9/1/32              5.375      425023.21       359                73.4
   626522760                     10/1/02             9/1/32               5.75       353630.4       359                  90
   626523180                     10/1/02             9/1/32                5.5       404556.7       359                89.7
   626531590                     11/1/02            10/1/32              5.625         352000       360                71.9
   626534138                     10/1/02             9/1/32                5.5      335632.23       359                  80
   626539805                     11/1/02            10/1/32               5.75         375000       360                73.3
   626545701                     11/1/02            10/1/32               5.75         421000       360                79.9
   626547849                     10/1/02             9/1/32              5.625      308669.66       359                48.7
   626548931                     10/1/02             9/1/32               5.75      400831.07       359                  75
   626551345                     10/1/02             9/1/32              5.375      355101.64       359                  90
   626560778                     10/1/02             9/1/32                5.5      423286.18       359                  75
   626562451                     10/1/02             9/1/32                5.5      499452.72       359                78.8
   626565307                     10/1/02             9/1/32                  5       430681.9       359                78.2
   626573820                     10/1/02             9/1/32                5.5      338928.62       359                  90
   626579575                     10/1/02             9/1/32                5.5      856061.97       359                63.1
   626581740                     10/1/02             9/1/32              5.625      344281.55       359                74.2
   626581808                     11/1/02            10/1/32              5.625         472000       360                36.4
   626585196                     10/1/02             9/1/32               5.75      419561.49       359                72.7
   626604792                     10/1/02             9/1/32              5.625      454014.11       359                  90
   626605599                     10/1/02             9/1/32              5.375      363592.12       359                75.9
   626610460                     10/1/02             9/1/32                5.5      564381.57       359                73.1
   626619993                     10/1/02             9/1/32               5.25      526994.82       359                66.8
   626621635                     10/1/02             9/1/32               5.75      427553.14       359                64.9
   626629575                     11/1/02            10/1/32              5.625         334600       360                78.8
   626630783                     10/1/02             9/1/32               5.25      998852.96       359                65.8
   626634355                     10/1/02             9/1/32              5.625      998930.94       359                  69
   626640206                     10/1/02             9/1/32               5.75      636334.93       359                79.2
   626653359                     10/1/02             9/1/32               5.75      315670.08       359                84.3
   626665024                     10/1/02             9/1/32                5.5      359605.96       359                  80
   626696806                     10/1/02             9/1/32              5.625      749198.21       359                  75
   626697033                     10/1/02             9/1/32               5.75      484493.63       359                  73
   626713943                     10/1/02             9/1/32                5.5       532416.6       359                52.6
   626726152                     10/1/02             9/1/32                5.5      444512.92       359                  65
   626737406                     10/1/02             9/1/32               5.25      768117.93       359                64.1
   626738919                     10/1/02             9/1/32              4.875      429471.28       359                57.4
   626746839                     10/1/02             9/1/32                5.5      527422.07       359                75.5
   626747384                     10/1/02             9/1/32                5.5      369595.01       359                74.8
   626748192                     10/1/02             9/1/32                5.5       441516.2       359                  80
   626749912                     10/1/02             9/1/32               5.25      329621.48       359                71.8
   626751735                     10/1/02             9/1/32              5.625      399572.37       359                44.5
   626757571                     10/1/02             9/1/32                5.5      366598.29       359                77.3
   626796033                     10/1/02             9/1/32               5.75      549425.77       359                73.4
   626803522                     10/1/02             9/1/32              5.375      364391.22       359                  80
   626822308                     10/1/02             9/1/32               5.75      530445.61       359                45.2
   626827688                     10/1/02             9/1/32               5.75      334650.24       359                79.8
   626840652                     10/1/02             9/1/32               5.75      424656.17       359                  80
   626865561                     10/1/02             9/1/32               5.75      830332.17       359                67.9
   626881242                     10/1/02             9/1/32               5.75      598374.61       359                  80
   626936953                     11/1/02            10/1/32                5.5         725000       360                46.6
   627005470                     10/1/02             9/1/32              5.375      659260.44       359                  75
   627057246                     10/1/02             9/1/32              5.125      599295.58       359                70.2
   627064940                     11/1/02            10/1/32              5.625         850000       360                62.7
   627085569                     10/1/02             9/1/32               5.75      313072.79       359                  95
   627088982                     10/1/02             9/1/32               5.25       335614.6       359                  80
   627111583                     10/1/02             9/1/32               5.75      499477.97       359                87.2
   627205611                     10/1/02             9/1/32              5.625      322355.02       359                52.1
   627416570                     10/1/02             9/1/32                5.5      323645.36       359                  80


    Loan Number        Margin   Life Cap       Max Rate  Adj. Cap        Stated Orig. Term       First Adj. Cap
-----------------------------------------------------------------------------------------------------------------
       25472             2.75      5              10.75      2                 360                    5
      104285             2.75      5              10.75      2                 360                    5
      104415             2.75      5               10.5      2                 360                    5
      104458             2.75      5              10.75      2                 360                    5
      163416             2.75      5               10.5      2                 360                    5
      185430             2.75      5             10.625      2                 360                    5
      193544             2.75      5               10.5      2                 360                    5
      252490             2.75      5              10.75      2                 360                    5
      258348             2.75      5             10.125      2                 360                    5
      259488             2.75      5               9.75      2                 360                    5
      259554             2.75      5             10.375      2                 360                    5
      260441             2.75      5             10.125      2                 360                    5
      260462             2.75      5              10.75      2                 360                    5
      264527             2.75      5             10.375      2                 360                    5
      265754             2.75      5              10.75      2                 360                    5
      266110             2.75      5              10.25      2                 360                    5
      266519             2.75      5               10.5      2                 360                    5
      267618             2.75      5               10.5      2                 360                    5
      267928             2.75      5               9.75      2                 360                    5
      268230             2.75      5              10.75      2                 360                    5
      270346             2.75      5              10.75      2                 360                    5
      270419             2.75      5                 10      2                 360                    5
      271198             2.75      5              10.75      2                 360                    5
      272057             2.75      5               10.5      2                 360                    5
      272283             2.75      5              10.75      2                 360                    5
      272723             2.75      5               10.5      2                 360                    5
      274058             2.75      5              10.75      2                 360                    5
      276594             2.75      5               10.5      2                 360                    5
      276718             2.75      5             10.125      2                 360                    5
      277585             2.75      5                 10      2                 360                    5
      278199             2.75      5             10.375      2                 360                    5
      279727             2.75      5              10.25      2                 360                    5
      279829             2.75      5              10.75      2                 360                    5
      280325             2.75      5             10.625      2                 360                    5
      283164             2.75      5              10.75      2                 360                    5
      284585             2.75      5             10.625      2                 360                    5
      284892             2.75      5             10.625      2                 360                    5
      286712             2.75      5               10.5      2                 360                    5
      289184             2.75      5             10.625      2                 360                    5
      289882             2.75      5              10.75      2                 360                    5
      290756             2.75      5             10.125      2                 360                    5
      290856             2.75      5             10.625      2                 360                    5
      290958             2.75      5               10.5      2                 360                    5
      291083             2.75      5               10.5      2                 360                    5
      291305             2.75      5              10.75      2                 360                    5
      291899             2.75      5             10.125      2                 360                    5
      291944             2.75      5              10.75      2                 360                    5
      292662             2.75      5             10.625      2                 360                    5
      294164             2.75      5              10.75      2                 360                    5
      294525             2.75      5              10.75      2                 360                    5
      295209             2.75      5              10.75      2                 360                    5
      295472             2.75      5              9.375      2                 360                    5
      295490             2.75      5             10.125      2                 360                    5
      295522             2.75      5              9.875      2                 360                    5
      295542             2.75      5             10.625      2                 360                    5
      295572             2.75      5             10.625      2                 360                    5
      295576             2.75      5              9.875      2                 360                    5
      295626             2.75      5              10.75      2                 360                    5
      295631             2.75      5             10.375      2                 360                    5
      295685             2.75      5               10.5      2                 360                    5
      296229             2.75      5             10.625      2                 360                    5
      296535             2.75      5             10.625      2                 360                    5
      297031             2.75      5              10.75      2                 360                    5
      297077             2.75      5               10.5      2                 360                    5
      297768             2.75      5               10.5      2                 360                    5
      297911             2.75      5             10.625      2                 360                    5
      298477             2.75      5              10.75      2                 360                    5
      298639             2.75      5              10.75      2                 360                    5
      298801             2.75      5              10.75      2                 360                    5
      298862             2.75      5              10.75      2                 360                    5
      299027             2.75      5              10.75      2                 360                    5
      299482             2.75      5              10.75      2                 360                    5
      300957             2.75      5              10.75      2                 360                    5
      300981             2.75      5              10.75      2                 360                    5
      301197             2.75      5             10.625      2                 360                    5
      302094             2.75      5             10.625      2                 360                    5
      302418             2.75      5               10.5      2                 360                    5
      302446             2.75      5              10.75      2                 360                    5
      302583             2.75      5             10.625      2                 360                    5
      302727             2.75      5             10.125      2                 360                    5
      303374             2.75      5              10.25      2                 360                    5
      303550             2.75      5             10.625      2                 360                    5
      303772             2.75      5              10.75      2                 360                    5
      303898             2.75      5              10.75      2                 360                    5
      304012             2.75      5             10.375      2                 360                    5
      304020             2.75      5              10.25      2                 360                    5
      304517             2.75      5             10.625      2                 360                    5
      304996             2.75      5               10.5      2                 360                    5
      305258             2.75      5               10.5      2                 360                    5
      305629             2.75      5              10.75      2                 360                    5
      305637             2.75      5              10.75      2                 360                    5
      305640             2.75      5              10.75      2                 360                    5
      305650             2.75      5               10.5      2                 360                    5
      305686             2.75      5             10.625      2                 360                    5
      305692             2.75      5             10.625      2                 360                    5
      305776             2.75      5              10.75      2                 360                    5
      305906             2.75      5              10.75      2                 360                    5
      306264             2.75      5              10.25      2                 360                    5
      306653             2.75      5              10.75      2                 360                    5
      307032             2.75      5             10.375      2                 360                    5
      307155             2.75      5             10.625      2                 360                    5
      307218             2.75      5               10.5      2                 360                    5
      307239             2.75      5             10.625      2                 360                    5
      307398             2.75      5              10.75      2                 360                    5
      307440             2.75      5              10.25      2                 360                    5
      308839             2.75      5              9.125      2                 360                    5
      309976             2.75      5             10.375      2                 360                    5
      309999             2.75      5             10.625      2                 360                    5
      310103             2.75      5               10.5      2                 360                    5
      310162             2.75      5               10.5      2                 360                    5
      310362             2.75      5             10.625      2                 360                    5
      310397             2.75      5               10.5      2                 360                    5
      310774             2.75      5              10.25      2                 360                    5
      311222             2.75      5             10.625      2                 360                    5
      311460             2.75      5             10.375      2                 360                    5
      311505             2.75      5             10.125      2                 360                    5
      311699             2.75      5             10.375      2                 360                    5
      311767             2.75      5               10.5      2                 360                    5
      311816             2.75      5             10.125      2                 360                    5
      312080             2.75      5              9.875      2                 360                    5
      312356             2.75      5             10.625      2                 360                    5
      312849             2.75      5             10.625      2                 360                    5
      314224             2.75      5              10.75      2                 360                    5
      314649             2.75      5              10.75      2                 360                    5
      315489             2.75      5              10.75      2                 360                    5
      316062             2.75      5              10.75      2                 360                    5
      316099             2.75      5             10.375      2                 360                    5
      316115             2.75      5                 10      2                 360                    5
      316438             2.75      5              10.75      2                 360                    5
      316826             2.75      5               10.5      2                 360                    5
      317177             2.75      5             10.625      2                 360                    5
      317646             2.75      5                 10      2                 360                    5
      317749             2.75      5              10.75      2                 360                    5
      319435             2.75      5             10.375      2                 360                    5
      319936             2.75      5             10.375      2                 360                    5
      319974             2.75      5               10.5      2                 360                    5
      320959             2.75      5              10.75      2                 360                    5
      322587             2.75      5              10.75      2                 360                    5
      322765             2.75      5               10.5      2                 360                    5
      323081             2.75      5              10.25      2                 360                    5
      323654             2.75      5              10.75      2                 360                    5
      324146             2.75      5             10.625      2                 360                    5
      324354             2.75      5             10.625      2                 360                    5
      325060             2.75      5             10.625      2                 360                    5
      325194             2.75      5             10.625      2                 360                    5
      325285             2.75      5             10.625      2                 360                    5
      325307             2.75      5              10.75      2                 360                    5
      326539             2.75      5             10.375      2                 360                    5
      326731             2.75      5              10.75      2                 360                    5
      326881             2.75      5              10.75      2                 360                    5
      327160             2.75      5              10.75      2                 360                    5
      327394             2.75      5             10.375      2                 360                    5
      327744             2.75      5             10.625      2                 360                    5
      327892             2.75      5             10.625      2                 360                    5
      328312             2.75      5             10.625      2                 360                    5
      328638             2.75      5              10.75      2                 360                    5
      329187             2.75      5             10.375      2                 360                    5
      329305             2.75      5              10.75      2                 360                    5
      329350             2.75      5              10.75      2                 360                    5
      330521             2.75      5              10.75      2                 360                    5
      331134             2.75      5              10.75      2                 360                    5
      331799             2.75      5             10.375      2                 360                    5
      332180             2.75      5             10.625      2                 360                    5
      332848             2.75      5             10.375      2                 360                    5
      332944             2.75      5             10.625      2                 360                    5
      333292             2.75      5             10.625      2                 360                    5
      333667             2.75      5              10.75      2                 360                    5
      335235             2.75      5              10.25      2                 360                    5
      336626             2.75      5               10.5      2                 360                    5
      337798             2.75      5              10.75      2                 360                    5
      340628             2.75      5             10.625      2                 360                    5
      340772             2.75      5             10.625      2                 360                    5
      340864             2.75      5               10.5      2                 360                    5
      341121             2.75      5              9.625      2                 360                    5
      341204             2.75      5              10.75      2                 360                    5
      341632             2.75      5              10.75      2                 360                    5
      341998             2.75      5             10.625      2                 360                    5
      342263             2.75      5               10.5      2                 360                    5
      342875             2.75      5               10.5      2                 360                    5
      344026             2.75      5             10.625      2                 360                    5
      346824             2.75      5              10.75      2                 360                    5
      348077             2.75      5              10.75      2                 360                    5
      348913             2.75      5             10.375      2                 360                    5
      349037             2.75      5             10.375      2                 360                    5
      349617             2.75      5              10.75      2                 360                    5
      350735             2.75      5             10.625      2                 360                    5
      350936             2.75      5              10.25      2                 360                    5
      350963             2.75      5              10.75      2                 360                    5
      351678             2.75      5              10.75      2                 360                    5
      351729             2.75      5             10.625      2                 360                    5
      351819             2.75      5               10.5      2                 360                    5
      352513             2.75      5              10.25      2                 360                    5
      352601             2.75      5             10.625      2                 360                    5
      353134             2.75      5               10.5      2                 360                    5
      354687             2.75      5             10.375      2                 360                    5
      355025             2.75      5              10.75      2                 360                    5
      355401             2.75      5             10.625      2                 360                    5
      355753             2.75      5             10.625      2                 360                    5
      356633             2.75      5             10.625      2                 360                    5
      357648             2.75      5              10.75      2                 360                    5
      359179             2.75      5              9.875      2                 360                    5
      359230             2.75      5             10.625      2                 360                    5
      359743             2.75      5              10.75      2                 360                    5
      360648             2.75      5             10.375      2                 360                    5
      361665             2.75      5             10.125      2                 360                    5
      361701             2.75      5              10.75      2                 360                    5
      361799             2.75      5             10.375      2                 360                    5
      362100             2.75      5             10.625      2                 360                    5
      364411             2.75      5             10.625      2                 360                    5
      366073             2.75      5              10.75      2                 360                    5
      366330             2.75      5             10.625      2                 360                    5
      366874             2.75      5             10.375      2                 360                    5
      367340             2.75      5              10.75      2                 360                    5
      369996             2.75      5             10.625      2                 360                    5
      370027             2.75      5               10.5      2                 360                    5
      370422             2.75      5             10.625      2                 360                    5
      370864             2.75      5              9.375      2                 360                    5
      370928             2.75      5              10.75      2                 360                    5
      371440             2.75      5             10.625      2                 360                    5
      372373             2.75      5             10.375      2                 360                    5
      372645             2.75      5             10.625      2                 360                    5
      372864             2.75      5             10.625      2                 360                    5
      373821             2.75      5             10.625      2                 360                    5
      374094             2.75      5              9.375      2                 360                    5
      374795             2.75      5               10.5      2                 360                    5
      375084             2.75      5             10.625      2                 360                    5
      375137             2.75      5             10.625      2                 360                    5
      375391             2.75      5             10.625      2                 360                    5
      375827             2.75      5               10.5      2                 360                    5
      376002             2.75      5               10.5      2                 360                    5
      377467             2.75      5             10.625      2                 360                    5
      377701             2.75      5             10.625      2                 360                    5
      378023             2.75      5              10.75      2                 360                    5
      378621             2.75      5               10.5      2                 360                    5
      380892             2.75      5              10.75      2                 360                    5
      381389             2.75      5             10.625      2                 360                    5
      381826             2.75      5              10.75      2                 360                    5
      383738             2.75      5              10.25      2                 360                    5
      387273             2.75      5              10.75      2                 360                    5
      387633             2.75      5             10.625      2                 360                    5
      388542             2.75      5               10.5      2                 360                    5
      391742             2.75      5              10.75      2                 360                    5
      393913             2.75      5              10.75      2                 360                    5
      394224             2.75      5             10.375      2                 360                    5
      396527             2.75      5             10.125      2                 360                    5
      417393             2.75      5              10.75      2                 360                    5
      418262             2.75      5              10.75      2                 360                    5
      420988             2.75      5              10.75      2                 360                    5
      422390             2.75      5              10.75      2                 360                    5
      425739             2.75      5               10.5      2                 360                    5
      427156             2.75      5              10.75      2                 360                    5
      436605             2.75      5              10.75      2                 360                    5
      441645             2.75      5              10.75      2                 360                    5
      443286             2.75      5              10.75      2                 360                    5
      444564             2.75      5              10.75      2                 360                    5
      444973             2.75      5             10.625      2                 360                    5
      453189             2.75      5              10.75      2                 360                    5
      458245             2.75      5              10.75      2                 360                    5
      467411             2.75      5              10.25      2                 360                    5
      470747             2.75      5              10.75      2                 360                    5
      472698             2.75      5               10.5      2                 360                    5
      474480             2.75      5              10.75      2                 360                    5
      478200             2.75      5             10.625      2                  60                    5
      478557             2.75      5              10.75      2                 360                    5
      480404             2.75      5              10.75      2                 360                    5
      485600             2.75      5                 10      2                 360                    5
      488885             2.75      5             10.625      2                 360                    5
      490454             2.75      5             10.625      2                 360                    5
      490505             2.75      5             10.375      2                 360                    5
      496381             2.75      5             10.625      2                 360                    5
      498689             2.75      5              10.75      2                 360                    5
      499360             2.75      5             10.625      2                 360                    5
      500242             2.75      5               10.5      2                 360                    5
      500837             2.75      5               10.5      2                 360                    5
      503113             2.75      5             10.625      2                 360                    5
      506011             2.75      5              10.75      2                 360                    5
      508971             2.75      5               10.5      2                 360                    5
      509021             2.75      5             10.625      2                 360                    5
      509903             2.75      5              9.625      2                 360                    5
      510749             2.75      5              10.75      2                 360                    5
      514938             2.75      5              10.75      2                 360                    5
      516967             2.75      5               10.5      2                 360                    5
      526753             2.75      5              10.75      2                 360                    5
      531585             2.75      5              10.75      2                 360                    5
      539684             2.75      5              10.75      2                 360                    5
      542493             2.75      5              10.75      2                 360                    5
      549042             2.75      5              10.75      2                 360                    5
      550064             2.75      5              10.75      2                 360                    5
      550413             2.75      5               10.5      2                 360                    5
      550985             2.75      5             10.625      2                 360                    5
      551727             2.75      5               10.5      2                 360                    5
      553475             2.75      5              10.75      2                 360                    5
      553516             2.75      5             10.625      2                 360                    5
      554452             2.75      5              10.75      2                 360                    5
      554841             2.75      5             10.125      2                 360                    5
      554908             2.75      5              10.75      2                 360                    5
      561206             2.75      5              10.75      2                 360                    5
      565712             2.75      5              10.75      2                 360                    5
      567397             2.75      5               10.5      2                 360                    5
      568307             2.75      5              10.25      2                 360                    5
      568713             2.75      5             10.375      2                 360                    5
      582511             2.75      5             10.625      2                 360                    5
      582618             2.75      5              10.25      2                 360                    5
      582631             2.75      5              10.75      2                 360                    5
      593981             2.75      5               10.5      2                 360                    5
      598550             2.75      5               10.5      2                 360                    5
      602529             2.75      5              10.75      2                 360                    5
      605060             2.75      5             10.625      2                 360                    5
      607829             2.75      5             10.625      2                 360                    5
      609870             2.75      5             10.375      2                 360                    5
      611203             2.75      5              10.75      2                 360                    5
      612450             2.75      5               10.5      2                 360                    5
      612875             2.75      5             10.625      2                 360                    5
      613668             2.75      5              10.75      2                 360                    5
      614381             2.75      5             10.625      2                 360                    5
      616925             2.75      5             10.625      2                 360                    5
      619863             2.75      5             10.625      2                 360                    5
      621793             2.75      5              10.75      2                 360                    5
      631602             2.75      5             10.375      2                 360                    5
      632726             2.75      5               10.5      2                 360                    5
      668258             2.75      5               10.5      2                 360                    5
      668458             2.75      5             10.625      2                 360                    5
      673059             2.75      5             10.375      2                 360                    5
      682719             2.75      5             10.375      2                 360                    5
      698310             2.75      5              10.75      2                 360                    5
      698693             2.75      5              10.75      2                 360                    5
      702916             2.75      5               10.5      2                 360                    5
      724291             2.75      5              10.75      2                 360                    5
      737373             2.75      5             10.125      2                 360                    5
      737547             2.75      5               10.5      2                 360                    5
      744320             2.75      5             10.625      2                 360                    5
      746994             2.75      5             10.375      2                 360                    5
      748671             2.75      5              10.75      2                 360                    5
      749927             2.75      5              10.25      2                 360                    5
      755992             2.75      5              10.75      2                 360                    5
      760162             2.75      5              10.25      2                 360                    5
      760335             2.75      5               9.75      2                 360                    5
      762157             2.75      5               10.5      2                 360                    5
      762227             2.75      5               10.5      2                 360                    5
      765077             2.75      5             10.125      2                 360                    5
      766373             2.75      5              10.25      2                 360                    5
      766614             2.75      5               10.5      2                 360                    5
      768988             2.75      5              10.75      2                 360                    5
      769188             2.75      5              10.75      2                 360                    5
      770102             2.75      5             10.625      2                 360                    5
      770136             2.75      5             10.625      2                 360                    5
      770468             2.75      5             10.375      2                 360                    5
      770865             2.75      5             10.375      2                 360                    5
      770937             2.75      5              10.75      2                 360                    5
      771442             2.75      5             10.625      2                 360                    5
      771701             2.75      5             10.375      2                 360                    5
      772044             2.75      5             10.625      2                 360                    5
      772141             2.75      5             10.625      2                 360                    5
      772173             2.75      5                 10      2                 360                    5
      772654             2.75      5               10.5      2                 360                    5
      773144             2.75      5             10.625      2                 360                    5
      773172             2.75      5              9.875      2                 360                    5
      773304             2.75      5              10.25      2                 360                    5
      773437             2.75      5              10.75      2                 360                    5
      773510             2.75      5             10.125      2                 360                    5
      773647             2.75      5               10.5      2                 360                    5
      773683             2.75      5              10.75      2                 360                    5
      773924             2.75      5             10.625      2                 360                    5
      774245             2.75      5              10.25      2                 360                    5
      774586             2.75      5              10.75      2                 360                    5
      776078             2.75      5             10.625      2                 360                    5
      776300             2.75      5             10.625      2                 360                    5
      776402             2.75      5                 10      2                 360                    5
      776711             2.75      5             10.625      2                 360                    5
      777686             2.75      5             10.625      2                 360                    5
      778202             2.75      5                 10      2                 360                    5
      778243             2.75      5             10.125      2                 360                    5
      778511             2.75      5              10.75      2                 360                    5
      778930             2.75      5             10.375      2                 360                    5
      778957             2.75      5             10.625      2                 360                    5
      779028             2.75      5             10.375      2                 360                    5
      779127             2.75      5              10.75      2                 360                    5
      779510             2.75      5              10.25      2                 360                    5
      779656             2.75      5               9.25      2                 360                    5
      780271             2.75      5              10.25      2                 360                    5
      780557             2.75      5               10.5      2                 360                    5
      780613             2.75      5             10.125      2                 360                    5
      780632             2.75      5              10.75      2                 360                    5
      780872             2.75      5             10.625      2                 360                    5
      781504             2.75      5               10.5      2                 360                    5
      782798             2.75      5             10.375      2                 360                    5
      783140             2.75      5               10.5      2                 360                    5
      785207             2.75      5              10.75      2                 360                    5
      785286             2.75      5               10.5      2                 360                    5
      785448             2.75      5             10.625      2                 360                    5
      785747             2.75      5               10.5      2                 360                    5
      785753             2.75      5             10.625      2                 360                    5
      786028             2.75      5               10.5      2                 360                    5
      786385             2.75      5             10.625      2                 360                    5
      786647             2.75      5             10.625      2                 360                    5
      787336             2.75      5             10.625      2                 360                    5
      788685             2.75      5              10.75      2                 360                    5
      789240             2.75      5             10.625      2                 360                    5
      789338             2.75      5               10.5      2                 360                    5
      789781             2.75      5              9.875      2                 360                    5
      790836             2.75      5             10.625      2                 360                    5
      790862             2.75      5             10.625      2                 360                    5
      808624             2.75      5             10.625      2                 360                    5
      851237             2.75      5              9.875      2                 360                    5
      889957             2.75      5              9.875      2                 360                    5
      920378             2.75      5              10.75      2                 360                    5
      924882             2.75      5             10.625      2                 360                    5
      954162             2.75      5               10.5      2                 360                    5
      975586             2.75      5              10.75      2                 360                    5
      979048             2.75      5              10.75      2                 360                    5
      979433             2.75      5             10.625      2                 360                    5
      981003             2.75      5             10.125      2                 360                    5
      982864             2.75      5              10.75      2                 360                    5
      984704             2.75      5               10.5      2                 360                    5
      991403             2.75      5             10.375      2                 360                    5
      996345             2.75      5             10.375      2                 360                    5
      997050             2.75      5                 10      2                 360                    5
      999773             2.75      5               10.5      2                 360                    5
     1228961             2.75      5             10.625      2                 360                    5
     1306775             2.75      5              10.75      2                 360                    5
     1307885             2.75      5               10.5      2                 360                    5
     1308663             2.75      5              10.75      2                 360                    5
     1310138             2.75      5             10.625      2                 360                    5
     1310156             2.75      5              10.25      2                 360                    5
     1312182             2.75      5             10.625      2                 360                    5
     1312453             2.75      5             10.375      2                 360                    5
     1314245             2.75      5             10.625      2                 360                    5
     1314767             2.75      5              10.75      2                 360                    5
     1314837             2.75      5             10.625      2                 360                    5
     1314851             2.75      5             10.625      2                 360                    5
     1315313             2.75      5              10.75      2                 360                    5
     1316720             2.75      5             10.625      2                 360                    5
     1317392             2.75      5             10.625      2                 360                    5
     1320325             2.75      5              10.75      2                 360                    5
     1321878             2.75      5             10.625      2                 360                    5
     1322526             2.75      5              10.75      2                 360                    5
     1323489             2.75      5              10.75      2                 360                    5
     1324159             2.75      5               10.5      2                 360                    5
     1324970             2.75      5              10.75      2                 360                    5
     1325286             2.75      5              10.75      2                 360                    5
     1327849             2.75      5               10.5      2                 360                    5
     1333870             2.75      5              10.75      2                 360                    5
     1334139             2.75      5              10.75      2                 360                    5
     1334784             2.75      5              10.75      2                 360                    5
     1335172             2.75      5              10.75      2                 360                    5
     1335298             2.75      5              10.75      2                 360                    5
     1336187             2.75      5              10.75      2                 360                    5
     1337072             2.75      5              10.75      2                 360                    5
     1338199             2.75      5             10.625      2                 360                    5
     1340341             2.75      5             10.625      2                 360                    5
     1342799             2.75      5             10.375      2                 360                    5
     1342905             2.75      5              10.75      2                 360                    5
     1343712             2.75      5             10.625      2                 360                    5
     1343876             2.75      5             10.375      2                 360                    5
     1343900             2.75      5               10.5      2                 360                    5
     1345642             2.75      5               10.5      2                 360                    5
     1350491             2.75      5             10.625      2                 360                    5
     1352314             2.75      5              10.75      2                 360                    5
     1352835             2.75      5              10.75      2                 360                    5
     1353398             2.75      5              10.75      2                 360                    5
     1354643             2.75      5              10.75      2                 360                    5
     1354890             2.75      5               10.5      2                 360                    5
     1355575             2.75      5               10.5      2                 360                    5
     1356044             2.75      5             10.625      2                 360                    5
     1356599             2.75      5              10.25      2                 360                    5
     1357645             2.75      5             10.625      2                 360                    5
     1359028             2.75      5             10.375      2                 360                    5
     1364241             2.75      5              10.75      2                 360                    5
     1366852             2.75      5              10.75      2                 360                    5
     1367073             2.75      5               10.5      2                 360                    5
     1367789             2.75      5              10.75      2                 360                    5
     1367841             2.75      5             10.625      2                 360                    5
     1369544             2.75      5              10.75      2                 360                    5
     1369764             2.75      5              10.75      2                 360                    5
     1372052             2.75      5              10.75      2                 360                    5
     1372152             2.75      5             10.625      2                 360                    5
     1372613             2.75      5             10.625      2                 360                    5
     1372806             2.75      5              10.25      2                 360                    5
     1375085             2.75      5              10.75      2                 360                    5
     1376736             2.75      5               10.5      2                 360                    5
     1378680             2.75      5             10.375      2                 360                    5
     1378883             2.75      5              10.75      2                 360                    5
     1381338             2.75      5              10.75      2                 360                    5
     1386120             2.75      5             10.375      2                 360                    5
     1387160             2.75      5             10.625      2                 360                    5
     1387741             2.75      5              10.75      2                 360                    5
     1390973             2.75      5              10.75      2                 360                    5
     1392118             2.75      5               10.5      2                 360                    5
     1394897             2.75      5             10.625      2                 360                    5
     1399418             2.75      5             10.625      2                 360                    5
     1402071             2.75      5             10.625      2                 360                    5
     1403581             2.75      5             10.625      2                 360                    5
     1406555             2.75      5             10.625      2                 360                    5
     1407086             2.75      5              10.75      2                 360                    5
     1408280             2.75      5              10.25      2                 360                    5
     1408351             2.75      5              10.75      2                 360                    5
     1414209             2.75      5               10.5      2                 360                    5
     1414373             2.75      5             10.625      2                 360                    5
     1414993             2.75      5               10.5      2                 360                    5
     1415863             2.75      5              10.75      2                 360                    5
     1415866             2.75      5             10.625      2                 360                    5
     1415951             2.75      5               10.5      2                 360                    5
     1416131             2.75      5               10.5      2                 360                    5
     1417218             2.75      5             10.625      2                 360                    5
     1418477             2.75      5              10.75      2                 360                    5
     1418916             2.75      5             10.375      2                 360                    5
     1420581             2.75      5              10.75      2                 360                    5
     1422128             2.75      5             10.625      2                 360                    5
     1422954             2.75      5              10.75      2                 360                    5
     1426202             2.75      5             10.625      2                 360                    5
     1427099             2.75      5               10.5      2                 360                    5
     1432716             2.75      5              10.75      2                 360                    5
     1432803             2.75      5             10.625      2                 360                    5
     1436043             2.75      5              10.75      2                 360                    5
     1436109             2.75      5              10.75      2                 360                    5
     1437728             2.75      5             10.625      2                 360                    5
     1437877             2.75      5             10.625      2                 360                    5
     1438106             2.75      5             10.625      2                 360                    5
     1441776             2.75      5             10.625      2                 360                    5
     1452422             2.75      5              10.75      2                 360                    5
     1452859             2.75      5             10.625      2                 360                    5
     1453761             2.75      5              10.75      2                 360                    5
     1453920             2.75      5              10.75      2                 360                    5
     1455006             2.75      5             10.375      2                 360                    5
     1455251             2.75      5              10.75      2                 360                    5
     1456642             2.75      5             10.625      2                 360                    5
     1456866             2.75      5             10.375      2                 360                    5
     1458742             2.75      5             10.625      2                 360                    5
     1460417             2.75      5              10.75      2                 360                    5
     1462070             2.75      5              9.875      2                 360                    5
     1463625             2.75      5              10.75      2                 360                    5
     1463644             2.75      5             10.625      2                 360                    5
     1463648             2.75      5              10.25      2                 360                    5
     1464238             2.75      5             10.625      2                 360                    5
     1464500             2.75      5               10.5      2                 360                    5
     1465469             2.75      5              10.25      2                 360                    5
     1467966             2.75      5              10.75      2                 360                    5
     1468527             2.75      5              10.75      2                 360                    5
     1468911             2.75      5             10.625      2                 360                    5
     1470494             2.75      5              10.75      2                 360                    5
     1471701             2.75      5               10.5      2                 360                    5
     1471793             2.75      5             10.625      2                 360                    5
     1472183             2.75      5             10.625      2                 360                    5
     1472868             2.75      5              10.75      2                 360                    5
     1473533             2.75      5              10.75      2                 360                    5
     1476790             2.75      5               10.5      2                 360                    5
     1481505             2.75      5              10.75      2                 360                    5
     1483979             2.75      5             10.375      2                 360                    5
     1484738             2.75      5             10.625      2                 360                    5
     1484743             2.75      5             10.625      2                 360                    5
     1487052             2.75      5               10.5      2                 360                    5
     1487091             2.75      5             10.625      2                 360                    5
     1487166             2.75      5               10.5      2                 360                    5
     1493834             2.75      5              10.75      2                 360                    5
     1499535             2.75      5             10.625      2                 360                    5
     1506311             2.75      5              10.75      2                 360                    5
     1507660             2.75      5             10.375      2                 360                    5
     1507740             2.75      5             10.625      2                 360                    5
     1507744             2.75      5               10.5      2                 360                    5
     1510226             2.75      5             10.375      2                 360                    5
     1511387             2.75      5             10.625      2                 360                    5
     1511595             2.75      5             10.625      2                 360                    5
     1511824             2.75      5               10.5      2                 360                    5
     1512604             2.75      5             10.625      2                 360                    5
     1512661             2.75      5             10.625      2                 360                    5
     1512695             2.75      5              10.75      2                 360                    5
     1513999             2.75      5              10.75      2                 360                    5
     1514093             2.75      5               10.5      2                 360                    5
     1514452             2.75      5              10.75      2                 360                    5
     1514485             2.75      5              10.75      2                 360                    5
     1514583             2.75      5             10.625      2                 360                    5
     1518110             2.75      5               10.5      2                 360                    5
     1518162             2.75      5             10.375      2                 360                    5
     1520340             2.75      5              10.75      2                 360                    5
     1520445             2.75      5             10.625      2                 360                    5
     1520502             2.75      5              10.75      2                 360                    5
     1520693             2.75      5              10.75      2                 360                    5
     1520723             2.75      5               10.5      2                 360                    5
     1523720             2.75      5             10.625      2                 360                    5
     1523790             2.75      5             10.625      2                 360                    5
     1524561             2.75      5              10.75      2                 360                    5
     1525503             2.75      5             10.625      2                 360                    5
     1526956             2.75      5              10.75      2                 360                    5
     1527588             2.75      5              10.75      2                 360                    5
     1530511             2.75      5             10.625      2                 360                    5
     1532194             2.75      5              10.75      2                 360                    5
     1532356             2.75      5              10.75      2                 360                    5
     1532366             2.75      5               10.5      2                 360                    5
     1533589             2.75      5             10.375      2                 360                    5
     1533602             2.75      5              10.25      2                 360                    5
     1533647             2.75      5             10.125      2                 360                    5
     1533650             2.75      5               10.5      2                 360                    5
     1534631             2.75      5               10.5      2                 360                    5
     1534641             2.75      5              10.75      2                 360                    5
     1535398             2.75      5               10.5      2                 360                    5
     1535472             2.75      5             10.625      2                 360                    5
     1536685             2.75      5             10.625      2                 360                    5
     1536741             2.75      5             10.625      2                 360                    5
     1537375             2.75      5              10.75      2                 360                    5
     1539561             2.75      5             10.625      2                 360                    5
     1539882             2.75      5             10.125      2                 360                    5
     1540986             2.75      5              10.75      2                 360                    5
     1542560             2.75      5              10.75      2                 360                    5
     1547919             2.75      5             10.625      2                 360                    5
     1548798             2.75      5              10.75      2                 360                    5
     1548996             2.75      5              10.75      2                 360                    5
     1551274             2.75      5              10.75      2                 360                    5
     1555155             2.75      5             10.375      2                 360                    5
     1555329             2.75      5               10.5      2                 360                    5
     1556385             2.75      5               10.5      2                 360                    5
     1562760             2.75      5              10.75      2                 360                    5
     1563285             2.75      5              10.75      2                 360                    5
     1563374             2.75      5             10.375      2                 360                    5
     1565493             2.75      5              10.75      2                 360                    5
     1565496             2.75      5               10.5      2                 360                    5
     1567333             2.75      5               10.5      2                 360                    5
     1568063             2.75      5             10.375      2                 360                    5
     1568194             2.75      5               10.5      2                 360                    5
     1568636             2.75      5              10.75      2                 360                    5
     1569232             2.75      5              10.75      2                 360                    5
     1570287             2.75      5              10.75      2                 360                    5
     1571220             2.75      5               10.5      2                 360                    5
     1572333             2.75      5              10.75      2                 360                    5
     1572941             2.75      5             10.625      2                 360                    5
     1574308             2.75      5               10.5      2                 360                    5
     1575354             2.75      5              10.25      2                 360                    5
     1575838             2.75      5             10.375      2                 360                    5
     1578070             2.75      5             10.125      2                 360                    5
     1579017             2.75      5               10.5      2                 360                    5
     1579882             2.75      5              10.25      2                 360                    5
     1618305             2.75      5               10.5      2                 360                    5
     1619459             2.75      5               10.5      2                 360                    5
     1622310             2.75      5              10.75      2                 360                    5
     1622577             2.75      5               10.5      2                 360                    5
     1624050             2.75      5             10.625      2                 360                    5
     1624837             2.75      5             10.625      2                 360                    5
     1627780             2.75      5             10.625      2                 360                    5
     1628030             2.75      5              10.75      2                 360                    5
     1629850             2.75      5               10.5      2                 360                    5
     1631247             2.75      5               10.5      2                 360                    5
     1633888             2.75      5             10.625      2                 360                    5
     1635288             2.75      5              10.75      2                 360                    5
     1637059             2.75      5               10.5      2                 360                    5
     1637250             2.75      5               10.5      2                 360                    5
     1639002             2.75      5              10.75      2                 360                    5
     1639597             2.75      5              10.75      2                 360                    5
     1645135             2.75      5              10.75      2                 360                    5
     1647109             2.75      5              10.75      2                 360                    5
     1649022             2.75      5             10.375      2                 360                    5
     1653896             2.75      5             10.625      2                 360                    5
     1655487             2.75      5              10.75      2                 360                    5
     1658687             2.75      5             10.625      2                 360                    5
     1659191             2.75      5             10.125      2                 360                    5
     1659692             2.75      5               10.5      2                 360                    5
     1661365             2.75      5             10.625      2                 360                    5
     1663295             2.75      5             10.625      2                 360                    5
     1664940             2.75      5             10.375      2                 360                    5
     1668237             2.75      5               10.5      2                 360                    5
     1669822             2.75      5             10.625      2                 360                    5
     1671524             2.75      5             10.625      2                 360                    5
     1672413             2.75      5             10.125      2                 360                    5
     1676895             2.75      5                 10      2                 360                    5
     1677488             2.75      5             10.625      2                 360                    5
     1691896             2.75      5               10.5      2                 360                    5
     1711278             2.75      5              10.25      2                 360                    5
     1711404             2.75      5             10.125      2                 360                    5
     1712443             2.75      5               10.5      2                 360                    5
     1713238             2.75      5             10.375      2                 360                    5
     1713546             2.75      5             10.375      2                 360                    5
     1716625             2.75      5               10.5      2                 360                    5
     1717424             2.75      5              10.75      2                 360                    5
     1815246             2.75      5             10.625      2                 360                    5
     1817673             2.75      5              10.75      2                 360                    5
     1827385             2.75      5              10.75      2                 360                    5
     1830714             2.75      5             10.375      2                 360                    5
     1833398             2.75      5             10.375      2                 360                    5
     1848678             2.75      5             10.375      2                 360                    5
     1869650             2.75      5              10.75      2                 360                    5
     1902478             2.75      5              10.25      2                 360                    5
     2261444             2.75      5              10.75      2                 360                    5
     2506525             2.75      5              10.75      2                 360                    5
     2570349             2.75      5              10.75      2                 360                    5
     3631751             2.75      5               10.5      2                 360                    5
     3639705             2.75      5              10.75      2                 360                    5
     3779105             2.75      5               10.5      2                 360                    5
     3875341             2.75      5              10.75      2                 360                    5
     3924669             2.75      5               10.5      2                 360                    5
     3983616             2.75      5               10.5      2                 360                    5
     4351915             2.75      5              9.625      5                 360                    5
     4443641             2.75      5               10.5      2                 360                    5
     4792552             2.75      5               10.5      2                 360                    5
     5455685             2.75      5             10.625      2                 360                    5
     5520784             2.75      5               10.5      2                 360                    5
     5572416             2.75      5             10.625      2                 360                    5
     8128647             2.75      5             10.625      2                 360                    5
     8261620             2.75      5             10.375      2                 360                    5
     8264673             2.75      5             10.375      2                 360                    5
     8275869             2.75      5             10.625      2                 360                    5
     8279416             2.75      5             10.625      2                 360                    5
     8328148             2.75      5              10.75      2                 360                    5
     8393795             2.75      5             10.625      2                 360                    5
     8405441             2.75      5             10.125      2                 360                    5
     8496513             2.75      5             10.625      2                 360                    5
     8508434             2.75      5             10.625      2                 360                    5
     8514507             2.75      5               9.75      2                 360                    5
     8746749             2.75      5              10.75      2                 360                    5
     9502929             2.75      5             10.625      2                 360                    5
     9581745             2.75      5             10.375      5                 360                    5
     9625868             2.75      5                 10      2                 360                    5
     9726103             2.75      5               10.5      2                 360                    5
     9838783             2.75      5              10.75      2                 360                    5
     9839033             2.75      5                 10      2                 360                    5
     9844206             2.75      5             10.375      2                 360                    5
     9845729             2.75      5                 10      2                 360                    5
     9847326             2.75      5             10.375      2                 360                    5
     9851038             2.75      5              10.75      2                 360                    5
     9852184             2.75      5               10.5      2                 360                    5
     9856919             2.75      5              9.875      2                 360                    5
     9857227             2.75      5             10.375      2                 360                    5
     9857430             2.75      5             10.625      2                 360                    5
     9858531             2.75      5             10.625      2                 360                    5
     9859597             2.75      5              10.75      2                 360                    5
     9860735             2.75      5             10.375      2                 360                    5
     9861022             2.75      5             10.625      2                 360                    5
     9864222             2.75      5                 10      2                 360                    5
     9864410             2.75      5              10.75      2                 360                    5
     9865132             2.75      5                 10      2                 360                    5
     9865433             2.75      5              10.75      2                 360                    5
     9865794             2.75      5             10.125      2                 360                    5
     9865920             2.75      5              10.75      2                 360                    5
     9866739             2.75      5              10.75      2                 360                    5
     9884228             2.75      5              10.75      2                 360                    5
     9892402             2.75      5             10.625      2                 360                    5
     9955235             2.75      5             10.625      2                 360                    5
     9994610             2.75      5             10.625      2                 360                    5
     9994618             2.75      5             10.625      2                 360                    5
     9995006             2.75      5               10.5      2                 360                    5
     9995089             2.75      5              10.75      2                 360                    5
     9995123             2.75      5              10.75      2                 360                    5
     9995145             2.75      5             10.625      2                 360                    5
     9995315             2.75      5               10.5      2                 360                    5
     9995319             2.75      5             10.625      2                 360                    5
     9995352             2.75      5               10.5      2                 360                    5
     9995381             2.75      5               10.5      2                 360                    5
     9995385             2.75      5              10.75      2                 360                    5
     9995418             2.75      5              10.75      2                 360                    5
     9995579             2.75      5             10.625      2                 360                    5
     9995711             2.75      5             10.625      2                 360                    5
     9995786             2.75      5               10.5      2                 360                    5
     9995845             2.75      5             10.375      2                 360                    5
     9995868             2.75      5              10.75      2                 360                    5
     9995977             2.75      5              10.75      2                 360                    5
   122336308             2.75      5               10.5      2                 360                    5
   122343841             2.75      5             10.625      2                 360                    5
   122352206             2.75      5              10.25      2                 360                    5
   122356769             2.75      5             10.375      2                 360                    5
   122371552             2.75      5               10.5      2                 360                    5
   122396971             2.75      5             10.625      2                 360                    5
   122405061             2.75      5              10.25      2                 360                    5
   122416696             2.75      5             10.125      2                 360                    5
   122456601             2.75      5                 10      2                 360                    5
   122496235             2.75      5             10.375      2                 360                    5
   122513195             2.75      5              9.875      2                 360                    5
   122514912             2.75      5             10.625      2                 360                    5
   122525587             2.75      5             10.375      2                 360                    5
   122630825             2.75      5              10.25      2                 360                    5
   122733793             2.75      5             10.125      2                 360                    5
   122938145             2.75      5                9.5      2                 360                    5
   220841316             2.75      5             10.375      2                 360                    5
   220844914             2.75      5             10.625      2                 360                    5
   617457294             2.75      5              10.75      2                 360                    2
   620326428             2.75      5               10.5      2                 360                    2
   620771554             2.75      5               10.5      2                 360                    2
   621113116             2.75      5              10.75      2                 360                    2
   622384343             2.75      5              10.75      2                 360                    2
   622601847             2.75      5             10.375      2                 360                    2
   622755046             2.75      5             10.625      2                 360                    2
   623015304             2.75      5              10.75      2                 360                    2
   623299341             2.75      5               10.5      2                 360                    2
   623310302             2.75      5              10.75      2                 360                    2
   623542415             2.75      5               10.5      2                 360                    2
   623689559             2.75      5             10.375      2                 360                    2
   623690164             2.75      5             10.625      2                 360                    2
   623758951             2.75      5              10.75      2                 360                    2
   623785146             2.75      5              10.75      2                 360                    2
   623907586             2.75      5               10.5      2                 360                    2
   623958349             2.75      5             10.625      2                 360                    2
   624038586             2.75      5             10.625      2                 360                    2
   624055236             2.75      5              10.75      2                 360                    2
   624123900             2.75      5               10.5      2                 360                    2
   624145381             2.75      5             10.375      2                 360                    2
   624196873             2.75      5               10.5      2                 360                    2
   624224695             2.75      5               10.5      2                 360                    2
   624286849             2.75      5             10.375      2                 360                    2
   624293906             2.75      5              10.75      2                 360                    2
   624325686             2.75      5              10.25      2                 360                    2
   624370988             2.75      5               10.5      2                 360                    2
   624374777             2.75      5              10.75      2                 360                    2
   624389763             2.75      5               10.5      2                 360                    2
   624410760             2.75      5              10.75      2                 360                    2
   624425437             2.75      5              10.75      2                 360                    2
   624445590             2.75      5               10.5      2                 360                    2
   624481301             2.75      5              10.75      2                 360                    2
   624539445             2.75      5             10.625      2                 360                    2
   624600407             2.75      5             10.625      2                 360                    2
   624602421             2.75      5               10.5      2                 360                    2
   624611627             2.75      5              10.75      2                 360                    2
   624617359             2.75      5              10.75      2                 360                    2
   624625758             2.75      5               10.5      2                 360                    2
   624627317             2.75      5             10.375      2                 360                    2
   624632713             2.75      5             10.625      2                 360                    2
   624641020             2.75      5             10.625      2                 360                    2
   624669147             2.75      5               10.5      2                 360                    2
   624679662             2.75      5               10.5      2                 360                    2
   624680949             2.75      5               10.5      2                 360                    2
   624690348             2.75      5              10.75      2                 360                    2
   624693261             2.75      5               10.5      2                 360                    2
   624703979             2.75      5              10.75      2                 360                    2
   624706563             2.75      5              10.75      2                 360                    2
   624706983             2.75      5              10.25      2                 360                    2
   624708941             2.75      5             10.625      2                 360                    2
   624729526             2.75      5              10.75      2                 360                    2
   624739619             2.75      5               10.5      2                 360                    2
   624748200             2.75      5              10.75      2                 360                    2
   624753435             2.75      5              10.75      2                 360                    2
   624760332             2.75      5              10.75      2                 360                    2
   624767716             2.75      5              10.75      2                 360                    2
   624769115             2.75      5              10.75      2                 360                    2
   624772256             2.75      5              10.75      2                 360                    2
   624779231             2.75      5               10.5      2                 360                    2
   624785320             2.75      5              10.25      2                 360                    2
   624789277             2.75      5              10.25      2                 360                    2
   624791523             2.75      5              10.75      2                 360                    2
   624796562             2.75      5              10.75      2                 360                    2
   624800988             2.75      5              10.75      2                 360                    2
   624804584             2.75      5              10.75      2                 360                    2
   624805756             2.75      5              10.75      2                 360                    2
   624809442             2.75      5              10.75      2                 360                    2
   624810218             2.75      5               10.5      2                 360                    2
   624810822             2.75      5              10.75      2                 360                    2
   624816500             2.75      5              10.75      2                 360                    2
   624820551             2.75      5              10.75      2                 360                    2
   624828617             2.75      5              10.25      2                 360                    2
   624829300             2.75      5              10.75      2                 360                    2
   624840635             2.75      5               10.5      2                 360                    2
   624851526             2.75      5              10.75      2                 360                    2
   624853595             2.75      5              10.75      2                 360                    2
   624856769             2.75      5               10.5      2                 360                    2
   624859001             2.75      5               10.5      2                 360                    2
   624861005             2.75      5              10.75      2                 360                    2
   624864224             2.75      5               10.5      2                 360                    2
   624873145             2.75      5              10.75      2                 360                    2
   624881372             2.75      5              10.75      2                 360                    2
   624883409             2.75      5              10.75      2                 360                    2
   624884342             2.75      5               10.5      2                 360                    2
   624886402             2.75      5             10.375      2                 360                    2
   624887481             2.75      5             10.625      2                 360                    2
   624891374             2.75      5              10.75      2                 360                    2
   624902300             2.75      5               10.5      2                 360                    2
   624939804             2.75      5              10.75      2                 360                    2
   624943639             2.75      5               10.5      2                 360                    2
   624951117             2.75      5              10.75      2                 360                    2
   624968207             2.75      5              10.75      2                 360                    2
   624976504             2.75      5              10.75      2                 360                    2
   624981204             2.75      5              10.75      2                 360                    2
   624982999             2.75      5               10.5      2                 360                    2
   624984489             2.75      5             10.375      2                 360                    2
   624994287             2.75      5              10.75      2                 360                    2
   624994551             2.75      5              10.75      2                 360                    2
   624997213             2.75      5              10.25      2                 360                    2
   625003953             2.75      5             10.625      2                 360                    2
   625018437             2.75      5               10.5      2                 360                    2
   625022159             2.75      5              10.25      2                 360                    2
   625031720             2.75      5              10.75      2                 360                    2
   625033049             2.75      5              10.75      2                 360                    2
   625038501             2.75      5              10.75      2                 360                    2
   625041254             2.75      5              10.75      2                 360                    2
   625047648             2.75      5               10.5      2                 360                    2
   625048912             2.75      5              10.75      2                 360                    2
   625049673             2.75      5             10.625      2                 360                    2
   625051509             2.75      5              10.75      2                 360                    2
   625058210             2.75      5             10.625      2                 360                    2
   625059621             2.75      5              10.75      2                 360                    2
   625071499             2.75      5              10.75      2                 360                    2
   625076007             2.75      5              10.75      2                 360                    2
   625086203             2.75      5             10.625      2                 360                    2
   625095237             2.75      5             10.625      2                 360                    2
   625113433             2.75      5              10.25      2                 360                    2
   625117197             2.75      5             10.625      2                 360                    2
   625143246             2.75      5             10.625      2                 360                    2
   625147319             2.75      5             10.375      2                 360                    2
   625149878             2.75      5               10.5      2                 360                    2
   625159780             2.75      5              10.75      2                 360                    2
   625176827             2.75      5               10.5      2                 360                    2
   625195181             2.75      5              10.75      2                 360                    2
   625211966             2.75      5              10.75      2                 360                    2
   625215631             2.75      5              10.75      2                 360                    2
   625217029             2.75      5             10.625      2                 360                    2
   625229147             2.75      5               10.5      2                 360                    2
   625234495             2.75      5              10.75      2                 360                    2
   625259451             2.75      5              10.75      2                 360                    2
   625263242             2.75      5             10.375      2                 360                    2
   625294205             2.75      5             10.625      2                 360                    2
   625305630             2.75      5             10.625      2                 360                    2
   625306254             2.75      5             10.625      2                 360                    2
   625310363             2.75      5              10.75      2                 360                    2
   625320742             2.75      5              10.75      2                 360                    2
   625321468             2.75      5              10.75      2                 360                    2
   625327464             2.75      5              10.75      2                 360                    2
   625335146             2.75      5              10.75      2                 360                    2
   625336432             2.75      5              10.75      2                 360                    2
   625339710             2.75      5              10.75      2                 360                    2
   625344977             2.75      5               10.5      2                 360                    2
   625352923             2.75      5              10.75      2                 360                    2
   625374816             2.75      5              10.75      2                 360                    2
   625376011             2.75      5              10.75      2                 360                    2
   625378400             2.75      5              10.75      2                 360                    2
   625380596             2.75      5             10.625      2                 360                    2
   625381314             2.75      5             10.625      2                 360                    2
   625383236             2.75      5             10.625      2                 360                    2
   625401682             2.75      5              10.75      2                 360                    2
   625404297             2.75      5              10.75      2                 360                    2
   625404903             2.75      5              10.75      2                 360                    2
   625411116             2.75      5               10.5      2                 360                    2
   625420754             2.75      5              10.75      2                 360                    2
   625431121             2.75      5              10.75      2                 360                    2
   625434179             2.75      5             10.625      2                 360                    2
   625444650             2.75      5              10.75      2                 360                    2
   625445673             2.75      5              10.75      2                 360                    2
   625450216             2.75      5             10.625      2                 360                    2
   625454620             2.75      5              10.75      2                 360                    2
   625456212             2.75      5              10.75      2                 360                    2
   625474782             2.75      5               10.5      2                 360                    2
   625489460             2.75      5               10.5      2                 360                    2
   625497357             2.75      5               9.75      2                 360                    2
   625501411             2.75      5              10.75      2                 360                    2
   625503549             2.75      5              10.75      2                 360                    2
   625506586             2.75      5              10.75      2                 360                    2
   625512163             2.75      5               10.5      2                 360                    2
   625514688             2.75      5              10.75      2                 360                    2
   625517716             2.75      5               10.5      2                 360                    2
   625520196             2.75      5               10.5      2                 360                    2
   625534410             2.75      5               10.5      2                 360                    2
   625535284             2.75      5               10.5      2                 360                    2
   625540361             2.75      5              10.75      2                 360                    2
   625541943             2.75      5               10.5      2                 360                    2
   625543397             2.75      5               10.5      2                 360                    2
   625544526             2.75      5              10.75      2                 360                    2
   625547299             2.75      5              10.75      2                 360                    2
   625547745             2.75      5                 10      2                 360                    2
   625548951             2.75      5             10.625      2                 360                    2
   625549623             2.75      5              10.75      2                 360                    2
   625550091             2.75      5               10.5      2                 360                    2
   625554654             2.75      5              10.75      2                 360                    2
   625556166             2.75      5              10.75      2                 360                    2
   625557975             2.75      5              10.75      2                 360                    2
   625560630             2.75      5             10.625      2                 360                    2
   625562916             2.75      5              10.25      2                 360                    2
   625563597             2.75      5              10.75      2                 360                    2
   625564656             2.75      5              10.75      2                 360                    2
   625565463             2.75      5              10.75      2                 360                    2
   625567513             2.75      5              10.75      2                 360                    2
   625569833             2.75      5             10.625      2                 360                    2
   625575502             2.75      5              10.75      2                 360                    2
   625590453             2.75      5               10.5      2                 360                    2
   625594435             2.75      5              9.875      2                 360                    2
   625601979             2.75      5              10.75      2                 360                    2
   625604357             2.75      5              10.75      2                 360                    2
   625608204             2.75      5              10.75      2                 360                    2
   625608761             2.75      5               10.5      2                 360                    2
   625612596             2.75      5              10.75      2                 360                    2
   625612756             2.75      5                 10      2                 360                    2
   625620892             2.75      5              10.75      2                 360                    2
   625621461             2.75      5              10.75      2                 360                    2
   625623817             2.75      5                 10      2                 360                    2
   625627899             2.75      5              10.75      2                 360                    2
   625633875             2.75      5               10.5      2                 360                    2
   625639984             2.75      5              10.25      2                 360                    2
   625676877             2.75      5               10.5      2                 360                    2
   625678595             2.75      5              10.25      2                 360                    2
   625680953             2.75      5              10.75      2                 360                    2
   625693527             2.75      5               10.5      2                 360                    2
   625697623             2.75      5             10.625      2                 360                    2
   625701583             2.75      5             10.625      2                 360                    2
   625704483             2.75      5              10.75      2                 360                    2
   625705315             2.75      5              10.75      2                 360                    2
   625706668             2.75      5              10.75      2                 360                    2
   625710141             2.75      5             10.625      2                 360                    2
   625712780             2.75      5             10.625      2                 360                    2
   625715578             2.75      5               10.5      2                 360                    2
   625720666             2.75      5              10.75      2                 360                    2
   625723215             2.75      5               10.5      2                 360                    2
   625724443             2.75      5              10.75      2                 360                    2
   625732045             2.75      5              10.75      2                 360                    2
   625737950             2.75      5               10.5      2                 360                    2
   625740487             2.75      5               10.5      2                 360                    2
   625741536             2.75      5              10.25      2                 360                    2
   625748281             2.75      5             10.625      2                 360                    2
   625751982             2.75      5               10.5      2                 360                    2
   625753074             2.75      5             10.125      2                 360                    2
   625758650             2.75      5             10.625      2                 360                    2
   625758990             2.75      5               10.5      2                 360                    2
   625761370             2.75      5             10.625      2                 360                    2
   625762417             2.75      5               10.5      2                 360                    2
   625763817             2.75      5               10.5      2                 360                    2
   625763862             2.75      5             10.625      2                 360                    2
   625764943             2.75      5             10.375      2                 360                    2
   625765591             2.75      5             10.625      2                 360                    2
   625766433             2.75      5             10.625      2                 360                    2
   625772818             2.75      5               10.5      2                 360                    2
   625779928             2.75      5               10.5      2                 360                    2
   625780636             2.75      5             10.625      2                 360                    2
   625781988             2.75      5               10.5      2                 360                    2
   625783036             2.75      5             10.375      2                 360                    2
   625788246             2.75      5               10.5      2                 360                    2
   625789895             2.75      5               10.5      2                 360                    2
   625791979             2.75      5                 10      2                 360                    2
   625812133             2.75      5             10.625      2                 360                    2
   625812996             2.75      5               10.5      2                 360                    2
   625824514             2.75      5             10.625      2                 360                    2
   625826037             2.75      5             10.625      2                 360                    2
   625827653             2.75      5               10.5      2                 360                    2
   625829553             2.75      5             10.375      2                 360                    2
   625830351             2.75      5              10.75      2                 360                    2
   625830896             2.75      5             10.625      2                 360                    2
   625830987             2.75      5             10.625      2                 360                    2
   625831090             2.75      5             10.625      2                 360                    2
   625836006             2.75      5             10.625      2                 360                    2
   625837176             2.75      5              10.25      2                 360                    2
   625837597             2.75      5               10.5      2                 360                    2
   625839225             2.75      5              10.25      2                 360                    2
   625841343             2.75      5             10.625      2                 360                    2
   625844916             2.75      5               10.5      2                 360                    2
   625846769             2.75      5              10.25      2                 360                    2
   625850414             2.75      5               10.5      2                 360                    2
   625852973             2.75      5                 10      2                 360                    2
   625856067             2.75      5               10.5      2                 360                    2
   625857694             2.75      5             10.375      2                 360                    2
   625859801             2.75      5               10.5      2                 360                    2
   625861451             2.75      5             10.625      2                 360                    2
   625862145             2.75      5             10.625      2                 360                    2
   625863282             2.75      5             10.625      2                 360                    2
   625864557             2.75      5             10.625      2                 360                    2
   625866105             2.75      5             10.375      2                 360                    2
   625867947             2.75      5              10.25      2                 360                    2
   625868481             2.75      5             10.375      2                 360                    2
   625869211             2.75      5             10.625      2                 360                    2
   625871442             2.75      5               10.5      2                 360                    2
   625877552             2.75      5             10.125      2                 360                    2
   625879952             2.75      5             10.625      2                 360                    2
   625885039             2.75      5               10.5      2                 360                    2
   625887100             2.75      5               10.5      2                 360                    2
   625887428             2.75      5               10.5      2                 360                    2
   625892540             2.75      5              10.25      2                 360                    2
   625894633             2.75      5             10.125      2                 360                    2
   625900447             2.75      5              10.25      2                 360                    2
   625906465             2.75      5               10.5      2                 360                    2
   625906693             2.75      5              10.75      2                 360                    2
   625908387             2.75      5               10.5      2                 360                    2
   625912828             2.75      5              9.875      2                 360                    2
   625913395             2.75      5             10.625      2                 360                    2
   625921442             2.75      5               10.5      2                 360                    2
   625926744             2.75      5               10.5      2                 360                    2
   625927507             2.75      5               10.5      2                 360                    2
   625930944             2.75      5               10.5      2                 360                    2
   625933925             2.75      5               10.5      2                 360                    2
   625937122             2.75      5               10.5      2                 360                    2
   625938782             2.75      5               10.5      2                 360                    2
   625939475             2.75      5                 10      2                 360                    2
   625940218             2.75      5               10.5      2                 360                    2
   625940376             2.75      5              10.25      2                 360                    2
   625940719             2.75      5               10.5      2                 360                    2
   625941026             2.75      5                 10      2                 360                    2
   625942378             2.75      5             10.625      2                 360                    2
   625942414             2.75      5              10.25      2                 360                    2
   625944449             2.75      5              10.25      2                 360                    2
   625946236             2.75      5             10.375      2                 360                    2
   625947501             2.75      5               10.5      2                 360                    2
   625948502             2.75      5             10.625      2                 360                    2
   625949718             2.75      5               10.5      2                 360                    2
   625950142             2.75      5               10.5      2                 360                    2
   625950391             2.75      5               10.5      2                 360                    2
   625950529             2.75      5               10.5      2                 360                    2
   625951951             2.75      5             10.375      2                 360                    2
   625952213             2.75      5             10.375      2                 360                    2
   625952598             2.75      5               10.5      2                 360                    2
   625953043             2.75      5             10.625      2                 360                    2
   625953500             2.75      5               10.5      2                 360                    2
   625955136             2.75      5               10.5      2                 360                    2
   625955307             2.75      5              10.75      2                 360                    2
   625956160             2.75      5               10.5      2                 360                    2
   625956342             2.75      5               10.5      2                 360                    2
   625956499             2.75      5               10.5      2                 360                    2
   625958037             2.75      5             10.125      2                 360                    2
   625966128             2.75      5             10.625      2                 360                    2
   625966139             2.75      5               10.5      2                 360                    2
   625971205             2.75      5               10.5      2                 360                    2
   625971250             2.75      5               10.5      2                 360                    2
   625974059             2.75      5              10.25      2                 360                    2
   625974140             2.75      5              10.25      2                 360                    2
   625976972             2.75      5               10.5      2                 360                    2
   625977121             2.75      5               10.5      2                 360                    2
   625978246             2.75      5               10.5      2                 360                    2
   625979691             2.75      5               10.5      2                 360                    2
   625983163             2.75      5               10.5      2                 360                    2
   625984266             2.75      5              10.25      2                 360                    2
   625984858             2.75      5              10.25      2                 360                    2
   625985289             2.75      5             10.625      2                 360                    2
   625986155             2.75      5             10.625      2                 360                    2
   625988419             2.75      5             10.625      2                 360                    2
   625988534             2.75      5             10.625      2                 360                    2
   625990311             2.75      5             10.625      2                 360                    2
   625991777             2.75      5               10.5      2                 360                    2
   625993951             2.75      5              10.75      2                 360                    2
   625995338             2.75      5               10.5      2                 360                    2
   626002442             2.75      5              10.75      2                 360                    2
   626003023             2.75      5             10.625      2                 360                    2
   626003819             2.75      5                 10      2                 360                    2
   626004810             2.75      5               10.5      2                 360                    2
   626005571             2.75      5             10.125      2                 360                    2
   626010077             2.75      5               10.5      2                 360                    2
   626011056             2.75      5              10.25      2                 360                    2
   626011580             2.75      5                 10      2                 360                    2
   626012193             2.75      5             10.625      2                 360                    2
   626012331             2.75      5             10.625      2                 360                    2
   626014903             2.75      5             10.625      2                 360                    2
   626015367             2.75      5             10.625      2                 360                    2
   626016552             2.75      5             10.125      2                 360                    2
   626017688             2.75      5             10.625      2                 360                    2
   626018417             2.75      5             10.625      2                 360                    2
   626019555             2.75      5             10.625      2                 360                    2
   626019873             2.75      5               10.5      2                 360                    2
   626019895             2.75      5               10.5      2                 360                    2
   626020160             2.75      5             10.125      2                 360                    2
   626027010             2.75      5               10.5      2                 360                    2
   626029125             2.75      5               10.5      2                 360                    2
   626029819             2.75      5              10.75      2                 360                    2
   626035624             2.75      5               10.5      2                 360                    2
   626036011             2.75      5              10.25      2                 360                    2
   626043010             2.75      5             10.625      2                 360                    2
   626043190             2.75      5             10.625      2                 360                    2
   626045330             2.75      5             10.375      2                 360                    2
   626045513             2.75      5              10.75      2                 360                    2
   626049436             2.75      5              10.25      2                 360                    2
   626054116             2.75      5               10.5      2                 360                    2
   626054467             2.75      5              10.75      2                 360                    2
   626061239             2.75      5               10.5      2                 360                    2
   626061262             2.75      5              10.75      2                 360                    2
   626064846             2.75      5              10.75      2                 360                    2
   626066370             2.75      5               10.5      2                 360                    2
   626073459             2.75      5              10.25      2                 360                    2
   626074096             2.75      5              10.25      2                 360                    2
   626074121             2.75      5             10.625      2                 360                    2
   626074940             2.75      5               10.5      2                 360                    2
   626075257             2.75      5              10.25      2                 360                    2
   626075439             2.75      5             10.625      2                 360                    2
   626077077             2.75      5              10.75      2                 360                    2
   626077099             2.75      5              10.75      2                 360                    2
   626077179             2.75      5              10.75      2                 360                    2
   626082848             2.75      5              10.75      2                 360                    2
   626086740             2.75      5               10.5      2                 360                    2
   626089117             2.75      5             10.625      2                 360                    2
   626090074             2.75      5             10.625      2                 360                    2
   626090940             2.75      5              10.75      2                 360                    2
   626093497             2.75      5             10.625      2                 360                    2
   626104138             2.75      5              10.25      2                 360                    2
   626106458             2.75      5             10.625      2                 360                    2
   626107493             2.75      5              10.75      2                 360                    2
   626110671             2.75      5               10.5      2                 360                    2
   626111569             2.75      5             10.375      2                 360                    2
   626114619             2.75      5               10.5      2                 360                    2
   626114971             2.75      5              10.75      2                 360                    2
   626115530             2.75      5             10.625      2                 360                    2
   626116154             2.75      5              10.75      2                 360                    2
   626118657             2.75      5              10.75      2                 360                    2
   626120263             2.75      5              10.75      2                 360                    2
   626135727             2.75      5               10.5      2                 360                    2
   626136648             2.75      5               10.5      2                 360                    2
   626138218             2.75      5              10.75      2                 360                    2
   626138979             2.75      5               10.5      2                 360                    2
   626139629             2.75      5              10.75      2                 360                    2
   626141406             2.75      5              10.75      2                 360                    2
   626142920             2.75      5             10.625      2                 360                    2
   626143976             2.75      5              10.75      2                 360                    2
   626146081             2.75      5              10.75      2                 360                    2
   626147117             2.75      5               10.5      2                 360                    2
   626148788             2.75      5               10.5      2                 360                    2
   626149789             2.75      5               10.5      2                 360                    2
   626150486             2.75      5             10.125      2                 360                    2
   626153720             2.75      5             10.625      2                 360                    2
   626153946             2.75      5              10.75      2                 360                    2
   626158473             2.75      5              10.75      2                 360                    2
   626160477             2.75      5               10.5      2                 360                    2
   626166257             2.75      5              10.25      2                 360                    2
   626168692             2.75      5             10.625      2                 360                    2
   626170663             2.75      5              10.75      2                 360                    2
   626170787             2.75      5              10.75      2                 360                    2
   626177169             2.75      5             10.625      2                 360                    2
   626178002             2.75      5              10.75      2                 360                    2
   626178683             2.75      5             10.625      2                 360                    2
   626182280             2.75      5              10.75      2                 360                    2
   626184716             2.75      5               10.5      2                 360                    2
   626185012             2.75      5              10.75      2                 360                    2
   626186422             2.75      5             10.625      2                 360                    2
   626186774             2.75      5              10.75      2                 360                    2
   626192863             2.75      5             10.375      2                 360                    2
   626194171             2.75      5              10.75      2                 360                    2
   626195127             2.75      5              10.75      2                 360                    2
   626195526             2.75      5              10.25      2                 360                    2
   626197697             2.75      5              10.75      2                 360                    2
   626198437             2.75      5              10.75      2                 360                    2
   626201034             2.75      5              10.75      2                 360                    2
   626203207             2.75      5              10.75      2                 360                    2
   626203731             2.75      5               10.5      2                 360                    2
   626204162             2.75      5             10.625      2                 360                    2
   626205824             2.75      5             10.625      2                 360                    2
   626206200             2.75      5             10.625      2                 360                    2
   626206302             2.75      5              10.75      2                 360                    2
   626219498             2.75      5             10.125      2                 360                    2
   626220505             2.75      5              10.25      2                 360                    2
   626222108             2.75      5                 10      2                 360                    2
   626224952             2.75      5               10.5      2                 360                    2
   626225270             2.75      5               10.5      2                 360                    2
   626225793             2.75      5               9.75      2                 360                    2
   626225840             2.75      5               10.5      2                 360                    2
   626229081             2.75      5               10.5      2                 360                    2
   626230062             2.75      5               10.5      2                 360                    2
   626231096             2.75      5               10.5      2                 360                    2
   626232213             2.75      5               10.5      2                 360                    2
   626232359             2.75      5               10.5      2                 360                    2
   626233588             2.75      5              10.25      2                 360                    2
   626233599             2.75      5               10.5      2                 360                    2
   626233635             2.75      5               10.5      2                 360                    2
   626234317             2.75      5              10.75      2                 360                    2
   626235795             2.75      5               10.5      2                 360                    2
   626235933             2.75      5               10.5      2                 360                    2
   626236627             2.75      5              10.75      2                 360                    2
   626238925             2.75      5               10.5      2                 360                    2
   626239072             2.75      5             10.375      2                 360                    2
   626239254             2.75      5               10.5      2                 360                    2
   626241679             2.75      5             10.375      2                 360                    2
   626242191             2.75      5              10.25      2                 360                    2
   626249713             2.75      5               10.5      2                 360                    2
   626252081             2.75      5               10.5      2                 360                    2
   626253457             2.75      5              10.25      2                 360                    2
   626254711             2.75      5               10.5      2                 360                    2
   626255006             2.75      5             10.375      2                 360                    2
   626255994             2.75      5               10.5      2                 360                    2
   626258145             2.75      5             10.375      2                 360                    2
   626261992             2.75      5               10.5      2                 360                    2
   626262050             2.75      5               10.5      2                 360                    2
   626263529             2.75      5               10.5      2                 360                    2
   626263869             2.75      5               10.5      2                 360                    2
   626265678             2.75      5               10.5      2                 360                    2
   626266156             2.75      5               10.5      2                 360                    2
   626267340             2.75      5             10.375      2                 360                    2
   626268853             2.75      5             10.375      2                 360                    2
   626268922             2.75      5              10.25      2                 360                    2
   626269912             2.75      5              10.75      2                 360                    2
   626271357             2.75      5               10.5      2                 360                    2
   626272622             2.75      5               10.5      2                 360                    2
   626272917             2.75      5             10.375      2                 360                    2
   626274511             2.75      5               10.5      2                 360                    2
   626275783             2.75      5             10.375      2                 360                    2
   626279641             2.75      5              9.875      2                 360                    2
   626279936             2.75      5               10.5      2                 360                    2
   626280154             2.75      5               9.75      2                 360                    2
   626281907             2.75      5               10.5      2                 360                    2
   626283475             2.75      5              10.25      2                 360                    2
   626284089             2.75      5             10.375      2                 360                    2
   626292580             2.75      5               10.5      2                 360                    2
   626293057             2.75      5             10.625      2                 360                    2
   626295970             2.75      5               10.5      2                 360                    2
   626306735             2.75      5               10.5      2                 360                    2
   626308441             2.75      5               10.5      2                 360                    2
   626311311             2.75      5              10.25      2                 360                    2
   626312904             2.75      5               10.5      2                 360                    2
   626317362             2.75      5             10.625      2                 360                    2
   626317772             2.75      5                 10      2                 360                    2
   626319159             2.75      5               10.5      2                 360                    2
   626319422             2.75      5             10.625      2                 360                    2
   626324076             2.75      5              10.75      2                 360                    2
   626328069             2.75      5              10.25      2                 360                    2
   626328560             2.75      5                 10      2                 360                    2
   626330655             2.75      5               10.5      2                 360                    2
   626331020             2.75      5             10.625      2                 360                    2
   626331985             2.75      5               10.5      2                 360                    2
   626332316             2.75      5               10.5      2                 360                    2
   626333636             2.75      5             10.375      2                 360                    2
   626337969             2.75      5                 10      2                 360                    2
   626340942             2.75      5               10.5      2                 360                    2
   626341226             2.75      5               10.5      2                 360                    2
   626341943             2.75      5             10.625      2                 360                    2
   626342579             2.75      5             10.625      2                 360                    2
   626344467             2.75      5               10.5      2                 360                    2
   626346083             2.75      5              9.875      2                 360                    2
   626347211             2.75      5                 10      2                 360                    2
   626350024             2.75      5             10.375      2                 360                    2
   626351172             2.75      5                 10      2                 360                    2
   626369194             2.75      5               10.5      2                 360                    2
   626378242             2.75      5             10.125      2                 360                    2
   626383432             2.75      5               10.5      2                 360                    2
   626396493             2.75      5             10.375      2                 360                    2
   626398235             2.75      5              10.25      2                 360                    2
   626401434             2.75      5             10.625      2                 360                    2
   626404357             2.75      5              10.75      2                 360                    2
   626406554             2.75      5               10.5      2                 360                    2
   626412701             2.75      5               10.5      2                 360                    2
   626419172             2.75      5              10.75      2                 360                    2
   626425238             2.75      5              10.75      2                 360                    2
   626430428             2.75      5              10.25      2                 360                    2
   626430805             2.75      5              10.75      2                 360                    2
   626440204             2.75      5               10.5      2                 360                    2
   626446302             2.75      5              10.75      2                 360                    2
   626462815             2.75      5             10.125      2                 360                    2
   626464884             2.75      5              10.75      2                 360                    2
   626470826             2.75      5              10.25      2                 360                    2
   626472258             2.75      5              10.75      2                 360                    2
   626474546             2.75      5                 10      2                 360                    2
   626484617             2.75      5               10.5      2                 360                    2
   626486584             2.75      5              10.75      2                 360                    2
   626487302             2.75      5              10.25      2                 360                    2
   626489202             2.75      5               10.5      2                 360                    2
   626508682             2.75      5              10.75      2                 360                    2
   626512860             2.75      5             10.625      2                 360                    2
   626519446             2.75      5             10.375      2                 360                    2
   626522760             2.75      5              10.75      2                 360                    2
   626523180             2.75      5               10.5      2                 360                    2
   626531590             2.75      5             10.625      2                 360                    2
   626534138             2.75      5               10.5      2                 360                    2
   626539805             2.75      5              10.75      2                 360                    2
   626545701             2.75      5              10.75      2                 360                    2
   626547849             2.75      5             10.625      2                 360                    2
   626548931             2.75      5              10.75      2                 360                    2
   626551345             2.75      5             10.375      2                 360                    2
   626560778             2.75      5               10.5      2                 360                    2
   626562451             2.75      5               10.5      2                 360                    2
   626565307             2.75      5                 10      2                 360                    2
   626573820             2.75      5               10.5      2                 360                    2
   626579575             2.75      5               10.5      2                 360                    2
   626581740             2.75      5             10.625      2                 360                    2
   626581808             2.75      5             10.625      2                 360                    2
   626585196             2.75      5              10.75      2                 360                    2
   626604792             2.75      5             10.625      2                 360                    2
   626605599             2.75      5             10.375      2                 360                    2
   626610460             2.75      5               10.5      2                 360                    2
   626619993             2.75      5              10.25      2                 360                    2
   626621635             2.75      5              10.75      2                 360                    2
   626629575             2.75      5             10.625      2                 360                    2
   626630783             2.75      5              10.25      2                 360                    2
   626634355             2.75      5             10.625      2                 360                    2
   626640206             2.75      5              10.75      2                 360                    2
   626653359             2.75      5              10.75      2                 360                    2
   626665024             2.75      5               10.5      2                 360                    2
   626696806             2.75      5             10.625      2                 360                    2
   626697033             2.75      5              10.75      2                 360                    2
   626713943             2.75      5               10.5      2                 360                    2
   626726152             2.75      5               10.5      2                 360                    2
   626737406             2.75      5              10.25      2                 360                    2
   626738919             2.75      5              9.875      2                 360                    2
   626746839             2.75      5               10.5      2                 360                    2
   626747384             2.75      5               10.5      2                 360                    2
   626748192             2.75      5               10.5      2                 360                    2
   626749912             2.75      5              10.25      2                 360                    2
   626751735             2.75      5             10.625      2                 360                    2
   626757571             2.75      5               10.5      2                 360                    2
   626796033             2.75      5              10.75      2                 360                    2
   626803522             2.75      5             10.375      2                 360                    2
   626822308             2.75      5              10.75      2                 360                    2
   626827688             2.75      5              10.75      2                 360                    2
   626840652             2.75      5              10.75      2                 360                    2
   626865561             2.75      5              10.75      2                 360                    2
   626881242             2.75      5              10.75      2                 360                    2
   626936953             2.75      5               10.5      2                 360                    2
   627005470             2.75      5             10.375      2                 360                    2
   627057246             2.75      5             10.125      2                 360                    2
   627064940             2.75      5             10.625      2                 360                    2
   627085569             2.75      5              10.75      2                 360                    2
   627088982             2.75      5              10.25      2                 360                    2
   627111583             2.75      5              10.75      2                 360                    2
   627205611             2.75      5             10.625      2                 360                    2
   627416570             2.75      5               10.5      2                 360                    2

    Loan Number     Amort. Term    Age      Months to Roll          Servicer       Pool
---------------------------------------------------------------------------------------
       25472            356          3             57             Wells Fargo       2
      104285            358          2             58             Wells Fargo       2
      104415            359          1             59             Wells Fargo       2
      104458            358          2             58             Wells Fargo       2
      163416            357          3             57             Wells Fargo       2
      185430            353          2             58             Wells Fargo       2
      193544            358          2             58             Wells Fargo       2
      252490            358          2             58             Wells Fargo       2
      258348                         1             59             Wells Fargo       2
      259488            357          3             57             Wells Fargo       2
      259554                         1             59             Wells Fargo       2
      260441            357          3             57             Wells Fargo       2
      260462                         2             58             Wells Fargo       2
      264527                         2             58             Wells Fargo       2
      265754            358          2             58             Wells Fargo       2
      266110                         1             59             Wells Fargo       2
      266519                         1             59             Wells Fargo       2
      267618            357          3             57             Wells Fargo       2
      267928            357          3             57             Wells Fargo       2
      268230            358          2             58             Wells Fargo       2
      270346            357          3             57             Wells Fargo       2
      270419            358          2             58             Wells Fargo       2
      271198            358          2             58             Wells Fargo       2
      272057            358          2             58             Wells Fargo       2
      272283            357          3             57             Wells Fargo       2
      272723            359          1             59             Wells Fargo       2
      274058                         2             58             Wells Fargo       2
      276594                         2             58             Wells Fargo       2
      276718            359          1             59             Wells Fargo       2
      277585                         1             59             Wells Fargo       2
      278199            359          1             59             Wells Fargo       2
      279727            359          1             59             Wells Fargo       2
      279829                         3             57             Wells Fargo       2
      280325            358          2             58             Wells Fargo       2
      283164            358          2             58             Wells Fargo       2
      284585            358          2             58             Wells Fargo       2
      284892            356          2             58             Wells Fargo       2
      286712                         1             59             Wells Fargo       2
      289184                         1             59             Wells Fargo       2
      289882            358          2             58             Wells Fargo       2
      290756            358          2             58             Wells Fargo       2
      290856            358          2             58             Wells Fargo       2
      290958            358          2             58             Wells Fargo       2
      291083            358          2             58             Wells Fargo       2
      291305            358          2             58             Wells Fargo       2
      291899            358          2             58             Wells Fargo       2
      291944            352          2             58             Wells Fargo       2
      292662            357          3             57             Wells Fargo       2
      294164            358          2             58             Wells Fargo       2
      294525            357          3             57             Wells Fargo       2
      295209            358          2             58             Wells Fargo       2
      295472            358          2             58             Wells Fargo       2
      295490            358          2             58             Wells Fargo       2
      295522                         2             58             Wells Fargo       2
      295542            357          3             57             Wells Fargo       2
      295572            358          2             58             Wells Fargo       2
      295576            358          2             58             Wells Fargo       2
      295626            358          2             58             Wells Fargo       2
      295631            358          2             58             Wells Fargo       2
      295685            358          2             58             Wells Fargo       2
      296229            354          2             58             Wells Fargo       2
      296535            358          2             58             Wells Fargo       2
      297031            358          2             58             Wells Fargo       2
      297077            358          2             58             Wells Fargo       2
      297768            358          2             58             Wells Fargo       2
      297911                         2             58             Wells Fargo       2
      298477            358          2             58             Wells Fargo       2
      298639            358          2             58             Wells Fargo       2
      298801            358          2             58             Wells Fargo       2
      298862            358          2             58             Wells Fargo       2
      299027            358          2             58             Wells Fargo       2
      299482            358          2             58             Wells Fargo       2
      300957            358          2             58             Wells Fargo       2
      300981            358          2             58             Wells Fargo       2
      301197            358          2             58             Wells Fargo       2
      302094                         2             58             Wells Fargo       2
      302418                         1             59             Wells Fargo       2
      302446                         2             58             Wells Fargo       2
      302583            358          2             58             Wells Fargo       2
      302727            357          3             57             Wells Fargo       2
      303374                         2             58             Wells Fargo       2
      303550            358          2             58             Wells Fargo       2
      303772            359          1             59             Wells Fargo       2
      303898            356          3             57             Wells Fargo       2
      304012            358          2             58             Wells Fargo       2
      304020            358          2             58             Wells Fargo       2
      304517            357          2             58             Wells Fargo       2
      304996            358          2             58             Wells Fargo       2
      305258            358          2             58             Wells Fargo       2
      305629            358          2             58             Wells Fargo       2
      305637            358          2             58             Wells Fargo       2
      305640            358          2             58             Wells Fargo       2
      305650                         2             58             Wells Fargo       2
      305686            358          2             58             Wells Fargo       2
      305692                         2             58             Wells Fargo       2
      305776                         3             57             Wells Fargo       2
      305906            357          3             57             Wells Fargo       2
      306264            358          2             58             Wells Fargo       2
      306653            358          2             58             Wells Fargo       2
      307032            358          2             58             Wells Fargo       2
      307155            358          2             58             Wells Fargo       2
      307218                         2             58             Wells Fargo       2
      307239            350          2             58             Wells Fargo       2
      307398            358          2             58             Wells Fargo       2
      307440            358          2             58             Wells Fargo       2
      308839                         1             59             Wells Fargo       2
      309976            353          2             58             Wells Fargo       2
      309999            356          2             58             Wells Fargo       2
      310103            358          2             58             Wells Fargo       2
      310162            358          2             58             Wells Fargo       2
      310362            359          1             59             Wells Fargo       2
      310397            358          2             58             Wells Fargo       2
      310774                         2             58             Wells Fargo       2
      311222                         2             58             Wells Fargo       2
      311460            357          3             57             Wells Fargo       2
      311505                         2             58             Wells Fargo       2
      311699                         2             58             Wells Fargo       2
      311767            358          2             58             Wells Fargo       2
      311816                         2             58             Wells Fargo       2
      312080                         1             59             Wells Fargo       2
      312356            358          2             58             Wells Fargo       2
      312849            358          2             58             Wells Fargo       2
      314224            358          2             58             Wells Fargo       2
      314649            358          2             58             Wells Fargo       2
      315489            358          2             58             Wells Fargo       2
      316062            358          2             58             Wells Fargo       2
      316099            356          2             58             Wells Fargo       2
      316115            358          2             58             Wells Fargo       2
      316438                         2             58             Wells Fargo       2
      316826                         3             57             Wells Fargo       2
      317177            358          2             58             Wells Fargo       2
      317646                         1             59             Wells Fargo       2
      317749            357          2             58             Wells Fargo       2
      319435                         3             57             Wells Fargo       2
      319936            357          2             58             Wells Fargo       2
      319974            358          2             58             Wells Fargo       2
      320959                         2             58             Wells Fargo       2
      322587            358          2             58             Wells Fargo       2
      322765            358          2             58             Wells Fargo       2
      323081            358          2             58             Wells Fargo       2
      323654            356          2             58             Wells Fargo       2
      324146            358          2             58             Wells Fargo       2
      324354            358          2             58             Wells Fargo       2
      325060                         1             59             Wells Fargo       2
      325194            358          2             58             Wells Fargo       2
      325285                         3             57             Wells Fargo       2
      325307            359          1             59             Wells Fargo       2
      326539            358          2             58             Wells Fargo       2
      326731            351          2             58             Wells Fargo       2
      326881            359          1             59             Wells Fargo       2
      327160                         2             58             Wells Fargo       2
      327394                         1             59             Wells Fargo       2
      327744                         2             58             Wells Fargo       2
      327892            358          2             58             Wells Fargo       2
      328312                         2             58             Wells Fargo       2
      328638            358          2             58             Wells Fargo       2
      329187            358          2             58             Wells Fargo       2
      329305                         2             58             Wells Fargo       2
      329350            358          2             58             Wells Fargo       2
      330521            358          2             58             Wells Fargo       2
      331134                         2             58             Wells Fargo       2
      331799            358          2             58             Wells Fargo       2
      332180            358          2             58             Wells Fargo       2
      332848            359          1             59             Wells Fargo       2
      332944                         2             58             Wells Fargo       2
      333292            358          2             58             Wells Fargo       2
      333667                         3             57             Wells Fargo       2
      335235                         2             58             Wells Fargo       2
      336626                         2             58             Wells Fargo       2
      337798            358          2             58             Wells Fargo       2
      340628            358          2             58             Wells Fargo       2
      340772                         2             58             Wells Fargo       2
      340864            358          2             58             Wells Fargo       2
      341121            358          2             58             Wells Fargo       2
      341204            358          2             58             Wells Fargo       2
      341632            358          2             58             Wells Fargo       2
      341998            359          1             59             Wells Fargo       2
      342263            358          2             58             Wells Fargo       2
      342875            358          2             58             Wells Fargo       2
      344026                         2             58             Wells Fargo       2
      346824                         2             58             Wells Fargo       2
      348077                         2             58             Wells Fargo       2
      348913            358          2             58             Wells Fargo       2
      349037            353          2             58             Wells Fargo       2
      349617            354          1             59             Wells Fargo       2
      350735            358          2             58             Wells Fargo       2
      350936                         2             58             Wells Fargo       2
      350963                         1             59             Wells Fargo       2
      351678                         2             58             Wells Fargo       2
      351729            358          2             58             Wells Fargo       2
      351819            359          1             59             Wells Fargo       2
      352513            358          2             58             Wells Fargo       2
      352601            358          2             58             Wells Fargo       2
      353134            358          2             58             Wells Fargo       2
      354687                         1             59             Wells Fargo       2
      355025                         2             58             Wells Fargo       2
      355401            358          2             58             Wells Fargo       2
      355753            357          3             57             Wells Fargo       2
      356633                         2             58             Wells Fargo       2
      357648            358          2             58             Wells Fargo       2
      359179                         3             57             Wells Fargo       2
      359230                         1             59             Wells Fargo       2
      359743            358          2             58             Wells Fargo       2
      360648                         1             59             Wells Fargo       2
      361665            359          1             59             Wells Fargo       2
      361701            358          2             58             Wells Fargo       2
      361799            358          2             58             Wells Fargo       2
      362100            358          2             58             Wells Fargo       2
      364411                         2             58             Wells Fargo       2
      366073            358          2             58             Wells Fargo       2
      366330            358          2             58             Wells Fargo       2
      366874                         2             58             Wells Fargo       2
      367340            359          1             59             Wells Fargo       2
      369996            359          1             59             Wells Fargo       2
      370027            357          3             57             Wells Fargo       2
      370422            358          2             58             Wells Fargo       2
      370864            358          2             58             Wells Fargo       2
      370928            358          2             58             Wells Fargo       2
      371440                         1             59             Wells Fargo       2
      372373            358          2             58             Wells Fargo       2
      372645            358          2             58             Wells Fargo       2
      372864            357          2             58             Wells Fargo       2
      373821            358          2             58             Wells Fargo       2
      374094            358          2             58             Wells Fargo       2
      374795            357          2             58             Wells Fargo       2
      375084                         2             58             Wells Fargo       2
      375137                         2             58             Wells Fargo       2
      375391            358          2             58             Wells Fargo       2
      375827            358          2             58             Wells Fargo       2
      376002                         1             59             Wells Fargo       2
      377467                         1             59             Wells Fargo       2
      377701            359          1             59             Wells Fargo       2
      378023            359          1             59             Wells Fargo       2
      378621            356          2             58             Wells Fargo       2
      380892                         1             59             Wells Fargo       2
      381389            358          2             58             Wells Fargo       2
      381826            358          2             58             Wells Fargo       2
      383738            358          2             58             Wells Fargo       2
      387273            358          2             58             Wells Fargo       2
      387633            357          3             57             Wells Fargo       2
      388542            357          3             57             Wells Fargo       2
      391742            358          2             58             Wells Fargo       2
      393913            358          2             58             Wells Fargo       2
      394224            358          2             58             Wells Fargo       2
      396527            359          1             59             Wells Fargo       2
      417393            358          2             58             Wells Fargo       2
      418262            357          3             57             Wells Fargo       2
      420988            357          3             57             Wells Fargo       2
      422390                         2             58             Wells Fargo       2
      425739                         2             58             Wells Fargo       2
      427156            358          2             58             Wells Fargo       2
      436605            357          3             57             Wells Fargo       2
      441645            357          3             57             Wells Fargo       2
      443286            356          2             58             Wells Fargo       2
      444564            357          3             57             Wells Fargo       2
      444973            357          3             57             Wells Fargo       2
      453189            357          3             57             Wells Fargo       2
      458245            350          2             58             Wells Fargo       2
      467411                         3             57             Wells Fargo       2
      470747            358          2             58             Wells Fargo       2
      472698            358          2             58             Wells Fargo       2
      474480            357          3             57             Wells Fargo       2
      478200            358          2             58             Wells Fargo       2
      478557            357          3             57             Wells Fargo       2
      480404            358          2             58             Wells Fargo       2
      485600            358          2             58             Wells Fargo       2
      488885            357          3             57             Wells Fargo       2
      490454            355          2             58             Wells Fargo       2
      490505                         2             58             Wells Fargo       2
      496381            358          2             58             Wells Fargo       2
      498689            358          2             58             Wells Fargo       2
      499360            358          2             58             Wells Fargo       2
      500242            358          2             58             Wells Fargo       2
      500837            358          2             58             Wells Fargo       2
      503113            358          2             58             Wells Fargo       2
      506011            357          3             57             Wells Fargo       2
      508971            358          2             58             Wells Fargo       2
      509021            358          2             58             Wells Fargo       2
      509903            358          2             58             Wells Fargo       2
      510749            358          2             58             Wells Fargo       2
      514938            357          3             57             Wells Fargo       2
      516967                         2             58             Wells Fargo       2
      526753            358          2             58             Wells Fargo       2
      531585            358          2             58             Wells Fargo       2
      539684            358          2             58             Wells Fargo       2
      542493                         2             58             Wells Fargo       2
      549042            358          2             58             Wells Fargo       2
      550064            358          2             58             Wells Fargo       2
      550413            358          2             58             Wells Fargo       2
      550985                         2             58             Wells Fargo       2
      551727            351          2             58             Wells Fargo       2
      553475            342          2             58             Wells Fargo       2
      553516            358          2             58             Wells Fargo       2
      554452            358          2             58             Wells Fargo       2
      554841                         2             58             Wells Fargo       2
      554908            358          2             58             Wells Fargo       2
      561206                         2             58             Wells Fargo       2
      565712            358          2             58             Wells Fargo       2
      567397            358          2             58             Wells Fargo       2
      568307            358          2             58             Wells Fargo       2
      568713            358          2             58             Wells Fargo       2
      582511            358          2             58             Wells Fargo       2
      582618            358          2             58             Wells Fargo       2
      582631            358          2             58             Wells Fargo       2
      593981                         2             58             Wells Fargo       2
      598550            358          2             58             Wells Fargo       2
      602529            358          2             58             Wells Fargo       2
      605060            358          2             58             Wells Fargo       2
      607829            358          2             58             Wells Fargo       2
      609870            358          2             58             Wells Fargo       2
      611203            351          2             58             Wells Fargo       2
      612450            358          2             58             Wells Fargo       2
      612875            358          2             58             Wells Fargo       2
      613668            357          2             58             Wells Fargo       2
      614381            358          2             58             Wells Fargo       2
      616925            358          2             58             Wells Fargo       2
      619863            358          2             58             Wells Fargo       2
      621793            357          2             58             Wells Fargo       2
      631602            358          2             58             Wells Fargo       2
      632726            358          2             58             Wells Fargo       2
      668258            358          2             58             Wells Fargo       2
      668458            358          2             58             Wells Fargo       2
      673059            358          2             58             Wells Fargo       2
      682719            316          2             58             Wells Fargo       2
      698310            359          1             59             Wells Fargo       2
      698693            358          2             58             Wells Fargo       2
      702916                         2             58             Wells Fargo       2
      724291            358          2             58             Wells Fargo       2
      737373            358          2             58             Wells Fargo       2
      737547            358          2             58             Wells Fargo       2
      744320            358          2             58             Wells Fargo       2
      746994            358          2             58             Wells Fargo       2
      748671            357          3             57             Wells Fargo       2
      749927                         2             58             Wells Fargo       2
      755992                         2             58             Wells Fargo       2
      760162                         3             57             Wells Fargo       2
      760335            357          3             57             Wells Fargo       2
      762157            356          4             56             Wells Fargo       2
      762227            356          3             57             Wells Fargo       2
      765077            357          3             57             Wells Fargo       2
      766373                         2             58             Wells Fargo       2
      766614            357          3             57             Wells Fargo       2
      768988                         2             58             Wells Fargo       2
      769188            348          2             58             Wells Fargo       2
      770102                         2             58             Wells Fargo       2
      770136            357          2             58             Wells Fargo       2
      770468            358          2             58             Wells Fargo       2
      770865            354          2             58             Wells Fargo       2
      770937            358          2             58             Wells Fargo       2
      771442            359          1             59             Wells Fargo       2
      771701            352          2             58             Wells Fargo       2
      772044            359          1             59             Wells Fargo       2
      772141            359          1             59             Wells Fargo       2
      772173            358          2             58             Wells Fargo       2
      772654            358          2             58             Wells Fargo       2
      773144            359          1             59             Wells Fargo       2
      773172                         1             59             Wells Fargo       2
      773304            359          1             59             Wells Fargo       2
      773437            358          2             58             Wells Fargo       2
      773510                         2             58             Wells Fargo       2
      773647            358          2             58             Wells Fargo       2
      773683            358          2             58             Wells Fargo       2
      773924                         2             58             Wells Fargo       2
      774245            358          2             58             Wells Fargo       2
      774586                         1             59             Wells Fargo       2
      776078            358          2             58             Wells Fargo       2
      776300            358          2             58             Wells Fargo       2
      776402                         1             59             Wells Fargo       2
      776711            358          2             58             Wells Fargo       2
      777686            358          2             58             Wells Fargo       2
      778202                         1             59             Wells Fargo       2
      778243            357          1             59             Wells Fargo       2
      778511            358          2             58             Wells Fargo       2
      778930            357          2             58             Wells Fargo       2
      778957            359          1             59             Wells Fargo       2
      779028                         2             58             Wells Fargo       2
      779127            358          2             58             Wells Fargo       2
      779510            359          1             59             Wells Fargo       2
      779656            357          2             58             Wells Fargo       2
      780271            358          2             58             Wells Fargo       2
      780557                         2             58             Wells Fargo       2
      780613            358          2             58             Wells Fargo       2
      780632                         2             58             Wells Fargo       2
      780872                         2             58             Wells Fargo       2
      781504            358          2             58             Wells Fargo       2
      782798                         2             58             Wells Fargo       2
      783140            358          2             58             Wells Fargo       2
      785207                         2             58             Wells Fargo       2
      785286            359          1             59             Wells Fargo       2
      785448            358          2             58             Wells Fargo       2
      785747            359          1             59             Wells Fargo       2
      785753            358          2             58             Wells Fargo       2
      786028            358          2             58             Wells Fargo       2
      786385            358          2             58             Wells Fargo       2
      786647            358          2             58             Wells Fargo       2
      787336            358          2             58             Wells Fargo       2
      788685            358          2             58             Wells Fargo       2
      789240                         2             58             Wells Fargo       2
      789338            358          2             58             Wells Fargo       2
      789781            358          2             58             Wells Fargo       2
      790836                         1             59             Wells Fargo       2
      790862                         1             59             Wells Fargo       2
      808624                         2             58             Wells Fargo       2
      851237                         2             58             Wells Fargo       2
      889957                         1             59             Wells Fargo       2
      920378            358          2             58             Wells Fargo       2
      924882                         2             58             Wells Fargo       2
      954162                         2             58             Wells Fargo       2
      975586                         2             58             Wells Fargo       2
      979048                         4             56             Wells Fargo       2
      979433            357          3             57             Wells Fargo       2
      981003            358          2             58             Wells Fargo       2
      982864                         2             58             Wells Fargo       2
      984704            357          3             57             Wells Fargo       2
      991403            358          2             58             Wells Fargo       2
      996345                         1             59             Wells Fargo       2
      997050                         2             58             Wells Fargo       2
      999773            355          2             58             Wells Fargo       2
     1228961            358          2             58             Wells Fargo       2
     1306775            357          3             57             Wells Fargo       2
     1307885            358          2             58             Wells Fargo       2
     1308663            358          2             58             Wells Fargo       2
     1310138            358          2             58             Wells Fargo       2
     1310156            358          2             58             Wells Fargo       2
     1312182            357          3             57             Wells Fargo       2
     1312453            359          1             59             Wells Fargo       2
     1314245            341          2             58             Wells Fargo       2
     1314767            352          2             58             Wells Fargo       2
     1314837            358          2             58             Wells Fargo       2
     1314851            359          1             59             Wells Fargo       2
     1315313            358          2             58             Wells Fargo       2
     1316720            358          2             58             Wells Fargo       2
     1317392            357          2             58             Wells Fargo       2
     1320325            358          2             58             Wells Fargo       2
     1321878            358          2             58             Wells Fargo       2
     1322526            358          2             58             Wells Fargo       2
     1323489            357          2             58             Wells Fargo       2
     1324159            358          2             58             Wells Fargo       2
     1324970            357          2             58             Wells Fargo       2
     1325286            356          2             58             Wells Fargo       2
     1327849            358          2             58             Wells Fargo       2
     1333870            358          2             58             Wells Fargo       2
     1334139            358          2             58             Wells Fargo       2
     1334784            358          2             58             Wells Fargo       2
     1335172            358          2             58             Wells Fargo       2
     1335298            358          2             58             Wells Fargo       2
     1336187            359          1             59             Wells Fargo       2
     1337072            358          2             58             Wells Fargo       2
     1338199            358          2             58             Wells Fargo       2
     1340341            358          2             58             Wells Fargo       2
     1342799            357          2             58             Wells Fargo       2
     1342905            358          2             58             Wells Fargo       2
     1343712            358          2             58             Wells Fargo       2
     1343876            358          2             58             Wells Fargo       2
     1343900            358          2             58             Wells Fargo       2
     1345642            358          2             58             Wells Fargo       2
     1350491            353          2             58             Wells Fargo       2
     1352314            358          2             58             Wells Fargo       2
     1352835            358          2             58             Wells Fargo       2
     1353398            357          2             58             Wells Fargo       2
     1354643            358          2             58             Wells Fargo       2
     1354890            358          2             58             Wells Fargo       2
     1355575            356          2             58             Wells Fargo       2
     1356044            358          2             58             Wells Fargo       2
     1356599            358          2             58             Wells Fargo       2
     1357645            358          2             58             Wells Fargo       2
     1359028            358          2             58             Wells Fargo       2
     1364241            358          2             58             Wells Fargo       2
     1366852            358          2             58             Wells Fargo       2
     1367073            358          2             58             Wells Fargo       2
     1367789            359          1             59             Wells Fargo       2
     1367841            357          3             57             Wells Fargo       2
     1369544            358          2             58             Wells Fargo       2
     1369764            358          2             58             Wells Fargo       2
     1372052            357          3             57             Wells Fargo       2
     1372152            357          3             57             Wells Fargo       2
     1372613            358          2             58             Wells Fargo       2
     1372806            358          2             58             Wells Fargo       2
     1375085            358          2             58             Wells Fargo       2
     1376736            358          2             58             Wells Fargo       2
     1378680            358          2             58             Wells Fargo       2
     1378883            358          2             58             Wells Fargo       2
     1381338            358          2             58             Wells Fargo       2
     1386120            358          2             58             Wells Fargo       2
     1387160            358          2             58             Wells Fargo       2
     1387741            358          2             58             Wells Fargo       2
     1390973            358          2             58             Wells Fargo       2
     1392118            358          2             58             Wells Fargo       2
     1394897            358          2             58             Wells Fargo       2
     1399418            358          2             58             Wells Fargo       2
     1402071            358          2             58             Wells Fargo       2
     1403581            358          2             58             Wells Fargo       2
     1406555            358          2             58             Wells Fargo       2
     1407086            358          2             58             Wells Fargo       2
     1408280            358          2             58             Wells Fargo       2
     1408351            358          2             58             Wells Fargo       2
     1414209            350          2             58             Wells Fargo       2
     1414373            358          2             58             Wells Fargo       2
     1414993            358          2             58             Wells Fargo       2
     1415863            358          2             58             Wells Fargo       2
     1415866            358          2             58             Wells Fargo       2
     1415951            358          2             58             Wells Fargo       2
     1416131            358          2             58             Wells Fargo       2
     1417218            358          2             58             Wells Fargo       2
     1418477            358          2             58             Wells Fargo       2
     1418916            357          2             58             Wells Fargo       2
     1420581            358          2             58             Wells Fargo       2
     1422128            358          2             58             Wells Fargo       2
     1422954            358          2             58             Wells Fargo       2
     1426202            358          2             58             Wells Fargo       2
     1427099            358          2             58             Wells Fargo       2
     1432716            358          2             58             Wells Fargo       2
     1432803            358          2             58             Wells Fargo       2
     1436043            358          2             58             Wells Fargo       2
     1436109            359          1             59             Wells Fargo       2
     1437728            358          2             58             Wells Fargo       2
     1437877            358          2             58             Wells Fargo       2
     1438106            358          2             58             Wells Fargo       2
     1441776            358          2             58             Wells Fargo       2
     1452422            358          2             58             Wells Fargo       2
     1452859            358          2             58             Wells Fargo       2
     1453761            358          2             58             Wells Fargo       2
     1453920            358          2             58             Wells Fargo       2
     1455006            353          2             58             Wells Fargo       2
     1455251            358          2             58             Wells Fargo       2
     1456642            358          2             58             Wells Fargo       2
     1456866            358          2             58             Wells Fargo       2
     1458742            358          2             58             Wells Fargo       2
     1460417            358          2             58             Wells Fargo       2
     1462070            358          2             58             Wells Fargo       2
     1463625            355          2             58             Wells Fargo       2
     1463644            356          2             58             Wells Fargo       2
     1463648            358          2             58             Wells Fargo       2
     1464238            358          2             58             Wells Fargo       2
     1464500            358          2             58             Wells Fargo       2
     1465469            358          2             58             Wells Fargo       2
     1467966            358          2             58             Wells Fargo       2
     1468527            357          2             58             Wells Fargo       2
     1468911            358          2             58             Wells Fargo       2
     1470494            358          2             58             Wells Fargo       2
     1471701            358          2             58             Wells Fargo       2
     1471793            358          2             58             Wells Fargo       2
     1472183            358          2             58             Wells Fargo       2
     1472868            358          2             58             Wells Fargo       2
     1473533            358          2             58             Wells Fargo       2
     1476790            358          2             58             Wells Fargo       2
     1481505            358          2             58             Wells Fargo       2
     1483979            358          2             58             Wells Fargo       2
     1484738            357          2             58             Wells Fargo       2
     1484743            358          2             58             Wells Fargo       2
     1487052            358          2             58             Wells Fargo       2
     1487091            358          2             58             Wells Fargo       2
     1487166            358          2             58             Wells Fargo       2
     1493834            358          2             58             Wells Fargo       2
     1499535            359          1             59             Wells Fargo       2
     1506311            339          2             58             Wells Fargo       2
     1507660            343          2             58             Wells Fargo       2
     1507740            357          2             58             Wells Fargo       2
     1507744            358          2             58             Wells Fargo       2
     1510226            358          2             58             Wells Fargo       2
     1511387            359          1             59             Wells Fargo       2
     1511595            350          2             58             Wells Fargo       2
     1511824            358          2             58             Wells Fargo       2
     1512604            358          2             58             Wells Fargo       2
     1512661            358          2             58             Wells Fargo       2
     1512695            358          2             58             Wells Fargo       2
     1513999            359          1             59             Wells Fargo       2
     1514093            358          2             58             Wells Fargo       2
     1514452            358          2             58             Wells Fargo       2
     1514485            355          2             58             Wells Fargo       2
     1514583            359          1             59             Wells Fargo       2
     1518110            358          2             58             Wells Fargo       2
     1518162            358          2             58             Wells Fargo       2
     1520340            358          2             58             Wells Fargo       2
     1520445            357          2             58             Wells Fargo       2
     1520502            359          1             59             Wells Fargo       2
     1520693            358          2             58             Wells Fargo       2
     1520723            357          2             58             Wells Fargo       2
     1523720            359          1             59             Wells Fargo       2
     1523790            358          2             58             Wells Fargo       2
     1524561            358          2             58             Wells Fargo       2
     1525503            358          2             58             Wells Fargo       2
     1526956            359          1             59             Wells Fargo       2
     1527588            359          1             59             Wells Fargo       2
     1530511            358          2             58             Wells Fargo       2
     1532194            359          1             59             Wells Fargo       2
     1532356            355          2             58             Wells Fargo       2
     1532366            359          1             59             Wells Fargo       2
     1533589            358          2             58             Wells Fargo       2
     1533602            358          2             58             Wells Fargo       2
     1533647            358          2             58             Wells Fargo       2
     1533650            358          2             58             Wells Fargo       2
     1534631            358          2             58             Wells Fargo       2
     1534641            358          2             58             Wells Fargo       2
     1535398            357          2             58             Wells Fargo       2
     1535472            358          2             58             Wells Fargo       2
     1536685            359          1             59             Wells Fargo       2
     1536741            359          1             59             Wells Fargo       2
     1537375            359          1             59             Wells Fargo       2
     1539561            357          2             58             Wells Fargo       2
     1539882            359          1             59             Wells Fargo       2
     1540986            358          2             58             Wells Fargo       2
     1542560            359          1             59             Wells Fargo       2
     1547919            358          2             58             Wells Fargo       2
     1548798            358          2             58             Wells Fargo       2
     1548996            358          2             58             Wells Fargo       2
     1551274            358          2             58             Wells Fargo       2
     1555155            359          1             59             Wells Fargo       2
     1555329            358          2             58             Wells Fargo       2
     1556385            358          2             58             Wells Fargo       2
     1562760            359          1             59             Wells Fargo       2
     1563285            358          2             58             Wells Fargo       2
     1563374            358          2             58             Wells Fargo       2
     1565493            358          2             58             Wells Fargo       2
     1565496            359          1             59             Wells Fargo       2
     1567333            359          1             59             Wells Fargo       2
     1568063            359          1             59             Wells Fargo       2
     1568194            358          2             58             Wells Fargo       2
     1568636            359          1             59             Wells Fargo       2
     1569232            358          2             58             Wells Fargo       2
     1570287            359          1             59             Wells Fargo       2
     1571220            356          2             58             Wells Fargo       2
     1572333            359          1             59             Wells Fargo       2
     1572941            358          2             58             Wells Fargo       2
     1574308            358          2             58             Wells Fargo       2
     1575354            358          2             58             Wells Fargo       2
     1575838            359          1             59             Wells Fargo       2
     1578070            358          2             58             Wells Fargo       2
     1579017            359          1             59             Wells Fargo       2
     1579882            359          1             59             Wells Fargo       2
     1618305            358          2             58             Wells Fargo       2
     1619459            359          1             59             Wells Fargo       2
     1622310            358          2             58             Wells Fargo       2
     1622577            359          1             59             Wells Fargo       2
     1624050            353          2             58             Wells Fargo       2
     1624837            357          2             58             Wells Fargo       2
     1627780            358          2             58             Wells Fargo       2
     1628030            358          2             58             Wells Fargo       2
     1629850            358          2             58             Wells Fargo       2
     1631247            359          1             59             Wells Fargo       2
     1633888            358          2             58             Wells Fargo       2
     1635288            358          2             58             Wells Fargo       2
     1637059            358          2             58             Wells Fargo       2
     1637250            358          2             58             Wells Fargo       2
     1639002            359          1             59             Wells Fargo       2
     1639597            358          2             58             Wells Fargo       2
     1645135            358          2             58             Wells Fargo       2
     1647109            358          2             58             Wells Fargo       2
     1649022            358          2             58             Wells Fargo       2
     1653896            359          1             59             Wells Fargo       2
     1655487            359          1             59             Wells Fargo       2
     1658687            359          1             59             Wells Fargo       2
     1659191            359          1             59             Wells Fargo       2
     1659692            359          1             59             Wells Fargo       2
     1661365            358          2             58             Wells Fargo       2
     1663295            358          2             58             Wells Fargo       2
     1664940            359          1             59             Wells Fargo       2
     1668237            359          1             59             Wells Fargo       2
     1669822            359          1             59             Wells Fargo       2
     1671524            359          1             59             Wells Fargo       2
     1672413            359          1             59             Wells Fargo       2
     1676895            359          1             59             Wells Fargo       2
     1677488            357          2             58             Wells Fargo       2
     1691896            357          2             58             Wells Fargo       2
     1711278            359          1             59             Wells Fargo       2
     1711404            358          2             58             Wells Fargo       2
     1712443            359          1             59             Wells Fargo       2
     1713238            358          2             58             Wells Fargo       2
     1713546            359          1             59             Wells Fargo       2
     1716625            359          1             59             Wells Fargo       2
     1717424            359          1             59             Wells Fargo       2
     1815246            359          1             59             Wells Fargo       2
     1817673            356          2             58             Wells Fargo       2
     1827385            358          2             58             Wells Fargo       2
     1830714            359          1             59             Wells Fargo       2
     1833398            359          1             59             Wells Fargo       2
     1848678            359          1             59             Wells Fargo       2
     1869650            358          2             58             Wells Fargo       2
     1902478            359          1             59             Wells Fargo       2
     2261444                         1             59             Wells Fargo       2
     2506525            358          2             58             Wells Fargo       2
     2570349                         2             58             Wells Fargo       2
     3631751            358          2             58             Wells Fargo       2
     3639705            349          2             58             Wells Fargo       2
     3779105            359          1             59             Wells Fargo       2
     3875341            359          1             59             Wells Fargo       2
     3924669                         1             59             Wells Fargo       2
     3983616                         2             58             Wells Fargo       2
     4351915            353          7             53             Wells Fargo       2
     4443641            352          8             52             Wells Fargo       2
     4792552                         1             59             Wells Fargo       2
     5455685                         2             58             Wells Fargo       2
     5520784            358          2             58             Wells Fargo       2
     5572416            358          2             58             Wells Fargo       2
     8128647                         2             58             Wells Fargo       2
     8261620            359          1             59             Wells Fargo       2
     8264673            359          1             59             Wells Fargo       2
     8275869                         2             58             Wells Fargo       2
     8279416            358          2             58             Wells Fargo       2
     8328148                         1             59             Wells Fargo       2
     8393795                         1             59             Wells Fargo       2
     8405441                         2             58             Wells Fargo       2
     8496513                         2             58             Wells Fargo       2
     8508434            359          1             59             Wells Fargo       2
     8514507            358          2             58             Wells Fargo       2
     8746749                         2             58             Wells Fargo       2
     9502929            357          3             57             Wells Fargo       2
     9581745            350          10            50             Wells Fargo       2
     9625868            355          5             55             Wells Fargo       2
     9726103            358          2             58             Wells Fargo       2
     9838783            358          2             58             Wells Fargo       2
     9839033            357          3             57             Wells Fargo       2
     9844206            358          2             58             Wells Fargo       2
     9845729            357          3             57             Wells Fargo       2
     9847326            358          2             58             Wells Fargo       2
     9851038            357          2             58             Wells Fargo       2
     9852184            359          1             59             Wells Fargo       2
     9856919            357          2             58             Wells Fargo       2
     9857227            358          2             58             Wells Fargo       2
     9857430            357          3             57             Wells Fargo       2
     9858531            358          2             58             Wells Fargo       2
     9859597            358          2             58             Wells Fargo       2
     9860735            358          2             58             Wells Fargo       2
     9861022            358          2             58             Wells Fargo       2
     9864222            358          2             58             Wells Fargo       2
     9864410            356          3             57             Wells Fargo       2
     9865132            358          2             58             Wells Fargo       2
     9865433            358          2             58             Wells Fargo       2
     9865794            358          2             58             Wells Fargo       2
     9865920            357          3             57             Wells Fargo       2
     9866739            357          2             58             Wells Fargo       2
     9884228            358          2             58             Wells Fargo       2
     9892402            358          2             58             Wells Fargo       2
     9955235                         2             58             Wells Fargo       2
     9994610            358          2             58             Wells Fargo       2
     9994618            358          2             58             Wells Fargo       2
     9995006            358          2             58             Wells Fargo       2
     9995089            358          2             58             Wells Fargo       2
     9995123            358          2             58             Wells Fargo       2
     9995145            358          2             58             Wells Fargo       2
     9995315            358          2             58             Wells Fargo       2
     9995319            358          2             58             Wells Fargo       2
     9995352            358          2             58             Wells Fargo       2
     9995381            357          3             57             Wells Fargo       2
     9995385            358          2             58             Wells Fargo       2
     9995418            358          2             58             Wells Fargo       2
     9995579            358          2             58             Wells Fargo       2
     9995711            359          1             59             Wells Fargo       2
     9995786            358          2             58             Wells Fargo       2
     9995845            357          2             58             Wells Fargo       2
     9995868            357          3             57             Wells Fargo       2
     9995977            358          2             58             Wells Fargo       2
   122336308            359          1             59             Wells Fargo       2
   122343841                         1             59             Wells Fargo       2
   122352206                         1             59             Wells Fargo       2
   122356769                         2             58             Wells Fargo       2
   122371552            359          1             59             Wells Fargo       2
   122396971            358          2             58             Wells Fargo       2
   122405061            359          1             59             Wells Fargo       2
   122416696                         1             59             Wells Fargo       2
   122456601            359          1             59             Wells Fargo       2
   122496235            359          1             59             Wells Fargo       2
   122513195            359          1             59             Wells Fargo       2
   122514912                         2             58             Wells Fargo       2
   122525587            359          1             59             Wells Fargo       2
   122630825            359          1             59             Wells Fargo       2
   122733793            359          1             59             Wells Fargo       2
   122938145                         1             59             Wells Fargo       2
   220841316            359          1             59             Wells Fargo       2
   220844914            359          1             59             Wells Fargo       2
   617457294            359          1             59               ABN AMRO        2
   620326428            358          2             58               ABN AMRO        2
   620771554            359          1             59               ABN AMRO        2
   621113116            358          1             59               ABN AMRO        2
   622384343            357          3             57               ABN AMRO        2
   622601847            359          1             59               ABN AMRO        2
   622755046            359          1             59               ABN AMRO        2
   623015304            359          1             59               ABN AMRO        2
   623299341            359          1             59               ABN AMRO        2
   623310302            359          1             59               ABN AMRO        2
   623542415            358          2             58               ABN AMRO        2
   623689559            358          2             58               ABN AMRO        2
   623690164            358          2             58               ABN AMRO        2
   623758951            357          3             57               ABN AMRO        2
   623785146            357          3             57               ABN AMRO        2
   623907586            354          3             57               ABN AMRO        2
   623958349            359          1             59               ABN AMRO        2
   624038586            356          3             57               ABN AMRO        2
   624055236            357          3             57               ABN AMRO        2
   624123900            359          1             59               ABN AMRO        2
   624145381            359          1             59               ABN AMRO        2
   624196873            357          2             58               ABN AMRO        2
   624224695            359          1             59               ABN AMRO        2
   624286849            359          1             59               ABN AMRO        2
   624293906            357          3             57               ABN AMRO        2
   624325686            357          3             57               ABN AMRO        2
   624370988            359          1             59               ABN AMRO        2
   624374777            358          2             58               ABN AMRO        2
   624389763            359          1             59               ABN AMRO        2
   624410760            359          2             58               ABN AMRO        2
   624425437            358          2             58               ABN AMRO        2
   624445590            359          1             59               ABN AMRO        2
   624481301            358          2             58               ABN AMRO        2
   624539445            357          2             58               ABN AMRO        2
   624600407            358          2             58               ABN AMRO        2
   624602421            359          1             59               ABN AMRO        2
   624611627            357          3             57               ABN AMRO        2
   624617359            358          2             58               ABN AMRO        2
   624625758            359          1             59               ABN AMRO        2
   624627317            359          1             59               ABN AMRO        2
   624632713            358          2             58               ABN AMRO        2
   624641020            357          3             57               ABN AMRO        2
   624669147            357          3             57               ABN AMRO        2
   624679662            357          2             58               ABN AMRO        2
   624680949            357          3             57               ABN AMRO        2
   624690348            357          3             57               ABN AMRO        2
   624693261            358          2             58               ABN AMRO        2
   624703979            350          3             57               ABN AMRO        2
   624706563            358          2             58               ABN AMRO        2
   624706983            358          2             58               ABN AMRO        2
   624708941            359          1             59               ABN AMRO        2
   624729526            357          3             57               ABN AMRO        2
   624739619            359          1             59               ABN AMRO        2
   624748200            357          3             57               ABN AMRO        2
   624753435            356          2             58               ABN AMRO        2
   624760332            359          1             59               ABN AMRO        2
   624767716            354          2             58               ABN AMRO        2
   624769115            357          3             57               ABN AMRO        2
   624772256            357          3             57               ABN AMRO        2
   624779231            358          2             58               ABN AMRO        2
   624785320            357          3             57               ABN AMRO        2
   624789277            359          1             59               ABN AMRO        2
   624791523            358          2             58               ABN AMRO        2
   624796562            357          3             57               ABN AMRO        2
   624800988            359          1             59               ABN AMRO        2
   624804584            357          3             57               ABN AMRO        2
   624805756            358          2             58               ABN AMRO        2
   624809442            359          1             59               ABN AMRO        2
   624810218            357          3             57               ABN AMRO        2
   624810822            359          1             59               ABN AMRO        2
   624816500            352          3             57               ABN AMRO        2
   624820551            358          2             58               ABN AMRO        2
   624828617            358          2             58               ABN AMRO        2
   624829300            358          2             58               ABN AMRO        2
   624840635            359          1             59               ABN AMRO        2
   624851526            359          1             59               ABN AMRO        2
   624853595            358          2             58               ABN AMRO        2
   624856769            358          2             58               ABN AMRO        2
   624859001            360          0             60               ABN AMRO        2
   624861005            358          2             58               ABN AMRO        2
   624864224            358          2             58               ABN AMRO        2
   624873145            358          2             58               ABN AMRO        2
   624881372            359          1             59               ABN AMRO        2
   624883409            358          2             58               ABN AMRO        2
   624884342            357          3             57               ABN AMRO        2
   624886402            359          1             59               ABN AMRO        2
   624887481            358          2             58               ABN AMRO        2
   624891374            357          3             57               ABN AMRO        2
   624902300            359          1             59               ABN AMRO        2
   624939804            359          1             59               ABN AMRO        2
   624943639            358          2             58               ABN AMRO        2
   624951117            357          3             57               ABN AMRO        2
   624968207            359          1             59               ABN AMRO        2
   624976504            357          3             57               ABN AMRO        2
   624981204            359          1             59               ABN AMRO        2
   624982999            347          2             58               ABN AMRO        2
   624984489            358          2             58               ABN AMRO        2
   624994287            359          1             59               ABN AMRO        2
   624994551            358          2             58               ABN AMRO        2
   624997213            358          2             58               ABN AMRO        2
   625003953            359          1             59               ABN AMRO        2
   625018437            358          2             58               ABN AMRO        2
   625022159            358          2             58               ABN AMRO        2
   625031720            357          3             57               ABN AMRO        2
   625033049            358          2             58               ABN AMRO        2
   625038501            358          2             58               ABN AMRO        2
   625041254            358          2             58               ABN AMRO        2
   625047648            358          2             58               ABN AMRO        2
   625048912            358          2             58               ABN AMRO        2
   625049673            359          1             59               ABN AMRO        2
   625051509            358          2             58               ABN AMRO        2
   625058210            358          2             58               ABN AMRO        2
   625059621            359          1             59               ABN AMRO        2
   625071499            359          1             59               ABN AMRO        2
   625076007            358          2             58               ABN AMRO        2
   625086203            359          1             59               ABN AMRO        2
   625095237            358          2             58               ABN AMRO        2
   625113433            359          1             59               ABN AMRO        2
   625117197            358          2             58               ABN AMRO        2
   625143246            359          1             59               ABN AMRO        2
   625147319            359          1             59               ABN AMRO        2
   625149878            359          1             59               ABN AMRO        2
   625159780            359          1             59               ABN AMRO        2
   625176827            358          2             58               ABN AMRO        2
   625195181            359          1             59               ABN AMRO        2
   625211966            359          1             59               ABN AMRO        2
   625215631            358          2             58               ABN AMRO        2
   625217029            359          1             59               ABN AMRO        2
   625229147            359          1             59               ABN AMRO        2
   625234495            358          2             58               ABN AMRO        2
   625259451            359          1             59               ABN AMRO        2
   625263242            359          1             59               ABN AMRO        2
   625294205            359          1             59               ABN AMRO        2
   625305630            359          1             59               ABN AMRO        2
   625306254            359          1             59               ABN AMRO        2
   625310363            359          1             59               ABN AMRO        2
   625320742            359          1             59               ABN AMRO        2
   625321468            358          2             58               ABN AMRO        2
   625327464            359          1             59               ABN AMRO        2
   625335146            359          1             59               ABN AMRO        2
   625336432            359          1             59               ABN AMRO        2
   625339710            358          2             58               ABN AMRO        2
   625344977            359          1             59               ABN AMRO        2
   625352923            358          2             58               ABN AMRO        2
   625374816            359          1             59               ABN AMRO        2
   625376011            358          2             58               ABN AMRO        2
   625378400            360          0             60               ABN AMRO        2
   625380596            359          1             59               ABN AMRO        2
   625381314            359          1             59               ABN AMRO        2
   625383236            359          1             59               ABN AMRO        2
   625401682            359          1             59               ABN AMRO        2
   625404297            359          1             59               ABN AMRO        2
   625404903            359          1             59               ABN AMRO        2
   625411116            359          1             59               ABN AMRO        2
   625420754            359          1             59               ABN AMRO        2
   625431121            359          1             59               ABN AMRO        2
   625434179            359          1             59               ABN AMRO        2
   625444650            359          1             59               ABN AMRO        2
   625445673            359          1             59               ABN AMRO        2
   625450216            359          1             59               ABN AMRO        2
   625454620            359          1             59               ABN AMRO        2
   625456212            359          1             59               ABN AMRO        2
   625474782            359          1             59               ABN AMRO        2
   625489460            359          1             59               ABN AMRO        2
   625497357            359          1             59               ABN AMRO        2
   625501411            359          1             59               ABN AMRO        2
   625503549            359          1             59               ABN AMRO        2
   625506586            359          1             59               ABN AMRO        2
   625512163            359          1             59               ABN AMRO        2
   625514688            359          1             59               ABN AMRO        2
   625517716            359          1             59               ABN AMRO        2
   625520196            359          1             59               ABN AMRO        2
   625534410            359          1             59               ABN AMRO        2
   625535284            359          1             59               ABN AMRO        2
   625540361            359          1             59               ABN AMRO        2
   625541943            359          1             59               ABN AMRO        2
   625543397            358          2             58               ABN AMRO        2
   625544526            359          1             59               ABN AMRO        2
   625547299            359          1             59               ABN AMRO        2
   625547745            359          1             59               ABN AMRO        2
   625548951            359          1             59               ABN AMRO        2
   625549623            359          1             59               ABN AMRO        2
   625550091            359          1             59               ABN AMRO        2
   625554654            359          1             59               ABN AMRO        2
   625556166            359          1             59               ABN AMRO        2
   625557975            359          1             59               ABN AMRO        2
   625560630            359          1             59               ABN AMRO        2
   625562916            359          1             59               ABN AMRO        2
   625563597            359          1             59               ABN AMRO        2
   625564656            359          1             59               ABN AMRO        2
   625565463            358          1             59               ABN AMRO        2
   625567513            359          1             59               ABN AMRO        2
   625569833            359          1             59               ABN AMRO        2
   625575502            359          1             59               ABN AMRO        2
   625590453            358          2             58               ABN AMRO        2
   625594435            359          1             59               ABN AMRO        2
   625601979            359          1             59               ABN AMRO        2
   625604357            359          1             59               ABN AMRO        2
   625608204            359          1             59               ABN AMRO        2
   625608761            359          1             59               ABN AMRO        2
   625612596            359          1             59               ABN AMRO        2
   625612756            359          1             59               ABN AMRO        2
   625620892            359          1             59               ABN AMRO        2
   625621461            359          1             59               ABN AMRO        2
   625623817            359          1             59               ABN AMRO        2
   625627899            359          1             59               ABN AMRO        2
   625633875            358          2             58               ABN AMRO        2
   625639984            358          2             58               ABN AMRO        2
   625676877            359          1             59               ABN AMRO        2
   625678595            359          1             59               ABN AMRO        2
   625680953            359          1             59               ABN AMRO        2
   625693527            359          1             59               ABN AMRO        2
   625697623            359          1             59               ABN AMRO        2
   625701583            359          1             59               ABN AMRO        2
   625704483            359          1             59               ABN AMRO        2
   625705315            359          1             59               ABN AMRO        2
   625706668            359          1             59               ABN AMRO        2
   625710141            359          1             59               ABN AMRO        2
   625712780            359          1             59               ABN AMRO        2
   625715578            359          1             59               ABN AMRO        2
   625720666            359          1             59               ABN AMRO        2
   625723215            359          1             59               ABN AMRO        2
   625724443            359          1             59               ABN AMRO        2
   625732045            359          1             59               ABN AMRO        2
   625737950            357          2             58               ABN AMRO        2
   625740487            359          1             59               ABN AMRO        2
   625741536            359          1             59               ABN AMRO        2
   625748281            359          1             59               ABN AMRO        2
   625751982            359          1             59               ABN AMRO        2
   625753074            359          1             59               ABN AMRO        2
   625758650            359          1             59               ABN AMRO        2
   625758990            359          1             59               ABN AMRO        2
   625761370            359          1             59               ABN AMRO        2
   625762417            359          1             59               ABN AMRO        2
   625763817            359          1             59               ABN AMRO        2
   625763862            358          2             58               ABN AMRO        2
   625764943            359          1             59               ABN AMRO        2
   625765591            359          1             59               ABN AMRO        2
   625766433            359          1             59               ABN AMRO        2
   625772818            359          1             59               ABN AMRO        2
   625779928            358          2             58               ABN AMRO        2
   625780636            359          1             59               ABN AMRO        2
   625781988            359          1             59               ABN AMRO        2
   625783036            356          1             59               ABN AMRO        2
   625788246            359          1             59               ABN AMRO        2
   625789895            359          1             59               ABN AMRO        2
   625791979            359          1             59               ABN AMRO        2
   625812133            359          1             59               ABN AMRO        2
   625812996            359          1             59               ABN AMRO        2
   625824514            359          1             59               ABN AMRO        2
   625826037            359          1             59               ABN AMRO        2
   625827653            359          1             59               ABN AMRO        2
   625829553            359          1             59               ABN AMRO        2
   625830351            359          1             59               ABN AMRO        2
   625830896            359          1             59               ABN AMRO        2
   625830987            359          1             59               ABN AMRO        2
   625831090            359          1             59               ABN AMRO        2
   625836006            359          1             59               ABN AMRO        2
   625837176            359          1             59               ABN AMRO        2
   625837597            359          1             59               ABN AMRO        2
   625839225            359          1             59               ABN AMRO        2
   625841343            359          1             59               ABN AMRO        2
   625844916            359          1             59               ABN AMRO        2
   625846769            359          1             59               ABN AMRO        2
   625850414            359          1             59               ABN AMRO        2
   625852973            358          2             58               ABN AMRO        2
   625856067            359          1             59               ABN AMRO        2
   625857694            359          1             59               ABN AMRO        2
   625859801            358          2             58               ABN AMRO        2
   625861451            359          1             59               ABN AMRO        2
   625862145            359          1             59               ABN AMRO        2
   625863282            359          1             59               ABN AMRO        2
   625864557            360          0             60               ABN AMRO        2
   625866105            360          0             60               ABN AMRO        2
   625867947            359          1             59               ABN AMRO        2
   625868481            359          1             59               ABN AMRO        2
   625869211            360          0             60               ABN AMRO        2
   625871442            359          1             59               ABN AMRO        2
   625877552            359          1             59               ABN AMRO        2
   625879952            359          1             59               ABN AMRO        2
   625885039            359          1             59               ABN AMRO        2
   625887100            359          1             59               ABN AMRO        2
   625887428            359          1             59               ABN AMRO        2
   625892540            359          1             59               ABN AMRO        2
   625894633            359          1             59               ABN AMRO        2
   625900447            359          1             59               ABN AMRO        2
   625906465            359          1             59               ABN AMRO        2
   625906693            359          1             59               ABN AMRO        2
   625908387            359          1             59               ABN AMRO        2
   625912828            359          1             59               ABN AMRO        2
   625913395            359          1             59               ABN AMRO        2
   625921442            359          1             59               ABN AMRO        2
   625926744            359          1             59               ABN AMRO        2
   625927507            359          1             59               ABN AMRO        2
   625930944            359          1             59               ABN AMRO        2
   625933925            359          1             59               ABN AMRO        2
   625937122            359          1             59               ABN AMRO        2
   625938782            359          1             59               ABN AMRO        2
   625939475            359          1             59               ABN AMRO        2
   625940218            359          1             59               ABN AMRO        2
   625940376            359          1             59               ABN AMRO        2
   625940719            359          1             59               ABN AMRO        2
   625941026            359          1             59               ABN AMRO        2
   625942378            359          1             59               ABN AMRO        2
   625942414            359          1             59               ABN AMRO        2
   625944449            359          1             59               ABN AMRO        2
   625946236            359          1             59               ABN AMRO        2
   625947501            359          1             59               ABN AMRO        2
   625948502            359          1             59               ABN AMRO        2
   625949718            359          1             59               ABN AMRO        2
   625950142            359          1             59               ABN AMRO        2
   625950391            359          1             59               ABN AMRO        2
   625950529            359          1             59               ABN AMRO        2
   625951951            359          1             59               ABN AMRO        2
   625952213            359          1             59               ABN AMRO        2
   625952598            359          1             59               ABN AMRO        2
   625953043            359          1             59               ABN AMRO        2
   625953500            359          1             59               ABN AMRO        2
   625955136            359          1             59               ABN AMRO        2
   625955307            359          1             59               ABN AMRO        2
   625956160            359          1             59               ABN AMRO        2
   625956342            359          1             59               ABN AMRO        2
   625956499            359          1             59               ABN AMRO        2
   625958037            359          1             59               ABN AMRO        2
   625966128            358          1             59               ABN AMRO        2
   625966139            359          1             59               ABN AMRO        2
   625971205            359          1             59               ABN AMRO        2
   625971250            359          1             59               ABN AMRO        2
   625974059            359          1             59               ABN AMRO        2
   625974140            359          1             59               ABN AMRO        2
   625976972            360          0             60               ABN AMRO        2
   625977121            359          1             59               ABN AMRO        2
   625978246            359          1             59               ABN AMRO        2
   625979691            359          1             59               ABN AMRO        2
   625983163            359          1             59               ABN AMRO        2
   625984266            359          1             59               ABN AMRO        2
   625984858            359          1             59               ABN AMRO        2
   625985289            359          1             59               ABN AMRO        2
   625986155            358          2             58               ABN AMRO        2
   625988419            359          1             59               ABN AMRO        2
   625988534            359          1             59               ABN AMRO        2
   625990311            359          1             59               ABN AMRO        2
   625991777            358          1             59               ABN AMRO        2
   625993951            359          1             59               ABN AMRO        2
   625995338            359          1             59               ABN AMRO        2
   626002442            359          1             59               ABN AMRO        2
   626003023            359          1             59               ABN AMRO        2
   626003819            359          1             59               ABN AMRO        2
   626004810            359          1             59               ABN AMRO        2
   626005571            360          0             60               ABN AMRO        2
   626010077            359          1             59               ABN AMRO        2
   626011056            359          1             59               ABN AMRO        2
   626011580            360          0             60               ABN AMRO        2
   626012193            359          1             59               ABN AMRO        2
   626012331            359          1             59               ABN AMRO        2
   626014903            359          1             59               ABN AMRO        2
   626015367            359          1             59               ABN AMRO        2
   626016552            359          1             59               ABN AMRO        2
   626017688            359          1             59               ABN AMRO        2
   626018417            359          1             59               ABN AMRO        2
   626019555            359          1             59               ABN AMRO        2
   626019873            359          1             59               ABN AMRO        2
   626019895            359          1             59               ABN AMRO        2
   626020160            359          1             59               ABN AMRO        2
   626027010            359          1             59               ABN AMRO        2
   626029125            359          1             59               ABN AMRO        2
   626029819            359          1             59               ABN AMRO        2
   626035624            359          1             59               ABN AMRO        2
   626036011            359          1             59               ABN AMRO        2
   626043010            359          1             59               ABN AMRO        2
   626043190            359          1             59               ABN AMRO        2
   626045330            359          1             59               ABN AMRO        2
   626045513            359          1             59               ABN AMRO        2
   626049436            359          1             59               ABN AMRO        2
   626054116            360          0             60               ABN AMRO        2
   626054467            359          1             59               ABN AMRO        2
   626061239            359          1             59               ABN AMRO        2
   626061262            359          1             59               ABN AMRO        2
   626064846            359          1             59               ABN AMRO        2
   626066370            359          1             59               ABN AMRO        2
   626073459            359          1             59               ABN AMRO        2
   626074096            359          1             59               ABN AMRO        2
   626074121            359          1             59               ABN AMRO        2
   626074940            359          1             59               ABN AMRO        2
   626075257            359          1             59               ABN AMRO        2
   626075439            359          1             59               ABN AMRO        2
   626077077            359          1             59               ABN AMRO        2
   626077099            359          1             59               ABN AMRO        2
   626077179            359          1             59               ABN AMRO        2
   626082848            359          1             59               ABN AMRO        2
   626086740            359          1             59               ABN AMRO        2
   626089117            359          1             59               ABN AMRO        2
   626090074            359          1             59               ABN AMRO        2
   626090940            359          1             59               ABN AMRO        2
   626093497            359          1             59               ABN AMRO        2
   626104138            359          1             59               ABN AMRO        2
   626106458            359          1             59               ABN AMRO        2
   626107493            359          1             59               ABN AMRO        2
   626110671            359          1             59               ABN AMRO        2
   626111569            359          1             59               ABN AMRO        2
   626114619            359          1             59               ABN AMRO        2
   626114971            359          1             59               ABN AMRO        2
   626115530            359          1             59               ABN AMRO        2
   626116154            359          1             59               ABN AMRO        2
   626118657            359          1             59               ABN AMRO        2
   626120263            359          1             59               ABN AMRO        2
   626135727            359          1             59               ABN AMRO        2
   626136648            359          1             59               ABN AMRO        2
   626138218            359          1             59               ABN AMRO        2
   626138979            359          1             59               ABN AMRO        2
   626139629            359          1             59               ABN AMRO        2
   626141406            359          1             59               ABN AMRO        2
   626142920            359          1             59               ABN AMRO        2
   626143976            359          1             59               ABN AMRO        2
   626146081            359          1             59               ABN AMRO        2
   626147117            359          1             59               ABN AMRO        2
   626148788            359          1             59               ABN AMRO        2
   626149789            359          1             59               ABN AMRO        2
   626150486            359          1             59               ABN AMRO        2
   626153720            359          1             59               ABN AMRO        2
   626153946            359          1             59               ABN AMRO        2
   626158473            359          1             59               ABN AMRO        2
   626160477            359          1             59               ABN AMRO        2
   626166257            359          1             59               ABN AMRO        2
   626168692            359          1             59               ABN AMRO        2
   626170663            359          1             59               ABN AMRO        2
   626170787            359          1             59               ABN AMRO        2
   626177169            359          1             59               ABN AMRO        2
   626178002            359          1             59               ABN AMRO        2
   626178683            359          1             59               ABN AMRO        2
   626182280            359          1             59               ABN AMRO        2
   626184716            359          1             59               ABN AMRO        2
   626185012            359          1             59               ABN AMRO        2
   626186422            359          1             59               ABN AMRO        2
   626186774            359          1             59               ABN AMRO        2
   626192863            359          1             59               ABN AMRO        2
   626194171            359          1             59               ABN AMRO        2
   626195127            359          1             59               ABN AMRO        2
   626195526            359          1             59               ABN AMRO        2
   626197697            359          1             59               ABN AMRO        2
   626198437            359          1             59               ABN AMRO        2
   626201034            359          1             59               ABN AMRO        2
   626203207            359          1             59               ABN AMRO        2
   626203731            359          1             59               ABN AMRO        2
   626204162            359          1             59               ABN AMRO        2
   626205824            359          1             59               ABN AMRO        2
   626206200            359          1             59               ABN AMRO        2
   626206302            359          1             59               ABN AMRO        2
   626219498            359          1             59               ABN AMRO        2
   626220505            359          1             59               ABN AMRO        2
   626222108            359          1             59               ABN AMRO        2
   626224952            359          1             59               ABN AMRO        2
   626225270            359          1             59               ABN AMRO        2
   626225793            359          1             59               ABN AMRO        2
   626225840            359          1             59               ABN AMRO        2
   626229081            359          1             59               ABN AMRO        2
   626230062            359          1             59               ABN AMRO        2
   626231096            359          1             59               ABN AMRO        2
   626232213            359          1             59               ABN AMRO        2
   626232359            359          1             59               ABN AMRO        2
   626233588            359          1             59               ABN AMRO        2
   626233599            359          1             59               ABN AMRO        2
   626233635            359          1             59               ABN AMRO        2
   626234317            359          1             59               ABN AMRO        2
   626235795            359          1             59               ABN AMRO        2
   626235933            359          1             59               ABN AMRO        2
   626236627            359          1             59               ABN AMRO        2
   626238925            359          1             59               ABN AMRO        2
   626239072            359          1             59               ABN AMRO        2
   626239254            359          1             59               ABN AMRO        2
   626241679            359          1             59               ABN AMRO        2
   626242191            358          1             59               ABN AMRO        2
   626249713            359          1             59               ABN AMRO        2
   626252081            359          1             59               ABN AMRO        2
   626253457            359          1             59               ABN AMRO        2
   626254711            359          1             59               ABN AMRO        2
   626255006            359          1             59               ABN AMRO        2
   626255994            360          0             60               ABN AMRO        2
   626258145            359          1             59               ABN AMRO        2
   626261992            359          1             59               ABN AMRO        2
   626262050            359          1             59               ABN AMRO        2
   626263529            359          1             59               ABN AMRO        2
   626263869            359          1             59               ABN AMRO        2
   626265678            359          1             59               ABN AMRO        2
   626266156            359          1             59               ABN AMRO        2
   626267340            359          1             59               ABN AMRO        2
   626268853            359          1             59               ABN AMRO        2
   626268922            359          1             59               ABN AMRO        2
   626269912            359          1             59               ABN AMRO        2
   626271357            359          1             59               ABN AMRO        2
   626272622            359          1             59               ABN AMRO        2
   626272917            359          1             59               ABN AMRO        2
   626274511            359          1             59               ABN AMRO        2
   626275783            359          1             59               ABN AMRO        2
   626279641            359          1             59               ABN AMRO        2
   626279936            359          1             59               ABN AMRO        2
   626280154            359          1             59               ABN AMRO        2
   626281907            359          1             59               ABN AMRO        2
   626283475            359          1             59               ABN AMRO        2
   626284089            359          1             59               ABN AMRO        2
   626292580            359          1             59               ABN AMRO        2
   626293057            359          1             59               ABN AMRO        2
   626295970            359          1             59               ABN AMRO        2
   626306735            359          1             59               ABN AMRO        2
   626308441            359          1             59               ABN AMRO        2
   626311311            359          1             59               ABN AMRO        2
   626312904            359          1             59               ABN AMRO        2
   626317362            359          1             59               ABN AMRO        2
   626317772            359          1             59               ABN AMRO        2
   626319159            359          1             59               ABN AMRO        2
   626319422            359          1             59               ABN AMRO        2
   626324076            359          1             59               ABN AMRO        2
   626328069            360          0             60               ABN AMRO        2
   626328560            359          1             59               ABN AMRO        2
   626330655            359          1             59               ABN AMRO        2
   626331020            359          1             59               ABN AMRO        2
   626331985            359          1             59               ABN AMRO        2
   626332316            359          1             59               ABN AMRO        2
   626333636            359          1             59               ABN AMRO        2
   626337969            359          1             59               ABN AMRO        2
   626340942            359          1             59               ABN AMRO        2
   626341226            359          1             59               ABN AMRO        2
   626341943            360          0             60               ABN AMRO        2
   626342579            359          1             59               ABN AMRO        2
   626344467            359          1             59               ABN AMRO        2
   626346083            359          1             59               ABN AMRO        2
   626347211            359          1             59               ABN AMRO        2
   626350024            359          1             59               ABN AMRO        2
   626351172            359          1             59               ABN AMRO        2
   626369194            359          1             59               ABN AMRO        2
   626378242            359          1             59               ABN AMRO        2
   626383432            359          1             59               ABN AMRO        2
   626396493            360          0             60               ABN AMRO        2
   626398235            360          0             60               ABN AMRO        2
   626401434            359          1             59               ABN AMRO        2
   626404357            359          1             59               ABN AMRO        2
   626406554            360          0             60               ABN AMRO        2
   626412701            359          1             59               ABN AMRO        2
   626419172            359          1             59               ABN AMRO        2
   626425238            359          1             59               ABN AMRO        2
   626430428            359          1             59               ABN AMRO        2
   626430805            359          1             59               ABN AMRO        2
   626440204            359          1             59               ABN AMRO        2
   626446302            359          1             59               ABN AMRO        2
   626462815            360          0             60               ABN AMRO        2
   626464884            359          1             59               ABN AMRO        2
   626470826            359          1             59               ABN AMRO        2
   626472258            359          1             59               ABN AMRO        2
   626474546            359          1             59               ABN AMRO        2
   626484617            359          1             59               ABN AMRO        2
   626486584            359          1             59               ABN AMRO        2
   626487302            359          1             59               ABN AMRO        2
   626489202            359          1             59               ABN AMRO        2
   626508682            359          1             59               ABN AMRO        2
   626512860            359          1             59               ABN AMRO        2
   626519446            359          1             59               ABN AMRO        2
   626522760            359          1             59               ABN AMRO        2
   626523180            359          1             59               ABN AMRO        2
   626531590            360          0             60               ABN AMRO        2
   626534138            359          1             59               ABN AMRO        2
   626539805            360          0             60               ABN AMRO        2
   626545701            360          0             60               ABN AMRO        2
   626547849            359          1             59               ABN AMRO        2
   626548931            359          1             59               ABN AMRO        2
   626551345            359          1             59               ABN AMRO        2
   626560778            359          1             59               ABN AMRO        2
   626562451            359          1             59               ABN AMRO        2
   626565307            359          1             59               ABN AMRO        2
   626573820            359          1             59               ABN AMRO        2
   626579575            359          1             59               ABN AMRO        2
   626581740            359          1             59               ABN AMRO        2
   626581808            360          0             60               ABN AMRO        2
   626585196            359          1             59               ABN AMRO        2
   626604792            359          1             59               ABN AMRO        2
   626605599            359          1             59               ABN AMRO        2
   626610460            359          1             59               ABN AMRO        2
   626619993            359          1             59               ABN AMRO        2
   626621635            359          1             59               ABN AMRO        2
   626629575            360          0             60               ABN AMRO        2
   626630783            359          1             59               ABN AMRO        2
   626634355            359          1             59               ABN AMRO        2
   626640206            359          1             59               ABN AMRO        2
   626653359            359          1             59               ABN AMRO        2
   626665024            359          1             59               ABN AMRO        2
   626696806            359          1             59               ABN AMRO        2
   626697033            359          1             59               ABN AMRO        2
   626713943            359          1             59               ABN AMRO        2
   626726152            359          1             59               ABN AMRO        2
   626737406            359          1             59               ABN AMRO        2
   626738919            359          1             59               ABN AMRO        2
   626746839            359          1             59               ABN AMRO        2
   626747384            359          1             59               ABN AMRO        2
   626748192            359          1             59               ABN AMRO        2
   626749912            359          1             59               ABN AMRO        2
   626751735            359          1             59               ABN AMRO        2
   626757571            359          1             59               ABN AMRO        2
   626796033            359          1             59               ABN AMRO        2
   626803522            359          1             59               ABN AMRO        2
   626822308            359          1             59               ABN AMRO        2
   626827688            359          1             59               ABN AMRO        2
   626840652            359          1             59               ABN AMRO        2
   626865561            359          1             59               ABN AMRO        2
   626881242            359          1             59               ABN AMRO        2
   626936953            360          0             60               ABN AMRO        2
   627005470            359          1             59               ABN AMRO        2
   627057246            359          1             59               ABN AMRO        2
   627064940            360          0             60               ABN AMRO        2
   627085569            359          1             59               ABN AMRO        2
   627088982            359          1             59               ABN AMRO        2
   627111583            359          1             59               ABN AMRO        2
   627205611            359          1             59               ABN AMRO        2
   627416570            359          1             59               ABN AMRO        2

                                  EXHIBIT A1

                         FORM OF CLASS A1 CERTIFICATE

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS A1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS A1 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS A1 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS A1 CERTIFICATE

INITIAL CERTIFICATE RATE            APPROXIMATE AGGREGATE
PER ANNUM:      _.___%(1)           INITIAL CERTIFICATE PRINCIPAL BALANCE OF
                                    THE CLASS A1 CERTIFICATES AS
                                    OF THE CLOSING DATE: $___________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $25,000 AND $1 IN EXCESS OF $25,000.

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD
                                    BY THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE: JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN: JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________


--------------------
(1) For each Distribution Date on or prior to the December 2006 Distribution Date (the "Group 1 Bond Reset Date"), the Certificate Rate on the Class A1 Certificates will equal (x) the weighted average of the mortgage interest rates on the Group 1 loans (as of the preceding Due Date before giving effect to the payments due on that date) less the per annum rates at which each of the servicing fees and the trustee fees are calculated (the "Group 1 Weighted Average Net Rate") minus (y) _.___%. For each Distribution Date after the Group 1 Bond Reset Date, the Certificate Rate for the Class A1 Certificates will be a per annum rate equal to the lesser of (x) the Group 1 Weighted Average Net Rate and (y) the one year CMT Rate plus _.__%. For the initial Distribution Date, the Class A-1 Certificate Rate will equal _.___%.




                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS A1 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                         GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                  CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A1 Certificates (the "Class A1 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Mortgage, Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

      Distributions of principal and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class A1 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

      All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

      The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 29, 2002            JPMORGAN CHASE BANK,
                                   as Trustee


                                            By:_________________________________
                                                     AUTHORIZED OFFICER


                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                     AUTHORIZED SIGNATORY




                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ___________________
TEN ENT -as tenants by the                                 (Cust)  (Minor)
           entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                        (State)
        and not as Tenants in
        Common


                   Additional abbreviations may also be used
                         though not in the above list.




                               FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE____________________________________________________________________

____________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_____________________             ____________________________________
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of
                                        this Certificate in every particular
                                        without alteration or enlargement or
                                        any change whatever.


__________________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed by a
commercial bank or trust company
or by a member firm of the New York
Stock Exchange for another national
Certificates exchange.  Notarized
or witnessed signatures are not
acceptable.


                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

____________________________, the assignee named above, or _______________, as agent.



                                 EXHIBIT A2-A

                        FORM OF CLASS A2-A CERTIFICATE

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS A2-A CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS A2-A CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.




                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-A CERTIFICATE


INITIAL CERTIFICATE RATE            APPROXIMATE AGGREGATE
PER ANNUM:  _.___%(2)               INITIAL CERTIFICATE PRINCIPAL BALANCE
                                    OF THE CLASS A2-A CERTIFICATES
                                    AS OF THE CLOSING DATE: $___________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $25,000 AND $1 IN EXCESS OF $25,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________


_________________

(2) For each Distribution Date on or prior to the August 2007 Distribution Date (the "Group 2 Bond Reset Date"), the Certificate Rate on the Class A2-A Certificates will equal the lesser of (x) _.___% per annum and (y) the weighted average of the mortgage interest rates on the Group 2 loans (as of the preceding Due Date before giving effect to the payments due on that date) less the per annum rates at which each of the servicing fees and the trustee fees are calculated (the "Group 2 Weighted Average Net Rate"). For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-A Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus _.__%.




                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-A CERTIFICATE

         evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                         GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                  CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A2-A Certificates (the "Class A2-A Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

      Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class A2-A Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

      All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

      The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002                    JPMORGAN CHASE BANK,
                                            as Trustee


                                            By:_________________________________
                                            AUTHORIZED OFFICE



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A2-A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ____________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
         rights of survivorship                                       (State)
         and not as Tenants in
         Common


                    Additional abbreviations may also be used
                          though not in the above list.



                               FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns

and transfers unto _________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_________________________________________________________

___________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_____________________         ___________________________________________
                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as written upon the face of
                                    this Certificate in every particular
                                    without alteration or enlargement or
                                    any change whatever.


_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of

distribution:

         Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

____________________________, the assignee named above, or _______________, as agent.




                                 EXHIBIT A2-B

                        FORM OF CLASS A2-B CERTIFICATE

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS A2-B CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS A2-B CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-B CERTIFICATE


INITIAL CERTIFICATE RATE            APPROXIMATE AGGREGATE
PER ANNUM:  _.___%(3)               INITIAL CERTIFICATE PRINCIPAL BALANCE OF
                                    THE CLASS A2-B CERTIFICATES AS OF THE
                                    CLOSING DATE: $__________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $25,000 AND $1 IN EXCESS OF $25,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE: JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________


______________________

(3) For each Distribution Date on or prior to the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-B Certificates will equal the lesser of (x) _.___% per annum and (y) the Group 2 Weighted Average Net Rate. For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-B Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus _.__%.




                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS A2-B CERTIFICATE

       evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A2-B Certificates (the "Class A2-B Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

      Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class A2-B Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

      All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

      The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002                    JPMORGAN CHASE BANK,
                                            as Trustee


                                            By:_______________________________
                                                      AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A2-B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ___________________
TEN ENT -as tenants by the                                 (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
         rights of survivorship                                       (State)
         and not as Tenants in
         Common


                    Additional abbreviations may also be used
                          though not in the above list.



                               FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE______________________________________________________________________

______________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              ______________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.


________________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

____________________________, the assignee named above, or _______________, as agent.


                                 EXHIBIT A2-C

                        FORM OF CLASS A2-C CERTIFICATE

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-C CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS A2-C CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS A2-C CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS A2-C CERTIFICATE


INITIAL CERTIFICATE RATE            APPROXIMATE AGGREGATE
PER ANNUM:  _.____%(4)              INITIAL CERTIFICATE PRINCIPAL BALANCE OF
                                    THE CLASS A2-C CERTIFICATES AS OF THE
                                    CLOSING DATE: $___________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $25,000 AND $1 IN EXCESS OF $25,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY THE
                                    TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO. ___________


____________________

(4) For each Distribution Date on or prior to the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-C Certificates will equal the lesser of (x) _.___% per annum and (y) the Group 2 Weighted Average Net Rate. For each Distribution Date after the Group 2 Bond Reset Date, the Certificate Rate on the Class A2-C Certificates will be a per annum rate equal to the lesser of (x) the Group 2 Weighted Average Net Rate and (y) the one year CMT Rate plus _.__%.



                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                            CLASS A2-C CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                         GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICER, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A2-C Certificates (the "Class A2-C Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

      Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class A2-C Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

      All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

      The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Custodian has caused this Certificate to be duly executed.

Dated:  October 29, 2002                    JPMORGAN CHASE BANK,
                                              as Trustee


                                            By:_______________________________
                                                      AUTHORIZED OFFICER



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A2-C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                        AUTHORIZED SIGNATORY



                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ___________________
TEN ENT -as tenants by the                                   (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                        (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________            ________________________________________
                                       NOTICE: The signature to this
                                       assignment must correspond with the
                                       name as written upon the face of
                                       this Certificate in every particular
                                       without alteration or enlargement or
                                       any change whatever.


_________________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

____________________________, the assignee named above, or _______________, as agent.



                                   EXHIBIT X1

                          FORM OF CLASS X1 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS X1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.

THIS CLASS X1 CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL.

THIS CLASS X1 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS X1 CERTIFICATE

INITIAL CERTIFICATE RATE:           APPROXIMATE INITIAL NOTIONAL
AMOUNT:  _.___%(5)                  AS OF THE CUT-OFF DATE:  $___________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $5,000,000 AND $1 IN EXCESS OF $5,000,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ____________


______________________

(5) The approximate Certificate Rate for the first Distribution Date is stated as one-twelfth of a percentage of the aggregate Certificate Balance of the Class A1 Certificates (the "Class X1 Notional Amount"). On each Distribution Date, the Class X1 Certificates will be entitled to receive an amount equal to (x) the Group 1 Weighted Average Net Rate minus the Class A1 Certificate Rate, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A1 Certificates. The holders of the Class X1 Certificates will also be entitled to receive, on each Distribution Date, interest "strips" in an amount equal to the sum of
      (i) in the case of the Class B1 Certificates, a fixed per annum percentage equal to approximately _.___% multiplied by the Certificate Balance of the Class B1 Certificates (the "Class B1 Interest Rate Strip") and (ii) in the case of the Class B2 Certificates, a fixed per annum percentage equal to approximately _.___% multiplied by the Certificate Balance of the Class B2 Certificates (the "Class B2 Interest Rate Strip" and together with the Class B1 Interest Rate Strip, the "Class B Stripped Amounts").



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS X1 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

      is the registered owner of the Percentage Interest evidenced by this Certificate in the Class X1 Certificates (the "Class X1 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

      Distributions of principal and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      This Certificate will not be entitled to any distribution of principal. Interest on this Certificate will accrue (based on a 360-day year of twelve 30-day months) from the first day of the month preceding the month in which a Distribution Date occurs through the Accounting Date for such Distribution Date in an amount equal to the excess, if any, of (a) the weighted average Net Rate on the Mortgage Loans as of the beginning date of the related Due Period over
(b) the weighted average Pass-Through Rate of the P&I Securities as of such Distribution Date, as further described in the Trust Agreement. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the aggregate Available Distribution to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing the Percentage Interest specified on the face hereof in the Class of Certificates specified on the face hereof. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      Interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Holders in the manner set forth in the Trust Agreement. All losses on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

      The Class X1 Certificates were issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. On each Distribution Date, the Class X1 Certificates will be entitled to receive an amount equal to
(x) the Group 1 Weighted Average Net Rate minus the Class A1 Certificate Rate, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A1 Certificates. The holders of the Class X1 Certificates will also be entitled to receive, on each Distribution Date, interest "strips" in an amount equal to the sum of (i) in the case of the Class B1 Certificates, a fixed per annum percentage equal to approximately _.___% multiplied by the Certificate Balance of the Class B1 Certificates (the "Class B1 Interest Rate Strip") and
(ii) in the case of the Class B2 Certificates, a fixed per annum percentage equal to approximately _.___% multiplied by the Certificate Balance of the Class B2 Certificates (the "Class B2 Interest Rate Strip" and together with the Class B1 Interest Rate Strip, the "Class B Stripped Amounts"). The actual yield to maturity and OID may differ from the projected amounts. Certificateholders should be aware that the methodology for accruing OID on the Class X1 Certificates is not entirely clear under current law.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

      All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

      The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

      The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee
Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and
(ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002                    JPMORGAN CHASE BANK,
                                              as Trustee


                                            By:________________________________
                                                     AUTHORIZED OFFICER



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ____________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
         rights of survivorship                                       (State)
         and not as Tenants in
         Common


                    Additional abbreviations may also be used
                          though not in the above list.




                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________         ____________________________________
                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as written upon the face of
                                    this Certificate in every particular
                                    without alteration or enlargement or
                                    any change whatever.

_______________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
ignatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

____________________________, the assignee named above, or _______________, as agent.


                                   EXHIBIT X2

                          FORM OF CLASS X2 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS X2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.

THIS CLASS X2 CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL.

THIS CLASS X2 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR
FEDERAL INCOME TAX PURPOSES.


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS X2 CERTIFICATE


INITIAL CERTIFICATE RATE:           APPROXIMATE INITIAL NOTIONAL
AMOUNT:  _.___%6                    AS OF THE CUT-OFF DATE:  $___________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $5,000,000 AND $1 IN EXCESS OF $5,000,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE  MORTGAGE LOANS HELD BY THE
                                    TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO. ___________

____________________
6 The approximate Certificate Rate for the first Distribution Date is stated as one-twelfth of a percentage of the aggregate Certificate Balance of the Class A2-A, Class A2-B and Class A2-C Certificates (collectively, the "Class X2 Notional Amount"). On each Distribution Date, the Class X2 Certificates will be entitled to receive an amount equal to (x) the sum of (i) the Group 2 Weighted Average Net Rate minus the Class A2-A Certificate Rate, (ii) the Group 2 Weighted Average Net Rate minus the Class A2-B Certificate Rate and (iii) the Group 2 Weighted Average Net Rate minus the Class A2-C Certificate Rate, in each case, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A2-A, Class A2-B and Class A2-C Certificates, respectively.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS X2 CERTIFICATE

         evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICER, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class X2 Certificates (the "Class X2 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Certificate will not be entitled to any distribution of principal. Interest on this Certificate will accrue (based on a 360-day year of twelve 30-day months) from the first day of the month preceding the month in which a Distribution Date occurs through the Accounting Date for such Distribution Date in an amount equal to the excess, if any, of (a) the weighted average Net Rate on the Mortgage Loans as of the beginning date of the related Due Period over (b) the weighted average Pass-Through Rate of the P&I Securities as of such Distribution Date, as further described in the Trust Agreement. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the aggregate Available Distribution to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pas-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing the Percentage Interest specified on the face hereof in the Class of Certificates specified on the face hereof. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Holders in the manner set forth in the Trust Agreement. All losses on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     The Class X2 Certificates were issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. On each Distribution Date, the Class X2 Certificates will be entitled to receive an amount equal to
(x) the sum of (i) the Group 2 Weighted Average Net Rate minus the Class A2-A Certificate Rate, (ii) the Group 2 Weighted Average Net Rate minus the Class A2-B Certificate Rate and (iii) the Group 2 Weighted Average Net Rate minus the Class A2-C Certificate Rate, in each case, multiplied by (y) one-twelfth and by (z) the Certificate Balance of the Class A2-A, Class A2-B and Class A2-C Certificates, respectively. Certificateholders should be aware that the methodology for accruing OID on the Class X2 Certificates is not entirely clear under current law.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                    By:_________________________________
                                             AUTHORIZED OFFICER


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ___________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                       (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              _____________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:
                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.



                                  EXHIBIT B1

                         FORM OF CLASS B1 CERTIFICATE

                    GS MORTGAGE SECURITIES CORP., DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS B1 CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS B1 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B1 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B1 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B1 CERTIFICATE


INITIAL CERTIFICATE                 APPROXIMATE INITIAL CERTIFICATE
RATE:  _.___%7                      PRINCIPAL BALANCE OF THE CLASS B1
                                    CERTIFICATES: $__________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO. ___________

_____________________
7 For the initial Distribution Date, the Certificate Rate on the B1 Certificate will equal approximately _.___% per annum. On each Distribution Date thereafter, the Class B1 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B1 Interest Rate Strip.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B1 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class B1 Certificates (the "Class B1 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B1 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. The Initial Certificate Rate on these Certificates will equal approximately _.___%. On each Distribution Date thereafter, the Class B1 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B1 Interest Rate Strip. The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                     By:_________________________________
                                               AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                      AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           __________________
TEN ENT -as tenants by the                                   (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                        (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                               FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              ____________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.




                                   EXHIBIT B2

                          FORM OF CLASS B2 CERTIFICATE


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B2 CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS B2 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B2 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B2 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B2 CERTIFICATE



INITIAL CERTIFICATE                 APPROXIMATE INITIAL CERTIFICATE
RATE:  _.___%8                      PRINCIPAL BALANCE OF THE CLASS B2
                                    CERTIFICATES:  $_________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.

FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________

__________________

8 For the initial Distribution Date, the Certificate Rate on the B2 Certificate will equal approximately _.___% per annum. On each Distribution Date thereafter, the Class B2 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B2 Interest Rate Strip.




                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B2 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class B2 Certificates (the "Class B2 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B2 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. The Initial Certificate Rate on these Certificates will equal approximately _.___%. On each Distribution Date thereafter, the Class B2 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date) less the Class B2 Interest Rate Strip. The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                    By:_________________________________
                                              AUTHORIZED OFFICER




                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                        AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ____________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                        (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns

and transfers unto _________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_____________________________________________________________________

_____________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________             ______________________________________
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of
                                        this Certificate in every particular
                                        without alteration or enlargement or
                                        any change whatever.

________________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange. Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.



                                   EXHIBIT B3

                          FORM OF CLASS B3 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B3 CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CLASS B3 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B3 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B3 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B3 CERTIFICATE


INITIAL CERTIFICATE                AGGREGATE INITIAL CERTIFICATE
RATE:  _.___%9                     PRINCIPAL BALANCE OF THE CLASS B3
                                   CERTIFICATES:  $_________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________


____________________

9 For the initial Distribution Date, the Certificate Rate on the B3 Certificate will equal approximately _.___% per annum. On each Distribution Date thereafter, the Class B3 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date).



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B3 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class B3 Certificates (the "Class B3 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B3 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. The Initial Certificate Rate on these Certificates will equal approximately _.___%. On each Distribution Date thereafter, the Class B3 Certificate Rate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates (as of the preceding Due Date before giving effect to the payments due on that date). The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection
Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage
Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                    By:_________________________________
                                               AUTHORIZED OFFICER


                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY


                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           ___________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
         rights of survivorship                                      (State)
         and not as Tenants in
         Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE______________________________________________________________________

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________             _____________________________________
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of
                                        this Certificate in every particular
                                        without alteration or enlargement or
                                        any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.


                                   EXHIBIT B4

                          FORM OF CLASS B4 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B4 CERTIFICATE

THE CERTIFICATE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER OF SUCH CERTIFICATE REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS B4 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B4 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B4 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B4 CERTIFICATE


INITIAL CERTIFICATE                 AGGREGATE INITIAL CERTIFICATE
RATE:  _.___%10                     PRINCIPAL BALANCE OF THE CLASS B4
                                    CERTIFICATES:  $_________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ____________

_________________

10 For the initial Distribution Date, the Certificate Rate on the Class B4, Class B5 and Class B6 Certificates will equal approximately _.___% per annum. For each subsequent Distribution Date, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates.


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B4 CERTIFICATE

         evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

     GS Mortgage Loan Trust, Series 2002-10, a business trust organized and existing under the laws of the State of New York (herein referred to as the "Trust"), for value received, hereby promises to pay to ____________________, or registered assigns, upon presentation and surrender of this Certificate (the "Class B4 Certificate") the principal sum of U.S. $_________ payable as set forth below and in the Trust Agreement referred to below.

     The Trust was created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     By receipt of this Certificate, the Holder is deemed to represent that:
(1) it (A) is a Qualified Institutional Buyer, (B) is aware that the sale of this Certificate to it is being made in reliance on Rule 144A and (C) is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be and (2) it understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, or otherwise transferred except (A) to person who the Holder reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, and (B) in accordance with all applicable state securities laws.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B4 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. For the Initial Distribution Date, the Certificate Rate on these Certificates will equal approximately _.___%. On each Distribution Date thereafter, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates. The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                     By:_________________________________
                                               AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                      AUTHORIZED SIGNATORY



                                 ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           __________________
TEN ENT -as tenants by the                                   (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
         rights of survivorship                                       (State)
         and not as Tenants in
         Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns

and transfers unto _________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE____________________________________________________________________

____________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              ____________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.


                                   EXHIBIT B5

                          FORM OF CLASS B5 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B5 CERTIFICATE



THE CERTIFICATE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER OF SUCH CERTIFICATE REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS B5 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B5 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B5 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B5 CERTIFICATE


INITIAL CERTIFICATE                 AGGREGATE INITIAL CERTIFICATE
RATE: _.___%11                      PRINCIPAL BALANCE OF THE CLASS B5
                                    CERTIFICATES:  $_________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412

CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ___________

______________________

11 For the initial Distribution Date, the Certificate Rate on the Class B4, Class B5 and Class B6 Certificates will equal approximately _.___% per annum. For each subsequent Distribution Date, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B5 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.


     GS Mortgage Loan Trust, Series 2002-10, a business trust organized and existing under the laws of the State of New York (herein referred to as the "Trust"), for value received, hereby promises to pay to ____________________, or registered assigns, upon presentation and surrender of this Certificate (the "Class B5 Certificate") the principal sum of U.S. $_________ payable as set forth below and in the Trust Agreement referred to below.

     The Trust was created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     By receipt of this Certificate, the Holder is deemed to represent that:
(1) it (A) is a Qualified Institutional Buyer, (B) is aware that the sale of this Certificate to it is being made in reliance on Rule 144A and (C) is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be and (2) it understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, or otherwise transferred except (A) to person who the Holder reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, and (B) in accordance with all applicable state securities laws.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B5 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. For the Initial Distribution Date, the Certificate Rate on these Certificates will equal approximately _.___%. For each subsequent Distribution Date, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates. The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                    By:_________________________________
                                              AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           __________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                       (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              ____________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.

________________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.


                                   EXHIBIT B6

                          FORM OF CLASS B6 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B6 CERTIFICATE



THE CERTIFICATE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER OF SUCH CERTIFICATE REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS B6 CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.

THIS CLASS B6 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS B6 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10,
                              CLASS B6 CERTIFICATE


INITIAL CERTIFICATE                 AGGREGATE INITIAL CERTIFICATE
RATE:  _.___ %12                    PRINCIPAL BALANCE OF THE CLASS B6
                                    CERTIFICATES:  $_________

PERCENTAGE INTEREST:                100%

MINIMUM DENOMINATION:               $250,000 AND $1 IN EXCESS OF $250,000

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412


CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO.  ____________


___________________

12 For the initial Distribution Date, the Certificate Rate on the Class B4, Class B5 and Class B6 Certificates will equal approximately _.___% per annum. For each subsequent Distribution Date, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS B6 CERTIFICATE

        evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of two pools of certain adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.


     GS Mortgage Loan Trust, Series 2002-10, a business trust organized and existing under the laws of the State of New York (herein referred to as the "Trust"), for value received, hereby promises to pay to ____________________, or registered assigns, upon presentation and surrender of this Certificate (the "Class B6 Certificate") the principal sum of U.S. $_________ payable as set forth below and in the Trust Agreement referred to below.

     The Trust was created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), among GS Mortgage Certificates Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as trustee and custodian (in such capacities the "Trustee" and the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the related Available Distribution to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     By receipt of this Certificate, the Holder is deemed to represent that:
(1) it (A) is a Qualified Institutional Buyer, (B) is aware that the sale of this Certificate to it is being made in reliance on Rule 144A and (C) is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be and (2) it understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, or otherwise transferred except (A) to person who the Holder reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, and (B) in accordance with all applicable state securities laws.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class B6 Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     This Certificate was issued on October 29, 2002 with original issue discount ("OID") for federal income tax purposes. For the Initial Distribution Date, the Certificate Rate on these Certificates will equal approximately _.___%. For each subsequent Distribution Date, the Certificate Rate on this certificate will equal the weighted average of the net rates of the two loan groups supporting the Class B Certificates. The actual yield to maturity and OID amounts may differ from the projected amounts.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Custodian in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000. The Custodian may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicers, the Trustee, Custodian and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued and unpaid interest thereon, to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued and unpaid interest thereon at the Certificate Rate (less the related Servicer Fee Rate), to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian (the "Par Price"), or (b) the greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Servicers) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

         THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  October 29, 2002            JPMORGAN CHASE BANK,
                                    as Trustee


                                    By:_________________________________
                                               AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B6 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              JPMORGAN CHASE BANK,
                                as Certificate Registrar


                              By:_________________________________
                                       AUTHORIZED SIGNATORY



                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common        UNIF GIFT MIN ACT -    Custodian
                                                           __________________
TEN ENT -as tenants by the                                  (Cust)  (Minor)
                  entireties
JT TEN- as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                       (State)
        and not as Tenants in
        Common


                    Additional abbreviations may also be used
                          though not in the above list.



                               FORM OF TRANSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_____________________             ______________________________________
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of
                                        this Certificate in every particular
                                        without alteration or enlargement or
                                        any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates
exchange.  Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of

distribution:

                  Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of

_____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by

________________________, the assignee named above, or _______________, as agent.


                                   EXHIBIT R1

                          FORM OF CLASS R1 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R1 CERTIFICATE

ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE CUSTODIAN A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AND AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, ALL AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R1 CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R1 CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE CUSTODIAN MAY REFUSE TO RECOGNIZE A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF THE RELATED REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON SUCH REMIC. NO TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS R1 CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE CUSTODIAN WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF THE RELATED REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS R1 CERTIFICATE REPRESENTS A REMIC RESIDUAL INTEREST IN THE "ISSUING REMIC" DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS R1 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R1 CERTIFICATE


INITIAL CERTIFICATE RATE PER        AGGREGATE INITIAL CERTIFICATE
ANNUM:       _.___%13               PRINCIPAL BALANCE OF THE CLASS R1
                                    CERTIFICATES:  $100

PERCENTAGE INTEREST:                ____%

DENOMINATION:  $100

DATE OF THE TRUST                   APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                          PRINCIPAL BALANCE AS OF THE CUT-OFF
OCTOBER 1, 2002                     DATE OF THE MORTGAGE LOANS HELD BY
                                    THE TRUST: $1,317,965,412


CLOSING DATE:                       SERVICERS:
OCTOBER 29, 2002                    ABN AMRO MORTGAGE GROUP, INC.
                                    BANK OF AMERICA, N.A.
                                    WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

FINAL SCHEDULED                     TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                   CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                              CUSIP NO. ___________


___________________

13       The Certificate Rate will equal the Group 2 Weighted  Average Net
         Rate which for the initial Distribution Date will equal approximately _.___%.



                         GS MORTGAGE SECURITIES CORP.
       MORTGAGE PARTICIPATION PASS THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS R1 CERTIFICATE

         evidencing a beneficial ownership interest in a Trust that consists primarily of two pools of residential mortgage loans secured by first liens on real estate (the "Mortgage Loans") formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE CUSTODIAN, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                              ___________________

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R1 Certificates (the "Class R1 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), between GS Mortgage Securities Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and Custodian (in such capacities the "Trustee" and the "Custodian") a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Distributions on this Certificate will be paid in accordance with the terms of the Trust Agreement. Distributions allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Class Principal Balance of the Class R1 Certificates. The Class R1 Certificates are sometimes referred to as the "Issuing REMIC Residual Interest." The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. This Certificate will evidence in the aggregate __.__% of the balance of the Class R1 Certificates.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates, and the Class B Certificates will be subordinated to the Class A Certificates. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Principal Balance of each such Certificate. Payment shall be made by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     An election will be made to treat certain of the assets assigned to the Trust as three separate real estate mortgage investment conduits ("REMICs") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the elections are made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the Issuing REMIC. Accordingly, the Holder of this Class R1 Certificate will be taxed on its pro rata share of the Issuing REMIC's taxable income or net loss. The requirement that the Holder of this Class R1 Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

     Pursuant to (and subject to the limitations set forth in) the Trust Agreement, the Custodian or one of its affiliates, as agent of the REMIC (the "Tax Matters Person" or "TMP"), will provide each Holder of a Class R1 Certificate with information sufficient to enable such Certificateholder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Certificateholder by the Custodian pursuant to the Trust Agreement. As the holder of a residual interest in a REMIC, the Holder of a Class R1 Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income tax and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R1 Certificates as the REMIC's representative for such proceedings. The REMIC's federal tax and information returns will be prepared by the TMP, and signed and filed by the Custodian. Pursuant to the Trust Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Class R1 Certificates, without compensation, shall become the successor TMP for the Issuing REMIC.

     By accepting this Certificate, the Holder of this Certificate agrees to be bound by the provisions of the Trust Agreement, and in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the Issuing REMIC and (ii) refrain from taking any action that could endanger such status.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Custodian with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Class Principal Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     No transfer of any Class R1 Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") and effective registration or qualification under applicable state certificates laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state certificates laws, the Custodian shall require that the transferee certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Neither the Depositor nor the Custodian is obligated to register or qualify any of the Class R1 Certificates under the Act or any other certificates law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor and the Custodian against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state certificates laws or is not made in accordance with such federal and state laws.

     Notwithstanding anything herein to the contrary, any purported transfer of a Class R1 Certificate to or on behalf of a Plan Investor shall be null and void.

     In addition, the Custodian shall not register any transfer of a Class R1 Certificate (including any beneficial interest therein) to a Disqualified Organization. In addition, no Class R1 Certificate (or any beneficial interest therein) may be transferred unless the proposed transferee thereof provides the Custodian with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-1 to the Standard Terms and a certificate of the transferor stating whether the Class R1 Certificate has "tax avoidance potential" as defined in Treasury Regulations
Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-2 to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Custodian may refuse to recognize any transfer to the extent necessary to avoid a risk of (i) disqualification of the Issuing REMIC as a REMIC or (ii) the imposition of a tax upon the Issuing REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Custodian.

     If a tax or a reporting cost is borne by the Issuing REMIC as a result of the transfer of a Class R1 Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Trust Agreement, the Custodian shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R1 Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor or the Custodian, the Trust, the Issuing REMIC, or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

     The Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian, and (b) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Depositor (or of such other person causing such Termination Purchase)) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement. The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of accrued interest to the last day of the month in which the Termination Price is distributed to the Certificateholders, at the applicable Certificate Rate (less the related Servicing Fee Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Disposition has not occurred).

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: October 29, 2002                     JPMORGAN CHASE BANK,
                                            as Trustee



                                            BY:________________________________
                                                     AUTHORIZED OFFICER



                         CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED TRUST AGREEMENT.

                                             JPMORGAN CHASE BANK,
                                               As Certificate Registrar


                                             BY:_______________________________
                                                      AUTHORIZED SIGNATORY


                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM---as tenants in common      UNIF GIFT MIN ACT -    Custodian
                                                           __________________
TEN ENT--as tenants by the                                  (Cust)  (Minor)
                entireties
JT TEN--as joint tenants with       Under Uniform Gifts to Minors Act________
        rights of survivorship                                       (State)
        and not as Tenants
        in Common



                    Additional abbreviations may also be used
                          though not in the above list.



                               FORM OF TRAMSFER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns

and transfers unto ____________________________________________________________

PLEASE INSERT SOCIAL CERTIFICATE
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE_______________________________________________________________________

_______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

_________________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________              ____________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of
                                         this Certificate in every particular
                                         without alteration or enlargement or
                                         any change whatever.

_____________________________
SIGNATURE GUARANTEED:  The
signature must be guaranteed
by a commercial bank or trust
company or by a member firm of
the New York Stock Exchange for
another national Certificates exchange.
Notarized or witnessed signatures
are not acceptable.


                            DISTRIBUTION INSTRUCTIONS


      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by check mailed to _________________________.

Applicable reports and statements should be mailed to _________________________.

This information is provided by _______________________________________________,

the assignee named above, or __________________________________________________

as its agent.



                                   EXHIBIT R2

                          FORM OF CLASS R2 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R2 CERTIFICATE

ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE CUSTODIAN A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AND AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, ALL AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R2 CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R2 CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE CUSTODIAN MAY REFUSE TO RECOGNIZE A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF THE RELATED REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON SUCH REMIC. NO TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS R2 CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE CUSTODIAN WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF THE RELATED REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS R2 CERTIFICATE REPRESENTS A REMIC RESIDUAL INTEREST IN THE "ISSUING REMIC" DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS R2 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.


                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R2 CERTIFICATE


INITIAL CERTIFICATE RATE PER             AGGREGATE INITIAL CERTIFICATE
ANNUM:       _.___%(14)                  PRINCIPAL BALANCE OF THE CLASS R2
                                         CERTIFICATES:  $100

PERCENTAGE INTEREST:                     __.__%

DENOMINATION:  $100

DATE OF THE TRUST                        APPROXIMATE AGGREGATE
AGREEMENT:                               SCHEDULED PRINCIPAL BALANCE
OCTOBER 1, 2002                          AS OF THE CUT-OFF DATE OF THE MORTGAGE
                                         LOANS HELD BY THE TRUST: $1,317,965,412

                                         SERVICERS:
CLOSING DATE:                            ABN AMRO MORTGAGE GROUP, INC.
OCTOBER 29, 2002                         BANK OF AMERICA, N.A.
                                         WELLS FARGO HOME MORTGAGE, INC.
FIRST DISTRIBUTION DATE:
NOVEMBER 25, 2002

                                         TRUSTEE:  JPMORGAN CHASE BANK
FINAL SCHEDULED
DISTRIBUTION DATE:                       CUSTODIAN:  JPMORGAN CHASE BANK
NOVEMBER 25, 2032

NO. __                                   CUSIP NO. ___________

_______________________

(14) The Certificate Rate will equal the Group 2 Weighted Average Net Rate which for the initial Distribution Date will equal approximately _.___%.



                         GS MORTGAGE SECURITIES CORP.
       MORTGAGE PARTICIPATION PASS THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS R2 CERTIFICATE

         evidencing a beneficial ownership interest in a Trust that consists primarily of two pools of residential mortgage loans secured by first liens on real estate (the "Mortgage Loans") formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE CUSTODIAN, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                             ____________________

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R2 Certificates (the "Class R2 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), between GS Mortgage Securities Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and Custodian (in such capacities the "Trustee" and the "Custodian") a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Distributions on this Certificate will be paid in accordance with the terms of the Trust Agreement. Distributions allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Class Principal Balance of the Class R2 Certificates. The Class R2 Certificates are sometimes referred to as the "Issuing REMIC Residual Interest." The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. This Certificate will evidence in the aggregate __.__% of the balance of the Class R2 Certificates.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates, and the Class B Certificates will be subordinated to the Class A Certificates. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Principal Balance of each such Certificate. Payment shall be made by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     An election will be made to treat certain of the assets assigned to the Trust as three separate real estate mortgage investment conduits ("REMICs") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the elections are made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the Issuing REMIC. Accordingly, the Holder of this Class R2 Certificate will be taxed on its pro rata share of the Issuing REMIC's taxable income or net loss. The requirement that the Holder of this Class R2 Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

     Pursuant to (and subject to the limitations set forth in) the Trust Agreement, the Custodian or one of its affiliates, as agent of the REMIC (the "Tax Matters Person" or "TMP"), will provide each Holder of a Class R2 Certificate with information sufficient to enable such Certificateholder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Certificateholder by the Custodian pursuant to the Trust Agreement. As the holder of a residual interest in a REMIC, the Holder of a Class R2 Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income tax and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R2 Certificates as the REMIC's representative for such proceedings. The REMIC's federal tax and information returns will be prepared by the TMP, and signed and filed by the Custodian. Pursuant to the Trust Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Class R2 Certificates, without compensation, shall become the successor TMP for the Issuing REMIC.

     By accepting this Certificate, the Holder of this Certificate agrees to be bound by the provisions of the Trust Agreement, and in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the Issuing REMIC and (ii) refrain from taking any action that could endanger such status.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Custodian with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Class Principal Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     No transfer of any Class R2 Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") and effective registration or qualification under applicable state certificates laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state certificates laws, the Custodian shall require that the transferee certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Neither the Depositor nor the Custodian is obligated to register or qualify any of the Class R2 Certificates under the Act or any other certificates law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor and the Custodian against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state certificates laws or is not made in accordance with such federal and state laws.

      Notwithstanding anything herein to the contrary, any purported transfer of a Class R2 Certificate to or on behalf of a Plan Investor shall be null and void.

     In addition, the Custodian shall not register any transfer of a Class R2 Certificate (including any beneficial interest therein) to a Disqualified Organization. In addition, no Class R2 Certificate (or any beneficial interest therein) may be transferred unless the proposed transferee thereof provides the Custodian with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-1 to the Standard Terms and a certificate of the transferor stating whether the Class R2 Certificate has "tax avoidance potential" as defined in Treasury Regulations
Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-2 to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Custodian may refuse to recognize any transfer to the extent necessary to avoid a risk of (i) disqualification of the Issuing REMIC as a REMIC or (ii) the imposition of a tax upon the Issuing REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Custodian.

     If a tax or a reporting cost is borne by the Issuing REMIC as a result of the transfer of a Class R2 Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Trust Agreement, the Custodian shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R2 Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor or the Custodian, the Trust, the Issuing REMIC, or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

     The Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian, and (b) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Depositor (or of such other person causing such Termination Purchase)) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement. The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of accrued interest to the last day of the month in which the Termination Price is distributed to the Certificateholders, at the applicable Certificate Rate (less the related Servicing Fee Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Disposition has not occurred).

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

      Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Trust Agreement.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: October 29, 2002                     JPMORGAN CHASE BANK,
                                            as Trustee



                                            BY:________________________________
                                                     AUTHORIZED OFFICER



                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED TRUST AGREEMENT.

                                         JPMORGAN CHASE BANK,
                                           As Certificate Registrar


                                         BY:___________________________________
                                                  AUTHORIZED SIGNATORY


                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM---as tenants in common       UNIF GIFT MIN ACT -    Custodian
TEN ENT--as tenants by the                                  __________________
          entireties                                         (Cust)  (Minor)
JT TEN--as joint tenants with
        rights of survivorship       Under Uniform Gifts to Minors Act________
        and not as Tenants                                            (State)
        in Common




                    Additional abbreviations may also be used
                          though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________

PLEASE INSERT SOCIAL CERTIFICATE OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE _______________________________________________________________________

_______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and, appoint

 __________________ (Attorney) to transfer the said Certificate in the

Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_____________________                 ___________________________________
                                            NOTICE: The signature to thiS
                                            assignment must correspond with
                                            the name as written upon the face
                                            of this certificate in every
                                            particular without alteration or
                                            enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial
bank or trust company or by a member
firm of the New York Stock Exchange
or another national certificates
exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS


      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by check mailed to _________________________.

Applicable reports and statements should be mailed to ________________________.

This information is provided by ______________________________________________,

the assignee named above, or _________________________________________________,

as its agent.



                                   EXHIBIT R3

                          FORM OF CLASS R3 CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R3 CERTIFICATE

ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE CUSTODIAN A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AND AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, ALL AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R3 CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R3 CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE CUSTODIAN MAY REFUSE TO RECOGNIZE A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF THE RELATED REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON SUCH REMIC. NO TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS R3 CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE CUSTODIAN WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF THE RELATED REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE (A "PLAN INVESTOR").

THIS CLASS R3 CERTIFICATE REPRESENTS A REMIC RESIDUAL INTEREST IN THE "ISSUING REMIC" DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS R3 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.



                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10
                              CLASS R3 CERTIFICATE


INITIAL CERTIFICATE RATE PER          AGGREGATE INITIAL CERTIFICATE
ANNUM:     _.___%(15)                 PRINCIPAL BALANCE OF THE CLASS R3
                                      CERTIFICATES: $100

PERCENTAGE INTEREST:                   __.__%

DENOMINATION:  $100

DATE OF THE TRUST                     APPROXIMATE AGGREGATE
AGREEMENT:                            SCHEDULED PRINCIPAL BALANCE
OCTOBER 1, 2002                       AS OF THE CUT-OFF DATE OF THE
                                      MORTGAGE LOANS HELD BY THE
CLOSING DATE:                         TRUST:  $1,317,965,412
OCTOBER 29, 2002
                                      SERVICERS:
FIRST DISTRIBUTION DATE:              ABN AMRO MORTGAGE GROUP, INC.
NOVEMBER 25, 2002                     BANK OF AMERICA, N.A.
                                      WELLS FARGO HOME MORTGAGE, INC.

FINAL SCHEDULED                       TRUSTEE:  JPMORGAN CHASE BANK
DISTRIBUTION DATE:
NOVEMBER 25, 2032                     CUSTODIAN:  JPMORGAN CHASE BANK

NO. __                                CUSIP NO. ___________


_______________________

(15) The Certificate Rate will equal the Group 2 Weighted Average Net Rate which for the initial Distribution Date will equal approximately _.___%.



                         GS MORTGAGE SECURITIES CORP.
       MORTGAGE PARTICIPATION PASS THROUGH CERTIFICATES, SERIES 2002-10
                             CLASS R3 CERTIFICATE

         evidencing a beneficial ownership interest in a Trust that consists primarily of two pools of residential mortgage loans secured by first liens on real estate (the "Mortgage Loans") formed and sold by

                         GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE CUSTODIAN, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                             ____________________

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R3 Certificates (the "Class R3 Certificates") issued by the trust (the "Trust") created pursuant to a trust agreement, dated as specified above (the "Trust Agreement"), between GS Mortgage Securities Corp., as Depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, as Trustee and Custodian (in such capacities the "Trustee" and the "Custodian") a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of two pools of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (a) a Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2002 (the "Bank of America Sale and Servicing Agreement") between the Goldman Sachs Mortgage Company (the "Company"), as purchaser and Bank of America, N.A. ("Bank of America"), as seller and servicer, (b) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August Wells Fargo Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 (the "September Wells Fargo Sale and Servicing Agreement" and together with the August Wells Fargo Sale and Servicing Agreement, the "Wells Fargo Sale and Servicing Agreements"), each between the Company and Wells Fargo Home Mortgage Inc. ("Wells Fargo") and (c) a Seller's Warranties and Servicing Agreement, dated as of August 1, 2002 (the "August ABN AMRO Sale and Servicing Agreement") and a Seller's Warranties and Servicing Agreement, dated as of October 1, 2002 (the "October ABN AMRO Sale and Servicing Agreement" and together with the August ABN AMRO Sale and Servicing Agreement, the "ABN AMRO Sale and Servicing Agreements" and such ABN AMRO Sale and Servicing Agreements, together with the Wells Fargo Sale and Servicing Agreements and the Bank of America Sale and Servicing Agreement, the "Sale and Servicing Agreements"), each between the Company, as purchaser and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), as seller and servicer, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in November 2002 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Distributions on this Certificate will be paid in accordance with the terms of the Trust Agreement. Distributions allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate's Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2002-10 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Class Principal Balance of the Class R3 Certificates. The Class R3 Certificates are sometimes referred to as the "Issuing REMIC Residual Interest." The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. This Certificate will evidence in the aggregate __.__% of the balance of the Class R3 Certificates.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates, and the Class B Certificates will be subordinated to the Class A Certificates. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

     All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Principal Balance of each such Certificate. Payment shall be made by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

     An election will be made to treat certain of the assets assigned to the Trust as three separate real estate mortgage investment conduits ("REMICs") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the elections are made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the Issuing REMIC. Accordingly, the Holder of this Class R3 Certificate will be taxed on its pro rata share of the Issuing REMIC's taxable income or net loss. The requirement that the Holder of this Class R3 Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

     Pursuant to (and subject to the limitations set forth in) the Trust Agreement, the Custodian or one of its affiliates, as agent of the REMIC (the "Tax Matters Person" or "TMP"), will provide each Holder of a Class R3 Certificate with information sufficient to enable such Certificateholder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Certificateholder by the Custodian pursuant to the Trust Agreement. As the holder of a residual interest in a REMIC, the Holder of a Class R3 Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income tax and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R3 Certificates as the REMIC's representative for such proceedings. The REMIC's federal tax and information returns will be prepared by the TMP, and signed and filed by the Custodian. Pursuant to the Trust Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Class R3 Certificates, without compensation, shall become the successor TMP for the Issuing REMIC.

     By accepting this Certificate, the Holder of this Certificate agrees to be bound by the provisions of the Trust Agreement, and in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the Issuing REMIC and (ii) refrain from taking any action that could endanger such status.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Custodian with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

     The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Custodian or such other offices or agencies appointed by the Custodian for that purpose and such other locations provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Custodian and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Class Principal Balance will be issued to the designated transferee or transferees.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     No transfer of any Class R3 Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") and effective registration or qualification under applicable state certificates laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state certificates laws, the Custodian shall require that the transferee certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Neither the Depositor nor the Custodian is obligated to register or qualify any of the Class R3 Certificates under the Act or any other certificates law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor and the Custodian against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state certificates laws or is not made in accordance with such federal and state laws.

     Notwithstanding anything herein to the contrary, any purported transfer of a Class R3 Certificate to or on behalf of a Plan Investor shall be null and void.

     In addition, the Custodian shall not register any transfer of a Class R3 Certificate (including any beneficial interest therein) to a Disqualified Organization. In addition, no Class R3 Certificate (or any beneficial interest therein) may be transferred unless the proposed transferee thereof provides the Custodian with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-1 to the Standard Terms and a certificate of the transferor stating whether the Class R3 Certificate has "tax avoidance potential" as defined in Treasury Regulations
Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-2 to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Custodian may refuse to recognize any transfer to the extent necessary to avoid a risk of (i) disqualification of the Issuing REMIC as a REMIC or (ii) the imposition of a tax upon the Issuing REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Custodian.

     If a tax or a reporting cost is borne by the Issuing REMIC as a result of the transfer of a Class R3 Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Trust Agreement, the Custodian shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R3 Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor or the Custodian, the Trust, the Issuing REMIC, or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

     The Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Custodian, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:
(i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by the Servicer or the Depositor when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Custodian which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the greater of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, plus the lesser of (i) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Certificate Rate (less the related Servicing Fee Rate) to the last day in the month in which the Termination Price is distributed to Certificateholders, and (ii) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Custodian, and (b) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Custodian in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Custodian in a commercially reasonable manner, whose fees will be an expense of the Depositor (or of such other person causing such Termination Purchase)) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the Trust Agreement. The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of accrued interest to the last day of the month in which the Termination Price is distributed to the Certificateholders, at the applicable Certificate Rate (less the related Servicing Fee Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Disposition has not occurred).

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Trust Agreement.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: October 29, 2002                     JPMORGAN CHASE BANK,
                                              as Trustee



                                            BY:________________________________
                                                      AUTHORIZED OFFICER



                         CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R3 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED TRUST AGREEMENT.

                                       JPMORGAN CHASE BANK,
                                         As Certificate Registrar


                                       BY:____________________________________
                                                AUTHORIZED SIGNATORY




                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM---as tenants in common      UNIF GIFT MIN ACT -    Custodian
TEN ENT--as tenants by the                                 __________________
          entireties                                        (Cust)  (Minor)
JT TEN--as joint tenants with
        rights of survivorship      Under Uniform Gifts to Minors Act________
        and not as Tenants                                           (State)
        in Common





                    Additional abbreviations may also be used
                          though not in the above list.



                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________________


PLEASE INSERT SOCIAL CERTIFICATE OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE _____________________________________________________________________

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and, appoint

___________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_______________________              ____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with
                                           the name as written upon the face
                                           of this certificate in every
                                           particular without alteration or
                                           enlargement or any change whatever.

___________________________________
SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial
bank or trust company or by a member
firm of the New York Stock Exchange
or another national certificates
exchange. Notarized or witnessed
signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS


      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by check mailed to _________________________.

Applicable reports and statements should be mailed to _________________________.

This information is provided by _______________________________________________,

the assignee named above, or __________________________________________________,

as its agent.